ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Financial Statements

and Supplemental Schedules

December 31, 2016 and 2015

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP 4200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Allianz Life Insurance Company of North America:

We have audited the accompanying consolidated balance sheets of Allianz Life Insurance Company of North America and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the three years then ended in conformity with U.S. generally accepted accounting principles.

The supplemental information contained in Schedules I, III, and IV has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements. The supplemental information is the responsibility of the Company’s management. Our audit procedures included determining whether the supplemental information reconciles to financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with Regulation S-X Rule 7.05. In our opinion, the supplemental information contained in Schedules I, III, and IV is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ KPMG LLP

March 29, 2017

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2016 and 2015

(In thousands, except share data)

Assets	2016	2015
Investments:
Fixed-maturity securities:
Available-for-sale, at fair value (amortized cost of $84,029,645 and $79,180,533, respectively)	$87,546,971	80,734,468
At fair value through income (amortized cost of $36,504 and $36,474 respectively)	37,051	37,111
Held-to-maturity, at amortized cost (fair value of $3,630 and $5,279, respectively)	28	55
Mortgage loans on real estate (net of allowance for loan loss of $48,400 and $37,400, respectively)	10,351,741	8,788,018
Derivative assets	1,059,031	591,609
Loans to affiliates	39,120	33,005
Policy loans	171,012	163,129
Acquired loans	192,380	224,083
Equity securities:
Available-for-sale (cost of $316,541 and $71,005, respectively)	320,166	68,611
Trading (cost of $312,592 and $299,017, respectively)	317,493	292,816
Other invested assets	164,830	97,431

Total investments	100,199,823	91,030,336
Cash and cash equivalents	1,219,984	1,127,182
Accrued investment income	1,095,038	1,043,464
Receivables (net of allowance for uncollectible accounts of $4,959 and $5,560, respectively)	566,088	401,926
Reinsurance recoverables	4,687,918	4,433,499
Deferred acquisition costs	5,246,343	6,283,236
Net deferred tax asset	388,009	542,971
Collateral held from securities lending agreements	2,561,219	2,480,910
Other assets	1,891,717	2,131,148

Assets, exclusive of separate account assets	117,856,139	109,474,672
Separate account assets	27,733,261	28,243,123

Total assets	$145,589,400	137,717,795

Consolidated Financial Statements and Supplemental Schedules
Page 2 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2016 and 2015

(In thousands, except share data)

Liabilities and Stockholder’s Equity	2016	2015
Policyholder liabilities:
Account balances and future policy benefit reserves (includes $2,611,562 and $1,055,301 measured at fair value under the fair value option at December 31, 2016 and 2015)	$105,354,460	97,314,497
Policy and contract claims	620,743	517,925
Unearned premiums	145,335	154,116
Other policyholder funds	275,262	296,222

Total policyholder liabilities	106,395,800	98,282,760
Derivative liabilities	635,634	350,321
Mortgage notes payable	76,916	84,761
Other liabilities	3,673,122	4,240,504

Liabilities, exclusive of separate account liabilities	110,781,472	102,958,346
Separate account liabilities	27,733,261	28,243,123

Total liabilities	138,514,733	131,201,469

Stockholder’s equity:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $2,084 and $1,560 at December 31, 2016 and 2015	8,909	8,909
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $4,283 and $1,750 at December 31, 2016 and 2015	9,994	9,994
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2016 and 2015	20,000	20,000
Additional paid-in capital	4,053,371	4,053,371
Retained earnings	1,829,115	1,935,102
Accumulated other comprehensive income, net of tax	1,153,278	488,950

Total stockholder’s equity	7,074,667	6,516,326

Total liabilities and stockholder’s equity	$145,589,400	137,717,795

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Revenue:
Premiums	$244,777	244,226	241,704
Policy fees	1,295,485	1,330,651	1,286,614
Premiums and policy fees, ceded	(132,983)	(125,286)	(120,221)

Net premiums and policy fees	1,407,279	1,449,591	1,408,097
Interest and similar income, net	4,325,737	4,175,469	3,955,659
Change in fair value of assets and liabilities	(178,238)	(532,720)	1,841,989
Realized investment (losses) gains, net	(49,325)	94,413	77,762
Fee and commission revenue	274,562	293,333	282,058
Other revenue	35,292	10,066	29,762

Total revenue	5,815,307	5,490,152	7,595,327

Benefits and expenses:
Policyholder benefits	1,000,589	1,031,440	689,319
Change in fair value of annuity and life embedded derivatives	275,808	588,595	4,955,984
Benefit recoveries	(527,978)	(499,825)	(371,608)
Net interest credited to account values	1,634,759	1,482,884	602,130

Net benefits and expenses	2,383,178	2,603,094	5,875,825
Commissions and other agent compensation	1,333,439	1,167,109	1,537,224
General and administrative expenses	695,949	637,328	675,176
Change in deferred acquisition costs, net	259,407	239,259	(673,086)

Total benefits and expenses	4,671,973	4,646,790	7,415,139

Income from operations before income taxes	1,143,334	843,362	180,188

Income tax expense (benefit):
Current	558,016	551,052	265,586
Deferred	(202,860)	(307,986)	(240,863)

Total income tax expense	355,156	243,066	24,723

Net income	$788,178	600,296	155,465

Supplemental disclosures:
Realized investment losses, net:
Total other-than-temporary impairment losses on securities	$(174,823)	(58,975)	(6,445)
Portion of loss recognized in other comprehensive income	—	—	—

Net impairment losses recognized in Realized investment losses, net	(174,823)	(58,975)	(6,445)
Other net realized gains	125,498	153,388	84,207

Realized investment (losses) gains, net	$(49,325)	94,413	77,762

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Net income	$788,178	600,296	155,465
Net unrealized gain (loss) on investments, net of shadow adjustments and deferred taxes	663,675	(1,284,297)	776,470
Unrealized (loss) gain on postretirement obligation, net of tax	(39)	111	(6)
Foreign currency translation adjustments, net of tax	692	(4,009)	(2,103)

Total other comprehensive income (loss)	664,328	(1,288,195)	774,361

Total comprehensive income (loss)	$1,452,506	(687,899)	929,826

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	Preferred stock	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholder’s equity
2014:
Balance, beginning of year	$18,903	20,000	4,053,371	2,001,466	1,002,784	7,096,524
Comprehensive income:
Net income	—	—	—	155,465	—	155,465
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	776,470	776,470
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	(6)	(6)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	(2,103)	(2,103)

Total comprehensive income						929,826
Dividend to parent	—	—	—	(250,000)	—	(250,000)

Balance, end of year	$18,903	20,000	4,053,371	1,906,931	1,777,145	7,776,350

2015:
Balance, beginning of year	$18,903	20,000	4,053,371	1,906,931	1,777,145	7,776,350
Comprehensive income:
Net income	—	—	—	600,296	—	600,296
Net unrealized loss on investments, net of shadow adjustments and deferred taxes	—	—	—	—	(1,284,297)	(1,284,297)
Net unrealized gain on postretirement obligation, net of deferred taxes	—	—	—	—	111	111
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	(4,009)	(4,009)

Total comprehensive loss						(687,899)
Dividend to parent	—	—	—	(572,125)	—	(572,125)

Balance, end of year	$18,903	20,000	4,053,371	1,935,102	488,950	6,516,326

2016:
Balance, beginning of year	$18,903	20,000	4,053,371	1,935,102	488,950	6,516,326
Comprehensive income:
Net income	—	—	—	788,178	—	788,178
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	663,675	663,675
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	(39)	(39)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	692	692

Total comprehensive income						1,452,506
Dividend to parent	—	—	—	(894,165)	—	(894,165)

Balance, end of year	$18,903	20,000	4,053,371	1,829,115	1,153,278	7,074,667

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Cash flows provided by operating activities:
Net income	$788,178	600,296	155,465
Adjustments to reconcile net income to net cash provided by operating activities:
Realized investment losses (gains)	47,558	(80,225)	(77,209)
Purchase of fixed-maturity securities at fair value through income	(150)	(4,819)	(9,156)
Sale, maturity, and other redemptions of fixed-maturity securities at fair value through income	—	8,700	8,500
Purchases of trading securities	(1,371,832)	(497,657)	(241,188)
Sale and other redemptions of trading securities	1,355,529	503,912	158,825
Change in annuity-related options, derivatives, and gross reserves	172,780	109,763	1,561,437
Deferred income tax benefit	(202,860)	(307,986)	(240,863)
Charges to policy account balances	(222,131)	(187,637)	(158,401)
Gross interest credited to account balances	1,760,900	1,618,376	829,932
Amortization and depreciation	115,328	60,857	(41,534)
Change in:
Accrued investment income	(51,730)	(124,230)	(87,428)
Receivables	(164,182)	(251,059)	(12,479)
Reinsurance recoverables	(254,419)	(227,639)	(100,782)
Deferred acquisition costs	259,407	239,259	(673,086)
Future policy benefit reserves	328,295	1,218,582	1,826,979
Policy and contract claims	102,818	74,481	27,335
Other policyholder funds	(20,960)	(35,142)	59,155
Unearned premiums	21,540	(20,157)	11,669
Other assets and liabilities	(19,822)	(278,427)	166,689
Other, net	420	(5,924)	745

Total adjustments	1,856,489	1,813,028	3,009,140

Net cash provided by operating activities	$2,644,667	2,413,324	3,164,605

Consolidated Financial Statements and Supplemental Schedules
Page 7 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Cash flows used in investing activities:
Purchase of fixed-maturity securities	$(14,962,344)	(15,028,477)	(15,498,964)
Sale and other redemptions of fixed-maturity securities	8,405,110	7,224,211	4,264,652
Matured fixed-maturity securities	1,585,456	1,767,133	1,121,527
Funding of mortgage loans on real estate	(2,249,020)	(2,281,527)	(1,854,016)
Repayment/disposal of mortgage loans on real estate	674,296	673,278	811,372
Purchase of derivative securities	(423,397)	(512,523)	(397,943)
Sale of derivative securities	415,794	242,298	1,344,736
Purchase of equity securities	(376,145)	(143,684)	(6,163)
Sale of equity securities	152,821	58,858	29,209
Purchase of partnership investments	(53,952)	(19,777)	(2,992)
Sale of real estate	—	5,929	—
Net change in short-term securities	4,454	43,443	(40,350)
Purchase of home office property and equipment	(1,794)	(7,486)	(4,882)
Goodwill and intangible acquistion	(7,801)	—	—
Change in loan to affiliate	(39,115)	817,110	341,055
Change in loan to non-affiliate	(43,075)	19,343	(21,966)
Other, net	(7,636)	(2,958)	(756)

Net cash used in investing activities	(6,926,348)	(7,144,829)	(9,915,481)

Cash flows provided by financing activities:
Cash (paid to) received from FHLB advance	(500,000)	500,000	—
Policyholders’ deposits to account balances	12,299,879	10,035,234	13,666,314
Policyholders’ withdrawals from account balances	(6,601,844)	(6,485,558)	(6,207,879)
Policyholders’ net transfers between account balances	56,943	101,897	(98,712)
Change in amounts drawn in excess of bank balances	(11,650)	16,045	(884)
Dividend paid to parent company	(861,000)	(572,125)	(250,000)
Repayment of mortgage notes payable	(7,845)	(7,423)	(7,026)

Net cash provided by financing activities	4,374,483	3,588,070	7,101,813

Net change in cash and cash equivalents	92,802	(1,143,435)	350,937
Cash and cash equivalents at beginning of year	1,127,182	2,270,617	1,919,680

Cash and cash equivalents at end of year	$1,219,984	1,127,182	2,270,617

Note: Supplemental disclosure of cash flow information for non-cash distribution - non-cash dividend payment to affiliate (see note 19 for further discussion)	$33,165	—	—

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of North America (the Company) is a wholly owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent.

The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on 2016 statutory net premium written, 94%, 5%, and 1% of the Company’s business is annuity, life insurance, and accident and health, respectively. The annuity business comprises fixed-indexed, variable, variable-indexed, and fixed annuities. The fixed-indexed, variable-indexed, and variable business represents 83%, 12% and 5% of 2016 statutory annuity net premium written, respectively. Life business comprises both traditional and group life. Life business includes products with guaranteed premiums and benefits and consists principally of universal life policies, fixed-indexed universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices permitted or prescribed by state insurance regulatory authorities. The accounts of the Company’s primary subsidiary, Allianz Life Insurance Company of New York (AZNY), and all other subsidiaries have been consolidated. All intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of fixed and variable annuity products. Premium receipts are reported as deposits to the contractholders’ accounts. Policy fees in the Consolidated Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance. These fees have been earned and assessed against contractholders on a daily or monthly basis

Consolidated Financial Statements and Supplemental Schedules
Page 9 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums, which include unearned revenue reserves (URR), and are recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed, variable, and certain life products are recorded at fair value and changes in value are included in Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations. Benefits consist of interest credited to contractholders’ accounts and claims incurred in excess of the contractholders’ account balance and are included in Net interest credited to account values and Policyholder benefits, respectively, within the Consolidated Statements of Operations.

The Company offers a variable-indexed annuity product that combines a separate account option with a general account option that is similar to a fixed-indexed annuity. The Company has elected the fair value option to account for the entire insurance contract liability and the variable investment option assets in the separate account. The insurance contracts’ reserves are reported in Account balances and future policy benefit reserves and the variable investment option assets within the separate account are reported in Equity securities, trading on the Consolidated Balance Sheets. Assets backing the general account are primarily reported in Fixed-maturity securities, Available-for-sale on the Consolidated Balance Sheets. Electing the fair value option for an insurance contract liability requires that the Company account for that liability as a financial instrument and also requires that acquisition costs be recognized immediately in expense.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as revenue over the premium-paying periods of the contracts when due from contractholders. Premium revenue generally exceeds expected policy benefits in the early years of the contracts and it is necessary to accrue, as premium is recognized, a liability for costs that are expected to be paid in the later years of the contracts.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Investments

Fixed-Maturity Securities and Equity Securities

The Company has portfolios of certain fixed-maturity securities and equity securities classified as “available-for-sale.” Accordingly, these securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income (AOCI) in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to deferred acquisition costs (DAC), deferred sale inducements (DSI), and value of business acquired (VOBA) represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the

Consolidated Financial Statements and Supplemental Schedules
Page 10 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

increase or decrease in the reserve balance that would have been required as a charge or credit to operations had such unrealized amounts been realized.

The Company has portfolios of certain fixed-maturity securities classified as “at fair value through income” and equity securities classified as “trading”. These securities are carried at fair value, and their respective related unrealized gains and losses are reflected in Change in fair value of assets and liabilities, within the Consolidated Statements of Operations. Equity securities, trading includes, but is not limited to, a portfolio of mutual fund seed money investments and restricted stock units (RSU) for which the fair value option was elected. The fair value option was elected for these seed money investments because the portfolio is managed based on the fair values and ultimately sold to other investors at fair value. In addition, the Company has portfolios of certain fixed-maturity securities classified as “held-to-maturity”. Accordingly, these securities are carried at amortized cost on the Consolidated Balance Sheets. The Company has the intent and ability to hold such securities to maturity. Dividends are accrued on the date they are declared and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method. Realized gains and losses are computed based on the average cost basis of all lots owned of each security.

Mortgage-backed securities and structured securities are amortized using, among other assumptions, anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. For all structured securities without expected credit deterioration, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in Interest and similar income, net in the Consolidated Statements of Operations. For structured securities with expected credit deterioration, when adjustments are anticipated for prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method.

The fair value of fixed-maturity securities and equity securities is obtained from third-party pricing sources whenever possible. Management completes its own Independent Price Verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the internal and external investment managers managing the investments held by the Company. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

The Company reviews the available-for-sale and held-to-maturity investment portfolios to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, changes in risk-free interest rates, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed-income securities are considered other-than-temporarily impaired. When the fair value

Consolidated Financial Statements and Supplemental Schedules
Page 11 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its internal and external investment managers have the intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of these conditions are met, the Company must recognize an other-than-temporary-impairment (OTTI) for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in Realized investment (losses) gains, net in the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income (OCI), net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included in the Consolidated Statements of Comprehensive Income.

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure within the Consolidated Statements of Operations that presents the total OTTI losses recognized during the period less the portion of OTTI losses recognized in OCI to equal the credit-related portion of OTTI that was recognized in earnings during the period. The portion of OTTI losses recognized in OCI includes the portion of OTTI losses related

Consolidated Financial Statements and Supplemental Schedules
Page 12 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

to factors other than credit recognized during the period, offset by reclassifications of OTTI losses previously determined to be related to factors other than credit that are determined to be credit related in the current period. The amount presented in the supplemental disclosure within the Consolidated Statements of Operations represents the portion of OTTI losses recognized in OCI and excludes subsequent increases and decreases in the fair value of these securities.

The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time. All previously impaired equity securities will incur additional OTTI should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized in the Consolidated Statements of Operations. The Company adjusts DAC, DSI, and VOBA for impairments on securities, as discussed in their respective sections of this note.

Mortgage Loans on Real Estate

Mortgage loans on real estate are reflected at unpaid principal balances adjusted for an allowance for uncollectible balances. Interest on mortgage loans is accrued on a monthly basis and recorded in Interest and similar income, net in the Consolidated Statements of Operations. The Company analyzes loan impairment quarterly when assessing the adequacy of the allowance for uncollectible balances. The Company considers recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and debt service coverage, which could impact a loan’s credit quality. The Company also evaluates the mortgage loan reserve to ensure that the estimate is based on appropriate market assumptions to reflect default and loss rates. The Company does not accrue interest on delinquent loans.

Loans to Affiliates

The Company has a note receivable from a related party and has recorded it in Loans to affiliates on the Consolidated Balance Sheets. Loans to affiliate are carried at amortized cost on the Consolidated Balance Sheets and interest is accrued on a monthly basis. Interest payments are received annually.

Policy Loans

Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances, which approximate fair value, on the Consolidated Balance Sheets.

Acquired Loans

The Company has a portfolio of assets that have deteriorated credit quality and are recorded as Acquired loans on the Consolidated Balance Sheets. Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors and cash flow modeling, which is reviewed by the Company’s Pricing Committee. Accretable yield

Consolidated Financial Statements and Supplemental Schedules
Page 13 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

refers to the amount of undiscounted cash flows expected in excess of the carrying amount. This amount is converted into a rate and accreted into Interest and similar income, net in the Consolidated Statements of Operations. Interest is recorded as received on certain acquired loans that do not have reasonably estimable cash flows. Acquired loans are evaluated quarterly for impairment using updated cash flow models.

Other Invested Assets

Other investments include short-term securities, loans to non-affiliates, equity securities carried at cost, and partnership investments. Short-term securities are carried at amortized cost, which approximates fair value. Loans to non-affiliates are carried at amortized cost, and interest is accrued monthly. The Company invests in low income housing (LIH) partnerships for tax benefits. The LIH partnership investments are carried at cost and amortized in proportion to the total tax credits and other tax benefits to be received over the life of the investments. The investments in the LIH partnerships were $46,727 and $20,167 for the years ended December 31, 2016 and 2015, respectively. In addition, a liability and corresponding asset is recorded as commitment and decreases as the Company provides capital to fund. The tax benefit is recognized within the Current Income tax expense (benefit) in the Consolidated Statements of Operations. The Company has recognized tax credits related to the LIH partnership investments of $7,125, $2,793, and $1,235 for the years ended December 31, 2016, 2015, and 2014, respectively.

Investments in partnerships, other than LIH partnerships, are accounted for using the equity method of accounting. Partnership profits and losses are recorded in Interest and similar income, net in the Consolidated Statements of Operations. Distributions in excess of cost and impairments of investments in partnerships are recognized within Realized investment (losses) gains, net in the Consolidated Statements of Operations.

The Company is a member of the Federal Home Loan Bank of Des Moines (FHLB), primarily for the purpose of participating in the Bank’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The equity security investment is carried at cost, which approximates fair value, and is reported in Other invested assets on the Consolidated Balance Sheets. The Company held FHLB stock of $30,000 and $50,000 at December 31, 2016 and 2015, respectively. Advances received from FHLB are recorded in Other liabilities on the Consolidated Balance Sheets. The investment is evaluated for impairment based on the ultimate recoverability of its par value.

The Company has a funding agreement with a balance of $500,000 at December 31, 2016 and 2015. In 2015, the Company obtained an advance from FHLB which had a balance of $500,000 as of December 31, 2015. The FHLB advance was paid off in April 2016. Collateral posted on the FHLB funding agreement and FHLB advance at December 31, 2015 was $1,190,301. The previously issued 2015 financial statements improperly disclosed the pledged amount of collateral as $1,313,443 instead of $1,190,301, the fair value of the collateral related to the FHLB agreement. The December 31, 2015 amounts have been corrected to the proper amount. Collateral posted on the FHLB funding agreement at December 31, 2016 was $0.

Consolidated Financial Statements and Supplemental Schedules
Page 14 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be a variable interest entity (VIE). A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE. The Company consolidates a VIE if it is determined to be the primary beneficiary. Those entities which do not meet the requirements to be a VIE are voting interest entities (VOEs). The Company consolidates a VOE if it holds a voting interest that is greater than 50%.

(f)	Derivatives

The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are valued and carried at fair value and the unrealized gains and losses on the derivatives are reflected in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Hedge Accounting

The Company uses hedge accounting as a risk management strategy to hedge its exposure to various market risks associated with both its products and operations. To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in cash flow of the hedged item. The documentation process involves defining the Company’s risk management objective, strategy for undertaking each hedge transaction, linking specific derivatives to specific assets or liabilities on the Consolidated Balance Sheets, designating the relationship, and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses, at inception and on a quarterly basis, whether the derivatives used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in cash flows of hedged items.

Hedge effectiveness is assessed using quantitative methods. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness is measured using the hypothetical derivative and dollar offset methods. The dollar offset method compares changes in cash flows of the hedging instrument with changes in the cash flows of the hedged item attributable to the hedged risk through the use of a hypothetical derivative. Related changes in the cash flows of the hedging instrument are expected to offset the changes in the cash flows of the hedged item as the notional/par amounts, reset dates, interest rate indices, and business day conventions are the same for both the bond and the swap. The cumulative amount of unrealized gains and losses of the hedging instrument is recognized in AOCI, net of tax on the Consolidated Balance Sheets. The ineffective portion of the change in the fair value of the hedging instrument is recognized in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules
Page 15 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Interest Rate Swaps and Foreign Currency Swaps

The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting treatment. Specifically, the Company uses foreign currency swaps to hedge foreign currency fluctuations on certain underlying foreign-denominated fixed-maturity securities. Until January 2015, the Company also utilized interest rate swaps (IRS) to hedge cash flows and applied hedge accounting treatment. The IRS and foreign currency swaps are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC IRS and foreign currency swaps are derived using a third-party vendor software program and deemed by management to be reasonable.

The Company has a timing difference between the purchase of the derivative and settlement of the bond for foreign currency swaps. Any changes in value of the derivative between the purchase and settlement date are recorded in Change in fair value of assets and liabilities in the Consolidated Statements of Operations. After the bond is settled, the Company completes documentation and designates hedge accounting.

Nonqualifying hedging

Options and Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the fluctuation of various United States and international stock and bond market indices. In addition, certain variable annuity contracts provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.

The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETOs is based on quoted market prices. Changes in unrealized gains and losses on the OTC option contracts and ETO contracts and incremental gains and losses from expiring contracts are recorded within Change in fair value of assets and liabilities in the Consolidated Statements of Operations. The liability for the benefits is reported in Account balances and future policy benefit reserves on the Consolidated Balance Sheets. Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index.

Consolidated Financial Statements and Supplemental Schedules
Page 16 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Therefore, no asset or liability is recorded on the Consolidated Balance Sheets. Gains and/or losses on futures contracts are included in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities

The Company utilizes IRS, credit default swaps (CDS), and total return swaps (TRS) to hedge market risks embedded in certain annuities. Beginning in 2015, the Company began transacting To Be Announced (TBA) securities, which do not meet the regular-way security trade scope exception, to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS, and TBA securities are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. The unrealized gains and losses on the swaps and TBA securities are recorded in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

(g)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits, overnight commercial paper, and highly liquid debt instruments purchased with an original maturity of three months or less. During 2016, the Company began engaging in overnight reverse repurchase agreements, which is a form of short-term borrowing for dealers in government securities. These investments are classified as Cash and cash equivalents on the Consolidated Balance Sheets. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.

(h)	Securities Lending and Tri-Party Repurchase Agreements

The Company participates in restricted securities lending arrangements whereby specific securities are loaned to other institutions. These loaned securities are reported on the Consolidated Balance Sheets as Available-for-sale fixed-maturity securities. The Company receives collateral from these arrangements including cash and cash equivalents, which is unrestricted and may be used for general purposes, and noncash collateral which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded on the Consolidated Balance Sheets as Collateral held from securities lending agreements and Other liabilities, respectively. Noncash collateral received is not reflected on the Consolidated Balance Sheets. Securities on loan remain on the Consolidated Balance Sheets, and interest and dividend income earned by the Company on loaned securities is recognized in Interest and similar income, net in the Consolidated Statements of Operations. Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral.

Consolidated Financial Statements and Supplemental Schedules
Page 17 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company has entered into a tri-party repurchase facility agreement with an unaffiliated bank, whereby the Company may sell securities with an agreement to repurchase at a later date for a specified price. The facility has not been used since the inception of the agreement.

(i)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(j)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in Premiums and policy fees, ceded, and Benefit recoveries, respectively, in the Consolidated Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves and policy and contract claims covered under reinsurance contracts are recorded in Reinsurance recoverables on the Consolidated Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as Receivables on the Consolidated Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in Other liabilities on the Consolidated Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in Other liabilities on the Consolidated Balance Sheets. Such gains are amortized into operations over the revenue-producing period or the claims run-off period of the related reinsured policies. These amortized gains are recorded in Other revenue in the Consolidated Statements of Operations.

(k)	Deferred Acquisition Costs

Acquisition costs consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. However, acquisition costs associated with insurance contracts recorded under the fair value option are not deferred as guidance related to the fair value option requires that transaction costs are recorded immediately as an expense. For interest-sensitive products (all issue years) and variable annuity contracts (issued in 2010 and after), acquisition costs are amortized in relation to the present value of expected future gross profits from investments and mortality, morbidity, and expense charges. For variable annuity contracts issued prior to 2010,

Consolidated Financial Statements and Supplemental Schedules
Page 18 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

acquisition costs are amortized in relation to the present value of estimated gross revenues from investments and mortality, morbidity, and expense charges.

Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves.

DAC are reviewed for recoverability and loss recognition, at least annually, and adjusted when necessary. The evaluation is a two-step process where current policy year issues are evaluated for recoverability, and then in-force policies are evaluated for loss recognition. Before assessing recoverability and loss recognition, DAC are capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which is referred to as DAC unlocking. In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may decrease the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively in Change in DAC, net in the Consolidated Statements of Operations.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in AOCI and are explained further in the Investments section of this note.

Adjustments may also be made to the estimated gross profits (EGP) or estimated gross revenues related to DAC that correspond to deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may result in assumption changes in the DAC models, such as adjustments to expected future gross profits or revenues used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 9.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a

Consolidated Financial Statements and Supplemental Schedules
Page 19 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

modification in product benefits, features, rights, or coverages that occurs by the exchange of an in-force insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract. If the modification substantially changes the contract, the remaining DAC on the original contract is immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(l)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contractholders and life sales inducements are deferred and recognized as part of the liability for policy benefits. DSI are reported in Other assets on the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization are recorded in Policyholder benefits within the Consolidated Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in AOCI and are explained further in the Investments section of this note.

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may result in assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment grade items that were purchased with other yield considerations.

(m)	Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries generally will be paid for the tax benefit on their losses and any other tax attributes to the extent they could have obtained a benefit against their post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the

Consolidated Financial Statements and Supplemental Schedules
Page 20 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported within the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences will not reverse over time (see further discussion in note 11).

(n)	Goodwill and Intangible Assets

Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, VOBA, other identifiable intangible assets, and valuation adjustments (such as impairments), if any. Goodwill is reported in Other assets on the Consolidated Balance Sheets.

Goodwill is evaluated annually for impairment at the reporting unit level, which is one level below an operating segment. Goodwill of a reporting unit is also tested for impairment on an interim basis if a triggering event occurs, such as a significant adverse change in the business climate or a decision to sell or dispose of a business unit.

Intangible assets are required to be recognized apart from goodwill when they arise from contractual or legal rights or are capable of being separated and valued when sold, transferred, licensed, rented, or exchanged. The Company determines the useful life and amortization period for each intangible asset identified at acquisition, and continually monitors these assumptions. An intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized.

The Company’s intangible assets include trademarks, trade names, service marks, agent lists, noncompete agreements, and state insurance licenses, and are reported in Other assets on the Consolidated Balance Sheets. These intangible assets were assigned values using the present value of projected future cash flows and are generally amortized over five years using the straight-line method.

Consolidated Financial Statements and Supplemental Schedules
Page 21 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Recoverability of the value of the determinable life intangible assets is assessed whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability of the value of the indefinite life intangible assets is assessed annually or earlier if events or changes in circumstances indicate the carrying amount may not be recoverable.

(o)	Value of Business Acquired

The value of insurance in-force purchased is recorded as the VOBA and is reported in Other assets on the Consolidated Balance Sheets. The initial value was determined by an actuarial study using the present value of future profits in calculating the value of the insurance purchased. An accrual of interest is added to the unamortized balance using the rates credited to the policyholder accounts. The balance is amortized in relation to the present value of expected future gross profits in the same manner as DAC. The amortization period is expected to be approximately 20 years from the date the business was acquired; however, the Company continually monitors this assumption. If EGP differ from expectations, the amortization of VOBA is adjusted on a retrospective or prospective basis, as appropriate.

Adjustments to VOBA are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow VOBA). These adjustments are included in AOCI and are explained further in the Investments section of this note.

The recoverability of VOBA is evaluated annually, or earlier if factors warrant, based on estimates of future earnings related to the insurance in-force purchased. If the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business acquired, are not sufficient to recover VOBA, the difference, if any, is charged to expense through General and administrative expenses in the Consolidated Statements of Operations.

(p)	Held-for-sale Assets and Liabilities

The Company has reported a subsidiary as held-for-sale. A buyer has been identified and a letter of intent has been signed. The Company reclassified assets of $13,615 and $12,436 as of December 31, 2016 and 2015, respectively, to held-for-sale and are recorded in Other assets on the Consolidated Balance Sheets. The Company reclassified liabilities of $2,754 and $3,223 as of December 31, 2016 and 2015, respectively, to held-for-sale and are recorded in Other liabilities on the Consolidated Balance Sheets. Income and expenses were reclassified as a result of the signed letter of intent and are recorded in Other revenue in the Consolidated Statements of Operations. See note 25 for further details regarding the sale of the subsidiary.

(q)	Home Office Property and Equipment

Home office property consists of buildings and land. Equipment consists of furniture, office equipment, leasehold improvements, and computer hardware and software. Both are reported at cost, net of accumulated depreciation, in Other assets on the Consolidated Balance Sheets. Major upgrades and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives (3 – 7 years, depending on the asset) of depreciable assets using the straight-line method. The cost and accumulated depreciation for home

Consolidated Financial Statements and Supplemental Schedules
Page 22 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

office property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in General and administrative expenses within the Consolidated Statements of Operations. The property and equipment balance was $180,328, net of accumulated depreciation of $94,395 as of December 31, 2016 and $189,065 net of accumulated depreciation of $85,899 as of December 31, 2015. During 2015, the Company disposed $80,289 of assets with an accumulated depreciation of $80,289 that were no longer in service. There was no gain or loss as a result of this transaction. Pre-operating and start-up costs incurred in connection with the construction of the Company’s headquarters were capitalized until the facility became operational. Interest was also capitalized in connection with the construction and recorded as part of the asset. These costs are being amortized, using the straight-line method, over a 39-year period. The amounts of capitalized costs amortized, including interest was $4,394, $4,393, and $4,390 during 2016, 2015, and 2014, respectively.

(r)	Corporate-Owned Life Insurance

Corporate-owned life insurance (COLI) is recognized as the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value. Subsequent measurement of the contract is also at the cash surrender value with changes in cash surrender value recognized in Other revenue in the Consolidated Statements of Operations. The COLI policies are reported in Other assets on the Consolidated Balance Sheets.

(s)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity and life contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also issues variable-indexed annuity contracts to its customers. These products have investment options similar to fixed-indexed annuities, but allow contractholders to invest in a variety of variable separate account investment options. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. The Company also issues variable annuity and life contracts through its separate accounts where the Company provides certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). The investments backing the guarantees are held in the general account. These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, exercise of the living withdrawal benefit, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contractholders. Each fund has specific investment objectives and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets and liabilities are reported as summary totals on the Consolidated Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance are included in Policy fees in the Consolidated Statements of Operations. Administrative and other services are

Consolidated Financial Statements and Supplemental Schedules
Page 23 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

included in Fee and commission revenue in the Consolidated Statements of Operations. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Accounting Standards Codification (Codification) and are included in Policyholder benefits in the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contractholder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contractholder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current guaranteed value amount that would be added to the contracts less the current contractholder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contractholder account value.

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset – Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals.

•

Ratchet – Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: quarterly – evaluated quarterly, annual – evaluated annually, and six-year – evaluated every sixth year.

•

Rollup – Provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated with a compound interest rate. There are two variations of rollup interest rates: 5% with no cap and 3% with a cap of 150% of premium. This GMDB locks in at age 81.

•

Earnings Protection Rider – Provides the greater of a return of premium death benefit or a death benefit equal to the contract value plus a specified percentage of the earnings on the contract at the date of death.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments.

•	Ratchet – Provides an annuitization value equal to the greater of account value, net premiums, or the highest one-year anniversary account value (prior to age 81), adjusted for withdrawals.

•

Rollup – Provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to Policyholder benefits in the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.

The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contractholder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contractholder also has the option to reset this benefit.

The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (either simple or compound interest, depending on the contract). Additionally, there is a GMWB living benefit where the benefit is an initial payment percentage established at issue, based on issue age. For each year there is a year-over-year contract value increase, the payment percentage will increase by 1.0% (up to age 91). This payment percentage is applied against total purchase payments instead of a benefit base value.

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra liability). If the sum of the total embedded derivative balance is negative, the Company will reclassify the balance as an asset on the Consolidated Balance Sheets. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

should be revised. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

GMAB cash flows are discounted using a rate equal to current month’s LIBOR plus a Company specific spread. The expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations and all cash flows are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk.

The Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited, because the contractholder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(t)	Account Balances and Future Policy Benefit Reserves

The Company establishes liabilities for amounts payable to policyholders associated with annuity, life insurance, and LTC policies sold. Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The value of the host contract accrues to guaranteed minimum amounts of the base policy. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits or gross revenues for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Future policy benefit reserves on traditional life products are computed by the net level premium method based upon estimated future investment yield, mortality and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 2.3% to 6.0%.

Future policy benefit reserves on LTC products are computed using a net level reserve method. Reserves are determined as the excess of the present value of future benefits over the present value of future net premiums and are based on best estimate assumptions at the time of issue for morbidity, mortality, lapse, and interest with provisions for adverse deviation. Most LTC reserve interest assumptions range from 5.0% to 6.0%. An additional reserve has been established to provide for future expected losses that are anticipated to occur after a period of profits. The reserve accrual will be over the profit period and is based on best estimate assumptions as of the current accrual period without provisions for adverse deviation.

(u)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(v)	Stockholder’s Equity, Accumulated Unrealized Foreign Currency

Foreign currency translation adjustments are related to the conversion of foreign currency upon the consolidation of a foreign branch (see further discussion in note 23). The net assets of the Company’s foreign operations are translated into U.S. dollars using exchange rates in effect at each year-end. Translation adjustments arising from differences in exchange rates from period to period are included in Foreign currency translation adjustments, net of tax, reported as a separate component of comprehensive income within the Consolidated Statements of Comprehensive Income.

(w)	Permitted and Prescribed Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). The Company and its subsidiaries did not have any permitted practices in effect for 2016.

Consolidated Financial Statements and Supplemental Schedules
Page 27 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company’s subsidiary, Allianz Life Insurance Company of Missouri, LLC (AZMO), has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. Under NAIC statutory accounting principles (SAP), this letter of credit would not be allowed as an admitted asset. This prescribed practice does not impact the net income of AZMO and results in a $111,571 increase to statutory surplus as of December 31, 2016.

The Company, or its subsidiaries, does not have any other prescribed practices that had an impact on net income or statutory surplus as of December 31, 2016.

(x)	Recently Issued Accounting Pronouncements – Adopted

In December 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-19, Technical Corrections and Improvements, to make various minor changes and improvements to various sections of accounting guidance within the Codification. The FASB did not anticipate that these amendments would affect current accounting practice. The amendments on insurance are intended to simplify and improve the readability of select guidance and in particular result in clarification of glossary terms. The majority of the amendments in this update are effective immediately. The amendments in this update do not have an impact on the Consolidated Financial Statements.

In September 2015, the FASB released ASU 2015-16, Business Combinations, to require that an acquirer recognize changes to provisional amounts that are identified during the measurement period in the period in which the adjustment amounts are determined, rather than retrospectively adjusting with a corresponding adjustment to goodwill. The amendments are effective for fiscal years and interim periods beginning after December 15, 2015. The update does not impact the Consolidated Financial Statements.

In July 2015, the FASB issued ASU 2015-12, Plan Accounting, to reduce complexity in employee benefit plan accounting. Currently, employee benefit plan guidance requires fully benefit-responsive investment contracts to be measured at contract value. The guidance designates contract value as the only required measure for fully benefit-responsive investment contracts and is effective for fiscal years beginning after December 15, 2015. The Company is not an employee benefit plan; therefore, the guidance does not impact the Consolidated Financial Statements.

In May 2015, the FASB released ASU 2015-09, Disclosures about Short-Duration Contracts, to add disclosure requirements for the liability for unpaid claims and claim adjustment expenses on short-duration insurance contracts. The update is effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The amount of short-duration contracts is not material and therefore no disclosures were included in the Consolidated Financial Statements.

In May 2015, the FASB issued ASU 2015-07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The existing Topic 820, Fair Value Measurement, permits a practical expedient to measure the fair value of certain investments using the

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

net asset value per share of the investment. The investments valued using the practical expedient are categorized within the hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. The amendments in this update remove the requirement to categorize within the fair value hierarchy all investments for which fair values are measured using the net asset value per share practical expedient. The amendments are effective for fiscal years beginning after December 15, 2015 and interim periods within those years. This guidance does not have an impact on the Consolidated Financial Statements as the Company does not currently value any investments using the net asset value per share practical expedient.

In April 2015, the FASB issued ASU 2015-05, Intangibles- Goodwill and Other- Internal-Use Software, to provide guidance on cloud computing arrangements. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If the arrangement contains a software license, it is accounted for like other software licenses. If no software license exists, then the arrangement is accounted for as a service contract. The amendments will be effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. This update does not have a material impact on the Consolidated Financial Statements.

In April 2015, the FASB issued ASU 2015-03, Interest- Imputation of Interest, to simplify the presentation of debt issuance costs. The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The amendments are effective for fiscal years beginning after December 15, 2015. The update does not have an impact on the Consolidated Financial Statements.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, to reduce the number of consolidation models and place more emphasis on risk of loss when determining a controlling financial interest. Specifically, the amendments: 1) modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; 2) eliminate the presumption that a general partner should consolidate a limited partnership; 3) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and 4) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments are effective for fiscal years and interim periods beginning after December 15, 2015. The update does not have a material impact on the Consolidated Financial Statements.

In January 2015, the FASB issued ASU 2015-01, Extraordinary and Unusual Items, to simplify financial statements by eliminating the concept of extraordinary items. The amendments are effective for interim and fiscal years beginning after December 15, 2015. The Company does not currently report any extraordinary items; therefore, the amendment does not impact the Consolidated Financial Statements.

Consolidated Financial Statements and Supplemental Schedules
Page 29 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern, to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this update are intended to reduce diversity in the timing and content of footnote disclosures. Additional disclosures are required if the Company believes there is substantial doubt about the entity’s ability to continue as a going concern. The amendments in this update are effective for fiscal years ending after December 15, 2016 and for annual and interim periods, thereafter. The amendments in this update do not have an impact on the Consolidated Financial Statements as management believes there is not substantial doubt the entity’s ability to continue as a going concern.

In August 2014, the FASB issued ASU 2014-13, Measuring the Financial Liabilities of a Consolidated Collateralized Financing Entity, to release revised guidance related to consolidations of VIEs that are a collateralized financing entity, such as a collateralized debt obligation (CDO) or a collateralized loan obligation entity, when the reporting entity determines that it is the primary beneficiary. This revision will apply to reporting entities that are required to consolidate a collateralized financing entity under the VIE guidance when: 1) the reporting entity measures the financial assets and liabilities of that collateralized financing entity at fair value based on other Topics; and 2) the changes in the fair value are reflected in earnings. The amendments are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance does not have an impact on the Consolidated Financial Statements.

In June 2014, the FASB issued ASU 2014-12, Accounting for Share-based Payments when the Terms of an Award Allow a Performance Target to be Achieved after the Requisite Service Period. These revisions apply to entities that grant their employees share-based payments in which the terms of the award provide that a performance target affects vesting could be achieved after the requisite service period. The amendments are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance does not have a material impact on the Consolidated Financial Statements.

In January 2014, the FASB issued ASU 2014-01, Investments—Equity Method and Joint Ventures, that applies to investments in qualified affordable housing projects through limited liability entities that are flow-through entities for tax purposes. The amendments allow reporting entities to make an accounting policy election to account for investments in LIH tax credits using the proportional amortization method if certain conditions are met. For reporting entities that meet the conditions for and elect to use the proportional amortization method to account for LIH projects, all amendments apply. For reporting entities that do not meet the conditions or that do not elect the proportional amortization method, only the amendments related to disclosures apply. This guidance is effective for fiscal years beginning after December 15, 2014. The Company has elected to early adopt this guidance and has adopted it effective January 1, 2014. This update has been applied prospectively, as applying the guidance retrospectively would not result in materially different financial information.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(y)	Recently Issued Accounting Pronouncements – To Be Adopted

The FASB issued the following updates as part of their comprehensive new revenue recognition standard:

•

ASU 2014-09, Revenue from Contracts with Customers. This update defines the new standard for recognizing revenue from contracts when goods and services are transferred to a customer in exchange for payment. The model requires 1) identifying contracts with a customer; 2) identifying separate performance obligations; 3) determining the transaction price; 4) allocating the transaction price to the separate performance obligations; and 5) recognizing revenue when (or as) the entity satisfies a performance obligation. The revenue recognition standard does not apply to financial instruments or to insurance contracts. However, the standard will require significantly more disclosures about items that are recorded under the new revenue recognition model. The amendments in this update are effective for fiscal years beginning after December 15, 2017.

•

ASU 2016-08, Revenue Recognition – Principal versus Agent (reporting revenue gross versus net). This update adds clarifications to the principal versus agent guidance contained within ASU 2014-09 and provides guidance to aid in the assessment of control. Under the new guidance, an entity that controls the specified good or services before it is transferred to a customer is considered a principal and will recognize revenue on a gross basis. The amendments in this update are effective concurrently with ASU 2014-09.

•

ASU 2016-12, Revenue Recognition – Narrow-scope Improvements and Practical Expedients. This update provides clarifying guidance impacting several areas of the new standard, including noncash consideration and assessing collectability. The amendments in this update are effective concurrently with ASU 2014-09.

•

ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. This update makes various minor clarifications to the guidance issued in ASU 2014-09. The amendments in this update are effective concurrently with ASU 2014-09.

Currently, fee and commission income is recognized upon completion of the service and is recorded in Fee and commission revenue in the Consolidated Statements of Operations. Under the new standard, the Company will be required to recognize fee and commission income when the intermediary has satisfied its performance obligation (provision of placement services) and the customer has contractually agreed to the terms of the insurance policy so long as it is probable that the agreement will not be subject to reversal. The new standard will result in an acceleration in revenue recognition for certain commission and fees compared to the current method which requires revenue recognition when it is earned and realized/realizable including consideration of when it is fixed or determinable. These fees and commissions are not material to the Company’s overall revenue. In addition, management, advisory, and fund administrative fees are currently recognized periodically over the respective investment period for which the services are performed and are recorded in Other revenue on the Consolidated Statements of Operations. The new standard does not impose a change to the Company’s current recognition of management, advisory, and fund administrative fees. Further, revenue is currently recognized on a gross basis as earned as the

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Company maintains control of the good or service before it is transferred. The amendments related to principal versus agent considerations do not impose a change to this recognition.

The Company continues to evaluate the impact of the update and respective amendments, but does not expect a material impact on revenue.

In October 2016, the FASB issued ASU 2016-17, Consolidation: Interests Held Through related Parties That Are under Common Control, to require a reporting entity to include all of its direct variable interests in a VIE, and on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity when determining whether the reporting entity is the primary beneficiary of the VIE, and therefore required to consolidate the VIE. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update do not have an impact on the Consolidated Financial Statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other than Inventory, to require entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than when it is sold externally. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently assessing the impact of the amendments in this update.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, to clarify or provide additional guidance regarding eight specific cash flow issues. These issues address the following topics: 1) debt prepayment or debt extinguishment costs; 2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; 3) contingent consideration payments made after a business combination; 4) proceeds from the settlement of insurance claims; 5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; 6) distributions received from equity method investees; 7) beneficial interests in securitization transactions; and 8) separately identifiable cash flows and application of the predominance principle. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently assessing the impact of this update.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, to replace the existing incurred loss impairment model with a new methodology that reflects expected credit losses and requires the entity to consider more information to develop credit loss estimates. The update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted after December 15, 2018. The Company is currently assessing the impact of this update.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation, to update share-based payment accounting for income tax consequences, and classification of awards on the balance sheet as well as the statement of cash flows. The amendments in this update are effective for

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

fiscal years beginning after December 15, 2016 and interim periods within those years. Early adoption is permitted. The Company does not anticipate the amendments in this update to have an impact on the Consolidated Financial Statements, other than disclosing the entity-wide election to continue estimating forfeitures for share-based payments.

In March 2016, the FASB issued ASU 2016-07, Simplifying the Transition to the Equity Method of Accounting, which eliminates the requirement that, upon equity method qualification due to an increase in ownership interest, an investor must adjust the investment, results of operations, and retained earnings retroactively. The entity must recognize the unrealized holding gain or loss currently in AOCI through earnings at the date of qualification. The amendments in this update are effective for all fiscal years and interim periods beginning after December 15, 2016. The Company does not anticipate the amendments in this update to have a material impact upon adoption.

In March 2016, the FASB issued ASU 2016-06, Contingent Put and Call Options in Debt Instruments, to provide clarifying guidance regarding the assessment of whether contingent call or put options on debt instruments are clearly related to their debt hosts. The amendments in this update eliminate diversity in practice in assessing embedded contingent call and put options in debt instruments by requiring an entity to make the assessment solely with the four-step decision process. The amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The amendments in this update do not have an impact on the Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-05, Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships, which adds guidance to clarify that in the event of a change in counterparty to the derivative instrument designated as a hedging instrument, the change will not require de-designation unless other criteria are also present. The amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within those years. The Company does not anticipate the amendments in this update to have a material impact upon adoption.

In February 2016, the FASB issued ASU 2016-02, Leases, to require that the lessee recognize a right-of-use asset and a lease liability for all leases. There continues to be a distinction between finance leases and operating leases; however, operating leases will now require that the lease assets and liabilities be recognized in the statement of financial position. Lessor accounting remains largely unchanged. The amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The Company is currently assessing the impact of the amendments in this update. The Company does not anticipate a material impact as it does not hold material leases as a lessee; however, it does anticipate that currently held leases would require recognition of a right-of-use asset and lease liability in accordance with the update.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, to make various targeted improvements to the accounting for financial instruments, especially equity investments. In particular, the amendments in this update provide improvements to recognition, measurement, presentation and disclosure guidance. The amendments

Consolidated Financial Statements and Supplemental Schedules
Page 33 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

in this update are effective for fiscal years beginning after December 15, 2017 and interim periods thereafter. The Company is currently assessing the impact of the amendments in this update.

(z)	Accounting Changes

On April 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued prior to 2010. This was a change in estimate that is inseparable from the effect of a related change in accounting principle. For these annuities, acquisition costs are now amortized in relation to the present value of estimated gross revenues, whereas previously the amortization was based on estimated future gross profits. The implementation of the new DAC amortization will better reflect the revenue pattern of the pre-2010 variable block of business, which is currently in run-off. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $165,790 for the year ended December 31, 2014.

On December 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued after 2010. The change in estimate will minimize accounting mismatches on interest and claim projections within the EGP calculation. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $45,623 for the year ended December 31, 2014.

In 2016, the Company elected one-line reporting to disclose reinvested collateral received from securities lending transactions due to the amendment of its securities lending agreement with an unaffiliated bank. Under the amended agreement, the Company can now receive collateral with maturities greater than 90 days. The Company has applied a retrospective change in which reinvested collateral received from securities lending transactions is now presented in a new caption named Collateral held from securities lending agreements on the Consolidated Balance Sheets. Historically, these balances were presented within Cash and cash equivalents on the Consolidated Balance Sheets. The implementation of one-line reporting provides a more meaningful presentation of its reinvested collateral received from securities lending transactions by increasing visibility of the amount reinvested at the end of each period.

Consolidated Financial Statements and Supplemental Schedules
Page 34 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The changes to the Consolidated Balance Sheets and Consolidated Statement of Cash Flows are as follows:

	As originally		Effect of
	reported	As adjusted	Change
Consolidated Balance Sheets as of December 31, 2015
Cash and cash equivalents	$3,608,092	1,127,182	(2,480,910)
Collateral held from securities lending agreements	—	2,480,910	2,480,910
Consolidated Statement of Cash Flows for the year ended December 31, 2015
Net cash provided by operating activities	$3,213,324	2,413,324	(800,000)
Net cash used in investing activities	(7,025,871)	(7,144,829)	(118,958)
Cash and cash equivalents at beginning of year	3,832,569	2,270,617	(1,561,952)
Cash and cash equivalents at end of year	3,608,092	1,127,182	(2,480,910)
Consolidated Statement of Cash Flows for the year ended December 31, 2014
Net cash used in investing activities	$(9,378,243)	(9,915,481)	(537,238)
Cash and cash equivalents at beginning of year	2,944,394	1,919,680	(1,024,714)
Cash and cash equivalents at end of year	3,832,569	2,270,617	(1,561,952)

(aa)	Reclassifications

The Company reclassified the earnings of the RSU hedge asset into compensation expense, which is included within General and administrative expenses on the Consolidated Statements of Operations, in accordance with the Stock Compensation Topic of the Codification. This resulted in netting the earnings of the RSU and those of the related RSU hedge asset, consistent with the principal/agent relationship with Allianz SE, the sponsor of the stock-based compensation plan. The reclassification represents a change in principle and did not change total assets, stockholders equity, or net income as previously reported. See further discussion of the stock-compensation plan in note 18.

Consolidated Financial Statements and Supplemental Schedules
Page 35 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The changes to the Consolidated Statement of Operations are as follows:

	As Reported		As Adjusted
	2015	Reclassification	2015
Revenue:
Interest and similar income, net	4,180,103	(4,634)	4,175,469

Total Revenue	5,494,786	(4,634)	5,490,152

Benefits and expenses:
General and administrative expenses	641,962	(4,634)	637,328

Total benefits and expenses	4,651,424	(4,634)	4,646,790

Net income	843,362	—	843,362

	As Reported		As Adjusted
	2014	Reclassification	2014
Revenue:
Interest and similar income, net	3,957,298	(1,639)	3,955,659

Total Revenue	7,596,966	(1,639)	7,595,327

Benefits and expenses:
General and administrative expenses	676,815	(1,639)	675,176

Total benefits and expenses	7,416,778	(1,639)	7,415,139

Net income	180,188	—	180,188

Prior year balances related to investments classified as ‘Public utilities’ have been reclassified and are now presented within ‘Corporate securities’. Additionally, the Company reclassified prior year balances previously shown in Short-term securities into Other invested assets on the Consolidated Balance Sheets. The reclassifications did not change total assets, stockholders equity, or net income as previously reported.

Consolidated Financial Statements and Supplemental Schedules
Page 36 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(3)	Risk Disclosures

The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed-rate and variable-rate income securities, mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis; and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.

For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the CDS of each counterparty as an early warning signal to cease trading when CDS spreads imply severe impairment in credit quality.

The Company executes Credit Support Annexes (CSA) with all active and new counterparties which further limit credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.

Consolidated Financial Statements and Supplemental Schedules
Page 37 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with certain state insurance regulations.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources such as credit agreements are cancelable.

The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.

(d)	Interest Rate Risk

Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.

The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges.

(e)	Equity Market Risk

Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.

The policy value of the fixed-indexed annuity and fixed-indexed universal life products is linked to equity market indices. The Company economically hedges this exposure with derivatives.

Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.

Consolidated Financial Statements and Supplemental Schedules
Page 38 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company monitors the economic and accounting impacts of equity stress scenarios on assets and liabilities regularly.

Basis risk is the risk that the variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

(f)	Operational Risk

Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.

The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) risk-based integrated control system is performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.

(g)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contractholders.

The Company mitigates this risk by offering a broad range of products and by operating throughout the United States. The Company actively monitors all market-related exposure and participates in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks. In addition, the Company has implemented suitability standards to mitigate suitability risk.

On April 6, 2016, the Department of Labor (DOL) issued a final rule that will significantly expand the definition of “investment advice” and increase the circumstances in which companies and broker-dealers, insurance agencies, and other financial institutions that sell the Company’s products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 (ERISA) or individual retirement accounts (IRAs). It is not yet certain how, if at all, the implementation of this rule will change the Company’s business, results of operations, or financial condition. The DOL has extended the implementation of the rule until

Consolidated Financial Statements and Supplemental Schedules
Page 39 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

April 2017. The DOL also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. The DOL has introduced an additional transition period for these amendments until January 2018. It may be necessary to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of Company annuities, or otherwise change the manner of design and sales support of the annuities. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase the overall operational costs for the services currently provided.

(h)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed regularly. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(i)	Mortality/Longevity Risk

Mortality/Longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.

The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.

(j)	Lapse Risk

Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.

The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect product design, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. The Company quantifies lapse risk regularly.

Consolidated Financial Statements and Supplemental Schedules
Page 40 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(k)	Cyber Security Risk

Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including advanced malware detection, spyware and anti-virus software, phishing filters, email and laptop encryption, web content filtering, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.

(l)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

Consolidated Financial Statements and Supplemental Schedules
Page 41 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(4)	Investments

(a)	Fixed-Maturity Securities and Equity Securities

At December 31, 2016 and 2015, the amortized cost or cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale and held-to-maturity securities are as shown in the following tables:

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
2016:
Fixed-maturity securities,available-for-sale:
U.S. government	$1,712,400	41,003	16,880	1,736,523
Agencies not backed by the full faith and credit of the U.S. government	8,766	113	22	8,857
States and political subdivisions	9,379,273	612,248	36,908	9,954,613
Foreign government	426,724	21,006	8,803	438,927
Corporate securities	60,668,745	3,489,117	617,795	63,540,067
Mortgage-backed securities	11,615,711	188,528	153,975	11,650,264
Collateralized mortgage obligations	209,165	491	11,867	197,789
CDOs	8,861	11,070	—	19,931

Total fixed-maturity securities, available-for-sale	84,029,645	4,363,576	846,250	87,546,971

Fixed-maturity securities, held-to-maturity:
Corporate securities	28	5	—	33
CDOs	—	3,597	—	3,597

Total fixed-maturity securities held-to-maturity	28	3,602	—	3,630

Equity securities, available-for-sale:
Common stock	316,541	3,625	—	320,166

Total available-for-sale and held-to-maturity securities	$84,346,214	4,370,803	846,250	87,870,767

Consolidated Financial Statements and Supplemental Schedules
Page 42 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
2015:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,682,642	78,089	5,407	1,755,324
Agencies not backed by the full faith and credit of the U.S. government	10,474	91	51	10,514
States and political subdivisions	8,533,503	514,459	49,428	8,998,534
Foreign government	269,608	9,675	7,116	272,167
Corporate securities	56,402,323	2,756,065	1,989,705	57,168,683
Mortgage-backed securities	12,263,037	296,408	61,646	12,497,799
Collateralized mortgage obligations	9,208	1,075	—	10,283
CDOs	9,738	11,573	147	21,164

Total fixed-maturity securities, available-for-sale	79,180,533	3,667,435	2,113,500	80,734,468

Fixed-maturity securities, held-to-maturity:
Corporate securities	55	10	—	65
CDOs	—	5,214	—	5,214

Total fixed-maturity securities held-to-maturity	55	5,224	—	5,279

Equity securities, available-for-sale:
Common stock	71,005	—	2,394	68,611

Total available-for-sale and held-to-maturity securities	$79,251,593	3,672,659	2,115,894	80,808,358

At December 31, 2016 and 2015, the Company did not have any OTTI losses in AOCI.

Consolidated Financial Statements and Supplemental Schedules
Page 43 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The net unrealized gains on available-for-sale securities, held-for-sale securities and effective portion of cash flow hedges consist of the following at December 31:

	2016	2015	2014
Available-for-sale securities:
Fixed maturity	$3,517,326	1,553,935	6,258,406
Equity	3,625	(2,394)	46
Held-for-sale securities	614	798	—
Cash flow hedges	(29,547)	16,013	2,269
Adjustments for:
Shadow adjustments	(1,728,234)	(825,607)	(3,542,160)
Deferred taxes	(617,324)	(259,961)	(951,480)

Net unrealized gains	$1,146,460	482,784	1,767,081

The unrealized gain on held-for-sale securities in 2016 and 2015 relates to fixed maturity securities that were transferred from available-for-sale due to the expected sale of a subsidiary. See note 2 for further details.

The amortized cost and fair value of available-for-sale and held-to-maturity fixed-maturity securities at December 31, 2016, by contractual maturity, are shown below:

	Amortized cost	Fair value
Available-for-sale fixed-maturity securities:
Due in one year or less	$1,546,150	1,578,807
Due after one year through five years	13,572,313	14,342,672
Due after five years through ten years	19,833,072	20,189,034
Due after ten years	36,284,633	38,581,463
Structured securities	12,793,477	12,854,995

Total available-for-sale fixed-maturity securities	$84,029,645	87,546,971

Held-to-maturity fixed-maturity securities:
Due after one year through five years	$28	33
Structured securities	—	3,597

Total held-to-maturity fixed-maturity securities	$28	3,630

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Fixed-maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. Structured securities (which include mortgage-backed securities, collateralized mortgage obligations (CMOs), CDOs, and asset-backed securities) are shown separately, as they are not due at a single maturity.

Consolidated Financial Statements and Supplemental Schedules
Page 44 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

As of December 31, 2016 and 2015, investments with a fair value of $28,098 and $45,393, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.

The Company’s available-for-sale and trading fixed-maturity security portfolios include mortgage-backed securities and CMOs. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

(b)	Unrealized Investment Losses

The following table summarizes the fair value and related unrealized losses on available-for-sale securities that have been in a continuous loss position for the respective years ended December 31 are shown below:

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2016:
Fixed-maturity securities, available-for-sale:
U.S. government	$691,559	16,880	—	—	691,559	16,880
U.S. government agency	3,332	22	—	—	3,332	22
States and political subdivisions	1,587,063	30,524	103,316	6,384	1,690,379	36,908
Foreign government	99,527	6,634	10,383	2,169	109,910	8,803
Corporate securities	12,637,792	433,682	2,000,338	184,113	14,638,130	617,795
Mortgage-backed securities	4,811,364	152,501	31,040	1,474	4,842,404	153,975
CMOs	192,564	11,867	—	—	192,564	11,867

Total temporarily impaired securities	$20,023,201	652,110	2,145,077	194,140	22,168,278	846,250

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2015:
Fixed-maturity securities, available-for-sale:
U.S. government	$600,970	5,395	4,959	12	605,929	5,407
U.S. government agency	4,536	51	—	—	4,536	51
States and political subdivisions	1,873,125	48,306	28,015	1,122	1,901,140	49,428
Foreign government	42,338	1,787	32,219	5,329	74,557	7,116
Corporate securities	17,688,481	1,315,632	1,659,827	674,073	19,348,308	1,989,705
Mortgage-backed securities	3,066,569	61,030	15,433	616	3,082,002	61,646
CDOs	—	—	730	147	730	147

Total temporarily impaired securities	$23,276,019	1,432,201	1,741,183	681,299	25,017,202	2,113,500

Consolidated Financial Statements and Supplemental Schedules
Page 45 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

As of December 31, 2016 and 2015, there were 1,088 and 1,294 available-for-sale fixed-maturity security holdings that were in an unrealized loss position, respectively.

As of December 31, 2016 and 2015, of the total amount of unrealized losses, $763,051 or 90.2% and $1,773,647 or 83.9%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from Standards and Poor’s (S&P), or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell, nor does it expect to be required to sell the securities outlined above, the Company does not consider these investments to be other-than-temporarily impaired.

(c)	OTTI Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2016	2015
Balance as of January 1	$59,365	36,948
Additions for credit impariments recognized on:
Securities not previously impaired	174,823	57,889
Securities previously impaired	—	1,086
Reductions for credit impairments previously on:
Securities that matured, were sold, or were liquidated during the period	(118,758)	(36,558)

Balance as of December 31	$115,430	59,365

Consolidated Financial Statements and Supplemental Schedules
Page 46 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(d)	Realized Investment (Losses) Gains

Gross and net realized investment (losses) gains for the years ended December 31 are summarized as follows:

	2016	2015	2014
Available-for-sale:
Fixed-maturity securities:
Gross gains on sales and exchanges	$198,851	108,094	96,698
Gross losses on sales and exchanges	(71,002)	(15,272)	(11,114)
OTTI	(172,530)	(57,598)	(6,445)

Net (losses) gains on fixed-maturity securities	(44,681)	35,224	79,139

Equity securities:
Gross gains on sales	3,109	2	113
Gross losses on sales	(897)	(184)	(1)

Net gains (losses) on equity securities	2,212	(182)	112

Net (losses) gains on available-for-sale securities	(42,469)	35,042	79,251

Held-to-maturity:
Gross gains on exchanges	—	31,832	—
Gross losses on exchanges	(11)	(11)	(84)

Net (losses) gains on held-to-maturity securities	(11)	31,821	(84)

(Provision) benefit for mortgage loans on real estate	(11,000)	(2,400)	5,000
Investment in affiliates	—	—	(6,500)
Gain on real estate sales	—	5,929	—
Investment in limited partnerships	2,150	—	—
Net gains on sales of acquired loans	2,005	24,027	95
Other	—	(6)	—

Net realized investment (losses) gains	$(49,325)	94,413	77,762

The 2016 realized gain on investment in limited partnerships is related to distributions received from the various limited partnership investments held by the Company. The 2015 realized gain on real estate sales is related to the recognition of a contingent gain as part of the terms of the 2011 sale of the Company’s real estate portfolio. The gross gain in held-to-maturity securities relates primarily to the impact of consolidating a CDO investment in 2015, as discussed in note 4(h). The 2014 realized loss on investment in affiliates is related to the disposal of an investment in an affiliate, as discussed in note 19.

Proceeds from sales of available-for-sale securities for the years ended December 31 are presented in the following table:

	2016	2015	2014
Available-for-sale:
Fixed-maturity securities proceeds from sales	$2,177,408	996,801	1,479,188
Equity securities proceeds from sales	152,821	58,858	29,209

Consolidated Financial Statements and Supplemental Schedules
Page 47 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(e)	Interest and Similar Income

Major categories of Interest and similar income, net, for the respective years ended December 31 are shown below:

	2016	2015	2014
Interest and similar income:
Available-for-sale fixed-maturity securities	$3,847,272	3,752,867	3,552,896
Available-for-sale equity securities	11,314	1,416	26
Mortgage loans on real estate	470,547	413,103	377,917
Acquired loans	24,461	28,122	27,548
Trading securities	6,814	11,838	10,006
Policy loans	10,015	9,834	9,981
Short-term securities, includes cash and cash equivalents	13,896	8,761	7,864
Held-to-maturity fixed-maturity securities	1,012	5,746	15,894
Derivative assets	11,121	5,197	1,867
Other invested assets	5,898	1,870	2,057
Assets held by reinsurers	2,498	2,626	2,798
Loans to affiliates	384	516	980

Total	4,405,232	4,241,896	4,009,834
Less investment expenses	79,495	66,427	54,175

Total interest and similar income, net	$4,325,737	4,175,469	3,955,659

(f)	Mortgage Loans

At December 31, 2016, mortgage loans on real estate in California and Illinois exceeded the 10% concentration levels by state with a concentration of 28.1% or $2,925,356 and 10.4% or $1,085,445, respectively. At December 31, 2015, mortgage loans on real estate in California and Illinois exceeded the 10% concentration levels by state with a concentration of 27.7% or $2,448,008 and 11.6% or $1,025,605, respectively.

Interest rates on investments in new mortgage loans ranged from a minimum of 3.0% to a maximum of 4.6%.

Credit quality indicators and allowance for loan loss for mortgage loans on real estate is discussed further at note 7.

Consolidated Financial Statements and Supplemental Schedules
Page 48 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(g)	Securities Lending and Reverse Repurchase Agreements

The Company had fair value of securities on loan of $2,798,597 and $2,392,657 with associated collateral received of $2,888,157 and $2,480,910, as of December 31, 2016 and 2015, respectively.

Of the total collateral received from the respective counterparties, noncash collateral was $326,938 and $0 as of December 31, 2016 and 2015. The cash collateral liability by loaned security type was as follows:

	December 31, 2016	December 31, 2015
	Remaining	Remaining
	Contractual	Contractual
	Maturity of the	Maturity of the
	Agreements	Agreements
	Open (1)	Open (1)
U.S. government	—	2,038
Foreign government	9,429	13,984
Corporate securities	2,551,790	2,464,888

Total	2,561,219	2,480,910

(1)

There is no contractual maturity on the loan agreements. The related loaned security could be returned to the Company on the next business day with notice from the counterparty and the Company would be required to return the cash collateral immediately.

Liquidity risk exists in that the Company may be required to return significant amounts of cash collateral on short notice. The Company only reinvests cash collateral in cash and cash equivalents and short-term investments and has established reinvestment guidelines around approved investments, credit quality, concentration, maturity, and liquidity to mitigate risks. The Company’s reinvested collateral is recorded in Collateral held from securities lending agreements on the Consolidated Balance Sheets and held $1,445,249 and $2,480,910 in cash and cash equivalents and $1,115,970 and $0 in short-term investments as of December 31, 2016 and 2015.

In the normal course of business, the Company enters into overnight reverse repurchase agreements which are used to earn spread income. As part of the reverse repurchase agreements, the Company lends cash and receives U.S. Government securities as collateral. The Company had fair value of reverse repurchase agreements of $100,000 and $0 on the Consolidated Balance Sheets with associated collateral received of $100,000 and $0 as of December 31, 2016 and 2015, respectively.

(h)	Variable Interest Entities

The Company invests in structured securities and limited partnerships which represent interests in VIEs. The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company, or the Company together with its affiliates, has the power to direct the activities of the VIE, that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary for all but one of the

Consolidated Financial Statements and Supplemental Schedules
Page 49 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Company’s VIEs and, as such, only one VIE was consolidated in the Consolidated Financial Statements.

In 2015, the triggering event for consolidation occurred when the Company entered into an agreement with the collateral manager to liquidate some or all of the collateral underlying several classes of notes within one of the CDOs. Creditors of the consolidated VIE do not have any recourse on the Company. The Company does not have any implicit or explicit arrangements to provide financial support to the consolidated VIE. Upon initial consolidation, the Company recorded the underlying assets at fair value, generating a gain of $31,832 in Realized investment (losses) gains, net in the Consolidated Statements of Operations.

In October 2015, at the Company’s direction, the collateral manager liquidated $163,389 of assets at auction, of which $96,046 were purchased by the Company. The assets purchased at auction are reported at amortized cost as Acquired loans and at fair value as Fixed-maturity securities, Available-for-sale on the Consolidated Balance Sheets. As of December 31, 2016 and 2015, the Company held $43,640 and $44,527, respectively, as Acquired loans and $10,604 and $12,611, respectively, as Fixed-maturity securities, Available-for-sale. As of December 31, 2016 and 2015, the Company also held $19,833 and $26,941, respectively, of consolidated assets that are reported at fair value as Fixed-maturity securities, Available-for-sale on the Consolidated Balance Sheets. In addition, the Company has recorded liabilities of $565 and $2,789 as of December 31, 2016 and 2015, respectively, related to the consolidation of this entity. The liabilities are reported in Other liabilities on the Consolidated Balance Sheets.

The carrying amount and maximum exposure to loss relating to the VIEs which the Company holds a variable interest but is not the primary beneficiary and which have not been consolidated were as follows:

	December 31, 2016		December 31, 2015
		Maximum		Maximum
	Carrying	exposure	Carrying	exposure
	amount	to loss (1)	amount	to loss (1)
Fixed-maturity securities, available-for-sale:
Corporate securities	$981,066	981,066	913,857	913,857
Mortgage-backed securities	11,625,772	11,625,772	12,466,036	12,466,036
Collateralized mortgage obligations	197,789	197,789	10,283	10,283
CDOs	19,931	19,931	21,164	21,164

Total fixed-maturity securities, available-for-sale	$12,824,558	12,824,558	13,411,340	13,411,340

Other investments
Acquired loans	$148,740	148,740	179,556	179,556
Other invested assets	56,562	338,971	15,628	116,485

Total other investments	$205,302	487,711	195,184	296,041

Total investments	$13,029,860	13,312,269	13,606,524	13,707,381

(1)

The maximum exposure to loss is equal to the carrying amount for Fixed-maturity securities, Available-for-sale and Acquired loans. The maximum exposure to loss related to Other invested assets is equal to the carrying amount plus any unfunded commitments.

Consolidated Financial Statements and Supplemental Schedules
Page 50 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(i)	Redeemable Preferred Stock

AZL PF Investments, Inc. (AZLPF), a wholly owned subsidiary of the Company, issued redeemable preferred stock as a result of a prepaid forward agreement settled in 2012. The preferred stock liability of $32,195 was recorded at December 31, 2016 and 2015 and is reported in Other liabilities on the Consolidated Balance Sheets. The preferred stock is mandatorily redeemable on January 9, 2017. AZLPF’s BOD approved the redemption of the preferred stock in November 2016. See further discussion over the redemption of the preferred stock in note 25.

(5)	Derivatives and Hedging Instruments

Each derivative is designated by the Company as either a cash flow hedging instrument (cash flow hedge) or not qualified as a hedging instrument (nonqualifying strategies).

Cash Flow Hedges

IRS were used by the Company to hedge against the changes in cash flows associated with variable interest rates on certain underlying fixed-maturity securities until January 2015. The Company uses foreign currency swaps to hedge against foreign currency fluctuations on certain foreign denominated fixed-maturity securities. IRS and foreign currency swaps have notional amounts and maturity dates equal to the underlying fixed-maturity securities and are determined to be highly effective as of December 31, 2016 and 2015.

The following table presents the components of the unrealized gains or losses on the effective portion of the derivatives that qualify as cash flow hedges and are recorded as a component of Total other comprehensive income within the Consolidated Statements of Comprehensive Income:

Derivatives designated as	Amount of gains (losses) recognized at December 31
cash flow hedging instruments	2016	2015	2014
Interest rate swaps, net of tax benefit of $0, ($332), and ($217),at December 31, 2016, 2015, and 2014, respectively	$—	(617)	(403)
Foreign currency swaps, net of tax expense of $12,355, $15,550, and $4,683 at December 31, 2016, 2015, and 2014, respectively	22,945	28,879	8,698

Total	$22,945	28,262	8,295

At December 31, 2016, the Company does not expect to reclassify any pretax gains or losses on cash flow hedges into earnings during the next 12 months. Recurring interest income earned is recorded in Interest and similar income, net in the Consolidated Statements of Operations. In the event that cash flow hedge accounting is no longer applied, because the derivatives are no longer designated as a hedge, or the hedge is not considered to be highly effective, the reclassification from AOCI into earnings may be accelerated.

Consolidated Financial Statements and Supplemental Schedules
Page 51 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Nonqualifying Strategies

Option Contracts

The Company utilizes OTC options and ETOs with the objective to economically hedge certain fixed-indexed annuity and life products tied to certain indices as well as certain variable annuity guaranteed benefits. These OTC options and ETOs are not used for speculative or income generating purposes. The ETOs provide the Company flexibility to use instruments, which are exchange-cleared and allow the Company to mitigate counterparty credit risk. The ETOs are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The credit rating on the OCC is currently AA+ from S&P. The fair values of the collateral posted for OTC options and ETOs are discussed in the derivative collateral management section below.

Futures

The Company utilizes exchange-traded futures to economically hedge fixed-indexed annuity, life, and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin described below and the Company is required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2016 and 2015. Futures contracts are also utilized to hedge the investment risk associated with seed money. The fair value of the collateral posted for exchange-traded derivatives is discussed in the derivative collateral management section below.

Interest Rate Swaps

The Company utilizes OTC and exchange-traded IRS to economically hedge certain variable annuity and fixed-index annuity guarantees. The Company can receive the fixed or variable rate. The IRS are traded in varying maturities. The Company only enters into OTC IRS contracts with counterparties rated BBB+ or better.

IRS are centrally cleared through an exchange. The fair values of the collateral posted and variation margin for OTC and exchange-traded IRS are discussed in the derivative collateral management section below.

Total Return Swaps

The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month London Interbank Offered Rate (LIBOR) and the return of an underlying index. The Company uses the OTC TRS with the intent to economically hedge fixed-indexed annuity and variable annuity guarantees. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.

To Be Announced Securities

Beginning in 2015, the Company began transacting OTC TBA securities to economically hedge market risks embedded in certain life and annuity products. The Company uses the OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date.

Consolidated Financial Statements and Supplemental Schedules
Page 52 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company is exposed to market risk to the extent the Company is over or under-hedged from an economic perspective. To mitigate counterparty credit risk, the Company establishes relationships with only counterparties rated BBB+ and higher. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.

Stock Appreciation Rights

The Company enters into contracts with Allianz SE with the objective to economically hedge risk associated with the Allianz SE stock-based compensation plan, which awards certain employees stock appreciation rights (SAR). The contracts are recorded at fair value within Derivative assets on the Consolidated Balance Sheets. The change in fair value for SAR are recorded in Change in fair value of assets and liabilities and General and administrative expenses within the Consolidated Statements of Operations, respectively. See further discussion of the stock-based compensation plan in note 18.

Credit Default Swaps

The Company utilizes exchange-traded CDS to economically hedge certain fixed-indexed annuity guarantees. The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount. The fair value of the collateral posted for exchange-traded CDS is discussed in the derivative collateral management section below.

The following table presents the notional amount, fair value, weighted average years to maturity, underlying referenced credit obligation type, and average credit ratings for the credit derivatives in which the Company was assuming credit risk as of December 31, 2016 and 2015:

Credit Derivative type by derivative risk exposure and reference type	Notional Amount	Fair Value	Weighted Average Years to Maturity	Average Credit Rating
2016:
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	$331,400	367	6	BBB+

Total	$331,400	367

2015:
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	$150,900	1,569	7	BBB+

Total	$150,900	1,569

Consolidated Financial Statements and Supplemental Schedules
Page 53 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following table presents a summary of the aggregate notional amounts and fair values of the Company’s freestanding derivative instruments as of December 31:

	2016				2015
			Gross Fair Value				Gross Fair Value
	Notional (1)		Assets	Liabilities	Notional (1)		Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$676,000		96,975	(11,731)	426,000		53,794	—

Total cash flow hedging instruments			$96,975	(11,731)			53,794	—

Nonqualifying hedging instruments
OTC options	$77,973,809		766,205	(514,758)	52,623,290		359,335	(226,761)
ETO	11,109,074		42,400	(27,345)	—		—	—
Futures	17,574,373		—	—	6,288,033		—	—
SAR	7,422	*	545	—	7,422	*	614	—
TRS	7,154,000		5,826	(3,702)	4,574,296		2,350	(33,812)
IRS	7,227,500		144,384	(77,799)	7,802,500		172,187	(89,482)
TBA securities	693,900		833	(299)	426,300		232	(266)

Total nonqualifying hedging instruments			$960,193	(623,903)			534,718	(350,321)

Total freestanding derivative instruments			1,057,168	(635,634)			588,512	(350,321)

(1)	Notional amounts are presented on a gross basis.
*	The notional amount for SAR is equal to the number of contracts outstanding.

Derivative Collateral Management

The Company manages separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2016 and 2015, had a fair value of $1,447,970 and $1,019,112, respectively, and is included in Fixed-maturity securities on the Consolidated Balance Sheets. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2016 and 2015, had a fair value of $49,133 and $13,939, respectively, and is included in Fixed-maturity securities on the Consolidated Balance Sheets. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.

Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in Change in fair value of annuity and life embedded derivatives within the Consolidated Statements of Operations. These embedded derivatives are classified within Account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules
Page 54 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Certain fixed-indexed annuity products, variable annuity riders, and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within Account balances and future policy benefit reserves on the Consolidated Balance Sheets with changes in fair value reported in Change in fair value of annuity and life embedded derivatives within the Consolidated Statements of Operations.

The Company bifurcated and separately recorded an embedded derivative related to certain CDOs. The last of these CDOs has been consolidated since 2015. See note 4 for further detail relating to the consolidation of this CDO. The embedded derivative was recorded within Derivative assets on the Consolidated Balance Sheets, with changes in fair value reported in Change in fair value of assets and liabilities within the Consolidated Statements of Operations.

Additionally, the Company bifurcated and separately recorded an embedded derivative related to modified coinsurance reinsurance agreements. The embedded derivative was recorded within Derivative assets on the Consolidated Balance Sheets, with changes in fair value reported in Change in fair value of assets and liabilities within the Consolidated Statements of Operations.

The following table presents a summary of the fair values of the Company’s embedded derivative instruments as of December 31:

	2016	2015
GMWB	$(2,156,234)	(2,170,539)
GMAB	(243,363)	(374,857)
MVLO	(15,141,482)	(14,495,312)
Other embedded derivative	1,863	3,097

Total embedded derivative instruments	$(17,539,216)	(17,037,611)

Consolidated Financial Statements and Supplemental Schedules
Page 55 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following table presents the gains or losses recognized in income on the various nonqualifying freestanding derivative instruments and embedded derivatives:

	Location in Consolidated	Amount of (losses) gains on derivatives recognized for the years ended December 31
	Statements of Operations	2016	2015	2014
MVLO	Policy fees	$(398,942)	79,951	194,229
MVLO	Policyholder benefits	139,481	115,737	2,159
MVLO	Change in fair value of annuity and life embedded derivatives	(386,709)	212,758	(3,344,049)
GMWB	Change in fair value of annuity and life embedded derivatives	14,235	(679,259)	(1,445,524)
GMAB	Change in fair value of annuity and life embedded derivatives	96,666	(122,094)	(166,411)

	Total change in fair value of annuity and life embedded derivatives	(275,808)	(588,595)	(4,955,984)

OTC options	Change in fair value of assets and liabilities	182,882	(361,419)	862,097
ETOs	Change in fair value of assets and liabilities	13,055	291	66,855
Futures	Change in fair value of assets and liabilities	(287,724)	(423,134)	(267,628)
SAR	Change in fair value of assets and liabilities	(54)	630	69
CDO embedded	Change in fair value of assets and liabilities	—	(188)	(150)
Other embedded	Change in fair value of assets and liabilities	(1,234)	1,423	(230)
TBA securities	Change in fair value of assets and liabilities	(2,837)	330	—
IRS	Change in fair value of assets and liabilities	87,380	279,158	1,085,355
TRS	Change in fair value of assets and liabilities	(37,143)	4,093	113,236
CDS	Change in fair value of assets and liabilities	4,689	(2,220)	(626)

	Total change in fair value of assets and liabilities	(40,986)	(501,036)	1,858,978

	Total derivative loss, net	$(576,255)	(893,943)	(2,900,618)

Offsetting Assets and Liabilities

Certain financial instruments and derivative instruments are eligible for offset on the Consolidated Balance Sheets under GAAP. The Company’s derivative instruments are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy.

Consolidated Financial Statements and Supplemental Schedules
Page 56 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company’s policy is to recognize amounts subject to master netting arrangements on a gross basis on the Consolidated Balance Sheets.

The following tables present additional information about derivative assets and liabilities subject to an enforceable master netting arrangement as of the dates indicated:

	December 31, 2016
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$1,056,623	—	1,056,623	(615,349)	(395,913)	45,361
Derivative liabilities	$(635,634)	—	(635,634)	615,349	37,092	16,807

Net derivatives	$420,989	—	420,989	—	(358,821)	62,168

	December 31, 2015
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$587,898	—	587,898	(346,116)	(216,659)	25,123
Derivative liabilities	$(350,276)	—	(350,276)	346,116	4,160	—

Net derivatives	$237,622	—	237,622	—	(212,499)	25,123

(1)

Represents the amount of assets or liabilities that could be offset by liabilities or assets with the same counterparty under master netting or similar arrangements that management elects not to offset on the Consolidated Balance Sheets.

In the tables above, the gross amounts of assets or liabilities as presented on the Consolidated Balance Sheets are offset first by financial instruments that have the right of offset under master netting or similar arrangements, then any remaining amount is reduced by the amount of cash and securities collateral.

Consolidated Financial Statements and Supplemental Schedules
Page 57 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(6)	Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level  1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets.

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active.

(c)	Inputs other than quoted prices that are observable.

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3.

Consolidated Financial Statements and Supplemental Schedules
Page 58 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2016:
Assets
Fixed-maturity securities, available-for-sale:
U.S. government	$1,736,523	1,736,523	—	—
Agencies not backed by the full faith and credit of the U.S. government	8,857	—	8,857	—
States and political subdivisions	9,954,613	—	9,925,338	29,275
Foreign government	438,927	—	404,687	34,240
Corporate securities	63,540,067	—	54,990,599	8,549,468
Mortgage-backed securities	11,650,264	—	11,609,060	41,204
CMOs	197,789	—	197,789	—
CDOs	19,931	—	—	19,931
Fixed-maturity securities, at fair value through income	37,051	36,901	—	150
Derivative assets	1,059,031	42,400	1,010,805	5,826
Equity securities, available-for-sale	320,166	320,166	—	—
Equity securities, trading	317,493	298,481	19,012	—
Corporate-owned life insurance	338,092	—	338,092	—
Separate account assets	27,733,261	27,733,261	—	—

Total assets	$117,352,065	30,167,732	78,504,239	8,680,094

Liabilities
Derivative liabilities	$635,634	27,345	604,587	3,702
Separate account liabilities	27,733,261	27,733,261	—	—
Reserves at fair value (1)	20,152,641	—	—	20,152,641

Total liabilities	$48,521,536	27,760,606	604,587	20,156,343

Consolidated Financial Statements and Supplemental Schedules
Page 59 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

	Total	Level 1	Level 2	Level 3
2015:
Assets
Fixed-maturity securities, available-for-sale:
U.S. government	$1,755,324	1,755,324	—	—
Agencies not backed by the full faith and credit of the U.S. government	10,514	—	10,514	—
States and political subdivisions	8,998,534	—	8,998,035	499
Foreign government	272,167	—	238,794	33,373
Corporate securities	57,168,683	—	50,147,086	7,021,597
Mortgage-backed securities	12,497,799	—	12,442,893	54,906
CMOs	10,283	—	10,283	—
CDOs	21,164	—	—	21,164
Fixed-maturity securities, at fair value through income	37,111	37,111	—	—
Derivative assets	591,609	—	589,259	2,350
Equity securities, available-for-sale	68,611	68,611	—	—
Equity securities, trading	292,816	269,956	22,860	—
Corporate-owned life insurance	316,926	—	316,926	—
Separate account assets	28,243,123	28,243,123	—	—

Total assets	$110,284,664	30,374,125	72,776,650	7,133,889

Liabilities
Derivative liabilities	$350,0321	—	316,509	33,812
Separate account liabilities	28,243,123	28,243,123	—	—
Reserves at fair value (1)	18,096,009	—	—	18,096,009

Total liabilities	$46,689,453	28,243,123	316,509	18,129,821

(1)	Reserves at fair value are reported in Account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules
Page 60 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities and Equity Securities

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A Pricing Committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services, and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price analytic reports that monitor significant fluctuations in price as well as an IPV process by which the Company obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed-maturity securities. These instances include private placement securities and certain other immaterial portfolios priced by a secondary external vendor or internal models.

Consolidated Financial Statements and Supplemental Schedules
Page 61 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

At December 31, 2016 and 2015, private placement securities of $8,509,548 and $6,685,280, respectively, were included in Level 3. Internal pricing models based on market proxy spread and U.S. Treasury rates, which are monitored by the investment manager for reasonableness, are used to value these holdings. This includes ensuring the spreads used are still reasonable based on issuer specific credit development.

The portfolios of securities received as a result of liquidating or consolidating CDOs are priced using a combination of third-party vendors and cash flow modeling. The methodology used is dependent on the availability of observable inputs. Prices are reviewed for reasonableness by reviewing cash flow projections, related yields on similar securities, and comparison to auction prices and other expectations. The securities are reviewed by Management via the Pricing Committee.

(b)	Valuation of Derivatives

Active markets for OTC option assets and liabilities do not exist. The fair value of OTC option assets and liabilities is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign swaps, CDS, TBA securities, and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures are based on quoted market prices and are generally included in Level 1.

Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.

(c)	Valuation of Corporate-Owned Life Insurance

The Company holds COLI policies with unrelated third parties. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced. The cash surrender value approximates fair value for these policies and is considered Level 2 based on the use of observable inputs.

Consolidated Financial Statements and Supplemental Schedules
Page 62 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(d)	Valuation of Separate Account Assets and Liabilities

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Separate account assets consist primarily of variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on net asset values that are quoted as prices (unadjusted) in an active, observable market. Additionally, the separate account assets hold certain money market funds which are also included in Level 1 because their fair value is based on quoted prices (unadjusted) in an active, observable market. In accordance with the Financial Services – Insurance Topic of the Codification, the fair value of separate account liabilities is set to equal the fair value of separate account assets.

(e)	Valuation of Reserves at Fair Value

Reserves at fair value principally include the equity-indexed features contained in fixed-indexed annuity and life products, certain variable annuity riders and variable-indexed annuity products. Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. The fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net income.

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable overnight index swap rates (OIS) plus funding valuation adjustments, as approximated by LIBOR. These cash flows are then discounted using the current month’s LIBOR plus a company specific spread. The expected life-contingent

Consolidated Financial Statements and Supplemental Schedules
Page 63 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net income.

The Company elected the fair value option for certain insurance contracts related to the variable-indexed annuity product. The fair value is calculated internally using the present value of future expected cash flows, floored at the current contract value. Future expected cash flows are generated using contractual features, actuarial assumptions, and market emergence over a complete set of market consistent scenarios. Cash flows are then averaged over the scenario set and discounted back to the valuation date using the appropriate discount factors adjusted for nonperformance risk on the noncollateralized portions of the contract.

The Company also has an embedded derivative asset related to a modified coinsurance agreement with an unrelated third party, which is reported within Derivative assets on the Consolidated Balance Sheets. This agreement results in a credit derivative, with a fair value based on the difference between the LIBOR and Corporate A- spread as of an average portfolio purchase date. The asset is included in Level 2 as the valuation uses market observable inputs. This derivative is on a closed block of business and is not significant to the ongoing results of the Company.

Consolidated Financial Statements and Supplemental Schedules
Page 64 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(f)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	Fixed-maturity securities
	Available-for-sale					Trading
	States and			Mortgage-
	political	Foreign	Corporate	backed		Corporate	Derivative	Derivative	Reserves at
	subdivisions	government	securities	securities	CDOs	securities	assets	liabilities	fair value
2016:
Balance, beginning of year	$499	33,373	7,021,597	54,906	21,164	—	2,350	(33,812)	(18,096,009)
Total realized/unrealized gains (losses) included in:
Net income	—	—	(86,539)	1,393	—	—	553,778	(583,731)	(649,516)
Other comprehensive income (loss)	790	867	272,556	302	(503)	—	—	—	—
Purchases and issuances	27,986	—	2,054,111	730	—	150	—	—	(2,805,725)
Sales and settlements	—	—	(428,407)	(16,127)	(730)	—	(550,302)	613,841	1,398,609
Transfer into Level 3	—	—	—	—	—	—	—	—	—
Transfer out of Level 3	—	—	(283,850)	—	—	—	—	—	—

Balance, end of year	29,275	34,240	8,549,468	41,204	19,931	150	5,826	(3,702)	(20,152,641)
(Losses) gains included in net income related to financial instruments still held at December 31, 2016 (1)	—	—	(80,134)	—	—	—	3,476	(30,111)	(649,516)

	Fixed-maturity securities
	Available-for-sale					Trading
	States and			Mortgage-
	political	Foreign	Corporate	backed		Corporate	Derivative	Derivative	Reserves at
	subdivisions	government	securities	securities	CDOs	securities	assets	liabilities	fair value
2015:
Balance, beginning of year	$—	34,147	5,733,760	1,332	45,229	—	11,583	(757)	(17,052,283)
Total realized/unrealized gains (losses) included in:
Net income	—	—	(20,453)	30	516	—	182,923	(179,854)	273,778
Other comprehensive income (loss)	(1)	(774)	(339,441)	(2)	(167)	—	—	—	—
Purchases and issuances	500	—	1,982,406	—	—	—	—	—	(2,687,078)
Sales and settlements	—	—	(335,492)	(1,314)	(24,414)	—	(192,156)	146,799	1,369,574
Transfer into Level 3	—	—	817	54,860	—	—	—	—	—
Transfer out of Level 3	—	—	—	—	—	—	—	—	—

Balance, end of year	499	33,373	7,021,597	54,906	21,164	—	2,350	(33,812)	(18,096,009)
(Losses) gains included in net income related to financial instruments still held at December 31, 2015 (1) (2)	—	—	(27,526)	—	36	—	2,917	(28,494)	273,778

(1)

The Company classifies realized and unrealized gains (losses) on Reserves at fair value as unrealized gains (losses) for purposes of disclosure in this table because it is impracticable to track the realized gains (losses) on a contract-by-contract basis.

(2)

The previously issued 2015 financial statements improperly disclosed losses included in net income related to Reserves at fair value still held at December 31, 2015 by including issuances of $2,687,078. The December 31, 2015 amount has been corrected to conform with current year presentation.

Consolidated Financial Statements and Supplemental Schedules
Page 65 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(g)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on observable or unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers into and/or out of Levels 1, 2, and 3 are reported as of the end of the period in which the change occurs.

In 2016, transfers into Level 3 were $0 and transfers out of Level 3 were $283,850. All transfers out of Level 3 were recategorized as Level 2 as quoted market prices for similar securities became available, were considered reliable, and could be validated against an alternative source. In 2015, transfers into Level 3 were $55,677 and transfers out of Level 3 were $0. All transfers into Level 3 were a result of observable inputs no longer being considered reliable or could no longer be validated against an alternative source.

There were no transfers between Level 1 and Level 2 for the years ended December 31, 2016 and 2015.

Consolidated Financial Statements and Supplemental Schedules
Page 66 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(h)	Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs

The following table provides a summary of the significant unobservable inputs used in the fair value measurements developed by the Company or reasonably available to the Company of Level 3 assets and liabilities on a recurring basis at December 31, 2016:

	Fair value	Valuation Technique	Unobservable input	Range (weighted average)
Fixed-maturity securities:
Available-for-sale:
States and political subdivisions	$29,275	Discounted cash flow	Option adjusted spread*	166 (166)
Foreign government	34,240	Discounted cash flow	Option adjusted spread	62-75 (70)
Corporate securities	8,549,468	Discounted cash flow	Option adjusted spread	-214-2,112 (147)
CDOs	19,931	Third-Party Vendor	Default and discount rates	**
Mortgage-backed securities	41,204	Third-Party Vendor	Default and discount rates	**
Trading:
Corporate securities	150	Cost	N/A	N/A
Derivative assets:
TRS	$5,826	Third-Party Vendor	Spread and discount rates	**
Derivative liabilities:
TRS	$(3,702)	Third-Party Vendor	Spread and discount rates	**
Reserves at Fair Value:
MVLO	$(15,141,482)	Discounted cash flow	Annuitizations	0–25%
			Surrenders	0–25%
			Mortality***	0–100%
			Withdrawal Benefit Election	0–50%
GMWB and GMAB	(2,399,597)	Discounted cash flow	Surrenders	0.5–35%
			Mortality***	0–100%
Variable-indexed annuity	(2,611,562)	Contract value	N/A****	N/A****

*	No range is applicable due to only one security within classification.
**	Management does not have insight into the specific assumptions used. See narrative below for qualitative discussion.
***	Mortality assumptions are derived by applying management determined factors to the Annuity 2000 Mortality Table.
****	Unobservable inputs are not applicable as the fair value of the variable-indexed annuity reserve is held at contract value.

(i)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs

Fixed-maturity securities: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate fixed-maturity securities, available-for-sale is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a securities’ sector, rating, and average life. A significant increase of the corporate index OAS in isolation could result in a decreased fair value, while a significant yield decrease in the corporate index OAS could result in an increased fair value.

CDOs and mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs

Consolidated Financial Statements and Supplemental Schedules
Page 67 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

used; however, the key unobservable inputs would generally include default rates. A significant decrease (increase) in default rates could result in an increase (decrease) in fair value.

Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRSs in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.

Reserves at fair value: A significant increase (decrease) in the utilization of annuitization benefits could result in a higher (lower) fair value. A significant decrease (increase) in mortality rates, surrender rates, or utilization of lifetime income benefits could result in a higher (lower) fair value.

(j)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis. There were no nonrecurring fair value adjustments recorded in 2016, 2015, or 2014.

Consolidated Financial Statements and Supplemental Schedules
Page 68 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(k)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities carried at book value at December 31:

	2016
	Carrying amount	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets:
Held-to-maturity fixed-maturity securities	$28	—	—	3,630	3,630
Mortgage loans on real estate	10,351,741	—	—	10,900,205	10,900,205
Loans to affiliates	39,120	—	—	39,120	39,120
Policy loans	171,012	—	171,012	—	171,012
Acquired loans	192,380	—	—	261,307	261,307
Other invested assets	164,830	—	—	164,830	164,830
Collateral held from securities lending agreements	2,561,219	—	2,561,985	—	2,561,985
Financial liabilities:
Investment contracts	$77,305,738	—	—	78,018,770	78,018,770
Mortgage notes payable	76,916	—	—	87,981	87,981

	2015
	Carrying amount	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets:
Held-to-maturity fixed-maturity securities	$55	—	—	5,279	5,279
Mortgage loans on real estate	8,788,018	—	—	9,042,293	9,042,293
Loans to affiliates	33,005	—	—	32,733	32,733
Policy loans	163,129	—	163,129	—	163,129
Acquired loans	224,083	—	—	271,927	271,927
Other invested assets	92,977	—	—	92,977	92,977
Collateral held from securities lending agreements	2,480,910	—	2,480,911	—	2,480,911
Financial liabilities:
Investment contracts	$72,088,078	—	—	72,832,319	72,832,319
Other liabilities	500,000	—	—	499,079	499,079
Mortgage notes payable	84,761	—	—	98,890	98,890

The fair value of certain fixed-maturity securities classified as “held-to-maturity” is calculated internally with cash flow models using unobservable inputs and is categorized as Level 3.

Consolidated Financial Statements and Supplemental Schedules
Page 69 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The fair value of mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Default rates and loss severities are then applied to each loan and a fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The inputs used are unobservable and the fair value is classified as Level 3.

Loans to affiliates are carried at cost, which approximates fair value. Loans to affiliates are classified as Level 3 due to transfer restrictions and lack of liquidity.

Policy loans are supported by the underlying cash value of the policies and are carried at unpaid principal balances, which approximate fair value. Therefore, fair value is classified as Level 2.
Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors cash flow modeling and matrix pricing with unobservable inputs. Due to lack of an active market and uncertainty on receiving contractual cash flows, acquired loans are classified as Level 3.

Other invested assets relate to an investment in FHLB stock, loans to non-affiliates, and miscellaneous partnership investments. The investment in FHLB stock and loans to non-affiliates are carried at cost, which approximate fair value, and are classified as Level 3 due to transfer restrictions and lack of liquidity. The partnership investments are valued utilizing the equity method of accounting, and are classified as Level 3 because there is no active market and the fair value is determined by valuation techniques in which significant inputs are unobservable.

Collateral held from securities lending agreements is primarily comprised of short-term, highly liquid, fixed maturity securities. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities (fixed-income securities, equity securities, cash and cash equivalents) held within the Company’s General Account investment portfolio. Therefore, the fair value is classified as Level 2.

Investment contracts include certain reserves related to annuity products. These reserves are included in the Account balances and future policy benefit reserves on the Consolidated Balance Sheets. The fair values of the investment contracts are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs. Therefore, fair value is classified as Level 3. The previously issued 2015 financial statements improperly disclosed the carrying amount and fair value of investment contracts as $89,282,957 and $90,027,198, respectively. Investment contracts previously included reserves that are held at fair value on a recurring basis and reserves that do not meet the definition of a financial liability with a total carrying amount and fair value of $17,194,879. The December 31, 2015 amounts have been corrected to conform with current year presentation.

The fair value of mortgage notes payable is the sum of the outstanding balance of the note payable plus the expected prepayment penalty due to the lender if the Company were to prepay the mortgage.

Consolidated Financial Statements and Supplemental Schedules
Page 70 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company believes this approximates fair value, as the calculation of the prepayment penalty is based on current market interest rates and represents lost interest to the lender and is an exit price. The penalty is based on specific provisions provided by the lender, which is an unobservable input. Therefore, the liability is classified as Level 3.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(7)	Financing Receivables

The Company’s financing receivables are comprised of mortgage loans, nontrade receivables, loans to affiliates, and loans to non-affiliates. Mortgage loans consist of the unpaid balance of mortgage loans on real estate. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. Loans to affiliate include loans to related parties to fund certain companywide projects. Loans to non-affiliates are loans that are intended to meet certain financial objectives of the Company, AZOA, and Allianz SE. The mortgage loans and nontrade receivables are evaluated on a collective basis for impairment unless circumstances arise that warrant individual evaluation. The loans to affiliates and loans to non-affiliates are evaluated individually and do not require an allowance as of December 31, 2016 and 2015. For additional information, see note 2 for nontrade receivables, note 4 for mortgage loans, and note 19 for loans to affiliates.

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.

Consolidated Financial Statements and Supplemental Schedules
Page 71 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The credit quality as of December 31 is shown below:

	Debt Service Coverage Ratios
2016:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$3,694,757	133,289	53,761	—	3,881,807	37.3%
50% – 60%	3,740,956	173,453	23,378	18,930	3,956,717	38.0
60% – 70%	1,442,783	502,746	26,005	43,607	2,015,141	19.4
70% – 80%	198,103	153,481	24,086	—	375,670	3.6
80% – 90%	57,439	83,046	27,384	2,937	170,806	1.7
90% – 100%	—	—	—	—	—	—
Greater than 100%	—	—	—	—	—	—

Total	$9,134,038	1,046,015	154,614	65,474	10,400,141	100.0%

	Debt Service Coverage Ratios
2015:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	3,310,857	134,224	117,417	76	3,562,574	40.4%
50% – 60%	2,056,466	492,618	99,041	2,834	2,650,959	30.0
60% – 70%	1,347,641	633,125	51,113	66,702	2,098,581	23.8
70% – 80%	72,551	107,527	50,712	87,160	317,950	3.6
80% – 90%	96,548	51,230	27,874	6,460	182,112	2.0
90% – 100%	—	—	13,242	—	13,242	0.2
Greater than 100%	—	—	—	—	—	—

Total	6,884,063	1,418,724	359,399	163,232	8,825,418	100.0%

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

	2016			2015
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$11,860	20,963	32,823	6,976	23,581	30,557
Allowance for credit losses	(4,876)	—	(4,876)	(5,525)	—	(5,525)

Net nontrade receivables	$6,984	20,963	27,947	1,451	23,581	25,032

Consolidated Financial Statements and Supplemental Schedules
Page 72 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Rollforward of Allowance for Credit Losses

The allowances for credit losses and recorded investment in financing receivables as of December 31 are shown below:

	Mortgage loans	Nontrade receivables	Loans to affiliates	Loans to non-affiliates	Total
2016:
Financing receivables, gross	$10,400,141	32,823	39,120	10,145	10,482,229

Allowance for credit losses:
Beginning balance	$37,400	5,525	—	—	42,925
Provision/(benefit)	11,000	(649)	—	—	10,351

Ending balance	48,400	4,876	—	—	53,276

Financing receivables ending balance net of valuation allowance	$10,351,741	27,947	39,120	10,145	10,428,953

	Mortgage loans	Nontrade receivables	Loans to affiliates	Loans to non-affiliates	Total
2015:
Financing receivables, gross	$8,825,418	30,557	33,000	11,341	8,900,316

Allowance for credit losses:
Beginning balance	$35,000	6,486	—	—	41,486
Provision/(benefit)	2,400	(961)	—	—	1,439

Ending balance	37,400	5,525	—	—	42,925

Financing receivables ending balance net of valuation allowance	$8,788,018	25,032	33,000	11,341	8,857,391

The Company evaluates the mortgage loan allowance for loan loss quarterly, which resulted in an increase of the provision of $11,000 and $2,400 for the years ended December 31, 2016 and 2015, respectively. The increase to the allowance for loan loss is a result of the growing asset base of the mortgage loan portfolio partially offset by improving quality indicators.

Consolidated Financial Statements and Supplemental Schedules
Page 73 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Past-Due Aging Analysis

Aging analysis of past-due financing receivables as of December 31 is shown below:

	31–60 days past due	61–90 days past due	Greater than 90 days past due	Total past due	Current	Total
2016:
Mortgage loans	$—	—	—	—	10,400,141	10,400,141
Nontrade receivables	7,590	1,662	6,712	15,964	16,859	32,823
Loans to affiliates	—	—	—	—	39,120	39,120
Loans to non-affiliates	109	10	71	190	9,955	10,145

Total	$7,699	1,672	6,783	16,154	10,466,075	10,482,229

	31–60 days past due	61–90 days past due	Greater than 90 days past due	Total past due	Current	Total
2015:
Mortgage loans	$—	—	—	—	8,825,418	8,825,418
Nontrade receivables	6,893	1,796	5,629	14,318	16,239	30,557
Loans to affiliates	—	—	—	—	33,000	33,000
Loans to non-affiliates	60	—	—	60	11,281	11,341

Total	$6,953	1,796	5,629	14,378	8,885,938	8,900,316

As of December 31, 2016 and 2015, the Company’s financing receivables did not include any balances which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

(8)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess yearly renewal term (YRT) coverage. The Company may also enter into coinsurance agreements for the purpose of preserving capital. The Company generally retained between $1,000 and $5,000 coverage per individual life depending on the type of policy for the years ended December 31, 2016 and 2015.

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by arranging trust accounts or letters of credit with certain reinsurers. Reinsurance recoverables at December 31, 2016 and 2015 are covered by collateral of $3,419,252 and $3,485,810, respectively.

Consolidated Financial Statements and Supplemental Schedules
Page 74 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The effect of reinsurance on premiums is disclosed in Schedule IV in the Consolidated Financial Statements.

(9)	Deferred Acquisition Costs

DAC at December 31 and the changes in the balance for the years then ended are as follows:

	2016	2015	2014
Balance, beginning of year	$6,283,236	4,362,771	4,820,215
Capitalization	1,006,773	911,425	1,349,236
Interest	172,195	181,239	177,754
Amortization	(1,438,375)	(1,331,923)	(853,904)
Change in shadow DAC	(777,486)	2,159,724	(1,130,530)

Balance, end of year	$5,246,343	6,283,236	4,362,771

The Company reviews its best estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions were applied to the current in-force policies to project future gross profits.

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during the years ended December 31 is as follows:

	2016	2015	2014
Assets:
DAC	$(246,669)	(109,797)	(5,294)
DSI	(51,156)	(32,400)	(8,673)
VOBA	(212)	(180)	(120)
Reinsurance recoverables	2,934	5,471	117

Total decrease in assets	(295,103)	(136,906)	(13,970)
Liabilities:
Account balances and future policy benefit reserves	(412,959)	(154,064)	(38,177)
Unearned premiums	(1,787)	(48,369)	(1,968)

Total decrease in liabilities	(414,746)	(202,433)	(40,145)

Net increase before tax	119,643	65,527	26,175
Deferred income tax expense	41,875	22,934	9,161

Net increase after tax	$77,768	42,593	17,014

Consolidated Financial Statements and Supplemental Schedules
Page 75 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(10)	Deferred Sales Inducements

DSI at December 31 and the changes in the balance for years then ended are as follows:

	2016	2015	2014
Balance, beginning of year	$1,110,192	847,000	1,076,530
Capitalization	29,176	48,546	143,717
Amortization	(277,616)	(284,883)	(183,504)
Interest	28,569	33,927	35,528
Change in shadow DSI	(125,767)	465,602	(225,271)

Balance, end of year	$764,554	1,110,192	847,000

The change in shadow DSI balances are impacted by movements in unrealized gains and losses as a result of market conditions. See note 9 for impacts of unlocking relating to DSI.

(11)	Income Taxes

(a)	Income Tax Expense (Benefit)

Total income tax expense for the years ended December 31 is as follows:

	2016	2015	2014
Income tax expense attributable to operations:
Current tax expense	$558,016	551,052	265,586
Deferred tax (benefit)	(202,860)	(307,986)	(240,863)

Total income tax expense attributable to net income	355,156	243,066	24,723
Income tax effect on equity:
Income tax expense allocated to stockholder’s equity:
Attributable to unrealized gains (losses) on investments	357,363	(691,519)	418,073
Attributable to unrealized gains on postretirement obligations	36	—	—
Attributable to unrealized gains (losses) on foreign exchange	373	(2,159)	(1,132)

Total income tax effect on equity	$712,928	(450,612)	441,664

Consolidated Financial Statements and Supplemental Schedules
Page 76 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(b)	Components of Income Tax Expense

Income tax expense computed at the statutory rate of 35% varies from Income tax expense reported in the Consolidated Statements of Operations for the respective years ended December 31 as follows:

	2016	2015	2014
Income tax expense computed at the statutory rate	$400,167	295,177	63,066
Dividends-received deductions and tax-exempt interest	(40,326)	(40,687)	(27,849)
State income tax	11,266	4,642	4,106
(Release) accrual of LIH tax credits	(5,819)	(1,284)	321
Accrual (release) of tax contingency reserve	373	(10,701)	2,180
Foreign tax, net	(3,587)	(3,143)	(3,202)
Corporate-owned life insurance	(7,833)	(2,285)	(7,806)
Penalties	(47)	529	(6,174)
Other	962	818	81

Income tax expense as reported	$355,156	243,066	24,723

(c)	Components of Deferred Tax Assets and Liabilities on the Consolidated Balance Sheets

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability). The net deferred tax asset (liability) on the Consolidated Balance Sheets at December 31 is as follows:

	2016	2015
Deferred tax assets:
Policy reserves	$3,326,409	3,219,849
Expense accruals	40,792	47,412
Other-than-temporarily impaired assets	40,821	20,961
Provision for postretirement benefits	49,437	34,072
Other	3,267	6,898

Total deferred tax assets	3,460,726	3,329,192

Deferred tax liabilities:
Deferred acquisition costs	(1,533,188)	(1,948,643)
Investment income	(253,987)	(230,228)
Depreciation and amortization	(59,822)	(55,351)
Net unrealized gains on investments and foreign exchange	(1,225,720)	(551,999)

Total deferred tax liabilities	(3,072,717)	(2,786,221)

Net deferred tax asset	$388,009	542,971

Consolidated Financial Statements and Supplemental Schedules
Page 77 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid by the Company were $914,413, $329,563, and $250,127 in 2016, 2015, and 2014, respectively. At December 31, 2016 and 2015, respectively, the Company had a tax (receivable from)/payable to AZOA of ($89,111) and $291,948, reported in Other assets and Other liabilities, respectively, on the Consolidated Balance Sheets.

At December 31, 2016 and 2015, the Company had a tax payable separate from the agreement with AZOA in the amount of $18 and $119, respectively. These amounts are for foreign taxes.

The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. federal and non-U.S. income tax examinations for years prior to 2013, though examinations of combined returns filed by AZOA, which include the Company by certain U.S. state and local tax authorities, may still be conducted for 2008 and subsequent years. The last Internal Revenue Service examination of AZOA involved amended returns filed by AZOA for the 2008 and 2009 tax years. These amended returns were accepted by the Internal Revenue Service as filed. The IRS has initiated an examination for AZOA’s 2011 tax return. While 2011 is closed to assessment, AZOA did file an amended tax return on which it claimed income tax refunds. Under federal tax law, the amount claimed is subject to offsetting assessments even though the statute of limitations for the year is closed.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. Reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2016	2015
Balance at January 1	$1,367	59,103
Additions based on tax positions related to the current year	330	359
Amounts released related to tax positions taken in prior years	—	(58,095)

Balance at December 31	$1,697	1,367

The balance at December 31, 2016, consists of tax positions for which the deductibility is more likely than not. The disallowance would affect the annual effective tax rate.

Consolidated Financial Statements and Supplemental Schedules
Page 78 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2016, 2015, and 2014, the Company recognized expenses/(benefit) of $373, ($10,701), and $2,180, respectively, in interest and penalties. The Company had $1,805 and $1,431 for the payment of interest and penalties accrued at December 31, 2016 and 2015, respectively.

(12)	Goodwill and Intangible Assets

Goodwill at December 31, 2016 and 2015, and the changes in the balance for the years then ended are as follows:

	2016	2015
Balance, beginning of year	$482,905	482,905
Increase in goodwill due to acquisition (1)	4,929	—

Balance, end of year	$487,834	482,905

The goodwill balance at December 31, 2016 and 2015, relates to the Individual Annuity segment. See note 24 for further discussion regarding the operating segments.

Intangible assets at December 31, 2016 and 2015, and the changes in the balance for the years then ended are as follows:

	2016	2015
Balance, beginning of year	$—	2,050
Increase in intangibles due to acquisition (1)	2,872	—
Amortization	(376)	—
Transfer to held-for-sale	—	(2,050)

Balance, end of year	$2,496	—

(1)	The increase in goodwill and intangible assets relates to the acquisition of a Field Marketing Office (FMO). See note 19 for further details regarding the acquisition.

During 2015, intangible assets of $2,050 were transferred to held-for-sale assets, and recorded in Other assets on the Consolidated Balance Sheets. See note 2 for further details.

Consolidated Financial Statements and Supplemental Schedules
Page 79 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The net amortization of the intangible assets in each of the next five years is as follows:

2017	$410
2018	410
2019	410
2020	410
2021	410
2022 and beyond	446

Accumulated amortization of intangible assets is $14,869 and $14,493 as of December 31, 2016 and 2015, respectively.

Goodwill and intangible assets are reviewed on an annual basis and impairment considerations are made depending on economic market conditions. There were no impairments to goodwill or intangible assets in 2016 or 2015.

(13)	Value of Business Acquired

VOBA at December 31 and the changes in the balance for the years then ended are as follows:

	2016	2015	2014
Balance, beginning of year	$—	—	—
Interest	127	210	314
Amortization	(1,619)	(2,950)	(3,479)
Change in shadow VOBA	1,492	2,740	3,165

Balance, end of year	$—	—	—

The net amortization of the VOBA in each of the next five years is expected to be as follows:

2017	$2,059
2018	1,731
2019	711
2020 and beyond	—

Accumulated amortization of VOBA is $242,835 and $241,216 as of December 31, 2016 and 2015, respectively.

(14)	Separate Accounts and Annuity Product Guarantees

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2016 and 2015:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption of 6.5% in 2016 and 2015.

•	Volatility assumption of 13.4% in 2016 and 2015.

Consolidated Financial Statements and Supplemental Schedules
Page 80 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

•

For 2016 mortality assumption is based on the Annuity 2000 mortality table for all variable products. The 2016 past mortality improvement is based on gender distinct mortality loads varying by attained age, and future mortality improvement factors are based on gender distinct projection scales varying by attained age and subject to grading factors. The 2015 mortality assumption was 87% of the Annuity 2000 mortality table with a constant mortality improvement.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates vary by contract type and equal an assumed long-term investment return (6.5%), less the applicable mortality and expense rate.

•	GMIB contracts contain a dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2016 and 2015:

•	1000 stochastically generated investment performance scenarios.

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over one year as shown below:

	2016
Fund index type	Current volatility	Long-term forward volatility
Large cap	16.3%	18.1%
Bond	3.4	3.9
International	16.8	21.4
Small cap	20.3	21.5

	2015
Fund index type	Current volatility	Long-term forward volatility
Large cap	17.6%	18.1%
Bond	3.4	3.9
International	17.9	23.1
Small cap	20.8	21.3

•

For 2016 mortality assumption is based on the Annuity 2000 mortality table for all variable products. The 2016 past mortality improvement is based on gender distinct mortality loads varying by attained age, and future mortality improvement factors are based on gender distinct projection scales varying by attained age and subject to grading factors. The 2015 mortality assumption was 87% of the Annuity 2000 mortality table with a constant mortality improvement.

Consolidated Financial Statements and Supplemental Schedules
Page 81 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2016			2015
	Account value	Net amount at risk	Weighted age (years)	Account value	Net amount at risk	Weighted age (years)
GMDB:
Return of premium	$23,400,820	73,163	63.9	$22,106,973	144,789	63.4
Ratchet and return of premium	4,602,792	142,357	67.8	4,799,853	265,614	67.1
Ratchet and rollup	3,602,988	484,301	71.0	3,756,726	590,255	70.2
Ratchet and earnings protection rider	3,072	885	84.4	3,006	1,105	83.2
Reset	84,191	692	76.1	88,037	1,422	75.7
Earnings protection rider	235,360	22,383	68.8	244,262	21,146	68.1

Total	$31,929,223	723,781		$30,998,857	1,024,331

GMIB:
Return of premium	$92,121	325	72.9	$103,455	390	71.7
Ratchet and return of premium	1,885,185	4,526	70.3	2,128,810	39,990	69.4
Ratchet and rollup	4,653,568	723,893	67.5	4,921,715	894,936	66.7

Total	$6,630,874	728,744		$7,153,980	935,316

GMAB:
Five years	$2,738,307	10,160	69.9	$3,125,235	75,278	68.8
Ten years	3,212	1	82.2	3,144	1	81.2
Target date retirement-7 year	613,746	1,218	63.9	685,742	26,416	63.2
Target date retirement-10 year	250,033	4,559	60.5	271,947	17,557	59.8
Target date with management levers	3,332,790	73,070	61.9	3,361,471	189,196	61.3

Total	$6,938,088	89,008		$7,447,539	308,449

GMWB:
No living benefit	$707,212	—	69.0	$689,570	—	68.5
Life benefit with optional reset	921,876	171,135	68.7	951,084	182,920	68.1
Life benefit with automatic reset	1,471,419	194,438	65.2	1,498,005	205,492	64.4
Life benefit with 8% rollup	28,562	6,286	70.2	30,070	6,520	69.1
Life benefit with 10% rollup	1,109,985	348,423	64.6	1,138,409	338,886	63.8
Life benefit with management levers	11,579,110	2,307,239	61.3	11,283,267	2,054,036	60.7

Total	$15,818,164	3,027,521		$15,590,405	2,787,854

The growth in account values has outpaced the growth in the net amount at risk in 2016 due to the increased market performance of the separate accounts.

Consolidated Financial Statements and Supplemental Schedules
Page 82 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2016	2015
Bond	$3,484,805	3,447,255
Domestic equity	13,959,524	14,225,576
International equity	1,308,840	1,473,393
Specialty	8,320,880	8,362,991
Money market	585,039	655,648
Other	74,173	78,260

Total	$27,733,261	28,243,123

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in Account balances and future policy benefit reserves on the Consolidated Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2014	$86,422	152,779	264,857	1,491,280	1,995,338
Incurred guaranteed benefits	24,238	34,835	122,095	679,259	860,427
Paid guaranteed benefits	(13,633)	(11,149)	(12,095)	—	(36,877)

Balance as of December 31, 2015	97,027	176,465	374,857	2,170,539	2,818,888
Incurred guaranteed benefits	9,845	(17,290)	(96,596)	(14,236)	(118,277)
Paid guaranteed benefits	(17,598)	(13,942)	(34,898)	(69)	(66,507)

Balance as of December 31, 2016	$89,274	145,233	243,363	2,156,234	2,634,104

(15)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2016, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

Consolidated Financial Statements and Supplemental Schedules
Page 83 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2016	2015	2014
Balance at January 1, net of reinsurance recoverables of $340,048, $283,252, and 259,829, respectively	$157,321	135,168	127,405
Adjustment primarily related to commutation and assumption reinsurance on blocks of business	34	323	(35)
Incurred related to:
Current year	93,844	71,378	60,474
Prior years	789	(4,275)	(11,243)

Total incurred	94,633	67,103	49,231

Paid related to:
Current year	5,829	4,331	3,677
Prior years	49,556	40,942	37,756

Total paid	55,385	45,273	41,433

Balance at December 31, net of reinsurance recoverables of $396,850, $340,048, and $283,252, respectively	$196,603	157,321	135,168

Prior year incurred claim reserves for 2016 were unfavorable as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC and group health lines of business.

Prior year incurred claim reserves for 2015 and 2014 reflect favorable claim development primarily within the individual LTC line of business. This favorable development is partially due to an update to claim continuance assumptions.

(16)	Mortgage Notes Payable

In 2004, the Company obtained an $80,000 mortgage loan from an unrelated third party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65,000. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2016 and 2015, the combined loan had a balance of $76,916 and $84,761, respectively. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.

Interest expense for all loans is $4,449, $4,871, and $5,271 in 2016, 2015, and 2014, respectively, and is presented in General and administrative expenses in the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules
Page 84 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The future principal payments required under the loan are as follows:

2017	$8,288
2018	8,758
2019	9,254
2020	9,778
2021 and beyond	40,839

Total	$76,917

(17)	Commitments and Contingencies

The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, including three putative class action proceedings, arising from the conduct of business: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715) was filed in 2015, Berthiaume et al. v. Allianz Life Ins. Co. of North America et al (Minnesota District Court, Henn. County) was commenced in 2016, and Thompson v. Allianz Life Ins. Co. of North America (United Stated District Court, District of Minnesota, Case No. 0:17-cv00096) was filed in 2016. None of these putative class actions has been certified. The Company generally intends to vigorously contest the lawsuits, but is or may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs for defending itself as incurred.

The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.

Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.

It can be expected that annuity product design and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.

When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions or views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether a loss is probable and if the amount of loss can be reasonably estimated prior to making any accruals.

The Company has the following investments that require a commitment of capital for the years ended December 31, 2016 and 2015:

	2016	2015
Limited partnerships	$187,484	26,000
Private placement debt	127,438	103,200
Infrastructure debt	320,913	37,990
Mortgage loans	414,360	332,773

	$1,050,195	499,963

The Company has LIH limited partnership investments that require a commitment of Capital. The Company has open capital commitments of $153,887 and $93,180 at December 31, 2016 and 2015, respectively. The Company has recorded an unfunded commitment liability of $144,180 and $87,928, as of December 31, 2016 and 2015, respectively, within Other liabilities on the Consolidated Balance Sheets. The liability represents the discounted present value of the expected payments.

The Company leases office space and certain furniture and equipment pursuant to operating leases with some leases containing renewal options and escalation clauses. Expense for all operating leases was $3,729, $3,155, and $2,828 in 2016, 2015, and 2014, respectively. The future minimum lease payments required under operating leases are as follows:

2017	$2,302
2018	1,946
2019	1,435
2020	1,041
2021	892

2022 and beyond	$7,616

The Company had capital leases to finance furniture and equipment for the Company’s headquarters. The financed assets were fully depreciated as of December 31, 2015 with a cost and accumulated depreciation of $2,976 and $2,976 at December 31, 2015, respectively, and are included in Other assets on the Consolidated Balance Sheets. Depreciation on the financed assets was $619 and $744 in 2015 and 2014.

The Company has a service agreement (the agreement) with certain unrelated broker-dealers for a marketing support program related to the distribution of select variable insurance products. Under the agreement, the Company pays a base service fee of 0.10% on the amount of variable insurance products

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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

under management at the commencement of the agreement. An additional service fee of 0.15% is calculated on the total variable insurance products under management held in excess of this base amount. The fee is calculated on a monthly basis and is paid quarterly. Either party may terminate the agreement with a 90-day notice. Upon termination, the service fee continues to be paid from the date of termination for a period of ten years provided that the broker-dealer is not in material breach of the contract. In the event of termination, the Company has calculated its total commitment at December 31, 2016, to be $5,509 annually with a total commitment of $55,086. The calculation was based on the total variable insurance products under management as of December 31, 2016, due to the variability in estimating future assets under management (such as sales, lapse rate, and fund performance). Total expense under the agreement amounted to $6,641, $6,677, and $7,734 in 2016, 2015, and 2014, respectively.

(18)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $15,044, $14,204, and $13,242, in 2016, 2015, and 2014, respectively, toward the AAAP matching contributions and administration expenses.

A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $26,358 and $20,108 as of December 31, 2016 and 2015, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company may decide to make discretionary contributions to the plan in the form and manner the Company determines. Discretionary contributions are currently determined based on production. The accrued liability of $64,738 and $45,171 as of December 31, 2016 and 2015, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SAR and RSU that are tied to Allianz SE stock. Allianz SE determines the number of SAR and RSU granted to each participant. The Company records expense equal to the change in fair value

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

of the units during the reporting period. A change in value of $3,983, $9,820, and $8,429 was recorded in 2016, 2015, and 2014, respectively, and is included in General and administrative expenses in the Consolidated Statements of Operations. The related liability of $13,983 and $17,553 as of December 31, 2016 and 2015, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

The Company participates in the Employee Stock Purchase Plan sponsored by AZOAC that is designed to provide eligible employees with an opportunity to purchase American Depository Shares of Allianz SE at a discounted price. An aggregate amount of 250,000 Ordinary Shares is reserved for this plan. Allianz SE determines the purchase price of the share-based on the closing price of an Ordinary Share of Allianz SE on the Frankfurt stock exchange on the date of each purchase. Employees are given the opportunity to purchase these shares quarterly on predetermined dates set by Allianz SE. Employees are not allowed to sell or transfer the shares for a one-year period following the purchase settlement date. The difference between the market price and the discount price, or the discount, is paid by the Company and amounted to $946, $754, and $654 in 2016, 2015, and 2014, respectively, and is recorded in General and administrative expenses in the Consolidated Statements of Operations. The discount is reflected as taxable income in the year of purchase to employees.

The Company participates in the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in force are eligible to receive benefits. The Company expensed $983, $1,079, and $501 in 2016, 2015, and 2014, respectively, toward severance payments.

The Company offers a life insurance benefit to eligible employees hired prior to January 1, 1993, who retire under the Employer sponsored retirement program provided they are age 65 or age 55 with 10 or more years of service. The Company’s plan obligation at December 31, 2016 and 2015, was $1,105 and $1,057, respectively. This liability is included in Other liabilities on the Consolidated Balance Sheets.

The Company intends to close the Welfare Benefit Trust (Trust) in 2017. The Trust’s assets were used to prefund the Company’s self-insured medical plan. The balance was $0 and $160 at December 31, 2016 and 2015, respectively.

(19)	Related-Party Transactions

(a)	Loans to Affiliates

The Company held related-party Cash Pool investments of $0 and $5 at December 31, 2016 and 2015, respectively. The Company does not foresee a credit risk with these investments given the financial strength of Allianz SE, which currently has an A.M. Best rating of A+ and a S&P rating of AA.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

In 2015, the Company entered into an agreement to lend Allianz Managed Operations and Services of America (AMOSA) $33,000. The remaining loan balance was $33,000 as of December 31, 2015. In March 2016, the $33,000 loan and accrued interest of $165 was assigned to AZOA through a dividend and removed from the Company’s Loans to affiliates account on the Consolidated Balance Sheets. The interest rate is a fixed rate of 2.03%. Interest of $165 and $488 was earned during 2016 and 2015 and is included in Interest and similar income, net in the Consolidated Statements of Operations.

In 2016, the Company entered into an agreement to lend AZOA $39,120. The remaining loan balance was $39,120 as of December 31, 2016 and is included in Loans to affiliates on the Consolidated Balance Sheets. Repayment is due in August 2021 which is the maturity date of this loan. The interest rate is a fixed rate of 1.61%. Interest of $214 was earned during 2016 and is included in Interest and similar income, net in the Consolidated Statement of Operations.

(b)	Investments in Limited Partnerships

In 2016, the Company made an investment in a limited partnership that is managed by its affiliate Pacific Investment Management Company (PIMCO). The Company committed capital of $50,114 of which $44,000 is unfunded as of December 31, 2016. During 2016, the Company received distributions in excess of cost of $413 which is included in Realized investment (losses) gains, net in the Consolidated Statements of Operations. As of December 31, 2016, the fair value of the investment is $6,365 and is recorded in Other invested assets on the Consolidated Balance Sheets.

(c)	Real Estate

The Company has agreements to sublease office space to related parties, wholly owned by the same parent company, AZOA. The Company earned rental income of $909, $1,065, and $1,281 in 2016, 2015, and 2014, respectively, which is included in Other revenue on the Consolidated Statements of Operations. Related to this agreement, the Company had a receivable balance of $152 and $76 at December 31, 2016 and 2015, respectively. In addition, the Company leases office space from Allianz Global Corporate and Specialty pursuant to a sublease agreement. In connection with this subleasing arrangement, the Company has incurred rent expense of $27, $27, and $32, in 2016, 2015, and 2014, respectively, which is included in General and administrative expenses within the Consolidated Statements of Operations.

(d)	Service Fees

The Company incurred fees for services provided by affiliated companies of $100,689, $63,530, and $40,985 in 2016, 2015, and 2014, respectively. The Company’s liability for these expenses was $40,267 and $12,312 at December 31, 2016 and 2015, respectively, and is included in Other liabilities on the Consolidated Balance Sheets. On a quarterly basis, the Company pays the amount due through cash settlement.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company earned revenues for various services provided to affiliated companies of $21,568, $6,305, and $4,711, in 2016, 2015, and 2014, respectively. The receivable for these revenues was $8,260 and $1,400 at December 31, 2016 and 2015, respectively, and is included in Receivables on the Consolidated Balance Sheets. On a quarterly basis, the Company receives payment through cash settlement.

The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $12,771, $14,102, and $16,260 during 2016, 2015, and 2014, respectively, which is included in Fee and commission revenue in the Consolidated Statements of Operations. At December 31, 2016 and 2015, $2,022 and $2,217, respectively, were included for these fees in Receivables on the Consolidated Balance Sheets. Expenses incurred to these affiliates for management of sub-advised investment options were $441, $732, and $848 during 2016, 2015, and 2014, respectively, which are included in General and administrative expenses in the Consolidated Statements of Operations. The related payable to these affiliates was $0 and $50 at December 31, 2016 and 2015, respectively, and is included in Other policyholder funds on the Consolidated Balance Sheets.

(e)	Dividends to parent

The Company paid dividends to AZOA of $894,165 in 2016, which represented $861,000 cash and $33,165 related to the AMOSA loan and accrued interest. The Company paid dividends to AZOA of $572,125 and $250,000 in 2015 and 2014, respectively.

(f)	Subsidiary Transactions

In July 2015, The Annuity Store (TAS), a wholly owned subsidiary of the Company, purchased a 100% interest in a FMO, from Fireman’s Fund Insurance Company (FFIC), a subsidiary of AZOA for $2,617. TAS recorded the assets and liabilities of the entity at the historical cost recorded by FFIC. An excess of $2,125 was paid over the basis and charged to equity as a dividend paid to AZOA. The dividend paid as the result of the sale is included in the dividend paid to parent listed above.

On February 1, 2016, Allegiance Marketing Group, LLC, a wholly-owned subsidiary of Allianz Individual Insurance Group LLC (AIIG), which is a wholly owned subsidiary of the Company, merged with and into GamePlan Financial Marketing (GamePlan), another wholly-owned subsidiary of AIIG. GamePlan was the surviving entity.

On February 2, 2016, GamePlan purchased a 100% interest in an independent FMO for a purchase price of $7,710. GamePlan recorded these assets and liabilities of the entity at fair value. As a result of the purchase, Goodwill in the amount of $4,929 and Intangible assets of $2,872 were recorded in Other assets on the Consolidated Balance Sheets. The intangible assets will be amortized over a

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

period of seven years. During 2016, the Company recorded amortization expense of $376 for the intangible assets acquired.

On November 1, 2016, Roster Financial LLC, a wholly owned subsidiary of AIIG, merged with and into GamePlan. GamePlan was the surviving entity.

The Company held a minority equity interest in a certain FMO. A put option within the stockholders agreement was exercised, which required the Company to purchase all of the remaining stock in the FMO. In lieu of purchasing the remaining stock, the Company purchased a put option for $6,500 on December 3, 2014, and subsequently cancelled it. Simultaneously, the FMO purchased the minority interest for $500. The Company recorded a loss of $6,500 related to the purchase of the put option. As part of the sale of the minority equity interest, goodwill of $1,496 was eliminated.

(g)	Reinsurance

On October 1, 2010, the Company created a subsidiary named Allianz Annuity Company of Missouri (AAMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 22, 2010, an additional capital contribution was made for $288,234 to AAMO. Prior to December 1, 2015, the Company ceded to AAMO, and AAMO provided indemnity reinsurance on a combined funds withheld coinsurance and modified coinsurance basis, a 20% quota share of the Company’s net liability of variable annuity policies written directly by the Company starting with 2010 policies for a particular product. The impact of this reinsurance agreement is eliminated through consolidation.

On December 1, 2015, the Company recaptured all risks ceded to AAMO under the reinsurance agreement and terminated the reinsurance agreement. Following the recapture and termination, AAMO maintained its license to act as a Missouri Special Purpose Life Reinsurance Captive Insurance Company (SPLRC) under Missouri SPLRC Law. Upon recapture, the liabilities were incorporated into the Company’s general account liabilities and the modified coinsurance and funds withheld trust agreements were terminated. As part of the recapture, bonds and IRS were sold by AAMO which generated realized gains of $3,806. After intercompany balances were settled, AAMO paid a dividend to the Company in the amount of $455,843. The Company received approval from the Missouri Department for all transactions noted above.

On September 29, 2009, the Company created a subsidiary named AZMO, a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 31, 2009, the Company ceded to AZMO, on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. A letter of credit was issued under an existing letter of credit facility in which Allianz SE is the applicant and the face amount of the letter of credit is in a qualifying trust established by AZMO. On December 31, 2009, an additional capital contribution was made for $282,000 to AZMO. The impact of this reinsurance agreement is eliminated through consolidation.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company has reinsurance recoverables and payables due to or from reinsurance agreements with other affiliated entities. Total affiliated net reinsurance payable was $79 as of December 31, 2016 and is included in Other Liabilities on the Consolidated Balance Sheets. Total affiliated net reinsurance recoverable was $128 as of December 31, 2015, and is included in Reinsurance recoverables on the Consolidated Balance Sheets.

(h)	Line of Credit Agreement

The Company has a line of credit agreement with its subsidiary, AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the General Account admitted assets of AZNY as of the preceding year-end. There are no amounts outstanding under the line of credit agreement as of December 31, 2016 and 2015. No amounts have been borrowed during the years ended December 31, 2016 and 2015.

(20)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, deferred taxes, receivables (which are more than 90 days past due), reinsurance, and certain investments. Additionally, account balances and future policy benefit reserves calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2016 and 2015, was $6,165,279 and $5,822,117, respectively. The Company’s net gain from operations reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2016 and 2015, was $1,497,192 and $2,103,975, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2016 and 2015, were in compliance with these requirements. The maximum amount of dividends that can be paid by Minnesota insurance companies to stockholders without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its surplus cash dividends of not more than the greater of 10% of its beginning-of-the-year statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $1,497,192 can be paid in 2017 without prior approval of the Commissioner of Commerce.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2015 and 2016.

(21)	Capital Structure

The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized,			Voluntary or
	issued, and	Par value,		involuntary
	outstanding	per share	Redemption rights	liquidation rights
Common stock	40,000,000	$1.00	None	None
20,000,001
20,000,001
Preferred stock:
Class A	200,000,000	$1.00	Designated by Board	Designated by Board
	18,903,484		for each series issued	for each series issued
18,903,484
Class A, Series A	8,909,195	1.00	$35.02 per share plus	$35.02 per share plus
	8,909,195		an amount to yield a	an amount to yield a
	8,909,195		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class A, Series B	10,000,000	1.00	$35.02 per share plus	$35.02 per share plus
	9,994,289		an amount to yield a	an amount to yield a
	9,994,289		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class B	400,000,000	1.00	Designated by Board	Designated by Board
			for each series issued	for each series issued

Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See note 1 for further discussion.

Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.

As discussed in notes 2 and 19, the Company carried out various capital transactions with related parties during 2016, 2015, and 2014.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(22) Accumulated Other Comprehensive Income

Changes in AOCI, net of tax, by component consist of the following:

	Year ended December 31, 2016
	Net unrealized gain on securities	Net gain (loss) on cash flow hedging instruments	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$472,376	10,408	6,231	(65)	488,950
OCI before reclassifications	667,048	(29,614)	692	(42)	638,084
Amounts reclassified from AOCI	26,241	—	—	3	26,244

Net OCI	693,289	(29,614)	692	(39)	664,328

Ending balance	$1,165,665	(19,206)	6,923	(104)	1,153,278

	Year ended December 31, 2015
	Net unrealized gain on securities	Net gain (loss) on cash flow hedging instruments	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$1,765,606	1,475	10,240	(176)	1,777,145
OCI before reclassifications	(1,263,867)	8,933	(4,009)	95	(1,258,848)
Amounts reclassified from AOCI	(29,363)	—	—	16	(29,347)

Net OCI	(1,293,230)	8,933	(4,009)	111	(1,288,195)

Ending balance	$472,376	10,408	6,231	(65)	488,950

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Reclassifications from AOCI, net of tax, consist of the following:

	Amount Reclassified from AOCI		Affected line item
	December 31,		in the Consolidated
AOCI	2016	2015	Statements of Operations
Net unrealized (loss) gain on securities:
Available-for-sale securities	$(40,370)	45,174	Realized investment (loss) gains, net
Income tax (benefit) expense	(14,129)	15,811	Income tax expense (benefit)

Total	(26,241)	29,363

Pension and other postretirement plan adjustments:
Amortization of actuarial losses	(5)	(25)	General and administrative expenses
Income tax benefit	(2)	(9)	Income tax expense (benefit)

Total	(3)	(16)

Total amounts reclassified from AOCI	$(26,244)	29,347	Net income

(23) Foreign Currency Translation

An analysis of foreign currency translation, net of tax for the respective years ended December 31 is as follows:

	2016	2015	2014
Beginning amount of cumulative translation adjustments	$6,231	10,240	12,343
Aggregate adjustment for the period resulting from translation adjustments	1,065	(6,168)	(3,235)
Amount of income tax expense for the period related to aggregate adjustment	(373)	2,159	1,132

Net aggregate translation included in equity	692	(4,009)	(2,103)

Ending amount of cumulative translation adjustments	$6,923	6,231	10,240

Canadian foreign exchange rate at end of year	0.74568	0.71989	0.86337

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(24)	Segment Information

The Company has organized its principal operations into the following segments: Individual Annuities, Life, Questar, and Legacy products.

The Individual Annuities segment consists of fixed, fixed-indexed, variable, and variable-indexed annuities that are provided through independent distribution channels made up of agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Revenues for the Company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.

The Life segment issues fixed-indexed universal life insurance products, as well as maintains term and whole life in-force blocks that the Company no longer sells or distributes. The primary sources for revenue for this segment are premiums, fees, and charges that the Company receives to assume insurance related risk, in addition to earning a spread on net investment income on invested assets.

The Questar segment consists of two wholly owned subsidiaries, Questar Capital Corporation (Questar Capital) and Questar Asset Management, Inc. (QAM). Questar Capital is registered as a broker-dealer under the Securities Exchange Act of 1934 and operates as a retail broker-dealer. Questar Capital distributes a full range of securities products, including mutual funds and variable life insurance and annuity contracts. Questar Capital also processes general securities transactions through a clearing arrangement with a third party provider. QAM provides portfolio management for clients and revenue is driven by fees received based on assets under management.

The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the consolidated results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

The Company does not maintain segregated investment portfolios for each segment. All Interest and similar income, net and Realized investment (losses) gains, net are allocated to the segments. Assets are only monitored at the individual company level, and as such, asset disclosures by segment are not included herein.

Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of the Individual Annuity, Life, and Legacy segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment and are excluded from EGP used in reserve and DAC model projections.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Unconsolidated segment results are reconciled to the Consolidated Statements of Operations amounts in the tables below:

	Year ended December 31, 2016
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,117,580	147,013	—	142,686	—	1,407,279
Interest and similar income, net	4,133,359	113,465	32	78,881	—	4,325,737
Change in fair value of assets and liabilities	(218,922)	40,600	2	82	—	(178,238)
Realized investment (losses) gains, net	(49,126)	623	—	(822)	—	(49,325)
Fee, commission, and other revenue	243,789	747	101,432	1,191	(37,305)	309,854

Total revenue (loss)	5,226,680	302,448	101,466	222,018	(37,305)	5,815,307

Benefits and expenses:
Net benefits and expenses	1,982,879	194,667	—	205,632	—	2,383,178
General and administrative and commission	1,774,740	159,455	114,009	18,489	(37,305)	2,029,388
Change in deferred acquisition costs, net	315,760	(69,477)	—	13,124	—	259,407

Total benefits and expenses	4,073,379	284,645	114,009	237,245	(37,305)	4,671,973

Pretax income (loss)	$1,153,301	17,803	(12,543)	(15,227)	—	1,143,334

	Year ended December 31, 2015
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,133,285	172,660	—	143,646	—	1,449,591
Interest and similar income, net	3,999,693	103,326	3	72,447	—	4,175,469
Change in fair value of assets and liabilities	(492,479)	(38,553)	—	(1,688)	—	(532,720)
Realized investment gains, net	90,948	1,597	—	1,868	—	94,413
Fee, commission, and other revenue	236,454	186	105,830	253	(39,324)	303,399

Total revenue (loss)	4,967,901	239,216	105,833	216,526	(39,324)	5,490,152

Benefits and expenses:
Net benefits and expenses	2,296,057	114,377	—	192,660	—	2,603,094
General and administrative and commission	1,549,692	165,386	110,624	18,059	(39,324)	1,804,437
Change in deferred acquisition costs, net	279,582	(53,642)	—	13,319	—	239,259

Total benefits and expenses	4,125,331	226,121	110,624	224,038	(39,324)	4,646,790

Pretax income (loss)	$842,570	13,095	(4,791)	(7,512)	—	843,362

Consolidated Financial Statements and Supplemental Schedules
Page 97 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

	Year ended December 31, 2014
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,148,803	117,950	—	141,344	—	1,408,097
Interest and similar income, net	3,798,284	90,057	(17)	67,335	—	3,955,659
Change in fair value of assets and liabilities	1,805,611	41,292	—	(4,914)	—	1,841,989
Realized investment gains, net	74,926	1,579	1	1,256	—	77,762
Fee, commission, and other revenue	246,021	474	102,234	6,217	(43,126)	311,820

Total revenue (loss)	7,073,645	251,352	102,218	211,238	(43,126)	7,595,327

Benefits and expenses:
Net benefits and expenses	5,582,740	147,348	—	145,737	—	5,875,825
General and administrative and commission	1,963,032	162,942	111,967	17,585	(43,126)	2,212,400
Change in deferred acquisition costs, net	(615,902)	(72,109)	—	14,925	—	(673,086)

Total benefits and expenses	6,929,870	238,181	111,967	178,247	(43,126)	7,415,139

Pretax income (loss)	$143,775	13,171	(9,749)	32,991	—	180,188

(25)	Subsequent Events

No material subsequent events have occurred since December 31, 2016 through March 29, 2017, the date at which the financial statements were issued, that would require adjustment to the financial statements.

On January 9, 2017, the Company redeemed preferred stock and related accrued interest previously issued as part of a prepaid forward agreement by AZLPF in the amount of $32,244. See note 4 for further details.

On February 22, 2017, the Company declared a cash dividend payable to the parent company, AZOA. The dividend of $342,000 was paid on March 8, 2017.

On March 3, 2017, a stock purchase agreement was signed for the subsidiary recorded as held-for-sale. The sale of the subsidiary will be executed on or around March 31, 2017. In addition, the subsidiary entered into a modified coinsurance reinsurance agreement with the Company effective February 1, 2017. Under the reinsurance agreement, all liabilities and risk associated with subsidiary’s contract holders will be assumed by the Company.

Consolidated Financial Statements and Supplemental Schedules

Schedule I

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Summary of Investments – Other than Investments in Related Parties

December 31, 2016

(In thousands)

Type of investment	Cost (1)	Fair value	Amount at which shown in the consolidated balance sheets
Fixed-maturity securities:
Fixed-maturity securities, available-for-sale
U.S. government	$1,712,400	1,736,523	1,736,523
Agencies not backed by the full faith and credit of the U.S. government	8,766	8,857	8,857
States and political subdivisions	9,379,273	9,954,613	9,954,613
Foreign government	426,724	438,927	438,927
Corporate securities	60,668,745	63,540,067	63,540,067
Mortgage-backed securities	11,615,711	11,650,264	11,650,264
Collateralized mortgage obligations	209,165	197,789	197,789
Collateralized debt obligations	8,861	19,931	19,931

Total fixed-maturity securities, available-for-sale	84,029,645	87,546,971	87,546,971

Fixed-maturity securities, at fair value through income:
U.S. government	36,504	37,051	37,051

Total fixed-maturity securities, trading	36,504	37,051	37,051

Fixed-maturity securities, held-to-maturity:
Corporate securities	28	33	28
Collateralized debt obligations	—	3,597	—

Total fixed-maturity securities, held-to-maturity	28	3,630	28

Total fixed-maturity securities	84,066,177	87,587,652	87,584,050

Equity securities:
Equity securities, available-for-sale:
Common stocks:
Industrial and miscellaneous	316,541	320,166	320,166
Equity securities, trading:
Common stocks:
Industrial and miscellaneous	312,592	317,493	317,493

Total equity securities	629,133	637,659	637,659

Other investments:
Mortgage loans on real estate, net	10,351,741	10,900,205	10,351,741
Derivative assets	1,059,031	1,059,031	1,059,031
Loans to affiliates	39,120	39,120	39,120
Policy loans	171,012	171,012	171,012
Acquired loans	192,380	261,307	192,380
Other invested assets	164,830	164,830	164,830

Total other investments	11,978,114	12,595,505	11,978,114

Total investments	$96,673,424	100,820,816	100,199,823

(1)	Original cost of equity securities and, as to fixed-maturities, original cost reduced by repayments and adjusted for amortization of premiums, accrual discounts, or impairments.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules

Schedule III

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Supplementary Insurance Information

As of and for the years ended December 31, 2016, 2015, and 2014

(In thousands)

	As of December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements (1)	Account balances and future policy benefit reserves	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits (2)	Net change in deferred sales inducements*	Net change in policy acquisition costs**	Other operating expenses
2016:
Annuities	$4,704,646	763,386	97,927,975	5,864	1,731	1,117,580	4,133,359	1,763,154	219,725	315,760	1,737,434
Life	523,701	1,168	3,172,139	77,790	4,438	147,013	113,465	194,521	146	(69,477)	159,455
Questar	—	—	—	—	—	—	32	—	—	—	114,009
Legacy	17,996	—	4,254,346	61,681	614,574	142,686	78,881	205,632	—	13,124	18,490

	$5,246,343	764,554	105,354,460	145,335	620,743	1,407,279	4,325,737	2,163,307	219,871	259,407	2,029,388

2015:
Annuities	$5,766,176	1,108,877	90,734,164	25,620	—	1,133,285	3,999,693	2,095,788	200,269	279,582	1,510,369
Life	486,195	1,315	2,678,431	70,621	3,335	172,660	103,326	112,236	2,141	(53,642)	165,385
Questar	—	—	—	—	—	—	3	—	—	—	110,624
Legacy	30,865	—	3,901,902	57,875	514,590	143,646	72,447	192,660	—	13,319	18,059

	$6,283,236	1,110,192	97,314,497	154,116	517,925	1,449,591	4,175,469	2,400,684	202,410	239,259	1,804,437

2014:
Annuities	$3,934,701	843,545	85,548,020	1,164	—	1,148,803	3,798,284	5,578,815	3,925	(615,902)	1,928,506
Life	384,073	3,455	2,255,751	74,207	4,187	117,950	90,057	147,014	334	(72,109)	154,952
Questar	—	—	—	—	—	—	(17)	—	—	—	111,967
Legacy	43,997	—	3,554,990	55,330	439,257	141,344	67,335	145,737	—	14,925	16,975

	$4,362,771	847,000	91,358,761	130,701	443,444	1,408,097	3,955,659	5,871,566	4,259	(673,086)	2,212,400

(1)	Deferred sales inducements is located in Other assets on the Consolidated Balance Sheets.
(2)	Excludes net change in deferred sales inducements.
*	See note 10 for aggregate gross amortization of deferred sales inducements.
**	See note 9 for aggregate gross amortization of deferred acquisition costs.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules

Schedule IV

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Reinsurance

Years ended December 31, 2016, 2015, and 2014

(In thousands)

Years ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
December 31, 2016:
Life insurance in force	$33,748,978	23,377,514	23,086	10,394,550	0.2%

Premiums and policy fees:
Life	$207,771	59,071	746	149,446	0.5%
Annuities	1,111,894	(4,514)	(425)	1,115,983	—
Accident and health	184,915	78,426	35,361	141,850	24.9

Total premiums and policy fees	$1,504,580	132,983	35,682	1,407,279	2.5%

December 31, 2015:
Life insurance in force	$30,774,840	21,809,292	60,469	9,026,017	0.7%

Premiums and policy fees:
Life	$219,959	45,746	683	174,896	0.4%
Annuities	1,130,514	(1,447)	(442)	1,131,519	—
Accident and health	188,885	80,987	35,278	143,176	24.6

Total premiums and policy fees	$1,539,358	125,286	35,519	1,449,591	2.5%

December 31, 2014:
Life insurance in force	$28,518,136	19,851,269	67,484	8,734,351	0.8%

Premiums and policy fees:
Life	$162,098	41,659	779	121,218	0.6%
Annuities	1,145,637	(1,445)	(153)	1,146,929	—
Accident and health	189,981	80,007	29,976	139,950	21.4

Total premiums and policy fees	$1,497,716	120,221	30,602	1,408,097	2.2%

The Life and Annuities categories above are prescribed splits based on product and will differ from the results of the Life and Individual Annuity segments.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE VARIABLE ACCOUNT B

of

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Financial Statements

December 31, 2016

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP 4200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors of Allianz Life Insurance Company of North America and

Contract Owners of Allianz Life Variable Account B:

We have audited the accompanying statements of assets and liabilities of the sub-accounts of Allianz Life Variable Account B (the Variable Account) as of December 31, 2016, and the related statements of operations for the year or period then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Variable Accounts management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Investment securities held in custody for the benefit of the Variable Account were confirmed to us by the transfer agents of the underlying mutual funds. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the sub-accounts of Allianz Life Variable Account B as of December 31, 2016, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods stated above, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Minneapolis, Minnesota

March 24, 2017

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	Allianz NFJ Dividend Value VIT Portfolio	AZL Balanced Index Strategy Fund	AZL DFA Multi- Strategy Fund	AZL Emerging Markets Equity Index Fund Class 1	AZL Emerging Markets Equity Index Fund Class 2	AZL Enhanced Bond Index Fund
Assets:
Investments at Net Asset Value	$4,285	$408,248	$1,083,839	$17,737	$116,793	$24,543

Total Assets	4,285	408,248	1,083,839	17,737	116,793	24,543

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	4,285	408,248	1,083,839	17,737	116,793	24,543

Contract Owners’ Equity:
Contracts in Accumulation Period	4,285	408,141	1,083,641	17,699	116,782	24,543
Contracts in Annuity Payment Period	—	107	198	38	11	—

Total Contract Owners’ Equity	$4,285	$408,248	$1,083,839	$17,737	$116,793	$24,543

Investment Shares	357	25,921	85,409	2,687	17,696	2,300
Investments at Cost	$4,295	$367,870	$1,207,227	$12,721	$120,446	$25,391

	AZL Gateway Fund	AZL Global Equity Index Fund	AZL Government Money Market Fund	AZL International Index Fund Class 1	AZL International Index Fund Class 2	AZL MetWest Total Return Bond Fund
Assets:
Investments at Net Asset Value	$82,553	$2,190	$618,130	$117,030	$535,611	$23,040

Total Assets	82,553	2,190	618,130	117,030	535,611	23,040

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	82,553	2,190	618,130	117,030	535,611	23,040

Contract Owners’ Equity:
Contracts in Accumulation Period	82,553	2,190	616,944	116,796	535,390	23,040
Contracts in Annuity Payment Period	—	—	1,186	234	221	—

Total Contract Owners’ Equity	$82,553	$2,190	$618,130	$117,030	$535,611	$23,040

Investment Shares	6,717	234	618,130	11,622	37,987	2,288
Investments at Cost	$76,997	$2,478	$618,130	$116,214	$538,202	$23,339

See accompanying notes to financial statements	(Continued)
3

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	AZL Mid Cap Index Fund Class 1	AZL Mid Cap Index Fund Class 2	AZL Moderate Index Strategy Fund	AZL Morgan Stanley Global Real Estate Fund Class 1	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL MVP Balanced Index Strategy Fund
Assets:
Investments at Net Asset Value	$50,249	$579,168	$679,183	$24,977	$111,750	$270,064

Total Assets	50,249	579,168	679,183	24,977	111,750	270,064

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	50,249	579,168	679,183	24,977	111,750	270,064

Contract Owners’ Equity:	—	—	—	—	—	—
Contracts in Accumulation Period	50,099	579,024	678,970	24,835	111,671	270,064
Contracts in Annuity Payment Period	150	144	213	142	79	—

Total Contract Owners’ Equity	$50,249	$579,168	$679,183	$24,977	$111,750	$270,064

Investment Shares	4,610	27,001	43,705	2,485	10,464	21,198
Investments at Cost	$46,101	$528,524	$608,840	$24,852	$104,053	$253,976

	AZL MVP BlackRock Global Strategy Plus Fund	AZL MVP DFA Multi- Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund	AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Dynamic Moderate Fund	AZL MVP Growth Index Strategy Fund
Assets:
Investments at Net Asset Value	$720,554	$49,944	$1,003,300	$251,287	$2,093,581	$2,013,691

Total Assets	720,554	49,944	1,003,300	251,287	2,093,581	2,013,691

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	720,554	49,944	1,003,300	251,287	2,093,581	2,013,691

Contract Owners’ Equity:
Contracts in Accumulation Period	720,554	49,944	1,002,737	251,287	2,093,176	2,013,111
Contracts in Annuity Payment Period	—	—	563	—	405	580

Total Contract Owners’ Equity	$720,554	$49,944	$1,003,300	$251,287	$2,093,581	$2,013,691

Investment Shares	63,541	4,821	84,453	21,134	180,481	143,018
Investments at Cost	$713,932	$47,073	$953,545	$252,209	$1,975,263	$1,873,468

See accompanying notes to financial statements	(Continued)
4

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	AZL MVP Moderate Index Strategy Fund	AZL MVP Pyramis Multi- Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund	AZL Pyramis Multi- Strategy Fund	AZL Pyramis Total Bond Fund Class 1	AZL Pyramis Total Bond Fund Class 2
Assets:
Investments at Net Asset Value	$460,143	$254,860	$806,706	$354,464	$23,265	$212,292

Total Assets	460,143	254,860	806,706	354,464	23,265	212,292

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	460,143	254,860	806,706	354,464	23,265	212,292

Contract Owners’ Equity:
Contracts in Accumulation Period	460,143	254,860	806,706	354,464	23,149	212,292
Contracts in Annuity Payment Period	—	—	—	—	116	—

Total Contract Owners’ Equity	$460,143	$254,860	$806,706	$354,464	$23,265	$212,292

Investment Shares	34,085	23,620	70,332	28,517	2,381	21,124
Investments at Cost	$441,593	$277,162	$760,710	$345,285	$23,812	$216,776

	AZL Russell 1000 Growth Index Fund Class 1	AZL Russell 1000 Growth Index Fund Class 2	AZL Russell 1000 Value Index Fund Class 1	AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund	AZL Small Cap Stock Index Fund Class 1
Assets:
Investments at Net Asset Value	$45,595	$614,437	$170,485	$546,355	$952,218	$53,646

Total Assets	45,595	614,437	170,485	546,355	952,218	53,646

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	45,595	614,437	170,485	546,355	952,218	53,646

Contract Owners’ Equity:
Contracts in Accumulation Period	45,397	614,373	169,919	546,147	951,910	53,513
Contracts in Annuity Payment Period	198	64	566	208	308	133

Total Contract Owners’ Equity	$45,595	$614,437	$170,485	$546,355	$952,218	$53,646

Investment Shares	4,435	47,301	15,800	40,803	67,693	4,714
Investments at Cost	$44,352	$604,934	$158,008	$506,520	$819,832	$47,145

See accompanying notes to financial statements	(Continued)
5

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	AZL Small Cap Stock Index Fund Class 2	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund	BlackRock Global Allocation V.I. Fund	ClearBridge Variable Aggressive Growth Portfolio	Columbia Variable Portfolio – Seligman Global Technology Fund
Assets:
Investments at Net Asset Value	$586,193	$524,502	$1,173	$1,481,681	$1,445	$930

Total Assets	586,193	524,502	1,173	1,481,681	1,445	930

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	586,193	524,502	1,173	1,481,681	1,445	930

Contract Owners’ Equity:
Contracts in Accumulation Period	586,041	524,383	1,173	1,481,655	1,445	914
Contracts in Annuity Payment Period	152	119	—	26	—	16

Total Contract Owners’ Equity	$586,193	$524,502	$1,173	$1,481,681	$1,445	$930

Investment Shares	41,194	31,827	105	110,821	58	43
Investments at Cost	$497,798	$423,234	$1,090	$1,547,577	$1,651	$805

	Davis VA Financial Portfolio	Davis VA Real Estate Portfolio	Dreyfus VIF Appreciation Portfolio	Eaton Vance VT Floating- Rate Income Fund	Fidelity VIP Emerging Markets Portfolio	Fidelity VIP FundsManager 50% Portfolio
Assets:
Investments at Net Asset Value	$51,650	$375	$99	$5,276	$1,244	$27,736

Total Assets	51,650	375	99	5,276	1,244	27,736

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	51,650	375	99	5,276	1,244	27,736

Contract Owners’ Equity:
Contracts in Accumulation Period	51,648	375	99	5,276	1,244	27,736
Contracts in Annuity Payment Period	2	—	—	—	—	—

Total Contract Owners’ Equity	$51,650	$375	$99	$5,276	$1,244	$27,736

Investment Shares	3,681	26	2	570	148	2,313
Investments at Cost	$44,226	$314	$110	$5,255	$1,291	$26,398

See accompanying notes to financial statements	(Continued)
6

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio	Fidelity VIP Strategic Income Portfolio	Franklin Founding Funds Allocation VIP Fund	Franklin Income VIP Fund	Franklin Mutual Shares VIP Fund
Assets:
Investments at Net Asset Value	$95,645	$2,151	$1,651	$120,137	$1,292,378	$487,498

Total Assets	95,645	2,151	1,651	120,137	1,292,378	487,498

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	95,645	2,151	1,651	120,137	1,292,378	487,498

Contract Owners’ Equity:
Contracts in Accumulation Period	95,574	2,151	1,651	120,137	1,291,529	487,157
Contracts in Annuity Payment Period	71	—	—	—	849	341

Total Contract Owners’ Equity	$95,645	$2,151	$1,651	$120,137	$1,292,378	$487,498

Investment Shares	8,687	65	150	16,968	83,725	24,219
Investments at Cost	$95,425	$2,147	$1,695	$118,429	$1,264,033	$422,416

	Franklin Rising Dividends VIP Fund	Franklin Strategic Income VIP Fund	Franklin U.S. Government Securities VIP Fund	Invesco V.I. American Value Fund	Invesco V.I. Balanced- Risk Allocation Fund	Ivy Funds VIP Asset Strategy Portfolio
Assets:
Investments at Net Asset Value	$233,739	$958	$311,288	$652	$1,017	$1,484

Total Assets	233,739	958	311,288	652	1,017	1,484

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	233,739	958	311,288	652	1,017	1,484

Contract Owners’ Equity:
Contracts in Accumulation Period	233,116	958	310,890	652	1,017	1,484
Contracts in Annuity Payment Period	623	—	398	—	—	—

Total Contract Owners’ Equity	$233,739	$958	$311,288	$652	$1,017	$1,484

Investment Shares	9,297	90	25,334	39	91	184
Investments at Cost	$178,467	$1,039	$324,639	$682	$1,106	$2,059

See accompanying notes to financial statements	(Continued)
7

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	Ivy Funds VIP Energy Portfolio	Ivy Funds VIP Global Natural Resources Portfolio	Ivy Funds VIP Growth Portfolio	Ivy Funds VIP Mid Cap Growth Portfolio	Ivy Funds VIP Science and Technology Portfolio	JPMorgan Insurance Trust Core Bond Portfolio
Assets:
Investments at Net Asset Value	$604	$112	$244	$438	$1,252	$15,949

Total Assets	604	112	244	438	1,252	15,949

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	604	112	244	438	1,252	15,949

Contract Owners’ Equity:
Contracts in Accumulation Period	604	112	244	438	1,252	15,949
Contracts in Annuity Payment Period	—	—	—	—	—	—

Total Contract Owners’ Equity	$604	$112	$244	$438	$1,252	$15,949

Investment Shares	89	25	24	46	56	1,486
Investments at Cost	$610	$126	$264	$461	$1,374	$16,284

	Lazard Retirement International Equity Portfolio	Lazard Retirement U.S. Small- Mid Cap Equity Portfolio	MFS VIT II International Value Portfolio	MFS VIT Total Return Bond Portfolio	MFS VIT Utilities Portfolio	Oppenheimer Global Multi- Alternatives Fund/VA
Assets:
Investments at Net Asset Value	$246	$2,545	$1,857	$22,887	$194	$38

Total Assets	246	2,545	1,857	22,887	194	38

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	246	2,545	1,857	22,887	194	38

Contract Owners’ Equity:
Contracts in Accumulation Period	246	2,545	1,857	22,887	194	38
Contracts in Annuity Payment Period	—	—	—	—	—	—

Total Contract Owners’ Equity	$246	$2,545	$1,857	$22,887	$194	$38

Investment Shares	21	315	84	1,778	7	4
Investments at Cost	$279	$2,521	$1,781	$23,530	$218	$41

See accompanying notes to financial statements	(Continued)
8

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	Oppenheimer Global Strategic Income Fund/VA	Oppenheimer International Growth Fund/VA	PIMCO VIT All Asset Portfolio	PIMCO VIT Commodity Real Return Strategy Portfolio	PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT Global Advantage Strategy Bond Portfolio
Assets:
Investments at Net Asset Value	$3,698	$1,303	$392,444	$59,609	$149,604	$91,724

Total Assets	3,698	1,303	392,444	59,609	149,604	91,724

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	3,698	1,303	392,444	59,609	149,604	91,724

Contract Owners’ Equity:
Contracts in Accumulation Period	3,693	1,303	392,411	59,607	149,604	91,724
Contracts in Annuity Payment Period	5	—	33	2	—	—

Total Contract Owners’ Equity	$3,698	$1,303	$392,444	$59,609	$149,604	$91,724

Investment Shares	749	603	39,205	7,574	11,892	9,959
Investments at Cost	$3,988	$1,468	$420,869	$101,896	$158,279	$96,436

	PIMCO VIT Global Bond Portfolio	PIMCO VIT Global Dividend Portfolio	PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	PIMCO VIT Global Multi-Asset Managed Volatility Portfolio	PIMCO VIT High Yield Portfolio	PIMCO VIT Low Duration Portfolio
Assets:
Investments at Net Asset Value	$75,178	$277,104	$172,105	$84,834	$743,025	$5,121

Total Assets	75,178	277,104	172,105	84,834	743,025	5,121

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	75,178	277,104	172,105	84,834	743,025	5,121

Contract Owners’ Equity:
Contracts in Accumulation Period	75,127	276,989	172,105	84,834	742,947	5,121
Contracts in Annuity Payment Period	51	115	—	—	78	—

Total Contract Owners’ Equity	$75,178	$277,104	$172,105	$84,834	$743,025	$5,121

Investment Shares	6,515	34,552	14,966	8,987	95,874	500
Investments at Cost	$84,258	$337,502	$183,369	$87,097	$747,606	$5,184

See accompanying notes to financial statements	(Continued)
9

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Assets and Liabilities

December 31, 2016

(In thousands)

	PIMCO VIT Real Return Portfolio	PIMCO VIT Total Return Portfolio	PIMCO VIT Unconstrained Bond Portfolio	QS Legg Mason Dynamic Multi- Strategy VIT Portfolio	RCM Dynamic Multi- Asset Plus VIT Portfolio	T. Rowe Price Blue Chip Growth Portfolio
Assets:
Investments at Net Asset Value	$410,286	$1,066,912	$222,561	$202	$9,815	$2,372

Total Assets	410,286	1,066,912	222,561	202	9,815	2,372

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—	—

Total Liabilities	—	—	—	—	—	—

Net Assets:	410,286	1,066,912	222,561	202	9,815	2,372

Contract Owners’ Equity:
Contracts in Accumulation Period	410,229	1,066,795	222,561	202	9,815	2,372
Contracts in Annuity Payment Period	57	117	—	—	—	—

Total Contract Owners’ Equity	$410,286	$1,066,912	$222,561	$202	$9,815	$2,372

Investment Shares	33,438	100,274	21,798	17	1,029	105
Investments at Cost	$445,354	$1,114,869	$224,217	$212	$9,718	$1,961

	T. Rowe Price Equity Income Portfolio	T. Rowe Price Health Sciences Portfolio	Templeton Global Bond VIP Fund	Templeton Growth VIP Fund	Total All Funds
Assets:
Investments at Net Asset Value	$1,335	$997	$784,007	$318,160	$25,525,877

Total Assets	1,335	997	784,007	318,160	25,525,877

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—

Total Liabilities	—	—	—	—	—

Net Assets:	1,335	997	784,007	318,160	25,525,877

Contract Owners’ Equity:
Contracts in Accumulation Period	1,335	997	783,855	317,778	25,516,424
Contracts in Annuity Payment Period	—	—	152	382	9,453

Total Contract Owners’ Equity	$1,335	$997	$784,007	$318,160	$25,525,877

Investment Shares	47	30	48,203	23,144	2,602,097
Investments at Cost	$1,287	$1,008	$869,874	$289,236	$24,936,338

See accompanying notes to financial statements	(Continued)
10

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	Alger American Capital Appreciation Portfolio (A)	Alger American LargeCap Growth Portfolio (A)	Alger American MidCap Growth Portfolio (A)	Alger American SmallCap Growth Portfolio (A)	Allianz NFJ Dividend Value VIT Portfolio	AZL Balanced Index Strategy Fund
Investment Income:
Dividends Reinvested in Fund Shares	$—	$—	$—	$—	$62	$11,022

Expenses:
Mortality and Expense Risk Charges	22	29	28	4	47	7,826

Investment Income (Loss), Net	(22)	(29)	(28)	(4)	15	3,196

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—	146	7,433
Realized Gains (Losses) on Sales of Investments, Net	278	(107)	149	(71)	(138)	8,696

Realized Gains (Losses) on Investments, Net	278	(107)	149	(71)	8	16,129

Net Change in Unrealized Appreciation (Depreciation) on Investments	(268)	69	(192)	73	406	(601)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	10	(38)	(43)	2	414	15,528

Net Increase (Decrease) in Net Assets From Operations	$(12)	$(67)	$(71)	$(2)	$429	$18,724

	AZL BlackRock Capital Appreciation Fund (A)	AZL Boston Company Research Growth Fund (A)	AZL DFA Multi- Strategy Fund	AZL Emerging Markets Equity Index Fund Class 1	AZL Emerging Markets Equity Index Fund Class 2	AZL Enhanced Bond Index Fund
Investment Income:
Dividends Reinvested in Fund Shares	$—	$1,075	$—	$164	$716	$503

Expenses:
Mortality and Expense Risk Charges	5,679	2,966	19,899	264	2,532	326

Investment Income (Loss), Net	(5,679)	(1,891)	(19,899)	(100)	(1,816)	177

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	49,731	59,112	383,676	—	—	336
Realized Gains (Losses) on Sales of Investments, Net	(15,455)	(25,503)	15,999	847	(3,593)	(58)

Realized Gains (Losses) on Investments, Net	34,276	33,609	399,675	847	(3,593)	278

Net Change in Unrealized Appreciation (Depreciation) on Investments	(29,486)	(33,366)	(304,621)	805	14,483	(612)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	4,790	243	95,054	1,652	10,890	(334)

Net Increase (Decrease) in Net Assets From Operations	$(889)	$(1,648)	$75,155	$1,552	$9,074	$(157)

See accompanying notes to financial statements	(Continued)
11

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	AZL Federated Clover Small Value Fund (A)	AZL Gateway Fund	AZL Global Equity Index Fund	AZL Government Money Market Fund	AZL International Index Fund Class 1 (B)	AZL International Index Fund Class 2
Investment Income:
Dividends Reinvested in Fund Shares	$3,891	$1,450	$60	$—	$—	$1,957

Expenses:
Mortality and Expense Risk Charges	3,685	1,353	27	11,560	412	3,155

Investment Income (Loss), Net	206	97	33	(11,560)	(412)	(1,198)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	19,060	—	—	43	—	—
Realized Gains (Losses) on Sales of Investments, Net	(26,143)	946	(216)	—	(20)	(1,245)

Realized Gains (Losses) on Investments, Net	(7,083)	946	(216)	43	(20)	(1,245)

Net Change in Unrealized Appreciation (Depreciation) on Investments	14,133	1,017	160	—	817	(392)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	7,050	1,963	(56)	43	797	(1,637)

Net Increase (Decrease) in Net Assets From Operations	$7,256	$2,060	$(23)	$(11,517)	$385	$(2,835)

	AZL Invesco Growth and Income Fund (A)	AZL Invesco International Equity Fund (A)	AZL JPMorgan International Opportunities Fund (A)	AZL JPMorgan U.S. Equity Fund (A)	AZL MetWest Total Return Bond Fund	AZL MFS Investors Trust Fund (A)
Investment Income:
Dividends Reinvested in Fund Shares	$8,839	$7,926	$11,967	$3,312	$246	$2,498

Expenses:
Mortality and Expense Risk Charges	3,217	3,760	3,733	3,141	288	3,280

Investment Income (Loss), Net	5,622	4,166	8,234	171	(42)	(782)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	49,248	26,742	3,902	55,322	120	56,841
Realized Gains (Losses) on Sales of Investments, Net	(27,389)	(22,647)	(10,215)	13,681	128	(7,263)

Realized Gains (Losses) on Investments, Net	21,859	4,095	(6,313)	69,003	248	49,578

Net Change in Unrealized Appreciation (Depreciation) on Investments	(16,637)	(11,760)	(10,339)	(63,641)	(248)	(43,470)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	5,222	(7,665)	(16,652)	5,362	—	6,108

Net Increase (Decrease) in Net Assets From Operations	$10,844	$(3,499)	$(8,418)	$5,533	$(42)	$5,326

See accompanying notes to financial statements	(Continued)
12

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	AZL MFS Mid Cap Value Fund (A)	AZL MFS Value Fund (A)	AZL Mid Cap Index Fund Class 1 (B)	AZL Mid Cap Index Fund Class 2	AZL Moderate Index Strategy Fund	AZL Morgan Stanley Global Real Estate Fund Class 1 (B)
Investment Income:
Dividends Reinvested in Fund Shares	$2,576	$10,156	$—	$1,451	$13,060	$—

Expenses:
Mortality and Expense Risk Charges	1,728	4,373	150	4,063	13,532	75

Investment Income (Loss), Net	848	5,783	(150)	(2,612)	(472)	(75)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	12,133	62,723	—	19,666	22,091	—
Realized Gains (Losses) on Sales of Investments, Net	(15,708)	410	47	4,270	13,922	(8)

Realized Gains (Losses) on Investments, Net	(3,575)	63,133	47	23,936	36,013	(8)

Net Change in Unrealized Appreciation (Depreciation) on Investments	9,378	(55,563)	4,147	40,828	7,876	124

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	5,803	7,570	4,194	64,764	43,889	116

Net Increase (Decrease) in Net Assets From Operations	$6,651	$13,353	$4,044	$62,152	$43,417	$41

	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL Multi- Manager Mid Cap Growth Fund (A)	AZL MVP Balanced Index Strategy Fund	AZL MVP BlackRock Global Strategy Plus Fund	AZL MVP DFA Multi- Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund
Investment Income:
Dividends Reinvested in Fund Shares	$869	$—	$5,396	$19,312	$—	$23,560

Expenses:
Mortality and Expense Risk Charges	1,493	4,406	3,634	10,648	524	18,762

Investment Income (Loss), Net	(624)	(4,406)	1,762	8,664	(524)	4,798

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	23,488	1,766	25,992	—	50,969
Realized Gains (Losses) on Sales of Investments, Net	2,110	(57,580)	1,980	3,106	59	13,318

Realized Gains (Losses) on Investments, Net	2,110	(34,092)	3,746	29,098	59	64,287

Net Change in Unrealized Appreciation (Depreciation) on Investments	(789)	19,489	6,756	(23,678)	3,312	(29,017)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	1,321	(14,603)	10,502	5,420	3,371	35,270

Net Increase (Decrease) in Net Assets From Operations	$697	$(19,009)	$12,264	$14,084	$2,847	$40,068

See accompanying notes to financial statements	(Continued)
13

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Dynamic Moderate Fund	AZL MVP Fusion Growth Fund (A)	AZL MVP Growth Index Strategy Fund	AZL MVP Moderate Index Strategy Fund	AZL MVP Pyramis Multi- Strategy Fund
Investment Income:
Dividends Reinvested in Fund Shares	$5,788	$45,728	$25,215	$27,955	$10,204	$10,492

Expenses:
Mortality and Expense Risk Charges	4,426	37,707	11,340	21,770	6,732	3,818

Investment Income (Loss), Net	1,362	8,021	13,875	6,185	3,472	6,674

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	7,910	133,038	—	7,779	13,769	4,106
Realized Gains (Losses) on Sales of Investments, Net	336	24,674	77,577	8,179	3,090	(2,269)

Realized Gains (Losses) on Investments, Net	8,246	157,712	77,577	15,958	16,859	1,837

Net Change in Unrealized Appreciation (Depreciation) on Investments	(1,038)	(107,174)	(98,226)	61,860	(2,074)	(10,301)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	7,208	50,538	(20,649)	77,818	14,785	(8,464)

Net Increase (Decrease) in Net Assets From Operations	$8,570	$58,559	$(6,774)	$84,003	$18,257	$(1,790)

	AZL MVP T. Rowe Price Capital Appreciation Plus Fund	AZL Oppenheimer Discovery Fund (A)	AZL Pyramis Multi- Strategy Fund	AZL Pyramis Total Bond Fund Class 1 (B)	AZL Pyramis Total Bond Fund Class 2	AZL Russell 1000 Growth Index Fund Class 1 (B)
Investment Income:
Dividends Reinvested in Fund Shares	$11,041	$—	$5,323	$—	$1,695	$—

Expenses:
Mortality and Expense Risk Charges	10,480	2,169	6,545	58	1,327	140

Investment Income (Loss), Net	561	(2,169)	(1,222)	(58)	368	(140)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	4,226	45,372	6,573	—	35	—
Realized Gains (Losses) on Sales of Investments, Net	1,727	(43,095)	(1,206)	(18)	(161)	14

Realized Gains (Losses) on Investments, Net	5,953	2,277	5,367	(18)	(126)	14

Net Change in Unrealized Appreciation (Depreciation) on Investments	35,779	(2,990)	11,661	(547)	(3,405)	1,243

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	41,732	(713)	17,028	(565)	(3,531)	1,257

Net Increase (Decrease) in Net Assets From Operations	$42,293	$(2,882)	$15,806	$(623)	$(3,163)	$1,117

See accompanying notes to financial statements	(Continued)
14

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	AZL Russell 1000 Growth Index Fund Class 2	AZL Russell 1000 Value Index Fund Class 1 (B)	AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund	AZL Small Cap Stock Index Fund Class 1 (B)	AZL Small Cap Stock Index Fund Class 2
Investment Income:
Dividends Reinvested in Fund Shares	$167	$—	$205	$9,056	$—	$1,764

Expenses:
Mortality and Expense Risk Charges	2,523	548	1,977	11,200	206	4,737

Investment Income (Loss), Net	(2,356)	(548)	(1,772)	(2,144)	(206)	(2,973)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	3,241	—	1,019	47,909	—	24,608
Realized Gains (Losses) on Sales of Investments, Net	(258)	237	867	30,177	116	6,917

Realized Gains (Losses) on Investments, Net	2,983	237	1,886	78,086	116	31,525

Net Change in Unrealized Appreciation (Depreciation) on Investments	10,603	12,477	40,822	(12,236)	6,501	62,899

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	13,586	12,714	42,708	65,850	6,617	94,424

Net Increase (Decrease) in Net Assets From Operations	$11,230	$12,166	$40,936	$63,706	$6,411	$91,451

	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund	BlackRock Global Allocation V.I. Fund	ClearBridge Variable Aggressive Growth Portfolio	Columbia Variable Portfolio – Select Smaller-Cap Value Fund (A)	Columbia Variable Portfolio – Seligman Global Technology Fund
Investment Income:
Dividends Reinvested in Fund Shares	$3,707	$16	$18,209	$6	$—	$—

Expenses:
Mortality and Expense Risk Charges	10,243	3	27,548	5	657	16

Investment Income (Loss), Net	(6,536)	13	(9,339)	1	(657)	(16)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	20,505	34	—	77	—	308
Realized Gains (Losses) on Sales of Investments, Net	21,227	(5)	(17,864)	(97)	16,835	27

Realized Gains (Losses) on Investments, Net	41,732	29	(17,864)	(20)	16,835	335

Net Change in Unrealized Appreciation (Depreciation) on Investments	(8,012)	111	54,735	9	(15,506)	(168)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	33,720	140	36,871	(11)	1,329	167

Net Increase (Decrease) in Net Assets From Operations	$27,184	$153	$27,532	$(10)	$672	$151

See accompanying notes to financial statements	(Continued)
15

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	Davis VA Financial Portfolio	Davis VA Real Estate Portfolio	Davis VA Value Portfolio (A)	Dreyfus VIF Appreciation Portfolio	Eaton Vance VT Floating- Rate Income Fund	Fidelity VIP Emerging Markets Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$479	$6	$—	$2	$181	$1

Expenses:
Mortality and Expense Risk Charges	1,064	6	664	—	16	4

Investment Income (Loss), Net	(585)	—	(664)	2	165	(3)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	3,535	—	—	19	—	—
Realized Gains (Losses) on Sales of Investments, Net	1,177	10	(2,964)	(9)	(26)	(29)

Realized Gains (Losses) on Investments, Net	4,712	10	(2,964)	10	(26)	(29)

Net Change in Unrealized Appreciation (Depreciation) on Investments	1,224	20	4,620	(5)	291	86

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	5,936	30	1,656	5	265	57

Net Increase (Decrease) in Net Assets From Operations	$5,351	$30	$992	$7	$430	$54

	Fidelity VIP FundsManager 50% Portfolio	Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio	Fidelity VIP Strategic Income Portfolio	Franklin Founding Funds Allocation VIP Fund	Franklin Global Real Estate VIP Fund (A)
Investment Income:
Dividends Reinvested in Fund Shares	$306	$1,063	$6	$56	$4,615	$1,125

Expenses:
Mortality and Expense Risk Charges	484	1,731	2	4	2,678	1,321

Investment Income (Loss), Net	(178)	(668)	4	52	1,937	(196)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	387	3,319	36	—	3,907	—
Realized Gains (Losses) on Sales of Investments, Net	225	(655)	(38)	(10)	(1,929)	(12,592)

Realized Gains (Losses) on Investments, Net	612	2,664	(2)	(10)	1,978	(12,592)

Net Change in Unrealized Appreciation (Depreciation) on Investments	219	493	69	61	7,839	13,084

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	831	3,157	67	51	9,817	492

Net Increase (Decrease) in Net Assets From Operations	$653	$2,489	$71	$103	$11,754	$296

See accompanying notes to financial statements	(Continued)
16

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	Franklin Growth and Income VIP Fund (A)	Franklin High Income VIP Fund (A)	Franklin Income VIP Fund	Franklin Large Cap Growth VIP Fund (A)	Franklin Mutual Shares VIP Fund	Franklin Rising Dividends VIP Fund
Investment Income:
Dividends Reinvested in Fund Shares	$4,934	$14,093	$60,988	$—	$9,507	$3,484

Expenses:
Mortality and Expense Risk Charges	2,301	3,022	20,926	1,575	9,080	4,144

Investment Income (Loss), Net	2,633	11,071	40,062	(1,575)	427	(660)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	13,631	—	—	1,699	38,358	27,919
Realized Gains (Losses) on Sales of Investments, Net	9,936	(19,325)	(11,384)	9,838	9,171	8,614

Realized Gains (Losses) on Investments, Net	23,567	(19,325)	(11,384)	11,537	47,529	36,533

Net Change in Unrealized Appreciation (Depreciation) on Investments	(18,352)	35,044	111,404	(13,625)	12,503	(5,136)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	5,215	15,719	100,020	(2,088)	60,032	31,397

Net Increase (Decrease) in Net Assets From Operations	$7,848	$26,790	$140,082	$(3,663)	$60,459	$30,737

	Franklin Small Cap Value VIP Fund (A)	Franklin Small-Mid Cap Growth VIP Fund (A)	Franklin Strategic Income VIP Fund	Franklin U.S. Government Securities VIP Fund	Invesco V.I. American Franchise Fund (A)	Invesco V.I. American Value Fund
Investment Income:
Dividends Reinvested in Fund Shares	$406	$—	$41	$8,979	$—	$1

Expenses:
Mortality and Expense Risk Charges	734	1,357	3	6,236	52	2

Investment Income (Loss), Net	(328)	(1,357)	38	2,743	(52)	(1)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	7,106	10,935	—	—	367	34
Realized Gains (Losses) on Sales of Investments, Net	4,339	(16,693)	(76)	(3,424)	1,413	(18)

Realized Gains (Losses) on Investments, Net	11,445	(5,758)	(76)	(3,424)	1,780	16

Net Change in Unrealized Appreciation (Depreciation) on Investments	(4,726)	8,715	121	(2,718)	(1,686)	77

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	6,719	2,957	45	(6,142)	94	93

Net Increase (Decrease) in Net Assets From Operations	$6,391	$1,600	$83	$(3,399)	$42	$92

See accompanying notes to financial statements	(Continued)
17

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	Invesco V.I. Balanced- Risk Allocation Fund	Invesco V.I. Core Equity Fund (A)	Invesco V.I. Growth and Income Fund (A)	Invesco V.I. International Growth Fund (A)	Ivy Funds VIP Asset Strategy Portfolio	Ivy Funds VIP Energy Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$2	$12	$3	$6	$10	$1

Expenses:
Mortality and Expense Risk Charges	3	22	3	6	5	1

Investment Income (Loss), Net	(1)	(10)	—	—	5	—

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	111	23	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(56)	358	9	169	(274)	(37)

Realized Gains (Losses) on Investments, Net	(56)	469	32	169	(274)	(37)

Net Change in Unrealized Appreciation (Depreciation) on Investments	158	(366)	(17)	(173)	201	178

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	102	103	15	(4)	(73)	141

Net Increase (Decrease) in Net Assets From Operations	$101	$93	$15	$(4)	$(68)	$141

	Ivy Funds VIP Global Natural Resources Portfolio	Ivy Funds VIP Growth Portfolio	Ivy Funds VIP Mid Cap Growth Portfolio	Ivy Funds VIP Science and Technology Portfolio	Jennison Portfolio (A)	JPMorgan Insurance Trust Core Bond Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$1	$—	$—	$—	$—	$439

Expenses:
Mortality and Expense Risk Charges	—	1	1	4	156	246

Investment Income (Loss), Net	1	(1)	(1)	(4)	(156)	193

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	26	27	51	—	—
Realized Gains (Losses) on Sales of Investments, Net	(23)	(12)	(16)	(154)	4,935	(25)

Realized Gains (Losses) on Investments, Net	(23)	14	11	(103)	4,935	(25)

Net Change in Unrealized Appreciation (Depreciation) on Investments	42	(21)	14	26	(5,142)	(189)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	19	(7)	25	(77)	(207)	(214)

Net Increase (Decrease) in Net Assets From Operations	$20	$(8)	$24	$(81)	$(363)	$(21)

See accompanying notes to financial statements	(Continued)
18

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	JPMorgan Insurance Trust U.S. Equity Portfolio (A)	Lazard Retirement International Equity Portfolio	Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	MFS VIT II International Value Portfolio	MFS VIT Total Return Bond Portfolio	MFS VIT Utilities Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$1	$3	$—	$22	$938	$14

Expenses:
Mortality and Expense Risk Charges	1	1	3	6	344	1

Investment Income (Loss), Net	—	2	(3)	16	594	13

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	3	1	40	45	—	9
Realized Gains (Losses) on Sales of Investments, Net	50	(20)	(25)	16	(308)	(71)

Realized Gains (Losses) on Investments, Net	53	(19)	15	61	(308)	(62)

Net Change in Unrealized Appreciation (Depreciation) on Investments	(51)	(2)	133	(16)	(24)	67

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	2	(21)	148	45	(332)	5

Net Increase (Decrease) in Net Assets From Operations	$2	$(19)	$145	$61	$262	$18

	Oppenheimer Global Fund/VA (A)	Oppenheimer Global Multi- Alternatives Fund/VA	Oppenheimer Global Strategic Income Fund/ VA	Oppenheimer International Growth Fund/VA	Oppenheimer Main Street Fund/VA (A)	PIMCO VIT All Asset Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$544	$—	$188	$13	$532	$10,192

Expenses:
Mortality and Expense Risk Charges	802	—	69	5	742	6,847

Investment Income (Loss), Net	(258)	—	119	8	(210)	3,345

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	3,449	—	—	35	5,659	—
Realized Gains (Losses) on Sales of Investments, Net	10,861	(1)	(86)	(79)	10,669	(10,758)

Realized Gains (Losses) on Investments, Net	14,310	(1)	(86)	(44)	16,328	(10,758)

Net Change in Unrealized Appreciation (Depreciation) on Investments	(16,335)	3	138	(12)	(14,301)	47,387

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	(2,025)	2	52	(56)	2,027	36,629

Net Increase (Decrease) in Net Assets From Operations	$(2,283)	$2	$171	$(48)	$1,817	$39,974

See accompanying notes to financial statements	(Continued)
19

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	PIMCO VIT Commodity- RealReturn Strategy Portfolio	PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT Global Advantage Strategy Bond Portfolio	PIMCO VIT Global Bond Portfolio	PIMCO VIT Global Dividend Portfolio	PIMCO VIT Global Multi- Asset Managed Allocation Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$667	$8,155	$1,494	$1,230	$14,363	$4,317

Expenses:
Mortality and Expense Risk Charges	1,278	2,758	1,385	1,540	5,671	3,007

Investment Income (Loss), Net	(611)	5,397	109	(310)	8,692	1,310

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—	48,377	—
Realized Gains (Losses) on Sales of Investments, Net	(14,996)	(2,418)	(1,114)	(2,275)	(7,575)	(3,890)

Realized Gains (Losses) on Investments, Net	(14,996)	(2,418)	(1,114)	(2,275)	40,802	(3,890)

Net Change in Unrealized Appreciation (Depreciation) on Investments	23,009	13,816	5,379	4,611	(34,788)	5,957

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	8,013	11,398	4,265	2,336	6,014	2,067

Net Increase (Decrease) in Net Assets From Operations	$7,402	$16,795	$4,374	$2,026	$14,706	$3,377

	PIMCO VIT Global Multi- Asset Managed Volatility Portfolio	PIMCO VIT High Yield Portfolio	PIMCO VIT Low Duration Portfolio	PIMCO VIT Real Return Portfolio	PIMCO VIT Total Return Portfolio	PIMCO VIT Unconstrained Bond Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$643	$36,817	$57	$9,546	$23,217	$3,824

Expenses:
Mortality and Expense Risk Charges	1,242	11,481	11	7,242	19,557	3,348

Investment Income (Loss), Net	(599)	25,336	46	2,304	3,660	476

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(865)	(6,155)	(16)	(7,636)	(7,398)	(1,380)

Realized Gains (Losses) on Investments, Net	(865)	(6,155)	(16)	(7,636)	(7,398)	(1,380)

Net Change in Unrealized Appreciation (Depreciation) on Investments	2,747	51,263	6	19,160	13,944	7,623

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	1,882	45,108	(10)	11,524	6,546	6,243

Net Increase (Decrease) in Net Assets From Operations	$1,283	$70,444	$36	$13,828	$10,206	$6,719

See accompanying notes to financial statements	(Continued)
20

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Operations

For the year or periods ended December 31, 2016

(In thousands)

	QS Legg Mason Dynamic Multi- Strategy VIT Portfolio	RCM Dynamic Multi- Asset Plus VIT Portfolio	SP International Growth Portfolio (A)	T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Equity Income Portfolio	T. Rowe Price Health Sciences Portfolio
Investment Income:
Dividends Reinvested in Fund Shares	$2	$54	$—	$—	$25	$—

Expenses:
Mortality and Expense Risk Charges	1	109	80	7	4	4

Investment Income (Loss), Net	1	(55)	(80)	(7)	21	(4)

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	3	—	—	—	125	7
Realized Gains (Losses) on Sales of Investments, Net	(5)	1	(98)	114	14	(17)

Realized Gains (Losses) on Investments, Net	(2)	1	(98)	114	139	(10)

Net Change in Unrealized Appreciation (Depreciation) on Investments	(4)	216	75	(128)	51	(210)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	(6)	217	(23)	(14)	190	(220)

Net Increase (Decrease) in Net Assets From Operations	$(5)	$162	$(103)	$(21)	$211	$(224)

	Templeton Foreign VIP Fund (A)	Templeton Global Bond VIP Fund	Templeton Growth VIP Fund	Total All Funds
Investment Income:
Dividends Reinvested in Fund Shares	$2,393	$—	$6,663	$545,300

Expenses:
Mortality and Expense Risk Charges	1,493	12,599	5,862	452,150

Investment Income (Loss), Net	900	(12,599)	801	93,150

Realized Gains (Losses) and Unrealized Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	1,972	678	12,432	1,435,374
Realized Gains (Losses) on Sales of Investments, Net	(8,724)	(20,442)	1,350	(99,238)

Realized Gains (Losses) on Investments, Net	(6,752)	(19,764)	13,782	1,336,136

Net Change in Unrealized Appreciation (Depreciation) on Investments	8,338	41,837	6,922	(132,640)

Total Realized Gains (Losses) & Changes in Appreciation (Depreciation) on Investments	1,586	22,073	20,704	1,203,496

Net Increase (Decrease) in Net Assets From Operations	$2,486	$9,474	$21,505	$1,296,646

(A)	Fund terminated. See Footnote 2 for further details
(B)	Fund commenced in current year. See Footnote 2 for further details

See accompanying notes to financial statements
21

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Alger American Capital Appreciation Portfolio		Alger American LargeCap Growth Portfolio		Alger American MidCap Growth Portfolio
	2016 (A)	2015	2016 (A)	2015	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(22)	$(30)	$(29)	$(46)	$(28)	$(44)
Realized Gains (Losses) on Investments, Net	278	316	(107)	351	149	45
Net Change in Unrealized Appreciation (Depreciation) on Investments	(268)	(183)	69	(282)	(192)	(69)

Net Increase (Decrease) in Net Assets From Operations	(12)	103	(67)	23	(71)	(68)

Contract Transactions-All Products
Purchase Payments	—	1	—	—	—	—
Transfers Between Funds or (to) from General Account	(1,816)	(96)	(2,488)	(165)	(2,066)	(18)
Surrenders and Terminations	(134)	(284)	(134)	(321)	(200)	(266)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(1)	(1)	(1)	(1)	(1)	(1)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(1,951)	(380)	(2,623)	(487)	(2,267)	(285)

Increase (Decrease) in Net Assets	(1,963)	(277)	(2,690)	(464)	(2,338)	(353)
Net Assets at Beginning of Period	1,963	2,240	2,690	3,154	2,338	2,691

Net Assets at End of Period	$—	$1,963	$—	$2,690	$—	$2,338

	Alger American SmallCap Growth Portfolio		Allianz NFJ Dividend Value VIT Portfolio		AZL Balanced Index Strategy Fund
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(4)	$(7)	$15	$7	$3,196	$(3,534)
Realized Gains (Losses) on Investments, Net	(71)	103	8	176	16,129	19,489
Net Change in Unrealized Appreciation (Depreciation) on Investments	73	(113)	406	(455)	(601)	(23,773)

Net Increase (Decrease) in Net Assets From Operations	(2)	(17)	429	(272)	18,724	(7,818)

Contract Transactions-All Products
Purchase Payments	—	—	166	209	1,824	2,380
Transfers Between Funds or (to) from General Account	(312)	—	1,421	651	25,576	35,452
Surrenders and Terminations	(12)	(62)	(343)	(213)	(36,263)	(30,808)
Rescissions	—	—	—	—	(6)	(71)
Bonus (Recapture)	—	—	2	3	8	8
Contract Maintenance Charge	—	—	—	—	(82)	(78)
Rider charge	—	—	(29)	(27)	(3,084)	(2,822)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(324)	(62)	1,217	623	(12,027)	4,061

Increase (Decrease) in Net Assets	(326)	(79)	1,646	351	6,697	(3,757)
Net Assets at Beginning of Period	326	405	2,639	2,288	401,551	405,308

Net Assets at End of Period	$—	$326	$4,285	$2,639	$408,248	$401,551

See accompanying notes to financial statements	(Continued)
22

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL BlackRock Capital Appreciation Fund		AZL Boston Company Research Growth Fund		AZL DFA Multi-Strategy Fund
	2016 (A)	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(5,679)	$(8,621)	$(1,891)	$(3,886)	$(19,899)	$(8,078)
Realized Gains (Losses) on Investments, Net	34,276	117,979	33,609	41,754	399,675	73,485
Net Change in Unrealized Appreciation (Depreciation) on Investments	(29,486)	(90,581)	(33,366)	(30,680)	(304,621)	(92,992)

Net Increase (Decrease) in Net Assets From Operations	(889)	18,777	(1,648)	7,188	75,155	(27,585)

Contract Transactions-All Products
Purchase Payments	601	4,113	982	2,774	4,555	9,170
Transfers Between Funds or (to) from General Account	(370,665)	(38,199)	(186,341)	(12,633)	(50,877)	(32,487)
Surrenders and Terminations	(27,916)	(45,284)	(14,379)	(22,813)	(72,984)	(88,027)
Rescissions	—	(43)	—	(23)	(120)	(32)
Bonus (Recapture)	8	48	8	22	33	32
Contract Maintenance Charge	(71)	(95)	(34)	(43)	(199)	(215)
Rider charge	(843)	(1,321)	(296)	(440)	(13,490)	(13,014)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(398,886)	(80,781)	(200,060)	(33,156)	(133,082)	(124,573)

Increase (Decrease) in Net Assets	(399,775)	(62,004)	(201,708)	(25,968)	(57,927)	(152,158)
Net Assets at Beginning of Period	399,775	461,779	201,708	227,676	1,141,766	1,293,924

Net Assets at End of Period	$—	$399,775	$—	$201,708	$1,083,839	$1,141,766

	AZL Emerging Markets Equity Index Fund Class 1		AZL Emerging Markets Equity Index Fund Class 2		AZL Enhanced Bond Index Fund
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(100)	$(28)	$(1,816)	$(1,680)	$177	$62
Realized Gains (Losses) on Investments, Net	847	1,624	(3,593)	4,364	278	77
Net Change in Unrealized Appreciation (Depreciation) on Investments	805	(4,796)	14,483	(24,926)	(612)	(247)

Net Increase (Decrease) in Net Assets From Operations	1,552	(3,200)	9,074	(22,242)	(157)	(108)

Contract Transactions-All Products
Purchase Payments	27	74	95	290	3,034	3,320
Transfers Between Funds or (to) from General Account	(699)	(361)	(3,623)	(6,749)	13,780	4,957
Surrenders and Terminations	(2,158)	(1,735)	(11,772)	(16,504)	(1,555)	(261)
Rescissions	—	—	—	—	(105)	(6)
Bonus (Recapture)	—	—	—	2	60	33
Contract Maintenance Charge	(10)	(11)	(31)	(35)	(3)	—
Rider charge	—	—	(123)	(139)	(306)	(63)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(2,840)	(2,033)	(15,454)	(23,135)	14,905	7,980

Increase (Decrease) in Net Assets	(1,288)	(5,233)	(6,380)	(45,377)	14,748	7,872
Net Assets at Beginning of Period	19,025	24,258	123,173	168,550	9,795	1,923

Net Assets at End of Period	$17,737	$19,025	$116,793	$123,173	$24,543	$9,795

See accompanying notes to financial statements	(Continued)
23

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL Federated Clover Small Value Fund		AZL Gateway Fund		AZL Global Equity Index Fund
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$206	$(3,264)	$97	$(569)	$33	$45
Realized Gains (Losses) on Investments, Net	(7,083)	45,979	946	1,686	(216)	(65)
Net Change in Unrealized Appreciation (Depreciation) on Investments	14,133	(63,490)	1,017	(1,006)	160	(342)

Net Increase (Decrease) in Net Assets From Operations	7,256	(20,775)	2,060	111	(23)	(362)

Contract Transactions-All Products
Purchase Payments	345	719	289	945	121	570
Transfers Between Funds or (to) from General Account	(211,664)	(19,340)	8,230	1,421	183	827
Surrenders and Terminations	(19,794)	(32,424)	(5,405)	(5,148)	(196)	(93)
Rescissions	(2)	(2)	(1)	—	—	(7)
Bonus (Recapture)	3	7	2	5	1	1
Contract Maintenance Charge	(40)	(53)	(14)	(13)	—	—
Rider charge	(153)	(243)	(796)	(753)	(13)	(11)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(231,305)	(51,336)	2,305	(3,543)	96	1,287

Increase (Decrease) in Net Assets	(224,049)	(72,111)	4,365	(3,432)	73	925
Net Assets at Beginning of Period	224,049	296,160	78,188	81,620	2,117	1,192

Net Assets at End of Period	$—	$224,049	$82,553	$78,188	$2,190	$2,117

	AZL Government Money Market Fund		AZL International Index Fund Class 1		AZL International Index Fund Class 2
	2016	2015	2016 (B)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(11,560)	$(11,507)	$(412)	$—	$(1,198)	$1,961
Realized Gains (Losses) on Investments, Net	43	46	(20)	—	(1,245)	1,623
Net Change in Unrealized Appreciation (Depreciation) on Investments	—	—	817	—	(392)	(6,231)

Net Increase (Decrease) in Net Assets From Operations	(11,517)	(11,461)	385	—	(2,835)	(2,647)

Contract Transactions-All Products
Purchase Payments	1,179,116	488,577	1,001	—	4,281	3,896
Transfers Between Funds or (to) from General Account	(942,014)	(305,660)	119,069	—	465,589	7,020
Surrenders and Terminations	(259,282)	(163,309)	(3,415)	—	(11,740)	(6,131)
Rescissions	(6,030)	(3,985)	—	—	(136)	(42)
Bonus (Recapture)	507	1,645	—	—	3	6
Contract Maintenance Charge	(210)	(205)	(10)	—	(36)	(16)
Rider charge	(3,835)	(2,930)	—	—	(558)	(501)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(31,748)	14,133	116,645	—	457,403	4,232

Increase (Decrease) in Net Assets	(43,265)	2,672	117,030	—	454,568	1,585
Net Assets at Beginning of Period	661,395	658,723	—	—	81,043	79,458

Net Assets at End of Period	$618,130	$661,395	$117,030	$—	$535,611	$81,043

See accompanying notes to financial statements	(Continued)
24

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL Invesco Growth and Income Fund		AZL Invesco International Equity Fund		AZL JPMorgan International Opportunities Fund
	2016 (A)	2015	2016 (A)	2015	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$5,622	$2,389	$4,166	$(1,425)	$8,234	$843
Realized Gains (Losses) on Investments, Net	21,859	35,627	4,095	26,248	(6,313)	11,379
Net Change in Unrealized Appreciation (Depreciation) on Investments	(16,637)	(50,112)	(11,760)	(37,598)	(10,339)	(14,478)

Net Increase (Decrease) in Net Assets From Operations	10,844	(12,096)	(3,499)	(12,775)	(8,418)	(2,256)

Contract Transactions-All Products
Purchase Payments	945	2,976	827	2,392	546	2,436
Transfers Between Funds or (to) from General Account	(204,770)	(13,359)	(220,281)	(868)	(217,976)	(11,506)
Surrenders and Terminations	(19,902)	(26,041)	(19,052)	(28,914)	(20,213)	(31,737)
Rescissions	—	(14)	—	(26)	—	(22)
Bonus (Recapture)	7	11	6	10	3	22
Contract Maintenance Charge	(40)	(52)	(41)	(55)	(45)	(61)
Rider charge	(317)	(477)	(339)	(496)	(259)	(373)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(224,077)	(36,956)	(238,880)	(27,957)	(237,944)	(41,241)

Increase (Decrease) in Net Assets	(213,233)	(49,052)	(242,379)	(40,732)	(246,362)	(43,497)
Net Assets at Beginning of Period	213,233	262,285	242,379	283,111	246,362	289,859

Net Assets at End of Period	$—	$213,233	$—	$242,379	$—	$246,362

	AZL JPMorgan U.S. Equity Fund		AZL MetWest Total Return Bond Fund		AZL MFS Investors Trust Fund
	2016 (A)	2015	2016	2015 (C)	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$171	$(2,115)	$(42)	$(56)	$(782)	$(3,070)
Realized Gains (Losses) on Investments, Net	69,003	19,886	248	12	49,578	50,775
Net Change in Unrealized Appreciation (Depreciation) on Investments	(63,641)	(22,239)	(248)	(51)	(43,470)	(52,493)

Net Increase (Decrease) in Net Assets From Operations	5,533	(4,468)	(42)	(95)	5,326	(4,788)

Contract Transactions-All Products
Purchase Payments	1,883	2,286	3,304	2,366	385	1,184
Transfers Between Funds or (to) from General Account	(199,782)	(9,678)	11,738	7,336	(198,745)	(16,814)
Surrenders and Terminations	(17,620)	(26,684)	(1,126)	(77)	(18,513)	(29,547)
Rescissions	—	(1)	(91)	(30)	—	(1)
Bonus (Recapture)	73	49	25	10	5	17
Contract Maintenance Charge	(37)	(48)	(2)	—	(36)	(47)
Rider charge	(306)	(435)	(234)	(42)	(182)	(282)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(215,789)	(34,511)	13,614	9,563	(217,086)	(45,490)

Increase (Decrease) in Net Assets	(210,256)	(38,979)	13,572	9,468	(211,760)	(50,278)
Net Assets at Beginning of Period	210,256	249,235	9,468	—	211,760	262,038

Net Assets at End of Period	$—	$210,256	$23,040	$9,468	$—	$211,760

See accompanying notes to financial statements	(Continued)
25

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL MFS Mid Cap Value Fund		AZL MFS Value Fund		AZL Mid Cap Index Fund Class 1
	2016 (A)	2015	2016 (A)	2015	2016 (B)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$848	$(1,661)	$5,783	$431	$(150)	$—
Realized Gains (Losses) on Investments, Net	(3,575)	42,831	63,133	16,413	47	—
Net Change in Unrealized Appreciation (Depreciation) on Investments	9,378	(46,372)	(55,563)	(25,253)	4,147	—

Net Increase (Decrease) in Net Assets From Operations	6,651	(5,202)	13,353	(8,409)	4,044	—

Contract Transactions-All Products
Purchase Payments	1,406	2,474	1,399	2,168	1,296	—
Transfers Between Funds or (to) from General Account	(116,973)	(12,665)	(267,321)	(10,953)	46,002	—
Surrenders and Terminations	(7,661)	(10,003)	(23,831)	(37,499)	(1,089)	—
Rescissions	—	(85)	—	(4)	—	—
Bonus (Recapture)	11	14	5	10	—	—
Contract Maintenance Charge	(20)	(25)	(55)	(69)	(4)	—
Rider charge	(452)	(643)	(343)	(468)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(123,689)	(20,933)	(290,146)	(46,815)	46,205	—

Increase (Decrease) in Net Assets	(117,038)	(26,135)	(276,793)	(55,224)	50,249	—
Net Assets at Beginning of Period	117,038	143,173	276,793	332,017	—	—

Net Assets at End of Period	$—	$117,038	$—	$276,793	$50,249	$—

	AZL Mid Cap Index Fund Class 2		AZL Moderate Index Strategy Fund		AZL Morgan Stanley Global Real Estate Fund Class 1
	2016	2015	2016	2015	2016 (B)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(2,612)	$(1,048)	$(472)	$1,209	$(75)	$—
Realized Gains (Losses) on Investments, Net	23,936	16,625	36,013	60,785	(8)	—
Net Change in Unrealized Appreciation (Depreciation) on Investments	40,828	(22,634)	7,876	(96,487)	124	—

Net Increase (Decrease) in Net Assets From Operations	62,152	(7,057)	43,417	(34,493)	41	—

Contract Transactions-All Products
Purchase Payments	3,157	7,140	3,264	5,422	242	—
Transfers Between Funds or (to) from General Account	380,638	2,663	(46,790)	12,392	25,360	—
Surrenders and Terminations	(13,483)	(12,104)	(56,300)	(62,801)	(664)	—
Rescissions	(127)	(31)	(86)	(84)	—	—
Bonus (Recapture)	46	66	25	33	—	—
Contract Maintenance Charge	(45)	(29)	(142)	(149)	(2)	—
Rider charge	(984)	(886)	(6,571)	(6,195)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	369,202	(3,181)	(106,600)	(51,382)	24,936	—

Increase (Decrease) in Net Assets	431,354	(10,238)	(63,183)	(85,875)	24,977	—
Net Assets at Beginning of Period	147,814	158,052	742,366	828,241	—	—

Net Assets at End of Period	$579,168	$147,814	$679,183	$742,366	$24,977	$—

See accompanying notes to financial statements	(Continued)
26

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL Morgan Stanley Global Real Estate Fund Class 2		AZL Multi- Manager Mid Cap Growth Fund		AZL MVP Balanced Index Strategy Fund
	2016	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(624)	$1,187	$(4,406)	$(6,999)	$1,762	$(1,385)
Realized Gains (Losses) on Investments, Net	2,110	3,764	(34,092)	63,124	3,746	4,706
Net Change in Unrealized Appreciation (Depreciation) on Investments	(789)	(7,308)	19,489	(82,726)	6,756	(7,526)

Net Increase (Decrease) in Net Assets From Operations	697	(2,357)	(19,009)	(26,601)	12,264	(4,205)

Contract Transactions-All Products
Purchase Payments	60	515	248	1,503	14,761	35,412
Transfers Between Funds or (to) from General Account	56,046	(5,069)	(257,504)	(11,377)	34,531	17,861
Surrenders and Terminations	(9,078)	(8,088)	(22,156)	(37,000)	(11,188)	(7,254)
Rescissions	—	(26)	(13)	(1)	(397)	(200)
Bonus (Recapture)	—	1	7	16	48	157
Contract Maintenance Charge	(17)	(14)	(52)	(71)	(53)	(41)
Rider charge	(46)	(55)	(471)	(702)	(3,299)	(2,685)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	46,965	(12,736)	(279,941)	(47,632)	34,403	43,250

Increase (Decrease) in Net Assets	47,662	(15,093)	(298,950)	(74,233)	46,667	39,045
Net Assets at Beginning of Period	64,088	79,181	298,950	373,183	223,397	184,352

Net Assets at End of Period	$111,750	$64,088	$—	$298,950	$270,064	$223,397

	AZL MVP BlackRock Global Strategy Plus Fund		AZL MVP DFA Multi-Strategy Fund		AZL MVP Fusion Dynamic Balanced Fund
	2016	2015	2016	2015 (C)	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$8,664	$(2,449)	$(524)	$(125)	$4,798	$(5,847)
Realized Gains (Losses) on Investments, Net	29,098	18,910	59	(8)	64,287	71,220
Net Change in Unrealized Appreciation (Depreciation) on Investments	(23,678)	(39,049)	3,312	(441)	(29,017)	(104,715)

Net Increase (Decrease) in Net Assets From Operations	14,084	(22,588)	2,847	(574)	40,068	(39,342)

Contract Transactions-All Products
Purchase Payments	29,401	73,259	7,558	10,406	15,538	31,307
Transfers Between Funds or (to) from General Account	(23,640)	(20,253)	15,952	16,096	(12,682)	(11,118)
Surrenders and Terminations	(23,958)	(17,625)	(1,304)	(404)	(96,862)	(80,929)
Rescissions	(225)	(280)	(58)	(41)	(924)	(159)
Bonus (Recapture)	206	515	34	52	172	346
Contract Maintenance Charge	(164)	(148)	(6)	(1)	(248)	(250)
Rider charge	(10,834)	(10,103)	(508)	(105)	(9,695)	(8,958)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(29,214)	25,365	21,668	26,003	(104,701)	(69,761)

Increase (Decrease) in Net Assets	(15,130)	2,777	24,515	25,429	(64,633)	(109,103)
Net Assets at Beginning of Period	735,684	732,907	25,429	—	1,067,933	1,177,036

Net Assets at End of Period	$720,554	$735,684	$49,944	$25,429	$1,003,300	$1,067,933

See accompanying notes to financial statements	(Continued)
27

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL MVP Fusion Dynamic Conservative Fund		AZL MVP Fusion Dynamic Moderate Fund		AZL MVP Fusion Growth Fund
	2016	2015	2016	2015	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1,362	$(958)	$8,021	$(12,706)	$13,875	$(7,460)
Realized Gains (Losses) on Investments, Net	8,246	11,776	157,712	145,718	77,577	24,669
Net Change in Unrealized Appreciation (Depreciation) on Investments	(1,038)	(16,757)	(107,174)	(222,116)	(98,226)	(49,309)

Net Increase (Decrease) in Net Assets From Operations	8,570	(5,939)	58,559	(89,104)	(6,774)	(32,100)

Contract Transactions-All Products
Purchase Payments	9,945	9,079	30,979	70,657	1,264	4,500
Transfers Between Funds or (to) from General Account	13,305	16,685	(54,564)	(72,222)	(632,183)	(31,057)
Surrenders and Terminations	(18,946)	(20,086)	(126,093)	(145,790)	(53,029)	(70,114)
Rescissions	(564)	(412)	(296)	(160)	—	(7)
Bonus (Recapture)	89	42	290	341	17	26
Contract Maintenance Charge	(52)	(48)	(516)	(517)	(133)	(177)
Rider charge	(2,915)	(2,513)	(25,132)	(23,353)	(260)	(378)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	862	2,747	(175,332)	(171,044)	(684,324)	(97,207)

Increase (Decrease) in Net Assets	9,432	(3,192)	(116,773)	(260,148)	(691,098)	(129,307)
Net Assets at Beginning of Period	241,855	245,047	2,210,354	2,470,502	691,098	820,405

Net Assets at End of Period	$251,287	$241,855	$2,093,581	$2,210,354	$—	$691,098

	AZL MVP Growth Index Strategy Fund		AZL MVP Moderate Index Strategy Fund		AZL MVP Pyramis Multi -Strategy Fund
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$6,185	$(6,765)	$3,472	$(4,384)	$6,674	$6
Realized Gains (Losses) on Investments, Net	15,958	17,398	16,859	15,851	1,837	6,468
Net Change in Unrealized Appreciation (Depreciation) on Investments	61,860	(41,985)	(2,074)	(33,092)	(10,301)	(28,160)

Net Increase (Decrease) in Net Assets From Operations	84,003	(31,352)	18,257	(21,625)	(1,790)	(21,686)

Contract Transactions-All Products
Purchase Payments	67,140	179,310	29,374	73,929	11,273	35,516
Transfers Between Funds or (to) from General Account	712,101	128,446	(26,750)	4,505	(14,566)	1,243
Surrenders and Terminations	(50,118)	(24,221)	(15,372)	(9,367)	(9,041)	(6,716)
Rescissions	(563)	(588)	(312)	(465)	(144)	(137)
Bonus (Recapture)	340	840	177	480	81	269
Contract Maintenance Charge	(280)	(192)	(94)	(79)	(62)	(53)
Rider charge	(17,686)	(14,408)	(6,442)	(5,829)	(3,656)	(3,519)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	710,934	269,187	(19,419)	63,174	(16,115)	26,603

Increase (Decrease) in Net Assets	794,937	237,835	(1,162)	41,549	(17,905)	4,917
Net Assets at Beginning of Period	1,218,754	980,919	461,305	419,756	272,765	267,848

Net Assets at End of Period	$2,013,691	$1,218,754	$460,143	$461,305	$254,860	$272,765

See accompanying notes to financial statements	(Continued)
28

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL MVP T. Rowe Price Capital Appreciation Plus Fund		AZL Oppenheimer Discovery Fund		AZL Pyramis Multi - Strategy Fund
	2016	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$561	$(6,753)	$(2,169)	$(3,300)	$(1,222)	$9,942
Realized Gains (Losses) on Investments, Net	5,953	528	2,277	29,763	5,367	18,844
Net Change in Unrealized Appreciation (Depreciation) on Investments	35,779	12,924	(2,990)	(25,105)	11,661	(59,699)

Net Increase (Decrease) in Net Assets From Operations	42,293	6,699	(2,882)	1,358	15,806	(30,913)

Contract Transactions-All Products
Purchase Payments	70,198	139,694	210	764	2,108	5,102
Transfers Between Funds or (to) from General Account	125,889	208,259	(121,742)	(13,248)	(36,046)	(8,054)
Surrenders and Terminations	(16,847)	(13,262)	(11,199)	(18,450)	(22,947)	(30,626)
Rescissions	(904)	(767)	(3)	(23)	(65)	(65)
Bonus (Recapture)	427	787	1	7	10	29
Contract Maintenance Charge	(117)	(62)	(25)	(32)	(88)	(95)
Rider charge	(10,965)	(6,272)	(85)	(139)	(5,359)	(5,241)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	167,681	328,377	(132,843)	(31,121)	(62,387)	(38,950)

Increase (Decrease) in Net Assets	209,974	335,076	(135,725)	(29,763)	(46,581)	(69,863)
Net Assets at Beginning of Period	596,732	261,656	135,725	165,488	401,045	470,908

Net Assets at End of Period	$806,706	$596,732	$—	$135,725	$354,464	$401,045

	AZL Pyramis Total Bond Fund Class 1		AZL Pyramis Total Bond Fund Class 2		AZL Russell 1000 Growth Index Fund Class 1
	2016 (B)	2015	2016	2015	2016 (B)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(58)	$—	$368	$127	$(140)	$—
Realized Gains (Losses) on Investments, Net	(18)	—	(126)	28	14	—
Net Change in Unrealized Appreciation (Depreciation) on Investments	(547)	—	(3,405)	(1,390)	1,243	—

Net Increase (Decrease) in Net Assets From Operations	(623)	—	(3,163)	(1,235)	1,117	—

Contract Transactions-All Products
Purchase Payments	446	—	1,061	3,324	2,313	—
Transfers Between Funds or (to) from General Account	23,930	—	178,475	8,654	43,548	—
Surrenders and Terminations	(486)	—	(6,143)	(2,282)	(1,379)	—
Rescissions	—	—	—	(116)	—	—
Bonus (Recapture)	—	—	15	29	—	—
Contract Maintenance Charge	(2)	—	(16)	(6)	(4)	—
Rider charge	—	—	(739)	(480)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	23,888	—	172,653	9,123	44,478	—

Increase (Decrease) in Net Assets	23,265	—	169,490	7,888	45,595	—
Net Assets at Beginning of Period	—	—	42,802	34,914	—	—

Net Assets at End of Period	$23,265	$—	$212,292	$42,802	$45,595	$—

See accompanying notes to financial statements	(Continued)
29

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL Russell 1000 Growth Index Fund Class 2		AZL Russell 1000 Value Index Fund Class 1		AZL Russell 1000 Value Index Fund Class 2
	2016	2015	2016 (B)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(2,356)	$19	$(548)	$—	$(1,772)	$72
Realized Gains (Losses) on Investments, Net	2,983	1,949	237	—	1,886	594
Net Change in Unrealized Appreciation (Depreciation) on Investments	10,603	(1,653)	12,477	—	40,822	(1,258)

Net Increase (Decrease) in Net Assets From Operations	11,230	315	12,166	—	40,936	(592)

Contract Transactions-All Products
Purchase Payments	1,543	2,677	4,134	—	1,941	2,454
Transfers Between Funds or (to) from General Account	593,187	5,255	158,801	—	499,369	1,224
Surrenders and Terminations	(6,115)	(927)	(4,603)	—	(6,509)	(784)
Rescissions	—	(31)	—	—	—	(28)
Bonus (Recapture)	9	20	—	—	11	7
Contract Maintenance Charge	(29)	(1)	(13)	—	(22)	(1)
Rider charge	(376)	(83)	—	—	(214)	(65)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	588,219	6,910	158,319	—	494,576	2,807

Increase (Decrease) in Net Assets	599,449	7,225	170,485	—	535,512	2,215
Net Assets at Beginning of Period	14,988	7,763	—	—	10,843	8,628

Net Assets at End of Period	$614,437	$14,988	$170,485	$—	$546,355	$10,843

	AZL S&P 500 Index Fund		AZL Small Cap Stock Index Fund Class 1		AZL Small Cap Stock Index Fund Class 2
	2016	2015	2016 (B)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(2,144)	$321	$(206)	$—	$(2,973)	$(1,857)
Realized Gains (Losses) on Investments, Net	78,086	42,970	116	—	31,525	28,576
Net Change in Unrealized Appreciation (Depreciation) on Investments	(12,236)	(49,183)	6,501	—	62,899	(34,445)

Net Increase (Decrease) in Net Assets From Operations	63,706	(5,892)	6,411	—	91,451	(7,726)

Contract Transactions-All Products
Purchase Payments	6,055	13,394	636	—	1,434	1,588
Transfers Between Funds or (to) from General Account	401,037	(14,621)	47,900	—	353,813	(8,159)
Surrenders and Terminations	(57,114)	(52,076)	(1,298)	—	(27,269)	(21,480)
Rescissions	(73)	(288)	—	—	—	(44)
Bonus (Recapture)	19	65	—	—	12	12
Contract Maintenance Charge	(130)	(114)	(3)	—	(49)	(35)
Rider charge	(1,628)	(1,636)	—	—	(212)	(198)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	348,166	(55,276)	47,235	—	327,729	(28,316)

Increase (Decrease) in Net Assets	411,872	(61,168)	53,646	—	419,180	(36,042)
Net Assets at Beginning of Period	540,346	601,514	—	—	167,013	203,055

Net Assets at End of Period	$952,218	$540,346	$53,646	$—	$586,193	$167,013

See accompanying notes to financial statements	(Continued)
30

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	AZL T. Rowe Price Capital Appreciation Fund		BlackRock Equity Dividend V.I. Fund		BlackRock Global Allocation V.I. Fund
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(6,536)	$(7,076)	$13	$12	$(9,339)	$(14,187)
Realized Gains (Losses) on Investments, Net	41,732	44,433	29	67	(17,864)	108,421
Net Change in Unrealized Appreciation (Depreciation) on Investments	(8,012)	(22,991)	111	(95)	54,735	(139,915)

Net Increase (Decrease) in Net Assets From Operations	27,184	14,366	153	(16)	27,532	(45,681)

Contract Transactions-All Products
Purchase Payments	4,887	7,989	25	178	6,267	13,736
Transfers Between Funds or (to) from General Account	49,084	40,520	(38)	(198)	(78,649)	(115,731)
Surrenders and Terminations	(51,856)	(58,258)	40	(36)	(99,018)	(109,014)
Rescissions	(161)	(39)	—	—	(147)	(123)
Bonus (Recapture)	43	57	—	—	43	66
Contract Maintenance Charge	(116)	(108)	—	—	(358)	(378)
Rider charge	(741)	(773)	—	—	(20,111)	(19,513)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	1,140	(10,612)	27	(56)	(191,973)	(230,957)

Increase (Decrease) in Net Assets	28,324	3,754	180	(72)	(164,441)	(276,638)
Net Assets at Beginning of Period	496,178	492,424	993	1,065	1,646,122	1,922,760

Net Assets at End of Period	$524,502	$496,178	$1,173	$993	$1,481,681	$1,646,122

	ClearBridge Variable Aggressive Growth Portfolio		Columbia Variable Portfolio – Select Smaller-Cap Value Fund		Columbia Variable Portfolio – Seligman Global Technology Fund
	2016	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1	$(4)	$(657)	$(1,026)	$(16)	$(16)
Realized Gains (Losses) on Investments, Net	(20)	211	16,835	3,931	335	177
Net Change in Unrealized Appreciation (Depreciation) on Investments	9	(297)	(15,506)	(5,116)	(168)	(87)

Net Increase (Decrease) in Net Assets From Operations	(10)	(90)	672	(2,211)	151	74

Contract Transactions-All Products
Purchase Payments	36	764	2	3	—	—
Transfers Between Funds or (to) from General Account	(374)	(46)	(41,502)	(798)	—	(17)
Surrenders and Terminations	(127)	(232)	(4,356)	(6,630)	(129)	(55)
Rescissions	—	(9)	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	(11)	(15)	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(465)	477	(45,867)	(7,440)	(129)	(72)

Increase (Decrease) in Net Assets	(475)	387	(45,195)	(9,651)	22	2
Net Assets at Beginning of Period	1,920	1,533	45,195	54,846	908	906

Net Assets at End of Period	$1,445	$1,920	$—	$45,195	$930	$908

See accompanying notes to financial statements	(Continued)
31

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Davis VA Financial Portfolio		Davis VA Real Estate Portfolio		Davis VA Value Portfolio
	2016	2015	2016	2015	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(585)	$(789)	$—	$—	$(664)	$(588)
Realized Gains (Losses) on Investments, Net	4,712	9,933	10	4	(2,964)	7,983
Net Change in Unrealized Appreciation (Depreciation) on Investments	1,224	(9,277)	20	(4)	4,620	(7,468)

Net Increase (Decrease) in Net Assets From Operations	5,351	(133)	30	—	992	(73)

Contract Transactions-All Products
Purchase Payments	4	6	—	—	22	2
Transfers Between Funds or (to) from General Account	(2,283)	(3,541)	(34)	—	(45,444)	(951)
Surrenders and Terminations	(5,125)	(6,845)	(37)	(39)	(3,293)	(5,648)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(12)	(13)	—	—	(10)	(13)
Rider charge	(1)	(1)	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(7,417)	(10,394)	(71)	(39)	(48,725)	(6,610)

Increase (Decrease) in Net Assets	(2,066)	(10,527)	(41)	(39)	(47,733)	(6,683)
Net Assets at Beginning of Period	53,716	64,243	416	455	47,733	54,416

Net Assets at End of Period	$51,650	$53,716	$375	$416	$—	$47,733

	Dreyfus VIF Appreciation Portfolio		Eaton Vance VT Floating-Rate Income Fund		Fidelity VIP Emerging Markets Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$2	$3	$165	$177	$(3)	$1
Realized Gains (Losses) on Investments, Net	10	13	(26)	(134)	(29)	(20)
Net Change in Unrealized Appreciation (Depreciation) on Investments	(5)	(26)	291	(84)	86	(124)

Net Increase (Decrease) in Net Assets From Operations	7	(10)	430	(41)	54	(143)

Contract Transactions-All Products
Purchase Payments	—	44	6	49	21	276
Transfers Between Funds or (to) from General Account	(35)	(198)	22	(1,533)	308	147
Surrenders and Terminations	(47)	(1)	(487)	(413)	(183)	(173)
Rescissions	—	—	—	—	—	(4)
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(82)	(155)	(459)	(1,897)	146	246

Increase (Decrease) in Net Assets	(75)	(165)	(29)	(1,938)	200	103
Net Assets at Beginning of Period	174	339	5,305	7,243	1,044	941

Net Assets at End of Period	$99	$174	$5,276	$5,305	$1,244	$1,044

See accompanying notes to financial statements	(Continued)
32

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Fidelity VIP Funds Manager 50% Portfolio		Fidelity VIP Funds Manager 60% Portfolio		Fidelity VIP Mid Cap Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(178)	$(247)	$(668)	$(850)	$4	$—
Realized Gains (Losses) on Investments, Net	612	1,928	2,664	7,552	(2)	38
Net Change in Unrealized Appreciation (Depreciation) on Investments	219	(2,231)	493	(8,758)	69	(78)

Net Increase (Decrease) in Net Assets From Operations	653	(550)	2,489	(2,056)	71	(40)

Contract Transactions-All Products
Purchase Payments	364	390	865	1,116	21	326
Transfers Between Funds or (to) from General Account	1,275	281	(1,494)	15,085	1,493	(81)
Surrenders and Terminations	(1,876)	(1,704)	(7,447)	(6,882)	(111)	(53)
Rescissions	—	(46)	(43)	(8)	—	(5)
Bonus (Recapture)	6	13	30	11	—	—
Contract Maintenance Charge	(6)	(6)	(19)	(20)	—	—
Rider charge	(340)	(340)	(1,130)	(1,067)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(577)	(1,412)	(9,238)	8,235	1,403	187

Increase (Decrease) in Net Assets	76	(1,962)	(6,749)	6,179	1,474	147
Net Assets at Beginning of Period	27,660	29,622	102,394	96,215	677	530

Net Assets at End of Period	$27,736	$27,660	$95,645	$102,394	$2,151	$677

	Fidelity VIP Strategic Income Portfolio		Franklin Founding Funds Allocation VIP Fund		Franklin Global Real Estate VIP Fund
	2016	2015	2016	2015	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$52	$30	$1,937	$971	$(196)	$1,472
Realized Gains (Losses) on Investments, Net	(10)	(12)	1,978	761	(12,592)	(2,322)
Net Change in Unrealized Appreciation (Depreciation) on Investments	61	(57)	7,839	(13,270)	13,084	(332)

Net Increase (Decrease) in Net Assets From Operations	103	(39)	11,754	(11,538)	296	(1,182)

Contract Transactions-All Products
Purchase Payments	23	179	53	98	111	92
Transfers Between Funds or (to) from General Account	452	295	(6,467)	(7,841)	(84,395)	(3,782)
Surrenders and Terminations	(191)	(117)	(9,187)	(13,083)	(9,811)	(17,025)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	1	—	—	—
Contract Maintenance Charge	—	—	(30)	(33)	(25)	(33)
Rider charge	—	—	(42)	(49)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	284	357	(15,672)	(20,908)	(94,120)	(20,748)

Increase (Decrease) in Net Assets	387	318	(3,918)	(32,446)	(93,824)	(21,930)
Net Assets at Beginning of Period	1,264	946	124,055	156,501	93,824	115,754

Net Assets at End of Period	$1,651	$1,264	$120,137	$124,055	$—	$93,824

See accompanying notes to financial statements	(Continued)
33

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Franklin Growth and Income VIP Fund		Franklin High Income VIP Fund		Franklin Income VIP Fund
	2016 (A)	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$2,633	$3,866	$11,071	$11,833	$40,062	$41,190
Realized Gains (Losses) on Investments, Net	23,567	9,309	(19,325)	(3,303)	(11,384)	534
Net Change in Unrealized Appreciation (Depreciation) on Investments	(18,352)	(18,031)	35,044	(33,057)	111,404	(163,550)

Net Increase (Decrease) in Net Assets From Operations	7,848	(4,856)	26,790	(24,527)	140,082	(121,826)

Contract Transactions-All Products
Purchase Payments	301	506	147	921	36,081	90,054
Transfers Between Funds or (to) from General Account	(174,468)	(3,518)	(208,283)	(2,804)	2,660	(68,163)
Surrenders and Terminations	(20,057)	(27,107)	(19,937)	(24,595)	(105,194)	(123,487)
Rescissions	(1)	—	(4)	(5)	(509)	(655)
Bonus (Recapture)	—	—	2	4	243	1,086
Contract Maintenance Charge	(57)	(74)	(48)	(60)	(303)	(309)
Rider charge	—	—	(896)	(1,056)	(8,761)	(8,122)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(194,282)	(30,193)	(229,019)	(27,595)	(75,783)	(109,596)

Increase (Decrease) in Net Assets	(186,434)	(35,049)	(202,229)	(52,122)	64,299	(231,422)
Net Assets at Beginning of Period	186,434	221,483	202,229	254,351	1,228,079	1,459,501

Net Assets at End of Period	$—	$186,434	$—	$202,229	$1,292,378	$1,228,079

	Franklin Large Cap Growth VIP Fund		Franklin Mutual Shares VIP Fund		Franklin Rising Dividends VIP Fund
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(1,575)	$(1,990)	$427	$6,445	$(660)	$(630)
Realized Gains (Losses) on Investments, Net	11,537	39,822	47,529	66,508	36,533	42,419
Net Change in Unrealized Appreciation (Depreciation) on Investments	(13,625)	(32,480)	12,503	(110,200)	(5,136)	(56,027)

Net Increase (Decrease) in Net Assets From Operations	(3,663)	5,352	60,459	(37,247)	30,737	(14,238)

Contract Transactions-All Products
Purchase Payments	107	183	2,008	4,058	189	721
Transfers Between Funds or (to) from General Account	(106,348)	(3,661)	(25,088)	(34,268)	(3,977)	(5,479)
Surrenders and Terminations	(11,592)	(18,173)	(50,105)	(71,902)	(26,859)	(37,981)
Rescissions	—	—	(21)	—	—	—
Bonus (Recapture)	—	—	19	—	—	—
Contract Maintenance Charge	(28)	(38)	(134)	(145)	(69)	(73)
Rider charge	—	—	(680)	(836)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(117,861)	(21,689)	(74,001)	(103,093)	(30,716)	(42,812)

Increase (Decrease) in Net Assets	(121,524)	(16,337)	(13,542)	(140,340)	21	(57,050)
Net Assets at Beginning of Period	121,524	137,861	501,040	641,380	233,718	290,768

Net Assets at End of Period	$—	$121,524	$487,498	$501,040	$233,739	$233,718

See accompanying notes to financial statements	(Continued)
34

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Franklin Small Cap Value VIP Fund		Franklin Small-Mid Cap Growth VIP Fund		Franklin Strategic Income VIP Fund
	2016 (A)	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(328)	$(729)	$(1,357)	$(2,144)	$38	$82
Realized Gains (Losses) on Investments, Net	11,445	10,637	(5,758)	29,261	(76)	(1)
Net Change in Unrealized Appreciation (Depreciation) on Investments	(4,726)	(14,958)	8,715	(31,397)	121	(141)

Net Increase (Decrease) in Net Assets From Operations	6,391	(5,050)	1,600	(4,280)	83	(60)

Contract Transactions-All Products
Purchase Payments	26	26	60	90	18	105
Transfers Between Funds or (to) from General Account	(48,306)	(1,290)	(97,327)	(2,109)	(201)	210
Surrenders and Terminations	(4,766)	(9,786)	(8,937)	(13,874)	(367)	(172)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(10)	(14)	(26)	(37)	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(53,056)	(11,064)	(106,230)	(15,930)	(550)	143

Increase (Decrease) in Net Assets	(46,665)	(16,114)	(104,630)	(20,210)	(467)	83
Net Assets at Beginning of Period	46,665	62,779	104,630	124,840	1,425	1,342

Net Assets at End of Period	$—	$46,665	$—	$104,630	$958	$1,425

	Franklin U.S. Government Securities VIP Fund		Invesco V.I. American Franchise Fund		Invesco V.I. American Value Fund
	2016	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$2,743	$2,603	$(52)	$(75)	$(1)	$(1)
Realized Gains (Losses) on Investments, Net	(3,424)	(2,562)	1,780	319	16	58
Net Change in Unrealized Appreciation (Depreciation) on Investments	(2,718)	(4,497)	(1,686)	(93)	77	(122)

Net Increase (Decrease) in Net Assets From Operations	(3,399)	(4,456)	42	151	92	(65)

Contract Transactions-All Products
Purchase Payments	5,214	7,471	5	1	11	320
Transfers Between Funds or (to) from General Account	5,117	12,203	(4,135)	(33)	77	(43)
Surrenders and Terminations	(39,215)	(41,239)	(254)	(617)	(12)	(32)
Rescissions	(25)	(23)	—	—	—	(6)
Bonus (Recapture)	46	45	—	—	—	—
Contract Maintenance Charge	(107)	(106)	(3)	(3)	—	—
Rider charge	(1,971)	(1,653)	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(30,941)	(23,302)	(4,387)	(652)	76	239

Increase (Decrease) in Net Assets	(34,340)	(27,758)	(4,345)	(501)	168	174
Net Assets at Beginning of Period	345,628	373,386	4,345	4,846	484	310

Net Assets at End of Period	$311,288	$345,628	$—	$4,345	$652	$484

See accompanying notes to financial statements	(Continued)
35

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Invesco V.I. Balanced-Risk Allocation Fund		Invesco V.I. Core Equity Fund		Invesco V.I. Growth and Income Fund
	2016	2015	2016 (A)	2015	2016 (A)	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(1)	$47	$(10)	$(12)	$—	$3
Realized Gains (Losses) on Investments, Net	(56)	89	469	299	32	50
Net Change in Unrealized Appreciation (Depreciation) on Investments	158	(196)	(366)	(419)	(17)	(65)

Net Increase (Decrease) in Net Assets From Operations	101	(60)	93	(132)	15	(12)

Contract Transactions-All Products
Purchase Payments	—	50	—	—	—	—
Transfers Between Funds or (to) from General Account	(234)	(16)	(1,621)	—	(244)	—
Surrenders and Terminations	25	(159)	(129)	(275)	(32)	(26)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	(1)	(1)	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(209)	(125)	(1,751)	(276)	(276)	(26)

Increase (Decrease) in Net Assets	(108)	(185)	(1,658)	(408)	(261)	(38)
Net Assets at Beginning of Period	1,125	1,310	1,658	2,066	261	299

Net Assets at End of Period	$1,017	$1,125	$—	$1,658	$—	$261

	Invesco V.I. International Growth Fund		Ivy Funds VIP Asset Strategy Portfolio		Ivy Funds VIP Energy Portfolio
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(1)	$5	$2	$—	$(2)
Realized Gains (Losses) on Investments, Net	169	58	(274)	277	(37)	(127)
Net Change in Unrealized Appreciation (Depreciation) on Investments	(173)	(75)	201	(514)	178	(38)

Net Increase (Decrease) in Net Assets From Operations	(4)	(18)	(68)	(235)	141	(167)

Contract Transactions-All Products
Purchase Payments	—	—	19	215	—	108
Transfers Between Funds or (to) from General Account	(463)	—	(363)	(626)	29	(287)
Surrenders and Terminations	(7)	(56)	(265)	(500)	(25)	(82)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(470)	(56)	(609)	(911)	4	(261)

Increase (Decrease) in Net Assets	(474)	(74)	(677)	(1,146)	145	(428)
Net Assets at Beginning of Period	474	548	2,161	3,307	459	887

Net Assets at End of Period	$—	$474	$1,484	$2,161	$604	$459

See accompanying notes to financial statements	(Continued)
36

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Ivy Funds VIP Global Natural Resources Portfolio		Ivy Funds VIP Growth Portfolio		Ivy Funds VIP Mid Cap Growth Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1	$(1)	$(1)	$(1)	$(1)	$(2)
Realized Gains (Losses) on Investments, Net	(23)	(43)	14	28	11	60
Net Change in Unrealized Appreciation (Depreciation) on Investments	42	19	(21)	(10)	14	(91)

Net Increase (Decrease) in Net Assets From Operations	20	(25)	(8)	17	24	(33)

Contract Transactions-All Products
Purchase Payments	—	—	—	7	—	90
Transfers Between Funds or (to) from General Account	(40)	48	(81)	123	(103)	(116)
Surrenders and Terminations	(15)	(252)	(26)	(15)	(62)	3
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(55)	(204)	(107)	115	(165)	(23)

Increase (Decrease) in Net Assets	(35)	(229)	(115)	132	(141)	(56)
Net Assets at Beginning of Period	147	376	359	227	579	635

Net Assets at End of Period	$112	$147	$244	$359	$438	$579

	Ivy Funds VIP Science and Technology Portfolio		Jennison Portfolio		JPMorgan Insurance Trust Core Bond Portfolio
	2016	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(4)	$(5)	$(156)	$(241)	$193	$95
Realized Gains (Losses) on Investments, Net	(103)	93	4,935	1,074	(25)	(15)
Net Change in Unrealized Appreciation (Depreciation) on Investments	26	(165)	(5,142)	166	(189)	(170)

Net Increase (Decrease) in Net Assets From Operations	(81)	(77)	(363)	999	(21)	(90)

Contract Transactions-All Products
Purchase Payments	2	244	—	—	1,115	1,960
Transfers Between Funds or (to) from General Account	(572)	460	(9,926)	187	4,134	7,340
Surrenders and Terminations	(76)	(85)	(990)	(1,807)	(1,255)	(321)
Rescissions	—	—	—	—	(62)	(4)
Bonus (Recapture)	—	—	—	—	15	2
Contract Maintenance Charge	—	—	(2)	(3)	(2)	(1)
Rider charge	—	—	—	—	(169)	(72)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(646)	619	(10,918)	(1,623)	3,776	8,904

Increase (Decrease) in Net Assets	(727)	542	(11,281)	(624)	3,755	8,814
Net Assets at Beginning of Period	1,979	1,437	11,281	11,905	12,194	3,380

Net Assets at End of Period	$1,252	$1,979	$—	$11,281	$15,949	$12,194

See accompanying notes to financial statements	(Continued)
37

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	JPMorgan Insurance Trust U.S. Equity Portfolio		Lazard Retirement International Equity Portfolio		Lazard Retirement U.S. Small- Mid Cap Equity Portfolio
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(1)	$2	$6	$(3)	$(2)
Realized Gains (Losses) on Investments, Net	53	17	(19)	5	15	50
Net Change in Unrealized Appreciation (Depreciation) on Investments	(51)	(16)	(2)	(22)	133	(66)

Net Increase (Decrease) in Net Assets From Operations	2	—	(19)	(11)	145	(18)

Contract Transactions-All Products
Purchase Payments	—	—	—	102	20	84
Transfers Between Funds or (to) from General Account	(86)	—	(24)	131	1,739	(5)
Surrenders and Terminations	(12)	(17)	(191)	(48)	(46)	(65)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(98)	(17)	(215)	185	1,713	14

Increase (Decrease) in Net Assets	(96)	(17)	(234)	174	1,858	(4)
Net Assets at Beginning of Period	96	113	480	306	687	691

Net Assets at End of Period	$—	$96	$246	$480	$2,545	$687

	MFS VIT II International Value Portfolio		MFS VIT Total Return Bond Portfolio		MFS VIT Utilities Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$16	$29	$594	$289	$13	$32
Realized Gains (Losses) on Investments, Net	61	41	(308)	(25)	(62)	(32)
Net Change in Unrealized Appreciation (Depreciation) on Investments	(16)	20	(24)	(633)	67	(107)

Net Increase (Decrease) in Net Assets From Operations	61	90	262	(369)	18	(107)

Contract Transactions-All Products
Purchase Payments	28	394	1,058	1,778	7	52
Transfers Between Funds or (to) from General Account	(52)	63	5,063	5,438	54	(378)
Surrenders and Terminations	(195)	(55)	(1,463)	(841)	(226)	(72)
Rescissions	—	—	—	(40)	—	—
Bonus (Recapture)	—	—	10	5	—	—
Contract Maintenance Charge	—	—	(3)	(1)	—	—
Rider charge	—	—	(217)	(156)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(219)	402	4,448	6,183	(165)	(398)

Increase (Decrease) in Net Assets	(158)	492	4,710	5,814	(147)	(505)
Net Assets at Beginning of Period	2,015	1,523	18,177	12,363	341	846

Net Assets at End of Period	$1,857	$2,015	$22,887	$18,177	$194	$341

See accompanying notes to financial statements	(Continued)
38

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Oppenheimer Global Fund/ VA		Oppenheimer Global Multi- Alternatives Fund/VA		Oppenheimer Global Strategic Income Fund/VA
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(258)	$(439)	$—	$—	$119	$185
Realized Gains (Losses) on Investments, Net	14,310	8,095	(1)	(1)	(86)	(125)
Net Change in Unrealized Appreciation (Depreciation) on Investments	(16,335)	(6,001)	3	(1)	138	(228)

Net Increase (Decrease) in Net Assets From Operations	(2,283)	1,655	2	(2)	171	(168)

Contract Transactions-All Products
Purchase Payments	10	9	—	23	13	2
Transfers Between Funds or (to) from General Account	(50,684)	(1,728)	(7)	6	256	(89)
Surrenders and Terminations	(4,792)	(8,675)	(17)	(27)	(449)	(835)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	(11)	(16)	—	—	(2)	(2)
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(55,477)	(10,410)	(24)	2	(182)	(924)

Increase (Decrease) in Net Assets	(57,760)	(8,755)	(22)	—	(11)	(1,092)
Net Assets at Beginning of Period	57,760	66,515	60	60	3,709	4,801

Net Assets at End of Period	$—	$57,760	$38	$60	$3,698	$3,709

	Oppenheimer International Growth Fund/VA		Oppenheimer Main Street Fund/ VA		PIMCO VIT All Asset Portfolio
	2016	2015	2016 (A)	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$8	$8	$(210)	$(562)	$3,345	$6,544
Realized Gains (Losses) on Investments, Net	(44)	85	16,328	11,653	(10,758)	(11,585)
Net Change in Unrealized Appreciation (Depreciation) on Investments	(12)	(88)	(14,301)	(10,334)	47,387	(43,017)

Net Increase (Decrease) in Net Assets From Operations	(48)	5	1,817	757	39,974	(48,058)

Contract Transactions-All Products
Purchase Payments	4	241	2	13	4,544	10,249
Transfers Between Funds or (to) from General Account	(74)	653	(47,374)	(1,052)	(4,467)	(58,430)
Surrenders and Terminations	(384)	(225)	(4,993)	(7,171)	(29,490)	(34,821)
Rescissions	—	—	—	—	(25)	(22)
Bonus (Recapture)	—	—	—	—	39	108
Contract Maintenance Charge	—	—	(12)	(16)	(104)	(109)
Rider charge	—	—	—	—	(4,224)	(4,102)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(454)	669	(52,377)	(8,226)	(33,727)	(87,127)

Increase (Decrease) in Net Assets	(502)	674	(50,560)	(7,469)	6,247	(135,185)
Net Assets at Beginning of Period	1,805	1,131	50,560	58,029	386,197	521,382

Net Assets at End of Period	$1,303	$1,805	$—	$50,560	$392,444	$386,197

See accompanying notes to financial statements	(Continued)
39

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	PIMCO VIT Commodity RealReturn Strategy Portfolio		PIMCO VIT Emerging Markets Bond Portfolio		PIMCO VIT Global Advantage Strategy Bond Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(611)	$1,912	$5,397	$5,737	$109	$364
Realized Gains (Losses) on Investments, Net	(14,996)	(14,112)	(2,418)	(2,357)	(1,114)	(1,115)
Net Change in Unrealized Appreciation (Depreciation) on Investments	23,009	(10,591)	13,816	(10,038)	5,379	(5,110)

Net Increase (Decrease) in Net Assets From Operations	7,402	(22,791)	16,795	(6,658)	4,374	(5,861)

Contract Transactions-All Products
Purchase Payments	44	162	154	508	1,181	3,467
Transfers Between Funds or (to) from General Account	(2,808)	5,999	(3,459)	7,676	6,733	8,797
Surrenders and Terminations	(5,704)	(7,494)	(13,861)	(12,825)	(4,854)	(4,323)
Rescissions	—	(2)	(12)	(3)	(7)	(3)
Bonus (Recapture)	1	—	2	2	20	42
Contract Maintenance Charge	(18)	(20)	(39)	(38)	(25)	(22)
Rider charge	(95)	(106)	(1,494)	(1,407)	(1,143)	(1,050)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(8,580)	(1,461)	(18,709)	(6,087)	1,905	6,908

Increase (Decrease) in Net Assets	(1,178)	(24,252)	(1,914)	(12,745)	6,279	1,047
Net Assets at Beginning of Period	60,787	85,039	151,518	164,263	85,445	84,398

Net Assets at End of Period	$59,609	$60,787	$149,604	$151,518	$91,724	$85,445

	PIMCO VIT Global Bond Portfolio		PIMCO VIT Global Dividend Portfolio		PIMCO VIT Global Multi- Asset Managed Allocation Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(310)	$(48)	$8,692	$11,119	$1,310	$(82)
Realized Gains (Losses) on Investments, Net	(2,275)	(3,535)	40,802	48,343	(3,890)	(2,304)
Net Change in Unrealized Appreciation (Depreciation) on Investments	4,611	(1,893)	(34,788)	(95,888)	5,957	(1,589)

Net Increase (Decrease) in Net Assets From Operations	2,026	(5,476)	14,706	(36,426)	3,377	(3,975)

Contract Transactions-All Products
Purchase Payments	61	131	708	876	579	1,768
Transfers Between Funds or (to) from General Account	786	(3,833)	(10,590)	(22,922)	(16,418)	(6,601)
Surrenders and Terminations	(8,129)	(8,924)	(30,178)	(43,521)	(10,811)	(13,242)
Rescissions	—	—	—	—	(17)	(10)
Bonus (Recapture)	1	1	5	3	8	18
Contract Maintenance Charge	(24)	(24)	(80)	(92)	(50)	(55)
Rider charge	(550)	(530)	(206)	(257)	(3,053)	(3,057)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(7,855)	(13,179)	(40,341)	(65,913)	(29,762)	(21,179)

Increase (Decrease) in Net Assets	(5,829)	(18,655)	(25,635)	(102,339)	(26,385)	(25,154)
Net Assets at Beginning of Period	81,007	99,662	302,739	405,078	198,490	223,644

Net Assets at End of Period	$75,178	$81,007	$277,104	$302,739	$172,105	$198,490

See accompanying notes to financial statements	(Continued)
40

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	PIMCO VIT Global Multi- Asset Managed Volatility Portfolio		PIMCO VIT High Yield Portfolio		PIMCO VIT Low Duration Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(599)	$(52)	$25,336	$25,789	$46	$70
Realized Gains (Losses) on Investments, Net	(865)	(78)	(6,155)	8,126	(16)	(12)
Net Change in Unrealized Appreciation (Depreciation) on Investments	2,747	(2,335)	51,263	(56,922)	6	(56)

Net Increase (Decrease) in Net Assets From Operations	1,283	(2,465)	70,444	(23,007)	36	2

Contract Transactions-All Products
Purchase Payments	4,122	10,760	8,564	21,482	26	522
Transfers Between Funds or (to) from General Account	(2,746)	1,906	56,864	15,021	3,044	80
Surrenders and Terminations	(3,307)	(2,116)	(51,389)	(50,469)	(201)	(410)
Rescissions	(60)	(3)	(371)	(71)	—	(9)
Bonus (Recapture)	32	88	60	213	—	—
Contract Maintenance Charge	(22)	(19)	(170)	(156)	—	—
Rider charge	(1,164)	(1,098)	(7,606)	(6,979)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(3,145)	9,518	5,952	(20,959)	2,869	183

Increase (Decrease) in Net Assets	(1,862)	7,053	76,396	(43,966)	2,905	185
Net Assets at Beginning of Period	86,696	79,643	666,629	710,595	2,216	2,031

Net Assets at End of Period	$84,834	$86,696	$743,025	$666,629	$5,121	$2,216

	PIMCO VIT Real Return Portfolio		PIMCO VIT Total Return Portfolio		PIMCO VIT Unconstrained Bond Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$2,304	$9,988	$3,660	$36,793	$476	$4,188
Realized Gains (Losses) on Investments, Net	(7,636)	(5,597)	(7,398)	11,710	(1,380)	163
Net Change in Unrealized Appreciation (Depreciation) on Investments	19,160	(23,967)	13,944	(63,543)	7,623	(11,713)

Net Increase (Decrease) in Net Assets From Operations	13,828	(19,576)	10,206	(15,040)	6,719	(7,362)

Contract Transactions-All Products
Purchase Payments	4,567	8,795	12,853	22,390	2,188	7,812
Transfers Between Funds or (to) from General Account	17,842	(4,497)	47,601	13,367	11,281	743
Surrenders and Terminations	(37,157)	(39,920)	(106,028)	(101,483)	(14,251)	(15,116)
Rescissions	(25)	(127)	(208)	(54)	(11)	(77)
Bonus (Recapture)	54	86	226	227	8	50
Contract Maintenance Charge	(118)	(117)	(299)	(290)	(48)	(43)
Rider charge	(3,950)	(3,686)	(9,704)	(9,117)	(2,638)	(2,543)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(18,787)	(39,466)	(55,559)	(74,960)	(3,471)	(9,174)

Increase (Decrease) in Net Assets	(4,959)	(59,042)	(45,353)	(90,000)	3,248	(16,536)
Net Assets at Beginning of Period	415,245	474,287	1,112,265	1,202,265	219,313	235,849

Net Assets at End of Period	$410,286	$415,245	$1,066,912	$1,112,265	$222,561	$219,313

See accompanying notes to financial statements	(Continued)
41

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	QS Legg Mason Dynamic Multi- Strategy VIT Portfolio		RCM Dynamic Multi-Asset Plus VIT Portfolio		SP International Growth Portfolio
	2016	2015	2016	2015 (C)	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1	$1	$(55)	$(27)	$(80)	$(129)
Realized Gains (Losses) on Investments, Net	(2)	10	1	—	(98)	49
Net Change in Unrealized Appreciation (Depreciation) on Investments	(4)	(29)	216	(119)	75	135

Net Increase (Decrease) in Net Assets From Operations	(5)	(18)	162	(146)	(103)	55

Contract Transactions-All Products
Purchase Payments	1	17	1,647	4,023	—	—
Transfers Between Funds or (to) from General Account	(67)	(82)	2,574	1,860	(5,066)	213
Surrenders and Terminations	(4)	(71)	(157)	(36)	(485)	(1,104)
Rescissions	—	—	(8)	—	—	—
Bonus (Recapture)	—	—	11	19	—	—
Contract Maintenance Charge	—	—	(1)	—	(1)	(1)
Rider charge	—	—	(110)	(23)	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(70)	(136)	3,956	5,843	(5,552)	(892)

Increase (Decrease) in Net Assets	(75)	(154)	4,118	5,697	(5,655)	(837)
Net Assets at Beginning of Period	277	431	5,697	—	5,655	6,492

Net Assets at End of Period	$202	$277	$9,815	$5,697	$—	$5,655

	T. Rowe Price Blue Chip Growth Portfolio		T. Rowe Price Equity Income Portfolio		T. Rowe Price Health Sciences Portfolio
	2016	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(7)	$(8)	$21	$21	$(4)	$(7)
Realized Gains (Losses) on Investments, Net	114	139	139	88	(10)	339
Net Change in Unrealized Appreciation (Depreciation) on Investments	(128)	113	51	(242)	(210)	(83)

Net Increase (Decrease) in Net Assets From Operations	(21)	244	211	(133)	(224)	249

Contract Transactions-All Products
Purchase Payments	8	273	—	355	9	190
Transfers Between Funds or (to) from General Account	(79)	368	(200)	(289)	(717)	(18)
Surrenders and Terminations	(385)	(211)	(117)	(223)	(284)	(150)
Rescissions	—	—	—	—	—	—
Bonus (Recapture)	—	—	—	—	—	—
Contract Maintenance Charge	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(456)	430	(317)	(157)	(992)	22

Increase (Decrease) in Net Assets	(477)	674	(106)	(290)	(1,216)	271
Net Assets at Beginning of Period	2,849	2,175	1,441	1,731	2,213	1,942

Net Assets at End of Period	$2,372	$2,849	$1,335	$1,441	$997	$2,213

See accompanying notes to financial statements	(Continued)
42

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Templeton Foreign VIP Fund		Templeton Global Bond VIP Fund		Templeton Growth VIP Fund
	2016 (A)	2015	2016	2015	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$900	$2,432	$(12,599)	$53,782	$801	$3,307
Realized Gains (Losses) on Investments, Net	(6,752)	5,412	(19,764)	(6,474)	13,782	12,746
Net Change in Unrealized Appreciation (Depreciation) on Investments	8,338	(18,234)	41,837	(98,900)	6,922	(47,924)

Net Increase (Decrease) in Net Assets From Operations	2,486	(10,390)	9,474	(51,592)	21,505	(31,871)

Contract Transactions-All Products
Purchase Payments	110	101	6,464	22,314	1,060	3,084
Transfers Between Funds or (to) from General Account	(114,442)	(2,654)	21,213	18,837	(15,173)	(24,121)
Surrenders and Terminations	(9,478)	(16,476)	(52,907)	(57,989)	(33,693)	(47,191)
Rescissions	—	—	(65)	(268)	(33)	(2)
Bonus (Recapture)	—	—	58	122	7	30
Contract Maintenance Charge	(38)	(53)	(214)	(207)	(106)	(120)
Rider charge	—	—	(8,826)	(8,604)	(547)	(706)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(123,848)	(19,082)	(34,277)	(25,795)	(48,485)	(69,026)

Increase (Decrease) in Net Assets	(121,362)	(29,472)	(24,803)	(77,387)	(26,980)	(100,897)
Net Assets at Beginning of Period	121,362	150,834	808,810	886,197	345,140	446,037

Net Assets at End of Period	$—	$121,362	$784,007	$808,810	$318,160	$345,140

See accompanying notes to financial statements	(Continued)
43

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Statements of Changes in Net Assets

For the years or periods ended December 31, 2016 and 2015

(In thousands)

	Total All Funds
	2016	2015
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$93,150	$106,418
Realized Gains (Losses) on Investments, Net	1,336,136	1,533,988
Net Change in Unrealized Appreciation (Depreciation) on Investments	(132,640)	(2,686,618)

Net Increase (Decrease) in Net Assets From Operations	1,296,646	(1,046,212)

Contract Transactions-All Products
Purchase Payments	1,632,753	1,496,627
Transfers Between Funds or (to) from General Account	(1,046,737)	(431,554)
Surrenders and Terminations	(2,175,221)	(2,321,465)
Rescissions	(13,060)	(9,965)
Bonus (Recapture)	3,796	8,393
Contract Maintenance Charge	(6,149)	(6,123)
Rider charge	(214,404)	(196,186)

Net Increase (Decrease) in Net Assets Resulting From Contract Transactions	(1,819,022)	(1,460,273)

Increase (Decrease) in Net Assets	(522,376)	(2,506,485)
Net Assets at Beginning of Period	26,048,253	28,554,738

Net Assets at End of Period	$25,525,877	$26,048,253

(A)	Fund terminated. See Footnote 2 for further details
(B)	Fund commenced in current year. See Footnote 2 for further details
(C)	Fund commenced in prior year. See Footnote 2 for further details

See accompanying notes to financial statements
44

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

1.	ORGANIZATION

Allianz Life Variable Account B (Variable Account) is a segregated investment account of Allianz Life Insurance Company of North America (Allianz Life) and is registered with the Securities and Exchange Commission as a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 (as amended) and is applying the guidance of Topic 946, Financial Services – Investment Companies. The Variable Account was established on May 31, 1985, and commenced operations January 24, 1989. Accordingly, it is an accounting entity wherein all segregated account transactions are reflected.

The Variable Account’s assets are the property of Allianz Life and are held for the benefit of the owners and other persons entitled to payments under variable annuity contracts issued through the Variable Account and underwritten by Allianz Life. The assets of the Variable Account are equal to the reserves and other liabilities of the Variable Account. These assets are not chargeable with liabilities that arise from any other business Allianz Life may conduct.

The Variable Account’s subaccounts are invested, at net asset values, in one or more of the funds listed below in accordance with the selection made by the contractholder. Not all funds listed below are available as investment options for the products, which comprise the Variable Account as some funds have been closed to new money. The investment advisers and specialist managers for each fund are listed in the following table:

Fund	Investment Adviser	Specialist Manager/Adviser
Allianz NFJ Dividend Value VIT Portfolio *†	Allianz Global Investors Fund Management LLC	NFJ Investment Group LLC
AZL Balanced Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL DFA Multi-Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL Emerging Markets Equity Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management LLC
AZL Emerging Markets Equity Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management LLC
AZL Enhanced Bond Index Fund *†	Allianz Investment Management, LLC	BlackRock Financial Management, Inc.
AZL Gateway Fund *†	Allianz Investment Management, LLC	Gateway Investment Advisors, LLC
AZL Global Equity Index Fund *†	Allianz Investment Management, LLC	BlackRock Investment Management LLC
AZL Government Money Market Fund *†	Allianz Investment Management, LLC	BlackRock Advisors, LLC
AZL International Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL International Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL MetWest Total Return Bond Fund *†	Allianz Investment Management, LLC	Metropolitan West Asset Management, LLC
AZL Mid Cap Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Mid Cap Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Moderate Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL Morgan Stanley Global Real Estate Fund Class 1 †	Allianz Investment Management, LLC	Morgan Stanley Investment Management Inc.
AZL Morgan Stanley Global Real Estate Fund Class 2 *†	Allianz Investment Management, LLC	Morgan Stanley Investment Management Inc.
AZL MVP Balanced Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP BlackRock Global Strategy Plus Fund †	Allianz Investment Management, LLC	N/A
AZL MVP DFA Multi-Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Fusion Dynamic Balanced Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Fusion Dynamic Conservative Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Fusion Dynamic Moderate Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Growth Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Moderate Index Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP Pyramis Multi-Strategy Fund †	Allianz Investment Management, LLC	N/A
AZL MVP T. Rowe Price Capital Appreciation Plus Fund †	Allianz Investment Management, LLC	N/A
AZL Pyramis Multi-Strategy Fund *†	Allianz Investment Management, LLC	FIAM LLC/Geode Capital Management, LLC
AZL Pyramis Total Bond Fund Class 1 †	Allianz Investment Management, LLC	FIAM LLC
AZL Pyramis Total Bond Fund Class 2 *†	Allianz Investment Management, LLC	FIAM LLC
AZL Russell 1000 Growth Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Russell 1000 Growth Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Russell 1000 Value Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Russell 1000 Value Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL S&P 500 Index Fund *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Small Cap Stock Index Fund Class 1 †	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL Small Cap Stock Index Fund Class 2 *†	Allianz Investment Management, LLC	BlackRock Investment Management, LLC
AZL T. Rowe Price Capital Appreciation Fund *†	Allianz Investment Management, LLC	T. Rowe Price Associates, Inc

45	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Fund	Investment Adviser	Specialist Manager/Adviser
BlackRock Equity Dividend V.I. Fund *	BlackRock Advisors LLC	BlackRock Investment Management LLC
BlackRock Global Allocation V.I. Fund *	BlackRock Advisors LLC	BlackRock Investment Management, LLC/BlackRock International Limited
ClearBridge Variable Aggressive Growth Portfolio	Legg Mason Partners Fund Advisor, LLC	N/A
Columbia Variable Portfolio – Seligman Global Technology Fund	Columbia Management Investment Advisors, LLC	N/A
Davis VA Financial Portfolio	Davis Selected Advisers, L.P.	N/A
Davis VA Real Estate Portfolio	Davis Selected Advisers, L.P.	N/A
Dreyfus VIF Appreciation Portfolio *	The Dreyfus Corporation	N/A
Eaton Vance VT Floating-Rate Income Fund *	Eaton Vance Management	N/A
Fidelity VIP Emerging Markets Portfolio	Fidelity Management & Research Company	N/A
Fidelity VIP FundsManager 50% Portfolio	Strategic Advisers, Inc.	N/A
Fidelity VIP FundsManager 60% Portfolio	Strategic Advisers, Inc.	N/A
Fidelity VIP Mid Cap Portfolio	Fidelity Management & Research Company	N/A
Fidelity VIP Strategic Income Portfolio	Fidelity Management & Research Company	N/A
Franklin Founding Funds Allocation VIP Fund *	Franklin Templeton Service LLC	N/A
Franklin Income VIP Fund *	Franklin Advisers, Inc.	N/A
Franklin Mutual Shares VIP Fund *	Franklin Mutual Advisers, LLC	N/A
Franklin Rising Dividends VIP Fund *	Franklin Advisory Services, LLC	N/A
Franklin Strategic Income VIP Fund *	Franklin Advisers, Inc.	N/A
Franklin U.S. Government Securities VIP Fund *	Franklin Advisers, Inc.	N/A
Invesco V.I. American Value Fund *	Invesco Advisors, Inc.	N/A
Invesco V.I. Balanced-Risk Allocation Fund *	Invesco Advisors, Inc.	N/A
Ivy Funds VIP Asset Strategy Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy Funds VIP Energy Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy Funds VIP Global Natural Resources Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy Funds VIP Growth Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy Funds VIP Mid Cap Growth Portfolio *	Waddell & Reed Investment Management Company	N/A
Ivy Funds VIP Science and Technology Portfolio *	Waddell & Reed Investment Management Company	N/A
JPMorgan Insurance Trust Core Bond Portfolio	J.P. Morgan Investment Management Inc.	N/A
Lazard Retirement International Equity Portfolio *	Lazard Asset Management LLC	N/A
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio *	Lazard Asset Management LLC	N/A
MFS VIT II International Value Portfolio *	Massachusetts Financial Services Company	N/A
MFS VIT Total Return Bond Portfolio *	Massachusetts Financial Services Company	N/A
MFS VIT Utilities Portfolio *	Massachusetts Financial Services Company	N/A
Oppenheimer Global Multi-Alternatives Fund/VA *	OppenheimerFunds, Inc.	N/A
Oppenheimer Global Strategic Income Fund/VA	OppenheimerFunds, Inc.	N/A
Oppenheimer International Growth Fund/VA *	OppenheimerFunds, Inc.	N/A
PIMCO VIT All Asset Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT CommodityRealReturn Strategy Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Emerging Markets Bond Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Advantage Strategy Bond Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Bond Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Dividend Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Global Multi-Asset Managed Volatility Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT High Yield Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Low Duration Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Real Return Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Total Return Portfolio †	Pacific Investment Management Company LLC	N/A
PIMCO VIT Unconstrained Bond Portfolio †	Pacific Investment Management Company LLC	N/A
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	Legg Mason Partners Fund Advisor, LLC	N/A
RCM Dynamic Multi-Asset Plus VIT Portfolio *†	Allianz Global Investors Fund Management LLC	Allianz Global Investors U.S. LLC
T. Rowe Price Blue Chip Growth Portfolio *	T. Rowe Price Associates, Inc.	N/A
T. Rowe Price Equity Income Portfolio *	T. Rowe Price Associates, Inc.	N/A
T. Rowe Price Health Sciences Portfolio *	T. Rowe Price Associates, Inc.	N/A
Templeton Global Bond VIP Fund *	Franklin Advisors, Inc.	N/A
Templeton Growth VIP Fund *	Templeton Global Advisors Limited	N/A

*	Fund contains share classes which assess 12b-1 fees.
†	The investment adviser of this fund is an affiliate of Allianz Life and is paid an investment management fee by the fund.

46	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Investments of the Variable Account are valued each day the markets are open at fair value using net asset values provided by the investment advisers of the funds after the 4 PM Eastern Standard Time market close.

The Fair Value Measurements and Disclosures topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Variable Account has the ability to access at the measurement date.
Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	quoted prices for similar assets or liabilities in active markets.

(b)	quoted prices for identical or similar assets or liabilities in markets that are not active.

(c)	inputs other than quoted prices that are observable.

(d)	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 –	Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Variable Account’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. As of December 31, 2016, all of the Variable Account’s investments are in funds for which quoted prices are available in an active market. Therefore, all investments have been categorized as Level 1. There were no transfers in and out of Level 1 and Level 2 fair value measurements. The characterization of the underlying securities held by the funds in accordance with the Fair Value Measurements and Disclosures topic of the FASB ASC differs from the characterization of an investment in the fund.

Realized gains on investments include realized gain distributions received from the respective funds and gains on the sale of fund shares as determined by the average cost method. Realized gain distributions are reinvested in the respective funds. Dividend distributions received from the funds are reinvested in additional shares of the funds and are recorded as income to the Variable Account on the ex-dividend date.

Two fixed account investment options are available to deferred annuity contractholders. A flexible fixed option is available to Allianz Valuemark II and III, Allianz Valuemark IV, Allianz Rewards, and Allianz Alterity deferred annuity contractholders. Fixed period accounts are available to Allianz High Five and Allianz High Five Bonus contractholders. These accounts are comprised of equity and fixed income investments, which are part of the general assets of Allianz Life. The liabilities of the fixed accounts, including the guaranteed minimum rate of return on the fixed account of 3%, are part of the general obligations of Allianz Life and are not included in the Variable Account.

Certain subaccounts invest in funds that invest in various forms of fixed income securities, including mortgage backed securities. These types of securities may present a variety of potential risks, including credit risk, extension and prepayment risk, and interest rate risk.

47	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Available funds, including the date the fund became available for each product, as of December 31, 2016, are listed in the following table:

Fund	Allianz Alterity	Allianz Connections	Allianz Charter	Allianz Charter II	Allianz Custom Income	Allianz Dimensions	Allianz Elite	Allianz High Five	Allianz High Five Bonus
Allianz NFJ Dividend Value VIT Portfolio	N/A	4/28/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Balanced Index Strategy Fund	10/23/2009	10/23/2009	N/A	N/A	10/23/2009	N/A	10/23/2009	10/23/2009	10/23/2009
AZL DFA Multi-Strategy Fund	10/23/2009	10/23/2009	N/A	N/A	10/23/2009	N/A	10/23/2009	10/23/2009	10/23/2009
AZL Emerging Markets Equity Index Fund Class 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Emerging Markets Equity Index Fund Class 2	5/1/2006	11/12/2007	5/1/2007	5/1/2007	N/A	5/1/2007	9/30/2006	5/1/2006	5/15/2006
AZL Enhanced Bond Index Fund	N/A	4/28/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Gateway Fund	4/30/2010	4/30/2010	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Global Equity Index Fund	N/A	4/28/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Government Money Market Fund	2/1/2000	11/12/2007	11/5/2001	5/1/2003	1/6/2006	3/5/2001	9/30/2006	10/25/2002	5/3/2004
AZL International Index Fund Class 1	10/14/2016	N/A	10/14/2016	10/14/2016	N/A	10/14/2016	N/A	10/14/2016	N/A
AZL International Index Fund Class 2	10/23/2009	10/23/2009	10/14/2016	10/14/2016	10/14/2016	10/14/2016	10/23/2009	10/23/2009	10/23/2009
AZL MetWest Total Return Bond Fund	N/A	4/27/2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Mid Cap Index Fund Class 1	10/14/2016	N/A	10/14/2016	N/A	N/A	10/14/2016	N/A	N/A	N/A
AZL Mid Cap Index Fund Class 2	4/30/2010	4/30/2010	10/14/2016	10/14/2016	4/30/2010	10/14/2016	4/30/2010	4/30/2010	4/30/2010
AZL Moderate Index Strategy Fund	5/3/2004	11/12/2007	N/A	5/3/2004	1/6/2006	N/A	9/30/2006	5/3/2004	5/3/2004
AZL Morgan Stanley Global Real Estate Fund Class 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Morgan Stanley Global Real Estate Fund Class 2	5/1/2006	11/12/2007	10/14/2016	10/14/2016	5/1/2007	10/14/2016	9/30/2006	5/1/2006	5/15/2006
AZL MVP Balanced Index Strategy Fund	4/27/2015	1/23/2012	N/A	N/A	4/27/2015	N/A	4/27/2015	4/27/2015	4/27/2015
AZL MVP BlackRock Global Strategy Plus Fund	N/A	1/23/2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL MVP DFA Multi-Strategy Fund	N/A	4/27/2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL MVP Fusion Dynamic Balanced Fund	5/2/2005	11/12/2007	N/A	N/A	1/6/2006	N/A	9/30/2006	5/2/2005	5/2/2005
AZL MVP Fusion Dynamic Conservative Fund	10/23/2009	10/23/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL MVP Fusion Dynamic Moderate Fund	5/2/2005	11/12/2007	N/A	N/A	1/6/2006	N/A	9/30/2006	5/2/2005	5/2/2005
AZL MVP Growth Index Strategy Fund	4/27/2015	1/23/2012	N/A	N/A	4/27/2015	N/A	4/27/2015	4/27/2015	4/27/2015
AZL MVP Moderate Index Strategy Fund	N/A	1/23/2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL MVP Pyramis Multi-Strategy Fund	N/A	4/30/2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	N/A	1/27/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Pyramis Multi-Strategy Fund	10/23/2009	10/23/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Pyramis Total Bond Fund Class 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
AZL Pyramis Total Bond Fund Class 2	10/14/2016	9/17/2012	10/14/2016	10/14/2016	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016
AZL Russell 1000 Growth Index Fund Class 1	10/14/2016	N/A	10/14/2016	N/A	N/A	10/14/2016	N/A	N/A	N/A
AZL Russell 1000 Growth Index Fund Class 2	10/14/2016	4/28/2014	10/14/2016	10/14/2016	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016
AZL Russell 1000 Value Index Fund Class 1	10/14/2016	N/A	10/14/2016	10/14/2016	N/A	10/14/2016	N/A	10/14/2016	N/A
AZL Russell 1000 Value Index Fund Class 2	10/14/2016	4/28/2014	10/14/2016	10/14/2016	10/14/2016	10/14/2016	10/14/2016	10/14/2016	10/14/2016
AZL S&P 500 Index Fund	5/1/2007	11/12/2007	5/1/2007	5/1/2007	10/23/2009	5/1/2007	5/1/2007	5/1/2007	5/1/2007
AZL Small Cap Stock Index Fund Class 1	10/14/2016	N/A	10/14/2016	10/14/2016	N/A	10/14/2016	N/A	10/14/2016	N/A
AZL Small Cap Stock Index Fund Class 2	5/1/2007	11/12/2007	5/1/2007	5/1/2007	10/14/2016	10/14/2016	5/1/2007	5/1/2007	5/1/2007
AZL T. Rowe Price Capital Appreciation Fund	11/5/2001	11/12/2007	11/5/2001	5/1/2003	5/1/2007	11/5/2001	9/30/2006	10/25/2002	5/3/2004
BlackRock Equity Dividend V.I. Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
BlackRock Global Allocations V.I. Fund	5/1/2008	5/1/2008	N/A	N/A	N/A	N/A	N/A	5/1/2008	5/1/2008
ClearBridge Variable Aggressive Growth Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Columbia Variable Portfolio – Seligman Global Technology Fund	2/1/2000	N/A	1/26/2001	N/A	N/A	3/5/2001	N/A	N/A	N/A
Davis VA Financial Portfolio	2/1/2000	11/12/2007	1/26/2001	5/1/2003	N/A	3/5/2001	9/30/2006	10/25/2002	5/3/2004
Davis VA Real Estate Portfolio	2/1/2000	N/A	1/26/2001	N/A	N/A	3/5/2001	N/A	N/A	N/A
Dreyfus VIF Appreciation Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eaton Vance VT Floating-Rate Income Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fidelity VIP Emerging Markets Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fidelity VIP FundsManager 50% Portfolio	5/2/2011	1/21/2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fidelity VIP FundsManager 60% Portfolio	5/2/2011	1/21/2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fidelity VIP Mid Cap Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fidelity VIP Strategic Income Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

48	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Fund	Allianz Alterity	Allianz Connections	Allianz Charter	Allianz Charter II	Allianz Custom Income	Allianz Dimensions	Allianz Elite	Allianz High Five	Allianz High Five Bonus
Franklin Founding Funds Allocation VIP Fund	9/21/2007	11/12/2007	N/A	N/A	9/21/2007	N/A	9/21/2007	9/21/2007	9/21/2007
Franklin Income VIP Fund	10/1/2003	11/12/2007	5/1/2003	10/1/2003	1/6/2006	5/1/2003	9/30/2006	5/1/2003	5/3/2004
Franklin Mutual Shares VIP Fund	2/1/2000	11/12/2007	1/6/1999	5/1/2003	1/6/2006	3/5/2001	9/30/2006	10/25/2002	5/3/2004
Franklin Rising Dividends VIP Fund	2/1/2000	N/A	1/6/1999	5/1/2003	N/A	3/5/2001	N/A	10/25/2002	5/3/2004
Franklin Strategic Income VIP Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Franklin U.S. Government Securities VIP Fund	2/1/2000	11/12/2007	1/6/1999	5/1/2003	1/6/2006	3/5/2001	9/30/2006	10/25/2002	5/3/2004
Invesco V.I. American Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Invesco V.I. Balanced-Risk Allocation Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Asset Strategy Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Energy Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Global Natural Resources Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Growth Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Mid Cap Growth Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Science and Technology Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
JPMorgan Insurance Trust Core Bond Portfolio	N/A	4/28/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Lazard Retirement International Equity Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
MFS VIT II International Value Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
MFS VIT Total Return Bond Portfolio	N/A	4/28/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A
MFS VIT Utilities Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Oppenheimer Global Multi-Alternatives Fund/VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Oppenheimer Global Strategic Income Fund/VA	10/26/2012	N/A	10/26/2012	10/26/2012	N/A	10/26/2012	N/A	10/26/2012	10/26/2012
Oppenheimer International Growth Fund/VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PIMCO VIT All Asset Portfolio	5/3/2004	11/12/2007	N/A	5/3/2004	1/6/2006	N/A	9/30/2006	5/3/2004	5/3/2004
PIMCO VIT CommodityRealReturn Strategy Portfolio	5/2/2005	11/12/2007	N/A	N/A	N/A	N/A	9/30/2006	5/2/2005	5/2/2005
PIMCO VIT Emerging Markets Bond Portfolio	5/2/2005	11/12/2007	N/A	N/A	N/A	N/A	9/30/2006	5/2/2005	5/2/2005
PIMCO VIT Global Advantage Strategy Bond Portfolio	5/2/2011	5/2/2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PIMCO VIT Global Bond Portfolio	5/2/2005	11/12/2007	N/A	N/A	N/A	N/A	9/30/2006	5/2/2005	5/2/2005
PIMCO VIT Global Dividend Portfolio	4/30/2010	4/30/2010	4/30/2010	4/30/2010	4/30/2010	4/30/2010	4/30/2010	4/30/2010	4/30/2010
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	10/23/2009	10/23/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PIMCO VIT Global Multi-Asset Managed Volatility Portfolio	N/A	4/30/2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PIMCO VIT High Yield Portfolio	2/1/2000	11/12/2007	1/26/2001	5/1/2003	1/6/2006	3/5/2001	9/30/2006	10/25/2002	5/3/2004
PIMCO VIT Low Duration Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PIMCO VIT Real Return Portfolio	5/1/2003	11/12/2007	N/A	5/1/2003	1/6/2006	N/A	9/30/2006	5/1/2003	5/3/2004
PIMCO VIT Total Return Portfolio	2/1/2000	11/12/2007	1/26/2001	5/1/2003	1/6/2006	3/5/2001	9/30/2006	10/25/2002	5/3/2004
PIMCO VIT Unconstrained Bond Portfolio	5/2/2011	5/2/2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
RCM Dynamic Multi-Asset Plus VIT Portfolio	N/A	4/27/2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A
T. Rowe Price Blue Chip Growth Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
T. Rowe Price Equity Income Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
T. Rowe Price Health Sciences Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Templeton Global Bond VIP Fund	5/1/2007	11/12/2007	1/6/1999	N/A	5/1/2007	N/A	5/1/2007	5/1/2007	5/1/2007
Templeton Growth VIP Fund	10/1/2003	11/12/2007	5/1/2003	10/1/2003	5/1/2007	5/1/2003	9/30/2006	5/1/2003	5/3/2004

49	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Fund	Allianz High Five L	Allianz Index Advantage	Allianz Retirement Advantage	Allianz Retirement Pro	Allianz Rewards	Allianz Valuemark II & III	Allianz Valuemark IV	Allianz Valuemark Income Plus	Allianz Vision
Allianz NFJ Dividend Value VIT Portfolio	N/A	N/A	4/28/2014	4/28/2014	N/A	N/A	N/A	N/A	4/28/2014
AZL Balanced Index Strategy Fund	10/23/2009	N/A	N/A	N/A	10/23/2009	10/23/2009	10/23/2009	N/A	10/23/2009
AZL DFA Multi-Strategy Fund	10/23/2009	N/A	N/A	N/A	10/23/2009	10/23/2009	10/23/2009	N/A	10/23/2009
AZL Emerging Markets Equity Index Fund Class 1	N/A	N/A	N/A	N/A	N/A	5/1/2007	5/1/2007	5/1/2007	N/A
AZL Emerging Markets Equity Index Fund Class 2	5/1/2006	N/A	9/17/2012	1/21/2011	5/1/2006	5/1/2006	5/1/2006	N/A	5/1/2007
AZL Enhanced Bond Index Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/28/2014
AZL Gateway Fund	N/A	N/A	9/17/2012	1/21/2011	5/2/2011	N/A	N/A	N/A	4/30/2010
AZL Global Equity Index Fund	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	4/28/2014
AZL Government Money Market Fund	5/2/2005	9/16/2013	9/17/2012	1/21/2011	5/5/2000	11/5/2001	11/5/2001	11/5/2001	5/1/2007
AZL International Index Fund Class 1	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016	N/A
AZL International Index Fund Class 2	10/23/2009	N/A	9/17/2012	1/21/2011	10/23/2009	10/23/2009	10/23/2009	10/14/2016	10/23/2009
AZL MetWest Total Return Bond Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/27/2015
AZL Mid Cap Index Fund Class 1	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016	N/A
AZL Mid Cap Index Fund Class 2	4/30/2010	N/A	9/17/2012	1/21/2011	4/30/2010	4/30/2010	4/30/2010	10/14/2016	4/30/2010
AZL Moderate Index Strategy Fund	5/2/2005	N/A	9/17/2012	1/21/2011	5/3/2004	5/3/2004	5/3/2004	5/3/2004	5/1/2007
AZL Morgan Stanley Global Real Estate Fund Class 1	N/A	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	N/A
AZL Morgan Stanley Global Real Estate Fund Class 2	5/1/2006	N/A	9/17/2012	1/21/2011	5/1/2006	5/1/2006	5/1/2006	10/14/2016	5/1/2007
AZL MVP Balanced Index Strategy Fund	4/27/2015	9/16/2013	N/A	N/A	4/27/2015	4/27/2015	4/27/2015	N/A	1/23/2012
AZL MVP BlackRock Global Strategy Plus Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/23/2012
AZL MVP DFA Multi-Strategy Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/27/2015
AZL MVP Fusion Dynamic Balanced Fund	5/2/2005	N/A	9/17/2012	1/21/2011	5/2/2005	5/2/2005	5/2/2005	5/2/2005	5/1/2007
AZL MVP Fusion Dynamic Conservative Fund	N/A	N/A	9/17/2012	1/21/2011	10/23/2009	N/A	N/A	N/A	10/23/2009
AZL MVP Fusion Dynamic Moderate Fund	5/2/2005	N/A	9/17/2012	1/21/2011	5/2/2005	5/2/2005	5/2/2005	5/2/2005	5/1/2007
AZL MVP Growth Index Strategy Fund	4/27/2015	9/16/2013	10/14/2016	10/14/2016	4/27/2015	4/27/2015	4/27/2015	10/14/2016	1/23/2012
AZL MVP Moderate Index Strategy Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/23/2012
AZL MVP Pyramis Multi-Strategy Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/30/2012
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/27/2014
AZL Pyramis Multi-Strategy Fund	N/A	N/A	9/17/2012	1/21/2011	10/23/2009	N/A	N/A	N/A	10/23/2009
AZL Pyramis Total Bond Fund Class 1	N/A	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	N/A
AZL Pyramis Total Bond Fund Class 2	10/14/2016	10/14/2016	9/17/2012	9/17/2012	10/14/2016	10/14/2016	10/14/2016	10/14/2016	9/17/2012
AZL Russell 1000 Growth Index Fund Class 1	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016	N/A
AZL Russell 1000 Growth Index Fund Class 2	10/14/2016	N/A	9/17/2012	1/21/2011	10/14/2016	10/14/2016	10/14/2016	10/14/2016	4/28/2014
AZL Russell 1000 Value Index Fund Class 1	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016	N/A
AZL Russell 1000 Value Index Fund Class 2	10/14/2016	N/A	9/17/2012	1/21/2011	10/14/2016	10/14/2016	10/14/2016	10/14/2016	4/28/2014
AZL S&P 500 Index Fund	5/1/2007	N/A	9/17/2012	N/A	5/1/2007	5/1/2007	5/1/2007	5/1/2007	5/1/2007
AZL Small Cap Stock Index Fund Class 1	N/A	N/A	N/A	N/A	10/14/2016	10/14/2016	10/14/2016	10/14/2016	N/A
AZL Small Cap Stock Index Fund Class 2	5/1/2007	N/A	9/17/2012	1/21/2011	5/1/2007	5/1/2007	5/1/2007	5/1/2007	5/1/2007
AZL T. Rowe Price Capital Appreciation Fund	5/2/2005	N/A	9/17/2012	1/21/2011	11/5/2001	11/5/2001	11/5/2001	11/5/2001	5/1/2007
BlackRock Equity Dividend V.I. Fund	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
BlackRock Global Allocation V.I. Fund	5/1/2008	N/A	9/17/2012	1/21/2011	5/1/2008	5/1/2008	5/1/2008	N/A	5/1/2008
ClearBridge Variable Aggressive Growth Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Columbia Variable Portfolio – Seligman Global Technology Fund	N/A	N/A	N/A	N/A	5/5/2000	N/A	N/A	N/A	N/A
Davis VA Financial Portfolio	5/2/2005	N/A	N/A	N/A	5/5/2000	5/1/2002	5/1/2002	5/1/2002	5/1/2007
Davis VA Real Estate Portfolio	N/A	N/A	N/A	N/A	5/5/2000	N/A	N/A	N/A	N/A
Dreyfus VIF Appreciation Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Eaton Vance VT Floating-Rate Income Fund	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Fidelity VIP Emerging Markets Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Fidelity VIP FundsManager 50% Portfolio	N/A	N/A	N/A	N/A	5/2/2011	N/A	N/A	N/A	1/21/2011
Fidelity VIP FundsManager 60% Portfolio	N/A	N/A	N/A	N/A	5/2/2011	N/A	N/A	N/A	1/21/2011
Fidelity VIP Mid Cap Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A

50	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Fund	Allianz High Five L	Allianz Index Advantage	Allianz Retirement Advantage	Allianz Retirement Pro	Allianz Rewards	Allianz Valuemark II & III	Allianz Valuemark IV	Allianz Valuemark Income Plus	Allianz Vision
Fidelity VIP Strategic Income Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Franklin Founding Funds Allocation VIP Fund	9/21/2007	N/A	9/17/2012	1/21/2011	9/21/2007	9/21/2007	9/21/2007	N/A	9/21/2007
Franklin Income VIP Fund	5/2/2005	N/A	9/17/2012	1/21/2011	9/1/2003	5/1/2003	10/1/2003	5/1/2003	5/1/2007
Franklin Mutual Shares VIP Fund	5/2/2005	N/A	9/17/2012	1/21/2011	5/5/2000	11/8/1996	2/3/1997	11/8/1996	5/1/2007
Franklin Rising Dividends VIP Fund	5/2/2005	N/A	9/17/2012	N/A	5/5/2000	1/27/1992	2/3/1997	7/1/1994	N/A
Franklin Strategic Income VIP Fund	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Franklin U.S. Government Securities VIP Fund	5/2/2005	N/A	9/17/2012	1/21/2011	5/5/2000	3/14/1989	2/3/1997	9/1/1994	5/1/2007
Invesco V.I. American Value Fund	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Invesco V.I. Balanced-Risk Allocation Fund	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Asset Strategy Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Energy Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Global Natural Resources Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Growth Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Mid Cap Growth Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Ivy Funds VIP Science and Technology Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
JPMorgan Insurance Trust Core Bond Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	4/28/2014
Lazard Retirement International Equity Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
MFS VIT II International Value Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
MFS VIT Total Return Bond Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	4/28/2014
MFS VIT Utilities Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Oppenheimer Global Multi-Alternatives Fund/VA	N/A	N/A	4/28/2014	4/28/2014	N/A	N/A	N/A	N/A	N/A
Oppenheimer Global Strategic Income Fund/VA	10/26/2012	N/A	N/A	N/A	10/26/2012	10/26/2012	10/26/2012	N/A	N/A
Oppenheimer International Growth Fund/VA	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
PIMCO VIT All Asset Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/3/2004	5/3/2004	5/3/2004	5/3/2004	5/1/2007
PIMCO VIT CommodityRealReturn Strategy Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/2/2005	5/2/2005	5/2/2005	5/2/2005	5/1/2007
PIMCO VIT Emerging Markets Bond Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/2/2005	5/2/2005	5/2/2005	5/2/2005	5/1/2007
PIMCO VIT Global Advantage Strategy Bond Portfolio	N/A	N/A	N/A	N/A	5/2/2011	N/A	N/A	N/A	5/2/2011
PIMCO VIT Global Bond Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/2/2005	5/2/2005	5/2/2005	5/2/2005	5/1/2007
PIMCO VIT Global Dividend Portfolio	4/30/2010	N/A	9/17/2012	1/21/2011	4/30/2010	4/30/2010	4/30/2010	4/30/2010	4/30/2010
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	N/A	N/A	9/17/2012	1/21/2011	10/23/2009	N/A	N/A	N/A	10/23/2009
PIMCO VIT Global Multi-Asset Managed Volatility Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/30/2012
PIMCO VIT High Yield Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/5/2000	11/5/2001	11/5/2001	11/5/2001	5/1/2007
PIMCO VIT Low Duration Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
PIMCO VIT Real Return Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/1/2003	5/1/2003	5/1/2003	5/1/2003	5/1/2007
PIMCO VIT Total Return Portfolio	5/2/2005	N/A	9/17/2012	1/21/2011	5/5/2000	11/5/2001	11/5/2001	11/5/2001	5/1/2007
PIMCO VIT Unconstrained Bond Portfolio	N/A	N/A	9/17/2012	5/2/2011	5/2/2011	N/A	N/A	N/A	5/2/2011
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
RCM Dynamic Multi-Asset Plus VIT Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/27/2015
T. Rowe Price Blue Chip Growth Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
T. Rowe Price Equity Income Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
T. Rowe Price Health Sciences Portfolio	N/A	N/A	9/17/2012	9/17/2012	N/A	N/A	N/A	N/A	N/A
Templeton Global Bond VIP Fund	5/1/2007	N/A	9/17/2012	1/21/2011	5/1/2007	1/24/1989	2/3/1997	9/1/1994	5/1/2007
Templeton Growth VIP Fund	5/2/2005	N/A	9/17/2012	1/21/2011	9/1/2003	5/1/2003	10/1/2003	5/1/2003	5/1/2007

51	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

During the years ended December 31, 2016 and 2015, several funds changed their name as summarized with the effective date of the change in the following table:

Current Fund Name	Prior Fund Name	Effective Date
AZL Boston Company Research Growth Fund	AZL Dreyfus Research Growth Fund	April 27, 2015
AZL DFA Multi-Strategy Fund	AZL Growth Index Strategy Fund	April 27, 2015
AZL Pyramis Total Bond Fund	AZL Pyramis Core Bond Fund	April 27, 2015
Oppenheimer Global Multi-Alternatives Fund/VA	Oppenheimer Diversified Alternatives Fund/VA	April 27, 2015
AZL Multi-Manager Mid Cap Growth Fund	AZL Morgan Stanley Mid Cap Growth Fund	November 23, 2015
MFS VIT Total Return Bond Portfolio	MFS VIT Research Bond Portfolio	November 23, 2015
PIMCO VIT Global Dividend Portfolio	PIMCO EqS Pathfinder Portfolio	November 23, 2015
AZL Government Money Market Fund	AZL Money Market Fund	May 1, 2016
AZL Emerging Markets Equity Index Fund Class 1	AZL Schroder Emerging Markets Equity Fund Class 1	October 14, 2016
AZL Emerging Markets Equity Index Fund Class 2	AZL Schroder Emerging Markets Equity Fund Class 2	October 14, 2016
AZL Global Equity Index Fund	AZL NFJ International Value Fund	October 14, 2016
AZL Moderate Index Strategy Fund	AZL Invesco Equity and Income Fund	October 14, 2016
AZL MVP BlackRock Global Strategy Plus Fund	AZL MVP BlackRock Global Allocation Fund	October 14, 2016
AZL MVP Fusion Dynamic Balanced Fund	AZL MVP Fusion Balanced Fund	October 14, 2016
AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Conservative Fund	October 14, 2016
AZL MVP Fusion Dynamic Moderate Fund	AZL MVP Fusion Moderate Fund	October 14, 2016
AZL MVP Moderate Index Strategy Fund	AZL MVP Invesco Equity and Income Fund	October 14, 2016
AZL MVP Pyramis Multi-Strategy Fund	AZL MVP Franklin Templeton Founding Strategy Plus Fund	October 14, 2016
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	AZL MVP T. Rowe Price Capital Appreciation Fund	October 14, 2016
AZL Pyramis Multi-Strategy Fund	AZL Franklin Templeton Founding Strategy Plus Fund	October 14, 2016

Effective August 7, 2015, a One-for-Two Reverse Split occurred for the PIMCO VIT CommodityRealReturn Strategy Portfolio. The effect of this transaction was to divide the number of outstanding shares of the fund by the split ratio, resulting in a corresponding increase in the net asset value per share. The shares presented in the Statements of Assets and Liabilities reflect this reverse split. There were no changes in net assets, results of operations or total return as a result of this transaction.

During the years ended December 31, 2016 and 2015, the following funds were closed to new money :

Fund	Date Closed
Alger American Capital Appreciation Portfolio	October 14, 2016
Alger American LargeCap Growth Portfolio	October 14, 2016
Alger American MidCap Growth Portfolio	October 14, 2016
Alger American SmallCap Growth Portfolio	October 14, 2016
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	October 14, 2016
Davis VA Value Portfolio	October 14, 2016
Franklin Global Real Estate VIP Fund	October 14, 2016
Franklin Growth and Income VIP Fund	October 14, 2016
Franklin Large Cap Growth VIP Fund	October 14, 2016
Franklin Small Cap Value VIP Fund	October 14, 2016
Franklin Small-Mid Cap Growth VIP Fund	October 14, 2016
Invesco V.I. American Franchise Fund	October 14, 2016
Invesco V.I. Core Equity Fund	October 14, 2016
Invesco V.I. Growth & Income Fund	October 14, 2016
Invesco V.I. International Growth Fund	October 14, 2016

52	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Fund	Date Closed
Jennison Portfolio	October 14, 2016
JPMorgan Insurance Trust U.S. Equity Portfolio	October 14, 2016
Oppenheimer Global Fund/VA	October 14, 2016
Oppenheimer Main Street Fund/VA	October 14, 2016
SP International Growth Portfolio	October 14, 2016
Templeton Foreign VIP Fund	October 14, 2016
AZL BlackRock Capital Appreciation Fund	October 21, 2016
AZL Boston Company Research Growth Fund	October 21, 2016
AZL Invesco International Equity Fund	October 21, 2016
AZL JPMorgan International Opportunities Fund	October 21, 2016
AZL JPMorgan U.S. Equity Fund	October 21, 2016
AZL MFS Investors Trust Fund	October 21, 2016
AZL MVP Fusion Growth Fund	October 21, 2016
AZL Federated Clover Small Value Fund	October 28, 2016
AZL Invesco Growth and Income Fund	October 28, 2016
AZL MFS Mid Cap Value Fund	October 28, 2016
AZL MFS Value Fund	October 28, 2016
AZL Multi-Manager Mid Cap Growth Fund	October 28, 2016
AZL Oppenheimer Discovery Fund	October 28, 2016
Franklin High Income VIP Fund	October 28, 2016

During the years ended December 31, 2016 and 2015, the following funds were added as available options:

Fund	Date Opened
AZL MetWest Total Return Bond Fund	April 27, 2015
AZL MVP DFA Multi-Strategy Fund	April 27, 2015
RCM Dynamic Multi-Asset Plus VIT Portfolio	April 27, 2015
AZL International Index Fund Class 1	October 14, 2016
AZL Mid Cap Index Fund Class 1	October 14, 2016
AZL Morgan Stanley Global Real Estate Fund Class 1	October 14, 2016
AZL Pyramis Total Bond Fund Class 1	October 14, 2016
AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
AZL Small Cap Stock Index Fund Class 1	October 14, 2016

53	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

During the years ended December 31, 2016 and 2015, the following funds were merged or replaced:

Closed Fund	Receiving Fund	Date Merged
Alger American Capital Appreciation Portfolio	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Alger American LargeCap Growth Portfolio	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Alger American MidCap Growth Portfolio	AZL Mid Cap Index Fund Class 1	October 14, 2016
Alger American SmallCap Growth Portfolio	AZL Small Cap Stock Index Fund Class 1	October 14, 2016
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	AZL Small Cap Stock Index Fund Class 1	October 14, 2016
Davis VA Value Portfolio	AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
Franklin Global Real Estate VIP Fund (Class 1)	AZL Morgan Stanley Global Real Estate Fund Class 1	October 14, 2016
Franklin Global Real Estate VIP Fund (Class 2)	AZL Morgan Stanley Global Real Estate Fund Class 2	October 14, 2016
Franklin Growth and Income VIP Fund (Class 1)	AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
Franklin Growth and Income VIP Fund (Class 2)	AZL Russell 1000 Value Index Fund Class 2	October 14, 2016
Franklin Large Cap Growth VIP Fund (Class 1)	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Franklin Large Cap Growth VIP Fund (Class 2)	AZL Russell 1000 Growth Index Fund Class 2	October 14, 2016
Franklin Small Cap Value VIP Fund (Class 1)	AZL Small Cap Stock Index Fund Class 1	October 14, 2016
Franklin Small Cap Value VIP Fund (Class 2)	AZL Small Cap Stock Index Fund Class 2	October 14, 2016
Franklin Small-Mid Cap Growth VIP Fund (Class 1)	AZL Mid Cap Index Fund Class 1	October 14, 2016
Franklin Small-Mid Cap Growth VIP Fund (Class 2)	AZL Mid Cap Index Fund Class 2	October 14, 2016
Invesco V.I. American Franchise Fund (Class 1)	AZL Russell 1000 Growth Index Fund Class 1	October 14, 2016
Invesco V.I. American Franchise Fund (Class 2)	AZL Russell 1000 Growth Index Fund Class 2	October 14, 2016
Invesco V.I. Core Equity Fund	AZL S&P 500 Index Fund Class 1	October 14, 2016
Invesco V.I. Growth & Income Fund	AZL Russell 1000 Value Index Fund Class 1	October 14, 2016
Invesco V.I. International Growth Fund	AZL International Index Fund Class 1	October 14, 2016
Jennison Portfolio	AZL Russell 1000 Growth Index Fund Class 2	October 14, 2016
JPMorgan Insurance Trust U.S. Equity Portfolio	AZL S&P 500 Index Fund Class 1	October 14, 2016
Oppenheimer Global Fund/VA	AZL International Index Fund Class 1	October 14, 2016
Oppenheimer Main Street Fund/VA	AZL S&P 500 Index Fund Class 1	October 14, 2016
SP International Growth Portfolio	AZL International Index Fund Class 2	October 14, 2016
Templeton Foreign VIP Fund (Class 1)	AZL International Index Fund Class 1	October 14, 2016
Templeton Foreign VIP Fund (Class 2)	AZL International Index Fund Class 2	October 14, 2016
AZL BlackRock Capital Appreciation Fund	AZL Russell 1000 Growth Index Fund Class 2	October 21, 2016
AZL Boston Company Research Growth Fund	AZL Russell 1000 Growth Index Fund Class 2	October 21, 2016
AZL Invesco International Equity Fund	AZL International Index Fund Class 2	October 21, 2016
AZL JPMorgan International Opportunities Fund	AZL International Index Fund Class 2	October 21, 2016
AZL JPMorgan U.S. Equity Fund	AZL S&P 500 Index Fund Class 2	October 21, 2016
AZL MFS Investors Trust Fund	AZL S&P 500 Index Fund Class 2	October 21, 2016
AZL MVP Fusion Growth Fund	AZL MVP Growth Index Strategy Fund	October 21, 2016
AZL Federated Clover Small Value Fund	AZL Small Cap Stock Index Fund Class 2	October 28, 2016
AZL Invesco Growth and Income Fund	AZL Russell 1000 Value Index Fund Class 2	October 28, 2016
AZL MFS Mid Cap Value Fund	AZL Mid Cap Index Fund Class 2	October 28, 2016
AZL MFS Value Fund	AZL Russell 1000 Value Index Fund Class 2	October 28, 2016
AZL Multi-Manager Mid Cap Growth Fund	AZL Mid Cap Index Fund Class 2	October 28, 2016
AZL Oppenheimer Discovery Fund	AZL Small Cap Stock Index Fund Class 2	October 28, 2016
Franklin High Income VIP Fund (Class 1)	AZL Pyramis Total Bond Fund Class 1	October 28, 2016
Franklin High Income VIP Fund (Class 2)	AZL Pyramis Total Bond Fund Class 2	October 28, 2016

54	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Contracts in Annuity Payment Period

Annuity reserves are computed for currently payable contracts according to the 1983 and 2000 Individual Annuity Mortality Tables using an assumed investment return (AIR) equal to the AIR of the specific contracts, either 3%, 5%, or 7%. Charges to annuity reserves for mortality and risk expense are reimbursed to Allianz Life if the reserves required are less than originally estimated. If additional reserves are required, Allianz Life reimburses the account.

Bonus

A bonus is awarded to owners of the Allianz Rewards, Allianz High Five Bonus and Allianz Vision with Bonus Option contracts at the time the Variable Account receives a purchase payment if the older owner is age 80 or younger. The bonus paid is based on the following schedule:

Net Purchase Payment	Allianz Rewards	Allianz High Five Bonus	Allianz Vision Bonus
$0 to $24,999	4%	3%	6%
$25,000 to $99,000	5%	4%	6%
$100,000 to $999,999	6%	5%	6%
$1,000,000 to $4,999,999	7%	6%	6%
$5,000,000 or more	8%	7%	6%

The bonus is vested over three years, on each 12 month anniversary, therefore, if the contractholder surrenders the contract before the full vesting period, a portion of the bonus can be recaptured by Allianz Life. The accumulated gain/loss on the bonus is 100% vested as it is earned. The vesting rates are presented in the following schedule:

Number of Complete Years Since Purchase Payment Receipt	Allianz Rewards	Allianz High Five Bonus	Allianz Vision Bonus
0	0%	0%	0%
1	35%	35%	35%
2	70%	70%	70%
3+	100%	100%	100%

55	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Expenses

All Mortality and Expense Risk (M&E) charges and administrative charges are annualized rates that are calculated and assessed daily as a percentage of each Investment Option’s net asset value.

The M&E charge and administrative charge for Allianz Alterity can be summarized as follows:

The Allianz Alterity Contract was launched in January 2000, and sales were discontinued in July 2010. The most recently offered Allianz Alterity Base Contract provided a Traditional Guaranteed Minimum Death Benefit (Traditional GMDB), where the death benefit is the greater of current contract value or total purchase payments adjusted for partial withdrawals. An owner could instead select either the Enhanced Guaranteed Minimum Death Benefit (Enhanced GMDB), or the Earnings Protection Guaranteed Minimum Death Benefit (Earnings Protection GMDB). Under the Enhanced GMDB, the death benefit is the current contract value or the greater of: a) the highest contract anniversary value, or (b) total purchase payments adjusted for partial withdrawals increased annually by 3%. Under the Earnings Protection GMDB, the death benefit is the current contract value or the greater of: a) total purchase payments adjusted for partial withdrawals, or b) contract value plus an additional amount based on the owner’s age and the lesser of total purchase payments or contract value. The most recently offered Allianz Alterity Contract also provided an optional PRIME Plus Benefit, which included a Guaranteed Minimum Income Benefit (GMIB) and a Guaranteed Partial Withdrawal Benefit (GPWB). The PRIME Plus Benefit provided a guaranteed minimum fixed income stream and was designed for owners who wanted flexibility in the way they access income. The guaranteed income is based on the greater of: (a) current contract value, (b) the highest contract anniversary value, or (c) total purchase payments adjusted for partial withdrawals increased annually by 7%.

The May 2003 Contract was replaced by the most recently offered Contract in May 2006. The May 2003 Contracts offered a choice of either the Traditional PRIME Benefit (where the guaranteed value is based on total purchase payments adjusted for partial withdrawals) or the Enhanced PRIME Benefit (where the guaranteed values are based on the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3% or 7%). Both PRIME Benefits included a GMIB and a GPWB. The Original Contract was first offered in January 2000 and was replaced by the May 2003 Contract. The Original Contract automatically provided a Traditional GMIB (where the guaranteed value is based on total purchase payments adjusted for partial withdrawals), or owners could select the optional Enhanced GMIB for an additional charge (where the guaranteed values are based on the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 5%).

Charges during the Accumulation Phase (includes 0.15% of administrative charge) are as follows:

	Most Recently Offered Base Contract without a PRIME Benefit	Most Recently Offered Contract with the PRIME Plus Benefit
Traditional GMDB	1.50%	2.20%
Earnings Protection GMDB	1.80%	2.45%
Enhanced GMDB	1.80%	2.40%

	Original Contract (which includes the Traditional GMIB)	Original Contract with Enhanced GMIB	May 2003 Contract without a PRIME Benefit	May 2003 Contract with the Traditional PRIME Benefit	May 2003 Contract with the Enhanced PRIME Benefit
Traditional GMDB	1.40%	1.70%	1.50%	1.70%	2.20%
Earnings Protection GMDB	1.60%	1.90%	1.80%	2.00%	2.45%
Enhanced GMDB	1.70%	1.90%	1.80%	1.95%	2.40%

The charges during the Annuity Phase if the owner takes variable annuity payments are 1.50% for the most recently offered Allianz Alterity Contract and the May 2003 Contract and 1.40% for the Original Contract.

The M&E charge and administrative charge for Allianz Rewards can be summarized as follows:

The Allianz Rewards Contract was launched in May 2000, and sales were discontinued in May 2010. The most recently offered Allianz Rewards Base Contract automatically provided a bonus of 4% to 8% on each purchase payment received before the older owner reaches age 81. The bonus is subject to a three-year vesting schedule. The most recently offered Allianz Rewards Base Contract provided a Traditional GMDB, where the death benefit is the greater of current contract value or total purchase payments adjusted for partial withdrawals. An owner could instead select the Enhanced GMDB), the death benefit is the current contract value or the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3%. The most recently offered Allianz Rewards Contract also provided an optional PRIME Plus Benefit, which included a GMIB and a GPWB. The PRIME Plus Benefit provided a guaranteed minimum fixed income stream and was designed for owners who wanted flexibility in the way they access income. The guaranteed income is based on the greater of: (a) current contract value, (b) the highest contract anniversary value, or (c) total purchase payments adjusted for partial withdrawals increased annually by 7%.

There are also three older versions of the Allianz Rewards Contract. The Original Contract was first offered in May 2000. The primary difference between the Original Contract and the most recently offered Contract is the M&E charge for the Original Contract, without any optional benefits, is lower than the most recently offered Contract. The Original Contract also offered a choice of either the Traditional PRIME Benefit (where the guaranteed value is based on total purchase payments adjusted for partial withdrawals) or Enhanced PRIME Benefit (where the guaranteed values are based on the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3% or 7%). Both PRIME Benefits included a GMIB and a GPWB. The September 2002 Contract without any optional benefits had the same M&E charge as the Original Contract, but the September 2002 Contract only offered an Enhanced GMIB for an additional charge (where the guaranteed values are based on the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 5%), but did not offer a PRIME Benefit. The May 2003 Contract replaced both the Original Contract and the September 2002 Contract. The May 2003 Contract also offered a choice of either the Traditional PRIME Benefit or Enhanced PRIME Benefit that were available on the Original Contract, but the charge for these features was higher than for the Original Contract.

56	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Charges during the Accumulation Phase (includes 0.15% of administrative charge) are as follows:

	May 2003 Contract without a PRIME Benefit	May 2003 Contract with the Traditional PRIME Benefit	May 2003 Contract with the Enhanced PRIME Benefit	Most recently offered Base Contract	Most recently offered Contract with the PRIME Plus Benefit
Traditional GMDB	1.70%	1.90%	2.40%	1.70%	2.40%
Enhanced GMDB	2.00%	2.15%	2.60%	2.00%	2.60%

	Original Contract without a PRIME Benefit	Original Contract with the Traditional PRIME Benefit	Original Contract with the Enhanced PRIME Benefit	September 2002 Contract without the GMIB	September 2002 Contract with the Enhanced GMIB
Traditional GMDB	1.65%	1.85%	2.35%	1.65%	1.95%
Enhanced GMDB	1.85%	2.05%	2.55%	1.95%	2.15%

The charges during the Annuity Phase if the owner takes variable annuity payments are 1.70% for the most recently offered Allianz Rewards Contract and the May 2003 Contract; and the charges are 1.65% for the Original Contract and the September 2002 Contract.

The M&E charge and administrative charge for Allianz Charter can be summarized as follows:

Allianz Charter was launched in January 1999, and sales were discontinued in May 2003. The Allianz Charter contract automatically provided a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments less partial withdrawals. For an additional charge, the owner could instead select the optional Enhanced GMDB where the death benefit is the current contract value or the greater of: a) total purchase payments less partial withdrawals, or b) the highest contract anniversary value.

Charges during the Accumulation and Annuity Phases (includes a 0.15% administrative charge) are as follows:

	Charges during the Accumulation Phase	Charges during the Annuity Phase if the owner takes variable annuity payments
Traditional GMDB	1.15%	1.15%
Enhanced GMDB	1.35%	1.15%

The M&E charge for Allianz Charter II can be summarized as follows:

Allianz Charter II was launched in May 2003, and sales were discontinued in May 2005. The Allianz Charter II contract automatically provided a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. For an additional charge, the owner could instead select either the optional Enhanced GMDB, or the optional Earnings Protection GMD. Under the Enhanced GMDB, the death benefit is the current contract value or the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3%. Under the Earnings Protection GMDB, the death benefit is the current contract value or the greater of: a) total purchase payments adjusted for partial withdrawals, or b) contract value plus an additional amount based on the owner’s age and the lesser of total purchase payments or contract value.

The Allianz Charter II contract also offered a choice of the Traditional PRIME Benefit (where the guaranteed value is based on total purchase payments adjusted for partial withdrawals) or Enhanced PRIME Benefit (where the guaranteed values are based on the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3% and 7%). The PRIME Benefits include a GPWB and a GMIB. The PRIME Benefits provide guarantees on future income that can be accessed through partial withdrawals under the GPWB or through annuity payments under the GMIB.

M&E charges during the Accumulation Phase are as follows:

	Contracts without a PRIME Benefit	Contracts with the Traditional PRIME Benefit	Contracts with the Enhanced PRIME Benefit
Traditional GMDB	1.75%	1.95%	2.45%
Enhanced GMDB	2.05%	2.20%	2.65%
Earnings Protection GMDB	2.05%	2.25%	2.70%

The M&E charge during the Annuity Phase if the owner takes variable annuity payments is 1.75%.

The M&E charge for Allianz Dimensions can be summarized as follows:

Allianz Dimensions was launched in March 2001, and sales were discontinued in May 2002. The Allianz Dimensions contract automatically provided a Return of Principal GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. In all states except Washington, the owner could instead select either the optional Double Principal GMDB, or the Earnings Protection GMDB for an additional charge. Under the Double Principal GMDB the death benefit is the greater of: a) current contract value, b) the highest contract anniversary value, or c) after the fifth Contract Anniversary, double total purchase payments adjusted for partial withdrawals. Under the Earnings Protection GMDB, the death benefit is the current contract value or the greater of: a) the Return of Principal GMDB, or b) contract value plus an additional amount based on the owner’s age and the lesser of either total purchase payments or contract value less total purchase payments. In the state of Washington, the owner could instead select the optional Enhanced GMDB for an additional charge. Under the Enhanced GMDB, the death benefit is the greater of: a) current contract value, b) the highest contract anniversary value, or c) total purchase payments adjusted for partial withdrawals increased annually by 3%.

57	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

The Allianz Dimensions contract also automatically included the Guaranteed Value Protection (GVP) through the Guaranteed Principal Protector Benefit (GPP Benefit), or the owner could instead select the Guaranteed Performance Accumulator Benefit (GPA Benefit) that was available under the GVP for an additional charge. However, if the contract was owned by a non-individual or trust, the GVP was not available. The GPP Benefit guaranteed the return of total purchase payments adjusted for withdrawals. The GPA Benefit locked in the highest contract anniversary value every ten years, with the minimum guarantee of two times the total purchase payments adjusted for partial withdrawals at the 20th Contract Anniversary.

M&E charges during the Accumulation Phase are as follows:

	Return of Principal GMDB	Double Principal GMDB	Earnings Protection GMDB or the Enhanced GMDB
GPP Benefit or no GVP	1.50%	1.80%	1.70%
GPA Benefit	1.70%	2.00%	1.90%

The M&E charge during the Annuity Phase if the owner takes variable annuity payments is 1.50%.

The M&E charge for Allianz Elite can be summarized as follows:

Allianz Elite was launched in September of 2006, and sales were discontinued in December 2007. Allianz Elite featured a decreasing M&E charge. The M&E charge decreases 0.05% each year for three years beginning in the third contract year, until it has decreased by a total of 0.15% by the fifth contract year. Allianz Elite also offered the optional Short Withdrawal Charge Option that reduced the withdrawal charge period from seven years to four years. The Short Withdrawal Charge Option carried an additional M&E charge of 0.35% for the first seven contract years.

Allianz Elite automatically provided a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. For an additional 0.30% M&E charge, the owner could instead select the optional Enhanced GMDB where the death benefit is the current contract value or the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3%.

Allianz Elite also offered the optional PRIME Plus Benefit, which carried an additional M&E charge. The PRIME Plus Benefit was the only optional benefit that could be selected after the contract was issued and it includes a GPWB and a GMIB. The PRIME Plus Benefit provides a guaranteed minimum fixed income stream and is designed for owners who want flexibility in the way they access income. The guaranteed income is based on the greater of: (a) current contract value, (b) the highest contract anniversary value, or (c) total purchase payments adjusted for partial withdrawals increased annually by 7%.

M&E charges during the Accumulation Phase are as follows:

	Contracts with no optional benefits	Contracts with the Short Withdrawal Charge Option	Contracts with the PRIME Plus Benefit*	Contracts with Short Withdrawal Charge Option and the PRIME Plus Benefit*
Traditional GMDB	1.15% decreasing to 1.00% by the 5th contract year	1.50% decreasing to 1.35% by the 5th contract year and then decreasing to 1.00% by the 8th contract year	1.85% decreasing to 1.70% by the 5th contract year	2.20% decreasing to 2.05% by the 5th contract year and then decreasing to 1.70% by the 8th contract year
Enhanced GMDB	1.45% decreasing to 1.30% by the 5th contract year	1.80% decreasing to 1.65% by the 5th contract year and then decreasing to 1.30% by the 8th contract year	2.05% decreasing to 1.90% by the 5th contract year	2.40% decreasing to 2.25% by the 5th contract year and then decreasing to 1.90% by the 8th contract year

*	Assumes the PRIME Plus Benefit was selected at contract issue.

The M&E charge during the Annuity Phase if the owner takes variable annuity payments is 1.00%.

The M&E charge for Allianz Custom Income can be summarized as follows:

Allianz Custom Income was launched in January 2006, and sales were discontinued in December 2007. Allianz Custom Income automatically provided a Traditional GMDB for no additional charge where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. Allianz Custom Income also automatically provides the Total Income Package (TIP) of benefits for an additional M&E charge unless the owner elects otherwise at Contract issue. The TIP includes the Increasing Withdrawals Benefit (IWB), the Withdrawals Plus Benefit (WPB), and the Lifetime Income Benefit (LIB). The IWB guarantees a minimum amount of income in the form of partial withdrawals, and the maximum amount that is able to be withdrawn can increase each year. The WPB guarantees a minimum amount of lifetime income in the form of partial withdrawals and continued access to Contract Value. The LIB provides lifetime income in the form of Annuity Payments that are guaranteed never to be less than the initial payment made, and the payment amount can increase based on the performance of the Investment Options as frequently as every year. The LIB also provides a Liquidation Value that is available for Excess Withdrawals and/or payment of a death benefit for a limited period of time.

58	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

M&E Charges during the Accumulation and Annuity Phase are as follows:

	For Contracts with the TIP	For Contracts without the TIP
During the Accumulation Phase	2.20%	1.45%
During the Annuity Phase under the LIB	2.20%	N/A
During the Annuity Phase under Traditional Annuity Payments if the owner takes variable annuity payments	1.45%	1.45%

The M&E charge for Allianz High Five can be summarized as follows:

Allianz High Five was launched in October 2002, and sales were discontinued in March 2009. The Allianz High Five February 2007 Contract automatically provided a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. For an additional charge, the owner could instead select the optional Enhanced GMDB where the death benefit is the greater of: a) current contract value, b) total purchase payments adjusted for partial withdrawals, or c) the highest contract anniversary value.

The February 2007 Contract also automatically provided Living Guarantees unless the owner elected otherwise at Contract issue. The Living Guarantees include the Guaranteed Account Value Benefit (GAV Benefit), the GMIB and the Guaranteed Withdrawal Benefit (GWB). There are no additional fees or charges associated with the Living Guarantees. However, the contract value is monitored daily and systematically transferred between the selected investment options and the Fixed Period Accounts (FPAs) to support the Living Guarantees. Owners that transfer or withdraw contract value from a FPA may have the value of the withdrawal or transfer adjusted based on a formula called a Market Value Adjustment (MVA). The MVA formula compares the interest rates credited at the time of investment, to interest rates being credited when the withdrawal or transfer is made. The amount of any MVA depends on the rates that are currently being credited on the FPAs.

The GAV Benefit guarantees that beginning on the fifth contract anniversary, and on each subsequent contract anniversary until the contract ends or the owner takes a Full Annuitization, the contract value will be at least equal to an amount called the GAV from five years ago, reduced by subsequent withdrawals. The GAV is initially equal to the purchase payments received within 90 days of contract issue. The GAV is recalculated on each contract anniversary to equal the greater of: a) the previous GAV adjusted for subsequent purchase payments and partial withdrawals, or b) the current contract value. The GAV Benefit does not provide any protection until the fifth and subsequent contract anniversaries, and does not lock in any investment gains until at least five years after they occur. The GMIB guarantees a minimum level of income through annuity payments after the fifth contract year. The GWB guarantees a minimum level of income through partial withdrawals.

There are also three older versions of the Allianz High Five Contract. The Original Contract first became available in October 2002. There are two versions of the Original Contract: one was issued before June 22, 2007, and the other was first offered on or after June 22, 2007 and had a lower M&E charge. The Original Contract was replaced in nearly all states by the May 2005 Contract. The primary difference between the Original Contract and the May 2005 Contract is the May 2005 Contract had a two-year waiting period on GWB exercise, and restricted allocations to the FPAs to 50% of Purchase Payments. The May 2005 Contract was replaced by the February 2007 Contract. The primary difference between the February 2007 Contract and the May 2005 Contract is the February 2007 Contract has a lower M&E charge.

M&E charges during the Accumulation Phase are as follows:

	February 2007 Contract and Original Contract issued on or after June 22, 2007	May 2005 Contract and Original Contract issued before June 22, 2007
Traditional GMDB	1.25%	1.40%
Enhanced GMDB	1.45%	1.60%

The M&E charges during the Annuity Phase if the owner takes variable annuity payments are 1.25% for the February 2007 Contract and the Original Contract issued on or after June 22, 2007, and are 1.40% for the Original Contract issued before June 22, 2007, and the May 2005 Contract.

The M&E charge and administrative charge for Allianz High Five Bonus can be summarized as follows:

Allianz High Five Bonus was launched in April 2004, and sales were discontinued in March 2009. The Allianz High Five Bonus May 2007 Contract automatically provides a bonus of 3% to 7% on each purchase payment received before the older owner reaches age 81. The bonus is subject to a three-year vesting schedule. The Allianz High Five Bonus Contracts also automatically provides a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. For an additional charge, the owner could instead elect the optional Enhanced GMDB where the death benefit is the greater of: a) current contract value, b) total purchase payments adjusted for partial withdrawals, or c) the highest contract anniversary value.

Allianz High Five Bonus also automatically provides Living Guarantees. The Living Guarantees include the GAV Benefit, the GMIB and the GWB. There are no additional fees or charges associated with the Living Guarantees. However, the contract value is monitored daily and systematically transferred between the selected Investment Options and the FPAs to support the Living Guarantees. Owners that transfer or withdraw contract value from a FPA may have the value of the withdrawal or transfer adjusted based on a formula called a MVA. The MVA formula compares the interest rates credited at the time of investment to interest rates being credited when the withdrawal or transfer is made. The amount of any MVA depends on the rates that are currently being credited on the FPAs.

The GAV Benefit guarantees that beginning on the fifth contract anniversary, and on each subsequent contract anniversary until the contract ends or the owner begins receiving annuity payments, the contract value will be at least equal to the GAV from five years ago, reduced by subsequent withdrawals. The GAV is initially equal to the purchase payments received within 90 days of Contract issue. The GAV is recalculated on each Contract Anniversary to equal the greater of: a) the previous GAV adjusted for subsequent purchase payments and partial withdrawals, or b) the current contract value. The GAV Benefit does not provide any protection until the fifth and subsequent contract anniversaries, and does not lock in any investment gains until at least five years after they occur. The GMIB guarantees a minimum level of income through annuity payments after the fifth contract year. The GWB guarantees a minimum level of income through partial withdrawals.

59	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

There were also two older versions of the Allianz High Five Bonus Contract. The Original Contract first became available in April 2004, and was replaced in nearly all states by the May 2005 Contract. The May 2005 Contract was replaced by the May 2007 Contract. The primary difference between the May 2007 Contract and the Original and May 2005 Contracts are the length of the withdrawal charge period. Original and May 2005 Contracts have a ten-year withdrawal charge period and the May 2007 Contract has a nine-year withdrawal charge period. The primary difference between the Original Contract and May 2005 Contract is that Original Contracts have no waiting period on the exercise of the GWB and there are no restrictions on allocations of Purchase Payments to the FPAs.

Charges during the Accumulation Phase (includes a 0.15% administrative charge) are as follows:

Charges
Traditional GMDB	1.70%
Enhanced GMDB	1.90%

The charges during the Annuity Phase if the owner takes variable annuity payments are 1.70%.

The M&E charge for Allianz High Five L can be summarized as follows:

Allianz High Five L was launched in April 2005, and sales were discontinued in March 2009. Allianz High Five L May 2007 Contract automatically provides a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. For an additional charge, the owner could instead elect the optional Enhanced GMDB where the death benefit is the greater of: a) current contract value, b) total purchase payments adjusted for partial withdrawals, or c) the highest contract anniversary value.

Allianz High Five L also offered optional Living Guarantees. The Living Guarantees include the GWB and either the Guaranteed Principal Value Benefit (GPV Benefit) or the GAV Benefit. There is no additional fee or charge for the Living Guarantees with the GPV Benefit; however, there is an additional M&E charge for selecting the GAV Benefit. In addition, the contract value is monitored daily and systematically transferred between the selected investment options and the FPAs to support the Living Guarantees. Owners that transfer or withdraw contract value from a FPA may have the value of the withdrawal or transfer adjusted based on a formula called a MVA. The MVA formula compares the interest rates credited at the time of investment to interest rates being credited when the withdrawal or transfer is made. The amount of any MVA depends on the rates that are currently being credited on the FPAs.

The GPV and GAV Benefits guarantee that beginning on the fifth contract anniversary, and on each subsequent contract anniversary until the contract ends or the owner takes a Full Annuitization, the contract value will be at least equal to an amount called the GPV or GAV from five years ago, reduced by subsequent withdrawals. The GPV and GAV are initially equal to the purchase payments received within 90 days of contract issue. The GPV is recalculated on each contract anniversary to equal the previous GPV adjusted for subsequent Purchase Payments and partial withdrawals. The GAV is recalculated on each contract anniversary to equal the greater of: a) the previous GAV adjusted for subsequent Purchase Payments and partial withdrawals, or b) the current contract value. The GPV and GAV Benefits do not provide any protection until the fifth and subsequent contract anniversaries, and the GAV does not lock in any investment gains until at least five years after they occur. The GWB guarantees a minimum level of income through partial withdrawals.

There was also an older version of the Allianz High Five L Contract. The Original Contract first became available in April 2005. The primary difference between the May 2007 Contract and the Original Contract is the length of the withdrawal charge period. The Original Contract had a three-year withdrawal charge period and the May 2007 Contract has a four-year withdrawal charge period.

M&E charges during the Accumulation Phase are as follows:

	Traditional GMDB	Enhanced GMDB
No Living Guarantees or Living Guarantees with the GPV Benefit	1.65%	1.85%
Living Guarantees with the GAV Benefit	1.75%	1.95%

The M&E charge during the Annuity Phase if the owner takes variable annuity payments is 1.65%.

The M&E charge and administrative charge for Allianz Valuemark II and Allianz Valuemark III can be summarized as follows:

Allianz Valuemark II was launched in January 1989 and sales were discontinued in June 1994. Allianz Valuemark III was launched in June 1994 and sales were discontinued in February 1997. The Allianz Valuemark II and Allianz Valuemark III Contracts automatically provided a death benefit of the contract value less any withdrawal charge or contract maintenance charge, or the greater of: a) total purchase payments less partial withdrawals increased by 5% each year, or b) the highest Contract Value from any sixth Contract Anniversary.

Charges during the Accumulation Phase and during the Annuity Phase if the owner takes variable annuity payments (includes a 0.15% administrative charge) are 1.40%.

60	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

The M&E charge and administrative charge for Allianz Valuemark IV can be summarized as follows:

The Allianz Valuemark IV Original Contract was launched in February 1997, and was replaced by the May 2003 Contract. For Original Contracts that did not have an Enhanced Death Benefit Endorsement (EDB Endorsement), the death benefit was the contract value. Before July 1999, Original Contracts with an EDB Endorsement included Death Benefit Option 1 (DB Option 1). If owners are age 80 or older, the death benefit under DB Option 1 is based on the greater of contract value or purchase payments less withdrawals. If owners are age 79 or younger, the death benefit under DB Option 1 is based on the contract value or the greater of: a) total purchase payments adjusted for partial withdrawals increased annually by 5%, or b) the highest contract value from any sixth contract anniversary. Beginning in July 1999, the owner could instead select Death Benefit Option 2 (DB Option 2). If owners are age 80 or older, the death benefit under DB Option 2 is based on the greater of contract value or purchase payments less withdrawals. If owners are age 79 or younger, the death benefit under DB Option 2 is based on the contract value or the greater of: a) total purchase payments less partial withdrawals, or b) the highest contract anniversary value. Beginning in November 2001, the owner could select for an additional charge the Earnings Protection GMDB where the death benefit is the greater of: a) current contract value, b) total purchase payments adjusted for partial withdrawals, or c) contract value plus an additional amount based on the owner’s age and the lesser of total purchase payments or contract value. The Original Contract also offered a choice of optional GMIBs for an additional charge. The GMIBs provide guaranteed minimum annuity payments during the Annuity Phase. GMIB Option 1 provided a GMIB value of the greater of: a) total purchase payments adjusted for partial withdrawals increased annually by 5%, or b) the highest contract value from any sixth contract anniversary. GMIB Option 2 provided a GMIB value of the greater of: a) total purchase payments adjusted for partial withdrawals, or b) the highest contract anniversary value.

Sales of the May 2003 Contract were discontinued in May 2007. The May 2003 Contract automatically provided a Traditional GMDB where the death benefit is based on the greater of contract value or total purchase payments adjusted for partial withdrawals. For an additional charge, the owner could instead select either the optional Enhanced GMDB, or the Earnings Protection GMDB. Under the Enhanced GMDB the death benefit is the current contract value or the greater of: a) the highest contract anniversary value, or b) total purchase payments adjusted for partial withdrawals increased annually by 3%. Under the Earnings Protection GMDB the death benefit is the current contract value or the greater of: a) total purchase payments adjusted for partial withdrawals, or b) contract value plus an additional amount based on the owner’s age and the lesser of total purchase payments or contract value. The May 2003 Contract also offered an optional Traditional GMIB for an additional charge where the GMIB value is total purchase payments adjusted for partial withdrawals.

Charges during the Accumulation Phase (includes a 0.15% administrative charge) are as follows:

	Original Contracts without a GMIB	Original Contracts with a GMIB	May 2003 Contracts without the Traditional GMIB	May 2003 Contracts with the Traditional GMIB
Without the EDB Endorsement	1.49%	1.79%	N/A	N/A
With DB Option 1 or DB Option 2	1.49%	1.79%	N/A	N/A
Traditional GMDB	N/A	N/A	1.75%	1.90%
Enhanced GMDB	N/A	N/A	2.05%	2.15%
Earnings Protection GMDB	1.59%	1.89%	2.05%	2.20%

The charges during the Annuity Phase if the owner takes variable annuity payments under the May 2003 Contract are 1.75%, and under the Original Contract the charges are 1.40%.

The M&E charge and administrative charge for Allianz Valuemark Income Plus can be summarized as follows:

Allianz Valuemark Income Plus was launched in July 1994, and sales were discontinued in May 2006. The Allianz Valuemark Income Plus was an immediate single payment annuity. The M&E Charges if the owner took variable annuity payments (includes a 0.15% administrative charge) are 1.40%.

The M&E charge for Allianz Vision can be summarized as follows:

The Allianz Vision Contract was launched in June 2007, and included the following optional benefits: Lifetime Plus Benefit, Quarterly Value Death Benefit, Bonus Option and Short Withdrawal Charge Option. In November 2007, Lifetime Plus II Benefit and the No Withdrawal Charge Option became available. In March 2008, Target Date Retirement Benefit became available. In July 2008, Lifetime Plus 10 Benefit became available. In January 2009, Target Date Retirement Benefit was replaced with Target Date 10 Benefit, Lifetime Plus Benefit was discontinued and the additional M&E charge for Lifetime Plus II and Lifetime Plus 10 Benefits increased. In March 2009, all optional benefits were discontinued except Bonus Option, Short Withdrawal Charge Option and Quarterly Value Death Benefit. In July 2009, No Withdrawal Charge Option again became available and Investment Protector and Income Protector also became available. Investment Protector was available from July 22, 2009 through October 16, 2016. Investment Protector and Income Protector have a separate rider charge based on the Target Value or Benefit Base, rather than an additional M&E charge. The Income Focus benefit was available from April 30, 2012 to April 24, 2015. Income Focus also has a separate rider charge based on the Total Income Value.

Allianz Vision Base Contract provides a Traditional Death Benefit or the owner can instead select Quarterly Value Death Benefit for an additional M&E charge, which locks in the highest contract value from any quarterly anniversary. For Contracts issued May 2, 2010 and after, the Quarterly Value Death Benefit also requires selection of an Additional Required benefit (Investment Protector, Income Protector, or one of the previously available Lifetime Benefits, Target Date Benefits or Income Focus). Beginning on April 29, 2013, both the Traditional Death Benefit and the Quarterly Value Death Benefit were revised to become first-to-die benefits based on the owner(s) named at issue. Changing ownership on these contracts can eliminate these death benefits. The Contract also allows the owner to select at issue for an additional M&E charge a Bonus Option that provides a 6% bonus on purchase payments received before the older owner reaches age 81 that is subject to a three year vesting schedule and increases the withdrawal charge period from seven years to nine years.

Prior to July of 2012, the Contract allowed the owner to select at issue, for an additional M&E charge, a Short Withdrawal Charge Option that shortened the withdrawal charge period from seven years to four years, or the No Withdrawal Charge Option that eliminated the withdrawal charge. The No Withdrawal Charge Option also required selection of an Additional Required Benefit. The No Withdrawal Charge and the Short Withdrawal Charge Options were discontinued in July 2012.

61	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Current M&E charges during the Accumulation Phase are as follows:

M&E Charges
Base Contract	1.40%
Additional Charges for Optional Benefits
Quarterly Value Death Benefit	0.30%
Bonus Option	0.30%
Short Withdrawal Charge Option	0.25%
No Withdrawal Charge Option	0.35%
Target Date 10 Benefit	0.55%
Target Date Retirement Benefit	0.40%
Lifetime Plus Benefit (no qualifying event, or declined M&E charge increase)(1)
Single Lifetime Plus Payments	0.70%
Joint Lifetime Plus Payments	0.85%
Lifetime Plus II Benefit and Lifetime Plus 10 Benefit (riders issued 1/26/2009 and after, no qualifying event, or declined M&E charge increase) (1)
Single Lifetime Plus Payments	0.95%
Joint Lifetime Plus Payments	1.10%
Lifetime Plus II Benefit and Lifetime Plus 10 Benefit (riders issued before 1/26/2009, no qualifying event, or declined M&E charge increase) (1)
Single Lifetime Plus Payments (2)	0.80%
Joint Lifetime Plus Payments (3)	0.95%
Lifetime Plus Benefit, Lifetime Plus II Benefit and Lifetime Plus 10 Benefit (had a qualifying event and accepted M&E charge increase)
Single Lifetime Plus Payments (4)	1.20%
Joint Lifetime Plus Payments (5)	1.35%

(1)

A qualifying event is the reset of a Lifetime Benefit’s annual increase, or an automatic annual Lifetime Plus Payment increase, that occurred on or after 4/29/2013. For an annual payment increase, the additional M&E charge does not change until the next fifth Benefit Anniversary.

(2)	On the Benefit Date the current M&E charge reduces to 0.70%. (3) On the Benefit Date the current M&E charge reduces to 0.85%.
(4)	For Lifetime Plus II Benefit and Lifetime Plus 10 Benefit riders issued before 1/26/2009, on the Benefit Date the current M&E charge reduces to 1.10%.
(5)	For Lifetime Plus II Benefit and Lifetime Plus 10 Benefit riders issued before 1/26/2009, on the Benefit Date the current M&E charge reduces to 1.25%.

The M&E charges during the Annuity Phase if the owner takes variable annuity payments are 1.40% for a Contract without the Bonus Option, and 1.70% for a Contract with the Bonus Option.

The M&E charge for Allianz Connections can be summarized as follows:

The original Allianz Connections was launched in November 2007, and sales were discontinued in August 2009. The original version included the optional Lifetime Plus II Benefit and Quarterly Value Death Benefit. In July 2008, Short Withdrawal Charge Option, No Withdrawal Charge Option, Target Date Retirement Benefit and Lifetime Plus 10 Benefit became available. In January 2009, the Target Date Retirement Benefit was replaced with Target Date 10 Benefit and the additional M&E charge for Lifetime Plus II and Lifetime Plus 10 Benefits increased. In March 2009, all optional benefits were discontinued except Short Withdrawal Charge Option and Quarterly Value Death Benefit. In May 2011, a new version of Connections was launched. This version included the Short Withdrawal Charge Option, No Withdrawal Charge Option, Quarterly Value Death Benefit, Income Protector and Investment Protector. Investment Protector was available from July 22, 2009 through October 16, 2016. Investment Protector and Income Protector have a separate rider charge based on the Target Value or Benefit Base, rather than an additional M&E charge. The Income Focus benefit was available from April 30, 2012 to April 24, 2015. Income Focus also has a separate rider charge based on the Total Income Value.

Both versions of the Allianz Connections Base Contract provide a Traditional Death Benefit or the owner could instead select Quarterly Value Death Benefit for an additional M&E charge, which locked in the highest contract value from any quarterly anniversary. For contracts issued May 2, 2011 and after, the Quarterly Value Death Benefit required selection of an Additional Required Benefit (Investment Protector, Income Protector, or one of the previously available Lifetime Benefits, Target Date Benefits or Income Focus). Beginning on April 29, 2013, both the Traditional Death Benefit and the Quarterly Value Death Benefit were revised to become first-to-die benefits based on the owner(s) named at issue. Changing ownership on these contracts can eliminate these death benefits. Prior to July 2012, the Contracts allowed the owner to select at issue for an additional M&E charge a Short Withdrawal Charge Option that shortened the withdrawal charge period from seven years to four years, or a No Withdrawal Charge Option that eliminated the withdrawal charge. The No Withdrawal Charge Option required selection of an Additional Required Benefit. The No Withdrawal Charge and the Short Withdrawal Charge Options were discontinued in July 2012.

62	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Current M&E charges during the Accumulation Phase are as follows:

M&E Charges
Base Contract	1.15%
Additional Charges for Optional Benefits
Quarterly Value Death Benefit	0.30%
Short Withdrawal Charge Option	0.45%
No Withdrawal Charge Option	0.60%
Target Date 10 Benefit	0.55%
Target Date Retirement Benefit	0.40%
Lifetime Plus II Benefit and Lifetime Plus 10 Benefit (riders issued 1/26/2009 and after, no qualifying event, or declined M&E charge increase) (1)
Single Lifetime Plus Payments	0.95%
Joint Lifetime Plus Payments	1.10%
Lifetime Plus II Benefit and Lifetime Plus 10 Benefit (riders issued before 1/26/2009, no qualifying event, or declined M&E charge increase) (1)
Single Lifetime Plus Payments (2)	0.80%
Joint Lifetime Plus Payments (3)	0.95%
Lifetime Plus II Benefit and Lifetime Plus 10 Benefit (had a qualifying event and accepted M&E charge increase)
Single Lifetime Plus Payments (4)	1.20%
Joint Lifetime Plus Payments (5)	1.35%

(1)

A qualifying event is the reset of a Lifetime Benefit’s annual increase, or an automatic annual Lifetime Plus Payment increase, that occurred on or after 4/29/2013. For an annual payment increase, the additional M&E charge does not change until the next fifth Benefit Anniversary.

(2)	On the Benefit Date the current M&E charge reduces to 0.70%.
(3)	On the Benefit Date the current M&E charge reduces to 0.85%.
(4)	For Lifetime Plus II Benefit and Lifetime Plus 10 Benefit riders issued before 1/26/2009, on the Benefit Date the current M&E charge reduces to 1.10%.
(5)	For Lifetime Plus II Benefit and Lifetime Plus 10 Benefit riders issued before 1/26/2009, on the Benefit Date the current M&E charge reduces to 1.25%.

The M&E charge during the Annuity Phase if the owner takes variable annuity payments is 1.15%.

Allianz Retirement Pro can be summarized as follows:

Allianz Retirement Pro was launched in January 2011, and sales were discontinued in April of 2015. The contract offers the Base Account which provides tax deferral and a larger selection of Investment Options and the Income Advantage Account for those who want a protected value than can be used for guaranteed lifetime withdrawals (Income Advantage Payments), and has a guaranteed death benefit (Income Advantage Death Benefit). The Accounts are subject to fees that are computed and assessed differently. There is no withdrawal charge for this contract.

A Base Account fee applies if the owner allocates to the Base Account and is calculated and accrued on a daily basis, at an annualized rate of 0.30% of the Base Account Investment Options’ net asset value.

Allianz Retirement Advantage can be summarized as follows:

Allianz Retirement Advantage was launched in September 2012, and sales were discontinued in April of 2014. The contract automatically includes the Retirement Protection Account. At issue the owner also selects either the Heritage Account, or Portfolio Choice Account (available only on Non-Qualified Contracts). The Retirement Protection Account is designed for those who want a protected value that can be used for guaranteed lifetime withdrawals (Lifetime Income Payments) until annuitization, and a guaranteed death benefit (Quarterly Value Death Benefit). The Portfolio Choice Account offers a variety of standard features including multiple variable investment options and annuitization options, systematic withdrawals, and dollar cost averaging. The Heritage Account is designed for those who want a guaranteed death benefit (Heritage Death Benefit). The Accounts are subject to fees that are computed and assessed differently. There is no withdrawal charge for this contract.

A Portfolio Choice Account fee applies if the owner allocates to the Portfolio Choice Account. The fee is calculated and accrued on a daily basis, at an annualized rate of 0.30% of the Portfolio Choice Account Investment Options’ net asset value.

Allianz Index Advantage can be summarized as follows:

Allianz Index Advantage was launched in September 2013. The contract is a flexible purchase payment variable and index-linked deferred annuity contract, which offers both variable investment allocation options and index-linked investment allocation options. Purchase payments can be allocated to any or all of the variable options or index options. The Contract also offers various standard annuity features, including multiple fixed annuitization options, a free withdrawal privilege, and a guaranteed death benefit. The Contract has a six-year withdrawal charge period. Allianz Index Advantage has an annualized product fee, instead of net asset value based fee.

If purchase payments are allocated to the index options, the contractholder receives annual returns (credits), on each index anniversary, based on the performance of one or more nationally recognized securities indices. The index options do not involve an indirect investment in any underlying fund. Instead, the credits are an obligation of Allianz Life, and these credits are calculated by Allianz Life based on annual changes in the index’s value. Credits may be positive, zero, or, in some instances, negative, depending on the index option selected. With the index options, a credit calculation method must be selected. The credit calculation methods offered at launch were the Index Protection Strategy and the Index Performance Strategy. In August 2015 the Index Guard Strategy became available. All crediting methods provide a combination of a level of protection against negative Index performance, and also a limitation on participation in positive index performance.

63	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

The Index Protection Strategy provides a Declared Protection Strategy Credit (DPSC) if the change in index value from one year to the next is greater than or equal to zero. If the change in value is negative, a positive credit is not allocated, but a negative credit is also not allocated. The Index Performance Strategy and Index Guard Strategy provide a different form of credit calculation. A positive performance credit is allocated based on a positive index return, subject to an upper limit called the cap. If the Index Return is negative, the owner may receive a negative performance credit under the Index Performance Strategy if the loss is greater than a specified percentage called the buffer. Under the Index Guard Strategy, the owner receives a negative performance credit if the index return is negative, but the negative credit will never be less than the floor. The DPSC and caps are subject to an annual adjustment by Allianz Life. The buffers and floors are established on the contract issue date and cannot be changed. Buffers and floors for newly issued contracts and any changes to the DPSC and caps are published on Allianz Life’s website seven calendar days before they take effect.

Contract Based Expenses

A contract maintenance charge is deducted annually from each deferred annuity contract by liquidating subaccount units at the end of the contract year and at the time of full surrender. During the Annuity Phase, a portion of this charge is deducted from each annuity payment. The amount of the charge is $30 each year for Allianz Valuemark II and III, and Allianz Valuemark IV contracts; $40 for Allianz Alterity, Allianz Charter, Allianz Dimensions, Allianz High Five, Allianz High Five Bonus, Allianz High Five L and Allianz Rewards contracts, $50 for Allianz Charter II, Allianz Elite, Allianz Connections, Allianz Vision and Allianz Index Advantage contracts; and $75 for Allianz Retirement Pro and Allianz Retirement Advantage. There is no separate contract maintenance charge for Allianz Custom Income and Allianz Valuemark Income contracts. The contract maintenance charge is not assessed if the Contract Value is at least $100,000 for Allianz Alterity, Allianz Charter, Allianz Elite, Allianz Valuemark II and Allianz Valuemark III, Allianz Vision, Allianz Connections, Allianz Retirement Pro, Allianz Retirement Advantage and Allianz Index Advantage contracts; $75,000 for Allianz Rewards, Allianz Charter II, Allianz High Five, Allianz High Five Bonus and Allianz High Five L contracts; and $50,000 for Allianz Dimensions and Allianz Valuemark IV contracts. Contract maintenance charges paid by the owners during the years ended December 31, 2016 and 2015, were $6,149,000 and $6,123,000, respectively. These charges are reflected in the Statements of Changes in Net Assets as contract maintenance charges.

A rider charge is deducted quarterly during the Accumulation Phase for each Allianz Vision and Allianz Connections contract with Investment Protector, Income Protector, or Income Focus. Investment Protector is designed for persons who are concerned about market fluctuations and want the benefit of a level of protection for the principal invested regardless of how the market performs. The Investment Protector accomplishes this by periodically locking in a portion of any anniversary investment gains effective as of a future date. To realize this benefit, the owner must continue to hold the Contract until the future date. Income Protector is designed for those who want both a guaranteed level of lifetime income (called Lifetime Plus Payments) that can begin shortly after selection of the benefit if certain age restrictions are met, and continued access to both contract value and a death benefit for a period of time.

Income Focus provides guaranteed lifetime income called Income Focus Payments (which are similar to Lifetime Plus Payments) that can begin from age 60 to age 90. Income Focus Payments are calculated by multiplying each Income Value (all Purchase Payments received in a specific time period) by its Income Value Percentage. Income Value Percentages can potentially receive a 1% Performance Increase each year if the Contract Value increases.

64	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

The rider charge is an annualized rate that is calculated and accrued on a daily basis as a percentage of the Target Value under Investment Protector, a percentage of the Benefit Base under Income Protector, or as a percentage of the Total Income Value under Income Focus. The rider charge is calculated daily beginning on the day after the rider effective date. The rider charge is assessed quarterly and deducted for each quarter by liquidating subaccount units on the earlier of the following: at the end of the last business day immediately before the quarterly anniversary; or when the final rider charge is deducted. The rider charge reduces the contract value (and bonus value, if applicable), but not any of the guaranteed values under the optional benefits (for example, it does not reduce the Target Value or Benefit Base).

Vision	Rider Charges
Investment Protector (08.09)	1.15%
Investment Protector (05.10)	1.25%
Investment Protector (01.12 through 10.16)	1.30%
Income Protector (08.09, 05.10 and 05.11)
Single Lifetime Plus Payments	1.55%
Joint Lifetime Plus Payments	1.70%
Income Protector (01.12 and 05.12)
Single Lifetime Plus Payments	1.60%
Joint Lifetime Plus Payments	1.60%
Income Protector (07.12)
Single Lifetime Plus Payments	1.10%
Joint Lifetime Plus Payments	1.10%
Income Protector (10.12)
Single Lifetime Plus Payments	1.20%
Joint Lifetime Plus Payments	1.20%
Income Protector (04.15)
Single Lifetime Plus Payments	1.40%
Joint Lifetime Plus Payments	1.40%
Income Focus
Single Income Focus Payments	1.30%
Joint Income Focus Payments	1.30%

Connections	Rider Charges
Investment Protector (01.11)	1.30%
Investment Protector (01.12 through 10.16)	1.35%
Income Protector (05.11)
Single Lifetime Plus Payments	1.60%
Joint Lifetime Plus Payments	1.75%
Income Protector (01.12 and 05.12)
Single Lifetime Plus Payments	1.60%
Joint Lifetime Plus Payments	1.60%
Income Protector (07.12)
Single Lifetime Plus Payments	1.10%
Joint Lifetime Plus Payments	1.10%
Income Protector (10.12)
Single Lifetime Plus Payments	1.20%
Joint Lifetime Plus Payments	1.20%
Income Protector (04.15)
Single Lifetime Plus Payments	1.40%
Joint Lifetime Plus Payments	1.40%
Income Focus
Single Income Focus Payments	1.30%
Joint Income Focus Payments	1.30%
An Income Advantage Account fee is deducted quarterly during the Accumulation and Income Phases for Allianz Retirement Pro contracts if money is allocated to the Income Advantage Account. The Income Advantage Account provides a protected value that can be used for guaranteed lifetime withdrawals (Income Advantage Payments), and has a guaranteed death benefit (Income Advantage Death Benefit). The Income Advantage Account fee is an annualized rate that is calculated and accrued on a daily basis as a percentage of the Benefit Base. The fee is calculated daily beginning on the day after the money is allocated to the Income Advantage Account. The fee is assessed quarterly and deducted for each quarter by liquidating subaccount units on the earlier of the following: at the end of the last business day immediately before the quarterly anniversary; or when the final fee is deducted. The Income Advantage Account fee reduces the contract value, but not the guaranteed values, such as the Benefit Base. The current fee is 1.00% for single Income Advantage Payments and 1.15% for joint Income Advantage Payments.

65	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

A Retirement Protection Account fee is deducted during the Accumulation and Income Phases for Allianz Retirement Advantage contracts if money is allocated to the Retirement Protection Account. The Retirement Protection Account provides a protected value than can be used for guaranteed lifetime withdrawals (Lifetime Income Payments), and has a guaranteed death benefit (Quarterly Value Death Benefit). If money is allocated to the Heritage Account, a Heritage Account fee is deducted during the Accumulation Phase. The Heritage Account provides a guaranteed death benefit (Heritage Death Benefit). These fees are calculated daily beginning on the day money is allocated to the Account. These fees are assessed quarterly and deducted for each quarter by liquidating subaccount units on the earlier of the following: at the end of the last business day immediately before the quarterly anniversary; or when the final fee is deducted. These fees reduce the contract value, but not the guaranteed values, such as the Benefit Base or Heritage Base. The current Retirement Protection Account fee, calculated and accrued on a daily basis as a percentage of the Benefit Base, is 1.00% for single Lifetime Income Payments and 1.15% for joint Lifetime Income Payments. The current Heritage Account fee, calculated and accrued on a daily basis as a percentage of the Heritage Base, is 0.80%.

A product fee is deducted during the Accumulation Phase for Allianz Index Advantage contracts. The product fee is an annualized rate of 1.25%, calculated and accrued on a daily basis as a percentage of the Charge Base. The Charge Base is the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary) adjusted for subsequent Purchase Payments and withdrawals. The product fee is not assessed during the annuity phase. The product fee is calculated daily beginning on the day after the issue date. The fee is assessed quarterly and deducted for each quarter by liquidating subaccount units on the earlier of the following: at the end of the last business day immediately before the quarterly anniversary; or when the final fee is deducted. The product fee reduces the contract value, but not the guaranteed values, such as the Traditional Death Benefit.

Total rider fees and product fees paid by owners during the years ended December 31, 2016 and 2015 were $214,404,000 and $196,186,000, respectively.

A withdrawal charge is deducted during the Accumulation Phase at the time of withdrawal on Allianz Alterity, Allianz Charter II, Allianz Dimensions, Allianz Elite, Allianz Connections, Allianz High Five, Allianz High Five Bonus, Allianz High Five L, Allianz Rewards, Allianz Valuemark II, Allianz Valuemark III, Allianz Valuemark IV, Allianz Vision, and Allianz Index Advantage deferred annuity contracts. There are no withdrawal charges associated with the Allianz Valuemark Income Plus, Allianz Charter, Allianz Retirement Pro or Allianz Retirement Advantage contracts. If the withdrawal is a partial withdrawal, the charge is deducted from the contract value by liquidating subaccount units. If the withdrawal is a full withdrawal, the charge is deducted from the amount withdrawn. The amount of the withdrawal charge is shown below. Allianz Alterity and Allianz Dimensions use the number of complete contract years since a purchase payment was received to determine the withdrawal charge percentage; all other products use the number of complete calendar years since a purchase payment was received. In certain states, the withdrawal charge may be different than what is indicated in the following table.

Withdrawal charges are as follows:

Complete Years Since Payment	Allianz Alterity(1)	Allianz Connections(2&7)	Allianz High Five	Allianz High Five Bonus(3)	Allianz High Five L(4)	Allianz Rewards(5)	Allianz Vision(6)	Allianz Index Advantage(7)
0	7%	8.5%	8%	8.5%	8.5%	8.5%	8.5%	8.5%
1	6%	8.5%	8%	8.5%	7.5%	8.5%	8.5%	8%
2	5%	7.5%	7%	8.5%	5.5%	8.5%	7.5%	7%
3	4%	6.5%	6%	8%	3%	8.5%	6.5%	6%
4	3%	5%	5%	7%	0%	8%	5%	5%
5	2%	4%	4%	6%	0%	7%	4%	4%
6	0%	3%	3%	5%	0%	6%	3%	0%
7	0%	0%	0%	4%	0%	5%	0%	0%
8	0%	0%	0%	3%	0%	4%	0%	0%
9	0%	0%	0%	0%	0%	3%	0%	0%
10 +	0%	0%	0%	0%	0%	0%	0%	0%

(1)	This is the withdrawal charge for the Current Contract and the May 2003 Contract. The withdrawal charge for the Original Contract is six years, and the charge is 7.0%, 6.0%, 5.0%, 4.0%, 3.0%, and 0%.
(2)

This is the withdrawal charge for the Base Contract. The withdrawal charge for the Contract with the Short Withdrawal Charge Option is 8.5%, 7.5%, 5.5%, 3.0%, and 0%. There is no withdrawal charge for a Contract with the No Withdrawal Charge Option.

(3)

This is the withdrawal charge for the Current Contract. The withdrawal charge for the Original Contract and the May 2005 Contract is ten years and the charge is 8.5%, 8.5%, 8.5%, 8.5%, 8%, 7.0%, 6.0%, 5.0%, 4.0%, 3.0%, and 0%.

(4)	This is the withdrawal charge for the May 2007 Contract. The withdrawal charge for the Original Contract is three years, and the charge is 8.0%, 7.0%, 5.0%, and 0%.
(5)	In Connecticut and New Jersey, the withdrawal charge is 8.5%, 8.5%, 8.0%, 7.0%, 6.0%, 5.0%, 4.0%, 3.0%, 2.0%, 1.0%, and 0.0% for the time periods referenced.
(6)

This is the withdrawal charge for the Base Contract in all states except Mississippi. For Base Contracts issued in Mississippi, the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4%, 3% and 0% for the time periods referenced. The withdrawal charge for the Contract with the Bonus Option in all states except Mississippi is 8.5%, 8.5%, 8.5%, 8.0%, 7.0%, 6.0%, 5.0%, 4.0%, 3.0%, and 0%. For Bonus Option Contracts issued in Connecticut, the withdrawal charge is 8.5%, 8.5%, 8%, 7%, 6%, 5%, 4%, 3%, 2% and 0% for the time periods referenced. For Bonus Option Contracts issued in Mississippi, the withdrawal charge is 8.0%, 8.0%, 8.0%, 8.0%, 7.0%, 6.0%, 5.0%, 3.5%, 1.5% and 0% for the time periods referenced. The withdrawal charge for the Contract with the Short Withdrawal Charge Option is 8.5%, 7.5%, 5.5%, 3.0%, and 0%. There is no withdrawal charge for a Contract with the No Withdrawal Charge Option. For Contracts issued in Florida on or after January 1, 2011, the total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn.

(7)

In Florida, the total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn. In Iowa and Pennsylvania the withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for the time periods referenced. In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.

66	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

Complete Years Since Payment	Allianz Valuemark II	Allianz Valuemark III	Allianz Valuemark IV	Allianz Elite(8)	Allianz Charter II	Allianz Dimensions	Allianz Custom Income
0	5%	6%	6%	8.5%	8%	8%	8%
1	5%	5%	6%	8.5%	7%	7%	8%
2	4%	4%	6%	7.5%	0%	7%	7%
3	3%	3%	5%	6.5%	0%	6%	6%
4	1.5%	1.5%	4%	5%	0%	5%	5%
5	0%	0%	3%	4%	0%	4%	4%
6	0%	0%	2%	3%	0%	3%	3%
7	0%	0%	0%	0%	0%	0%	0%
8	0%	0%	0%	0%	0%	0%	0%
9	0%	0%	0%	0%	0%	0%	0%
10 +	0%	0%	0%	0%	0%	0%	0%

(8)	This is the withdrawal charge for the Base Contract. The withdrawal charge for the Contract with the Short Withdrawal Charge Option is 8.5%, 7.5%, 5.5%, 3.0%, and 0%.

Total withdrawal charges paid by owners during the years ended December 31, 2016 and 2015, were $14,072,763 and $17,558,375, respectively.

Allianz Dimensions, Allianz Valuemark IV, Allianz Elite, Allianz Alterity, Allianz High Five, Allianz Vision, Allianz Connections, and Allianz Index Advantage all include a waiver of withdrawal charge benefit, as permitted by state law, for nursing home confinement and/or diagnosis of a terminal illness.

A free withdrawal privilege (or partial withdrawal privilege) is available that allows owners to withdraw a portion of their total purchase payments each year during the Accumulation Phase without incurring a withdrawal charge under the Allianz Valuemark II and III, Allianz Valuemark IV, Allianz Alterity, Allianz Rewards, Allianz High Five Bonus, Allianz High Five, Allianz High Five L, Allianz Dimensions, Allianz Elite, Allianz Vision, Allianz Connections, Allianz Index Advantage, and Allianz Custom Income contracts that do not include the TIP. The amount that can be withdrawn differs between the contracts. For Allianz Valuemark II and III each year the owner can withdraw 15% of total purchase payments, less any previous withdrawals taken during the year that were not subject to a withdrawal charge. For Allianz Valuemark IV, each year the owner can withdraw 15% of the previous contract anniversaries contract value, less any previous withdrawals taken during the current year that were not subject to a withdrawal charge. For Allianz Dimensions, each year during the first five contract years the owner can withdraw up to 10% of total purchase payments, and the owner can withdraw up to 20% of total purchase payments each year after that. For Allianz Alterity, each year the owner can withdraw 12% of total purchase payments, less any previous withdrawals taken during the year that were not subject to a withdrawal charge. For Allianz Rewards and Allianz High Five Bonus, each year the owner can withdraw 10% of total purchase payments, not including any bonus, less any previous withdrawals taken during the year that were not subject to a withdrawal charge. For Allianz High Five and Allianz Vision, each year the owner can withdraw 12% of total purchase payments, less any amount previously withdrawn under the partial withdrawal privilege in the same year. For Allianz Elite, Allianz Custom Income, Allianz High Five L, Allianz Connections, and Allianz Index Advantage, each year the owner can withdraw up to 10% of total purchase payments, less any amount previously withdrawn under the partial withdrawal privilege in the same year.

On Allianz Alterity and Allianz Rewards, under annuity options 2 or 4, partial liquidations of up to 75% of the total liquidation value (less any previously liquidated amounts) are available during the lifetime of the annuitant(s), while the number of variable traditional annuity payments made is less than the guaranteed number of payments selected. On Allianz High Five Original Contracts, Allianz Charter II and Allianz Dimensions, under annuity options 2 or 4, partial liquidations of up to 75% of the total liquidation value (less any previously liquidated amounts) are available once each year beginning five years after the income date during the lifetime of the annuitant(s), while the number of variable traditional annuity payments made is less than the guaranteed number of payments selected.

On Allianz Valuemark Income Plus, under annuity options 2 or 4, partial liquidations of up to 75% of the total withdrawal value (less any previously liquidated amounts) are available once each year after the first contract year during the lifetime of the annuitant(s), while the number of variable traditional annuity payments made is less than the guaranteed number of payments selected. On Allianz Valuemark Income Plus under annuity option 6, owners may also take a liquidation once each year after the first contract year of up to 100% of the total withdrawal value (less any previously liquidated amounts). The total liquidation value (or total withdrawal value) is equal to the present value of the remaining guaranteed variable traditional annuity payments, to the end of the guaranteed period, using the selected assumed investment rate as the interest rate for the present value calculation, less a commutation fee.

Commutation fee during the Annuity Phase under annuity option 2, 4 or 6 are as follows:

Complete Years Since Income Date	Allianz Alterity	Allianz Rewards	Allianz High Five Original Contracts	Allianz Charter II	Allianz Dimensions	Allianz Valuemark Income Plus
0	5%	7%	N/A	N/A	N/A	5%
1	4%	6%	N/A	N/A	N/A	5%
2	3%	5%	N/A	N/A	N/A	4%
3	2%	4%	N/A	N/A	N/A	3%
4	1%	3%	N/A	N/A	N/A	2%
5	1%	2%	4%	4%	7%	1%
6	1%	1%	3%	3%	6%	1%
7	1%	1%	2%	2%	5%	1%
8	1%	1%	1%	1%	4%	1%
9	1%	1%	1%	1%	3%	1%
10	1%	1%	1%	1%	2%	1%
11+	1%	1%	1%	1%	1%	1%

67	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

On Allianz Alterity and Allianz High Five Original Contracts, a withdrawal charge is deducted for liquidations taken during the Annuity Phase under annuity option 6. On Allianz Alterity and Allianz High Five Original Contracts, 100% of the total liquidation value is available annually and the withdrawal charge is based on the number of contract years since the payment was received. On Allianz Dimensions, a withdrawal charge is deducted for liquidations taken during the Annuity Phase under annuity option 6. On Allianz Dimensions, 100% of the total liquidation value is available annually beginning on the fifth Contract Anniversary.

Withdrawal charge during the Annuity Phase under annuity option 6 are as follows:

Complete Years Since Payment/ Issue Date	Allianz Alterity	Allianz High Five Original Contracts	Allianz Dimensions
0	7%	8%	N/A
1	6%	8%	N/A
2	5%	7%	N/A
3	4%	6%	N/A
4	3%	5%	N/A
5	0%	4%	4%
6	0%	3%	3%
7+	0%	0%	0%

Currently, twelve free transfers are permitted each contract year. Thereafter, the fee is $25 per transfer for all products (or 2% of the amount transferred, if less, for Allianz Valuemark II, Allianz Valuemark III, Allianz Valuemark IV, and Allianz Charter). The transfer fee is deducted by liquidating subaccount units. The following transfers do not count against any free transfers allowed and are not subject to a transfer fee: dollar cost averaging transfers; flexible rebalancing transfers; GAV or GPV Transfers under any High Five Living Guarantees; transfers between the variable and index options or reallocation of Index Option Value among the index options for Allianz Index Advantage; automatic quarterly rebalancing transfers for Target Date Benefits, Lifetime Benefits, Investment Protector, Income Protector or Income Focus on Allianz Vision and Allianz Connections; automatic quarterly rebalancing transfers for the Income Advantage Account on Allianz Retirement Pro; or automatic quarterly rebalancing transfers for the Heritage Account or Retirement Protection Account on Allianz Retirement Advantage. Transfer fees paid by owners during the years ended December 31, 2016 and 2015, were $1,750 and $2,725, respectively. Net transfers (to)/from the general account during the years ended December 31, 2016 and 2015, were ($1,046,737,000) and ($431,554,000), respectively.

Allianz Dimensions has an optional Increased Annuity Payment Benefit that carries an additional charge per $100 of the basic annuity payment, depending on the annuitant’s age and gender; the maximum charge ranges from $0.95 to $9.97. Allianz Dimensions also offered optional Guaranteed Value Protection Benefits (GVPs), which provided either the Guaranteed Principal Protector Benefit or the Guaranteed Performance Accumulator Benefit. During the Accumulation Phase, the GVPs carry an additional charge based on the contract anniversary value that is deducted on the last day of each contract year. If the Dimensional Asset Allocation Model requirements are met, the GVP charge will not be more than 2% for the first ten contract years; otherwise, the GVP charge will not be more than 3% for the first ten contract years. On and after the tenth contract anniversary, the GVP charge can be increased to 5%.

Premium taxes or other taxes payable to a state or other governmental entity may be assessed based on Purchase Payments or amounts applied to Annuity Payments. Allianz Life Insurance Company is responsible for paying these taxes. The Annuity Contract may indicate that the Company deducts this tax from the client’s Contract Value. Currently, the Company does not deduct this tax from the client contracts, although the Company reserves the right to do so in the future.

A rescission is defined as a contract that is returned to the Company by the contractholder and canceled within the free-look period, which is generally 10 days.

Additional Purchase Payments

In September 2012, the option to submit additional Purchase Payments to Allianz Contracts available under Allianz Life Variable Account B was discontinued except for: Retirement Pro; Retirement Advantage, Connections and Vision Contracts issued in Connecticut, Florida, or New Jersey; and Connections and Vision Contracts issued on or after August 17, 2009.

3. FEDERAL INCOME TAXES

Operations of the Variable Account form a part of Allianz Life, which is taxed as a life insurance company under the Internal Revenue Code (the Code). Under current law, no federal income taxes are payable with respect to the Variable Account. Under the principles set forth in Internal Revenue Service Ruling 81-225 and Section 817(h) of the Code and regulations thereunder, the Company understands that it will be treated as owner of the assets invested in the Variable Account for federal income tax purposes, with the result that earnings and gains, if any, derived from those assets will not be included in an annuitant’s gross income until amounts are received pursuant to an annuity.

68	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

4. PURCHASES AND SALES OF INVESTMENTS (IN THOUSANDS)

The cost of purchases and proceeds from sales of investments for the year or periods ended December 31, 2016, are as follows:

	Cost of Purchases	Proceeds from Sales
Alger American Capital Appreciation Portfolio	$4	$1,977
Alger American LargeCap Growth Portfolio	28	2,680
Alger American MidCap Growth Portfolio	—	2,295
Alger American SmallCap Growth Portfolio	6	334
Allianz NFJ Dividend Value VIT Portfolio	2,777	1,399
AZL Balanced Index Strategy Fund	85,596	86,993
AZL BlackRock Capital Appreciation Fund	67,394	422,228
AZL Boston Company Research Growth Fund	69,388	212,228
AZL DFA Multi-Strategy Fund	443,928	213,233
AZL Emerging Markets Equity Index Fund Class 1	382	3,322
AZL Emerging Markets Equity Index Fund Class 2	19,069	36,340
AZL Enhanced Bond Index Fund	26,736	11,318
AZL Federated Clover Small Value Fund	35,508	247,546
AZL Gateway Fund	26,657	24,254
AZL Global Equity Index Fund	1,444	1,316
AZL Government Money Market Fund	721,674	764,940
AZL International Index Fund Class 1	121,411	5,178
AZL International Index Fund Class 2	493,669	37,463
AZL Invesco Growth and Income Fund	68,112	237,318
AZL Invesco International Equity Fund	49,548	257,520
AZL JPMorgan International Opportunities Fund	31,553	257,361
AZL JPMorgan U.S. Equity Fund	75,170	235,466
AZL MetWest Total Return Bond Fund	22,552	8,861
AZL MFS Investors Trust Fund	68,302	229,329
AZL MFS Mid Cap Value Fund	32,731	143,439
AZL MFS Value Fund	89,650	311,289
AZL Mid Cap Index Fund Class 1	47,515	1,461
AZL Mid Cap Index Fund Class 2	448,519	62,263
AZL Moderate Index Strategy Fund	103,541	188,522
AZL Morgan Stanley Global Real Estate Fund Class 1	25,694	834
AZL Morgan Stanley Global Real Estate Fund Class 2	68,113	21,772
AZL Multi-Manager Mid Cap Growth Fund	42,910	303,769
AZL MVP Balanced Index Strategy Fund	79,929	41,997
AZL MVP BlackRock Global Strategy Plus Fund	81,960	76,519
AZL MVP DFA Multi-Strategy Fund	29,941	8,797
AZL MVP Fusion Dynamic Balanced Fund	134,171	183,105
AZL MVP Fusion Dynamic Conservative Fund	81,673	71,540
AZL MVP Fusion Dynamic Moderate Fund	260,705	294,977
AZL MVP Fusion Growth Fund	48,627	719,076
AZL MVP Growth Index Strategy Fund	856,654	131,756
AZL MVP Moderate Index Strategy Fund	65,500	67,679
AZL MVP Pyramis Multi-Strategy Fund	30,696	36,031
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	218,538	46,069
AZL Oppenheimer Discovery Fund	56,199	145,838
AZL Pyramis Multi-Strategy Fund	27,765	84,802
AZL Pyramis Total Bond Fund Class 1	24,731	900
AZL Pyramis Total Bond Fund Class 2	215,746	42,690

69	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Cost of Purchases	Proceeds from Sales
AZL Russell 1000 Growth Index Fund Class 1	$46,122	$1,784
AZL Russell 1000 Growth Index Fund Class 2	618,425	29,322
AZL Russell 1000 Value Index Fund Class 1	164,534	6,762
AZL Russell 1000 Value Index Fund Class 2	520,124	26,300
AZL S&P 500 Index Fund	548,985	155,055
AZL Small Cap Stock Index Fund Class 1	48,878	1,850
AZL Small Cap Stock Index Fund Class 2	411,062	61,698
AZL T. Rowe Price Capital Appreciation Fund	132,338	117,228
BlackRock Equity Dividend V.I. Fund	208	134
BlackRock Global Allocation V.I. Fund	69,766	271,078
ClearBridge Variable Aggressive Growth Portfolio	200	587
Columbia Variable Portfolio – Select Smaller-Cap Value Fund	564	47,089
Columbia Variable Portfolio – Seligman Global Technology Fund	329	167
Davis VA Financial Portfolio	8,321	12,788
Davis VA Real Estate Portfolio	15	86
Davis VA Value Portfolio	766	50,154
Dreyfus VIF Appreciation Portfolio	21	82
Eaton Vance VT Floating-Rate Income Fund	502	796
Fidelity VIP Emerging Markets Portfolio	430	287
Fidelity VIP FundsManager 50% Portfolio	5,503	5,871
Fidelity VIP FundsManager 60% Portfolio	27,084	33,671
Fidelity VIP Mid Cap Portfolio	1,671	228
Fidelity VIP Strategic Income Portfolio	696	360
Franklin Founding Funds Allocation VIP Fund	20,757	30,586
Franklin Global Real Estate VIP Fund	3,705	98,021
Franklin Growth and Income VIP Fund	20,975	198,994
Franklin High Income VIP Fund	40,414	258,362
Franklin Income VIP Fund	226,464	262,185
Franklin Large Cap Growth VIP Fund	4,267	122,004
Franklin Mutual Shares VIP Fund	83,639	118,855
Franklin Rising Dividends VIP Fund	38,474	41,931
Franklin Small Cap Value VIP Fund	8,493	54,772
Franklin Small-Mid Cap Growth VIP Fund	12,778	109,429
Franklin Strategic Income VIP Fund	104	615
Franklin U.S. Government Securities VIP Fund	122,818	151,017
Invesco V.I. American Franchise Fund	414	4,486
Invesco V.I. American Value Fund	200	90
Invesco V.I. Balanced-Risk Allocation Fund	114	323
Invesco V.I. Core Equity Fund	134	1,785
Invesco V.I. Growth and Income Fund	26	280
Invesco V.I. International Growth Fund	6	477
Ivy Funds VIP Asset Strategy Portfolio	75	679
Ivy Funds VIP Energy Portfolio	94	90
Ivy Funds VIP Global Natural Resources Portfolio	2	57
Ivy Funds VIP Growth Portfolio	45	127
Ivy Funds VIP Mid Cap Growth Portfolio	40	179
Ivy Funds VIP Science and Technology Portfolio	83	681
Jennison Portfolio	445	11,520
JPMorgan Insurance Trust Core Bond Portfolio	10,787	6,818
JPMorgan Insurance Trust U.S. Equity Portfolio	4	99

70	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Cost of Purchases	Proceeds from Sales
Lazard Retirement International Equity Portfolio	15	227
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	1,890	139
MFS VIT II International Value Portfolio	208	367
MFS VIT Total Return Bond Portfolio	17,941	12,898
MFS VIT Utilities Portfolio	241	384
Oppenheimer Global Fund/VA	4,883	57,169
Oppenheimer Global Multi-Alternatives Fund/VA	1	25
Oppenheimer Global Strategic Income Fund/VA	1,114	1,176
Oppenheimer International Growth Fund/VA	259	668
Oppenheimer Main Street Fund/VA	6,738	53,666
PIMCO VIT All Asset Portfolio	64,306	94,688
PIMCO VIT CommodityRealReturn Strategy Portfolio	11,615	20,805
PIMCO VIT Emerging Markets Bond Portfolio	28,177	41,489
PIMCO VIT Global Advantage Strategy Bond Portfolio	18,113	16,099
PIMCO VIT Global Bond Portfolio	17,451	25,617
PIMCO VIT Global Dividend Portfolio	82,928	66,200
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio	13,011	41,462
PIMCO VIT Global Multi-Asset Managed Volatility Portfolio	10,231	13,976
PIMCO VIT High Yield Portfolio	186,240	154,953
PIMCO VIT Low Duration Portfolio	3,543	628
PIMCO VIT Real Return Portfolio	77,084	93,568
PIMCO VIT Total Return Portfolio	165,162	217,061
PIMCO VIT Unconstrained Bond Portfolio	44,830	47,825
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	36	103
RCM Dynamic Multi-Asset Plus VIT Portfolio	5,361	1,460
SP International Growth Portfolio	296	5,929
T. Rowe Price Blue Chip Growth Portfolio	295	758
T. Rowe Price Equity Income Portfolio	305	477
T. Rowe Price Health Sciences Portfolio	139	1,128
Templeton Foreign VIP Fund	7,047	128,024
Templeton Global Bond VIP Fund	83,352	129,550
Templeton Growth VIP Fund	46,280	81,531

71	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

5. CONTRACT TRANSACTIONS - ALL PRODUCTS ACCUMULATION UNIT ACTIVITY (IN THOUSANDS)

Transactions in units for each fund, excluding units for annuitized contracts, for the periods ended December 31, 2016 and 2015, are as follows:

	Alger American Capital Appreciation Portfolio		Alger American Large Cap Growth Portfolio		Alger American MidCap Growth Portfolio
	2016 (A)	2015	2016 (A)	2015	2016 (A)	2015
Contract Transactions
Purchase payments	—	1	—	—	—	—
Transfers between funds or (to) from General Account	(94)	(5)	(194)	(12)	(125)	(1)
Surrenders and terminations	(7)	(24)	(10)	(31)	(13)	(15)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(101)	(28)	(204)	(43)	(138)	(16)

	Alger American SmallCap Growth Portfolio		Allianz NFJ Dividend Value VIT Portfolio		AZL Balanced Index Strategy Fund
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	—	—	13	15	131	170
Transfers between funds or (to) from General Account	(28)	—	104	48	1,943	2,603
Surrenders and terminations	(2)	(5)	(26)	(15)	(2,695)	(2,259)
Rescissions	—	—	—	—	—	(5)
Bonus	—	—	—	—	1	1
Contract Maintenance Charges	—	—	—	—	(6)	(6)
Rider charge	—	—	(2)	(2)	(221)	(203)

Total Net Contract Transactions	(30)	(5)	89	46	(847)	301

	AZL BlackRock Capital Appreciation Fund		AZL Boston Company Research Growth Fund		AZL DFA Multi- Strategy Fund
	2016 (A)	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	39	222	57	162	295	588
Transfers between funds or (to) from General Account	(20,469)	(2,111)	(11,569)	(811)	(3,448)	(2,053)
Surrenders and terminations	(1,704)	(2,511)	(915)	(1,415)	(4,837)	(5,767)
Rescissions	—	(2)	—	(1)	(8)	(2)
Bonus	—	3	—	1	2	2
Contract Maintenance Charges	(4)	(5)	(2)	(3)	(13)	(14)
Rider charge	(46)	(70)	(17)	(26)	(873)	(838)

Total Net Contract Transactions	(22,184)	(4,474)	(12,446)	(2,093)	(8,882)	(8,084)

72	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	AZL Emerging Markets Equity Index Fund Class 1		AZL Emerging Markets Equity Index Fund Class 2		AZL Enhanced Bond Index Fund
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	40	98	10	26	267	294
Transfers between funds or (to) from General Account	(74)	(37)	(350)	(736)	1,211	442
Surrenders and terminations	(355)	(391)	(1,368)	(1,699)	(139)	(23)
Rescissions	—	—	—	—	(9)	—
Bonus	—	—	—	—	5	3
Contract Maintenance Charges	(1)	(1)	(4)	(4)	—	—
Rider charge	—	—	(13)	(14)	(27)	(6)

Total Net Contract Transactions	(390)	(331)	(1,725)	(2,427)	1,308	710

	AZL Federated Clover Small Value Fund		AZL Gateway Fund		AZL Global Equity Index Fund
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	18	31	25	81	10	34
Transfers between funds or (to) from General Account	(8,880)	(785)	724	132	17	53
Surrenders and terminations	(937)	(1,315)	(484)	(457)	(16)	(7)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	(2)	(2)	(1)	(1)	—	—
Rider charge	(6)	(9)	(70)	(66)	(1)	(1)

Total Net Contract Transactions	(9,807)	(2,080)	194	(311)	10	79

	AZL Government Money Market Fund		AZL International Index Fund Class 1		AZL International Index Fund Class 2
	2016	2015	2016 (B)	2015	2016	2015
Contract Transactions
Purchase payments	93,836	41,042	787	—	2,553	327
Transfers between funds or (to) from General Account	(71,722)	(22,102)	11,908	—	44,413	613
Surrenders and terminations	(25,383)	(17,384)	(1,039)	—	(1,992)	(520)
Rescissions	(518)	(327)	—	—	(13)	(4)
Bonus	53	168	—	—	—	—
Contract Maintenance Charges	(22)	(21)	(1)	—	(3)	(1)
Rider charge	(382)	(289)	—	—	(52)	(43)

Total Net Contract Transactions	(4,138)	1,087	11,655	—	44,906	372

	AZL Invesco Growth and Income Fund		AZL Invesco International Equity Fund		AZL JPMorgan International Opportunities Fund
	2016 (A)	2015	2016 (A)	2015	2016 (A)	2015
Contract Transactions
Purchase payments	202	356	126	292	34	153
Transfers between funds or (to) from General Account	(11,140)	(724)	(12,643)	(113)	(12,683)	(638)
Surrenders and terminations	(1,871)	(1,687)	(1,574)	(1,743)	(1,299)	(1,710)
Rescissions	—	(1)	—	(1)	—	(1)
Bonus	—	1	—	—	—	1
Contract Maintenance Charges	(2)	(3)	(2)	(3)	(3)	(3)
Rider charge	(17)	(25)	(18)	(25)	(14)	(19)

Total Net Contract Transactions	(12,828)	(2,083)	(14,111)	(1,593)	(13,965)	(2,217)

73	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	AZL JPMorgan U.S. Equity Fund		AZL MetWest Total Return Bond Fund		AZL MFS Investors Trust Fund
	2016 (A)	2015	2016	2015 (C)	2016 (A)	2015
Contract Transactions
Purchase payments	104	122	327	237	21	53
Transfers between funds or (to) from General Account	(10,825)	(559)	1,170	735	(9,094)	(788)
Surrenders and terminations	(1,087)	(1,463)	(113)	(8)	(919)	(1,354)
Rescissions	—	—	(9)	(3)	—	—
Bonus	4	3	3	1	—	1
Contract Maintenance Charges	(2)	(3)	—	—	(2)	(2)
Rider charge	(16)	(23)	(23)	(4)	(8)	(12)

Total Net Contract Transactions	(11,822)	(1,923)	1,355	958	(10,002)	(2,102)

	AZL MFS Mid Cap Value Fund		AZL MFS Value Fund		AZL Mid Cap Index Fund Class 1
	2016 (A)	2015	2016 (A)	2015	2016 (B)	2015
Contract Transactions
Purchase payments	116	202	115	154	1,170	—
Transfers between funds or (to) from General Account	(9,856)	(1,082)	(17,156)	(731)	4,601	—
Surrenders and terminations	(690)	(856)	(1,786)	(2,517)	(232)	—
Rescissions	—	(7)	—	—	—	—
Bonus	1	1	—	1	—	—
Contract Maintenance Charges	(2)	(2)	(4)	(4)	—	—
Rider charge	(38)	(53)	(21)	(29)	—	—

Total Net Contract Transactions	(10,469)	(1,797)	(18,852)	(3,126)	5,539	—

	AZL Mid Cap Index Fund Class 2		AZL Moderate Index Strategy Fund		AZL Morgan Stanley Global Real Estate Fund Class 1
	2016	2015	2016	2015	2016 (B)	2015
Contract Transactions
Purchase payments	339	418	284	327	113	—
Transfers between funds or (to) from General Account	23,000	149	(2,960)	804	2,536	—
Surrenders and terminations	(797)	(723)	(3,493)	(3,797)	(170)	—
Rescissions	(8)	(2)	(5)	(5)	—	—
Bonus	3	4	1	2	—	—
Contract Maintenance Charges	(3)	(2)	(9)	(9)	—	—
Rider charge	(57)	(52)	(381)	(354)	—	—

Total Net Contract Transactions	22,477	(208)	(6,563)	(3,032)	2,479	—

	AZL Morgan Stanley Global Real Estate Fund Class 2		AZL Multi- Manager Mid Cap Growth Fund		AZL MVP Balanced Index Strategy Fund
	2016	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	5	39	23	74	1,135	2,814
Transfers between funds or (to) from General Account	4,910	(450)	(14,643)	(558)	2,828	1,449
Surrenders and terminations	(782)	(681)	(1,369)	(1,839)	(860)	(584)
Rescissions	—	(2)	(1)	—	(31)	(16)
Bonus	—	—	—	1	4	13
Contract Maintenance Charges	(1)	(1)	(3)	(3)	(4)	(3)
Rider charge	(4)	(4)	(25)	(32)	(264)	(216)

Total Net Contract Transactions	4,128	(1,099)	(16,018)	(2,357)	2,808	3,457

74	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	AZL MVP BlackRock Global Strategy Plus Fund		AZL MVP DFA Multi-Strategy Fund		AZL MVP Fusion Dynamic Balanced Fund
	2016	2015	2016	2015 (C)	2016	2015
Contract Transactions
Purchase payments	2,538	6,100	800	1,079	1,117	2,179
Transfers between funds or (to) from General Account	(2,061)	(1,697)	1,614	1,677	(901)	(797)
Surrenders and terminations	(2,031)	(1,476)	(123)	(42)	(7,235)	(5,869)
Rescissions	(20)	(23)	(6)	(4)	(72)	(11)
Bonus	18	43	4	5	13	25
Contract Maintenance Charges	(14)	(12)	(1)	—	(18)	(18)
Rider charge	(941)	(846)	(52)	(11)	(691)	(628)

Total Net Contract Transactions	(2,511)	2,089	2,236	2,704	(7,787)	(5,119)

	AZL MVP Fusion Dynamic Conservative Fund		AZL MVP Fusion Dynamic Moderate Fund		AZL MVP Fusion Growth Fund
	2016	2015	2016	2015	2016 (A)	2015
Contract Transactions
Purchase payments	752	682	2,272	4,936	114	336
Transfers between funds or (to) from General Account	1,056	1,308	(3,534)	(5,260)	(50,613)	(2,380)
Surrenders and terminations	(1,482)	(1,548)	(10,132)	(10,608)	(4,357)	(5,258)
Rescissions	(42)	(31)	(22)	(11)	—	(1)
Bonus	7	3	22	25	1	2
Contract Maintenance Charges	(4)	(4)	(39)	(37)	(11)	(13)
Rider charge	(221)	(190)	(1,827)	(1,647)	(19)	(27)

Total Net Contract Transactions	66	220	(13,260)	(12,602)	(54,885)	(7,341)

	AZL MVP Growth Index Strategy Fund		AZL MVP Moderate Index Strategy Fund		AZL MVP Pyramis Multi- Strategy Fund
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	5,313	12,964	2,251	5,321	1,013	2,893
Transfers between funds or (to) from General Account	53,790	9,369	(1,907)	339	(1,298)	135
Surrenders and terminations	(3,921)	(1,765)	(1,233)	(676)	(797)	(554)
Rescissions	(42)	(43)	(24)	(34)	(13)	(11)
Bonus	26	61	14	35	7	22
Contract Maintenance Charges	(21)	(14)	(7)	(6)	(6)	(4)
Rider charge	(1,306)	(1,048)	(484)	(421)	(326)	(289)

Total Net Contract Transactions	53,839	19,524	(1,390)	4,558	(1,420)	2,192

	AZL MVP T. Rowe Price Capital Appreciation Plus Fund		AZL Oppenheimer Discovery Fund		AZL Pyramis Multi- Strategy Fund
	2016	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	6,183	12,410	16	46	161	367
Transfers between funds or (to) from General Account	11,165	18,505	(7,662)	(744)	(2,827)	(502)
Surrenders and terminations	(1,772)	(1,170)	(795)	(1,083)	(1,765)	(2,234)
Rescissions	(79)	(68)	—	(1)	(5)	(5)
Bonus	38	70	—	—	1	2
Contract Maintenance Charges	(10)	(6)	(2)	(2)	(7)	(7)
Rider charge	(943)	(558)	(5)	(8)	(403)	(377)

Total Net Contract Transactions	14,582	29,183	(8,448)	(1,792)	(4,845)	(2,756)

75	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	AZL Pyramis Total Bond Fund Class 1		AZL Pyramis Total Bond Fund Class 2		AZL Russell 1000 Growth Index Fund Class 1
	2016 (B)	2015	2016	2015	2016 (B)	2015
Contract Transactions
Purchase payments	338	—	105	331	2,137	—
Transfers between funds or (to) from General Account	2,394	—	17,395	855	4,355	—
Surrenders and terminations	(78)	—	(611)	(230)	(740)	—
Rescissions	—	—	—	(11)	—	—
Bonus	—	—	1	3	—	—
Contract Maintenance Charges	—	—	(2)	(1)	—	—
Rider charge	—	—	(73)	(48)	—	—

Total Net Contract Transactions	2,654	—	16,815	899	5,752	—

	AZL Russell 1000 Growth Index Fund Class 2		AZL Russell 1000 Value Index Fund Class 1		AZL Russell 1000 Value Index Fund Class 2
	2016	2015	2016 (B)	2015	2016	2015
Contract Transactions
Purchase payments	278	145	3,650	—	996	142
Transfers between funds or (to) from General Account	33,770	288	15,885	—	31,781	71
Surrenders and terminations	(468)	(47)	(1,078)	—	(508)	(41)
Rescissions	—	(2)	—	—	—	(2)
Bonus	—	1	—	—	1	—
Contract Maintenance Charges	(2)	—	(1)	—	(1)	—
Rider charge	(20)	(4)	—	—	(12)	(4)

Total Net Contract Transactions	33,558	381	18,456	—	32,257	166

	AZL S&P 500 Index Fund		AZL Small Cap Stock Index Fund Class 1		AZL Small Cap Stock Index Fund Class 2
	2016	2015	2016 (B)	2015	2016	2015
Contract Transactions
Purchase payments	790	950	520	—	261	138
Transfers between funds or (to) from General Account	29,307	(1,214)	4,793	—	23,445	(546)
Surrenders and terminations	(4,466)	(3,889)	(367)	—	(1,770)	(1,474)
Rescissions	(5)	(20)	—	—	—	(3)
Bonus	1	5	—	—	1	1
Contract Maintenance Charges	(9)	(8)	—	—	(3)	(2)
Rider charge	(114)	(117)	—	—	(13)	(13)

Total Net Contract Transactions	25,504	(4,293)	4,946	—	21,921	(1,899)

	AZL T. Rowe Price Capital Appreciation Fund		BlackRock Equity Dividend V.I. Fund		BlackRock Global Allocation V.I. Fund
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	469	671	2	11	549	1,141
Transfers between funds or (to) from General Account	3,124	2,658	(3)	(13)	(6,990)	(9,914)
Surrenders and terminations	(3,256)	(3,734)	2	(1)	(8,821)	(9,335)
Rescissions	(10)	(2)	—	—	(13)	(10)
Bonus	3	3	—	—	4	6
Contract Maintenance Charges	(7)	(7)	—	—	(32)	(32)
Rider charge	(42)	(45)	—	—	(1,747)	(1,638)

Total Net Contract Transactions	281	(456)	1	(3)	(17,050)	(19,782)

76	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	ClearBridge Variable Aggressive Growth Portfolio		Columbia Variable Portfolio – Select Smaller- Cap Value Fund		Columbia Variable Portfolio – Seligman Global Technology Fund
	2016	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	2	35	1	1	—	—
Transfers between funds or (to) from General Account	(19)	(3)	(2,499)	(47)	—	(1)
Surrenders and terminations	(7)	(11)	(278)	(378)	(9)	(4)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	(1)	(1)	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(24)	21	(2,777)	(425)	(9)	(5)

	Davis VA Financial Portfolio		Davis VA Real Estate Portfolio		Davis VA Value Portfolio
	2016	2015	2016	2015	2016 (A)	2015
Contract Transactions
Purchase payments	—	2	—	—	2	2
Transfers between funds or (to) from General Account	(130)	(210)	(1)	—	(2,747)	(60)
Surrenders and terminations	(296)	(383)	(1)	(1)	(230)	(346)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	(1)	(1)	—	—	(1)	(1)
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(427)	(592)	(2)	(1)	(2,976)	(405)

	Dreyfus VIF Appreciation Portfolio		Eaton Vance VT Floating - Rate Income Fund		Fidelity VIP Emerging Markets Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	—	2	—	3	2	29
Transfers between funds or (to) from General Account	(2)	(10)	1	(100)	39	14
Surrenders and terminations	(3)	—	(31)	(28)	(21)	(19)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(5)	(8)	(30)	(125)	20	24

	Fidelity VIP FundsManager 50% Portfolio		Fidelity VIP FundsManager 60% Portfolio		Fidelity VIP Mid Cap Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	27	29	69	86	—	6
Transfers between funds or (to) from General Account	103	27	(143)	1,201	28	(2)
Surrenders and terminations	(145)	(131)	(599)	(554)	(1)	(1)
Rescissions	—	(3)	(4)	(1)	—	—
Bonus	—	1	2	1	—	—
Contract Maintenance Charges	—	—	(1)	(2)	—	—
Rider charge	(25)	(25)	(89)	(83)	—	—

Total Net Contract Transactions	(40)	(102)	(765)	648	27	3

77	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Fidelity VIP Strategic Income Portfolio		Franklin Founding Funds Allocation VIP Fund		Franklin Global Real Estate VIP Fund
	2016	2015	2016	2015	2016 (A)	2015
Contract Transactions
Purchase payments	1	10	5	9	17	22
Transfers between funds or (to) from General Account	24	15	(619)	(755)	(1,680)	(77)
Surrenders and terminations	(10)	(6)	(969)	(1,250)	(423)	(377)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	(3)	(3)	—	(1)
Rider charge	—	—	(4)	(4)	—	—

Total Net Contract Transactions	15	19	(1,590)	(2,003)	(2,086)	(433)

	Franklin Growth and Income VIP Fund		Franklin High Income VIP Fund		Franklin Income VIP Fund
	2016 (A)	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	209	301	34	59	814	1,662
Transfers between funds or (to) from General Account	(3,443)	(77)	(6,162)	(98)	291	(1,254)
Surrenders and terminations	(2,910)	(975)	(1,139)	(797)	(2,550)	(2,484)
Rescissions	—	—	—	—	(9)	(10)
Bonus	—	—	—	—	4	18
Contract Maintenance Charges	(1)	(1)	(2)	(2)	(5)	(5)
Rider charge	—	—	(27)	(30)	(144)	(131)

Total Net Contract Transactions	(6,145)	(752)	(7,296)	(868)	(1,599)	(2,204)

	Franklin Large Cap Growth VIP Fund		Franklin Mutual Shares VIP Fund		Franklin Rising Dividends VIP Fund
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	108	143	436	619	102	132
Transfers between funds or (to) from General Account	(3,924)	(132)	(967)	(1,270)	(82)	(110)
Surrenders and terminations	(2,133)	(861)	(2,518)	(3,209)	(689)	(912)
Rescissions	—	—	(1)	—	—	—
Bonus	—	—	1	—	—	—
Contract Maintenance Charges	(1)	(1)	(5)	(5)	(1)	(1)
Rider charge	—	—	(24)	(28)	—	—

Total Net Contract Transactions	(5,950)	(851)	(3,078)	(3,893)	(670)	(891)

	Franklin Small Cap Value VIP Fund		Franklin Small- Mid Cap Growth VIP Fund		Franklin Strategic Income VIP Fund
	2016 (A)	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	14	20	54	71	1	4
Transfers between funds or (to) from General Account	(1,805)	(52)	(2,801)	(62)	(9)	9
Surrenders and terminations	(426)	(429)	(1,123)	(493)	(16)	(7)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	(1)	(1)	(1)	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(2,217)	(462)	(3,871)	(485)	(24)	6

78	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Franklin U.S. Government Securities VIP Fund		Invesco V.I. American Franchise Fund		Invesco V.I. American Value Fund
	2016	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	195	266	—	—	—	9
Transfers between funds or (to) from General Account	206	460	(156)	(1)	3	(1)
Surrenders and terminations	(1,527)	(1,549)	(15)	(28)	(1)	(1)
Rescissions	(1)	(1)	—	—	—	—
Bonus	2	2	—	—	—	—
Contract Maintenance Charges	(4)	(4)	—	—	—	—
Rider charge	(68)	(57)	—	—	—	—

Total Net Contract Transactions	(1,197)	(883)	(171)	(29)	2	7

	Invesco V.I. Balanced-Risk Allocation Fund		Invesco V.I. Core Equity Fund		Invesco V.I. Growth and Income Fund
	2016	2015	2016 (A)	2015	2016 (A)	2015
Contract Transactions
Purchase payments	—	3	—	—	—	—
Transfers between funds or (to) from General Account	(13)	(1)	(103)	—	(10)	—
Surrenders and terminations	1	(10)	(9)	(17)	(1)	(1)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(12)	(8)	(112)	(17)	(11)	(1)

	Invesco V.I. International Growth Fund		Ivy Funds VIP Asset Strategy Portfolio		Ivy Funds VIP Energy Portfolio
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	—	—	—	3	—	8
Transfers between funds or (to) from General Account	(38)	—	(7)	(10)	1	(24)
Surrenders and terminations	(1)	(4)	(4)	(8)	(2)	(6)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(39)	(4)	(11)	(15)	(1)	(22)

	Ivy Funds VIP Global Natural Resources Portfolio		Ivy Funds VIP Growth Portfolio		Ivy Funds VIP Mid Cap Growth Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	—	—	—	—	—	3
Transfers between funds or (to) from General Account	(4)	4	(1)	1	(4)	(4)
Surrenders and terminations	(2)	(18)	—	—	(2)	1
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(6)	(14)	(1)	1	(6)	—

79	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Ivy Funds VIP Science and Technology Portfolio		Jennison Portfolio		JPMorgan Insurance Trust Core Bond Portfolio
	2016	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	—	2	—	—	81	152
Transfers between funds or (to) from General Account	(6)	4	(563)	9	316	550
Surrenders and terminations	—	(1)	(58)	(103)	(95)	(29)
Rescissions	—	—	—	—	(4)	—
Bonus	—	—	—	—	1	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	(12)	(5)

Total Net Contract Transactions	(6)	5	(621)	(94)	287	668

	JPMorgan Insurance Trust U.S. Equity Portfolio		Lazard Retirement International Equity Portfolio		Lazard Retirement U.S. Small-Mid Cap Equity Portfolio
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	—	—	—	5	1	2
Transfers between funds or (to) from General Account	(3)	—	(1)	7	42	—
Surrenders and terminations	(1)	—	(11)	(3)	(1)	(1)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(4)	—	(12)	9	42	1

	MFS VIT II International Value Portfolio		MFS VIT Total Return Bond Portfolio		MFS VIT Utilities Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	2	27	59	96	—	2
Transfers between funds or (to) from General Account	(4)	4	266	306	2	(15)
Surrenders and terminations	(14)	(3)	(84)	(48)	(9)	(3)
Rescissions	—	—	—	(2)	—	—
Bonus	—	—	1	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	(12)	(9)	—	—

Total Net Contract Transactions	(16)	28	230	343	(7)	(16)

	Oppenheimer Global Fund/VA		Oppenheimer Global Multi- Alternatives Fund/VA		Oppenheimer Global Strategic Income Fund/VA
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	1	2	—	2	—	—
Transfers between funds or (to) from General Account	(2,829)	(91)	(1)	1	10	(4)
Surrenders and terminations	(292)	(450)	(1)	(3)	(19)	(35)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	(1)	(1)	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(3,121)	(540)	(2)	—	(9)	(39)

80	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Oppenheimer International Growth Fund/VA		Oppenheimer Main Street Fund/VA		PIMCO VIT All Asset Portfolio
	2016	2015	2016 (A)	2015	2016	2015
Contract Transactions
Purchase payments	—	10	1	10	270	665
Transfers between funds or (to) from General Account	(3)	28	(3,147)	(75)	(318)	(3,798)
Surrenders and terminations	(17)	(10)	(464)	(506)	(1,982)	(2,301)
Rescissions	—	—	—	—	(2)	(1)
Bonus	—	—	—	—	3	7
Contract Maintenance Charges	—	—	(1)	(1)	(7)	(7)
Rider charge	—	—	—	—	(278)	(267)

Total Net Contract Transactions	(20)	28	(3,611)	(572)	(2,314)	(5,702)

	PIMCO VIT CommodityRealReturn Strategy Portfolio		PIMCO VIT Emerging Markets Bond Portfolio		PIMCO VIT Global Advantage Strategy Bond Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	13	29	12	31	130	375
Transfers between funds or (to) from General Account	(469)	964	(179)	426	739	945
Surrenders and terminations	(1,033)	(1,183)	(859)	(805)	(536)	(477)
Rescissions	—	—	(1)	—	(1)	—
Bonus	—	—	—	—	2	5
Contract Maintenance Charges	(3)	(3)	(2)	(2)	(3)	(2)
Rider charge	(16)	(15)	(88)	(86)	(124)	(115)

Total Net Contract Transactions	(1,508)	(208)	(1,117)	(436)	207	731

	PIMCO VIT Global Bond Portfolio		PIMCO VIT Global Dividend Portfolio		PIMCO VIT Global Multi- Asset Managed Allocation Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	5	11	151	221	57	161
Transfers between funds or (to) from General Account	76	(322)	(1,011)	(1,898)	(1,639)	(655)
Surrenders and terminations	(659)	(734)	(3,200)	(3,789)	(1,062)	(1,234)
Rescissions	—	—	—	—	(2)	(1)
Bonus	—	—	—	—	1	2
Contract Maintenance Charges	(2)	(2)	(7)	(8)	(5)	(5)
Rider charge	(42)	(42)	(19)	(21)	(295)	(281)

Total Net Contract Transactions	(622)	(1,089)	(4,086)	(5,495)	(2,945)	(2,013)

	PIMCO VIT Global Multi- Asset Managed Volatility Portfolio		PIMCO VIT High Yield Portfolio		PIMCO VIT Low Duration Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	444	1,075	419	1,052	1	28
Transfers between funds or (to) from General Account	(289)	189	2,847	615	166	5
Surrenders and terminations	(350)	(213)	(2,698)	(2,610)	(11)	(22)
Rescissions	(7)	—	(20)	(3)	—	—
Bonus	3	9	3	11	—	—
Contract Maintenance Charges	(2)	(2)	(8)	(8)	—	—
Rider charge	(123)	(111)	(368)	(343)	—	—

Total Net Contract Transactions	(324)	947	175	(1,286)	156	11

81	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	PIMCO VIT Real Return Portfolio		PIMCO VIT Total Return Portfolio		PIMCO VIT Unconstrained Bond Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	319	600	671	1,144	219	759
Transfers between funds or (to) from General Account	1,176	(335)	2,399	633	1,129	48
Surrenders and terminations	(2,638)	(2,842)	(5,650)	(5,456)	(1,431)	(1,494)
Rescissions	(2)	(9)	(10)	(3)	(1)	(7)
Bonus	4	6	12	12	1	5
Contract Maintenance Charges	(8)	(8)	(15)	(15)	(5)	(4)
Rider charge	(267)	(250)	(481)	(456)	(263)	(250)

Total Net Contract Transactions	(1,416)	(2,838)	(3,074)	(4,141)	(351)	(943)

	QS Legg Mason Dynamic Multi- Strategy VIT Portfolio		RCM Dynamic Multi-Asset Plus VIT Portfolio		SP International Growth Portfolio
	2016	2015	2016	2015 (C)	2016 (A)	2015
Contract Transactions
Purchase payments	—	1	180	425	—	—
Transfers between funds or (to) from General Account	(5)	(6)	279	198	(684)	19
Surrenders and terminations	(1)	(5)	(17)	(4)	(69)	(141)
Rescissions	—	—	(1)	—	—	—
Bonus	—	—	1	2	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	(12)	(2)	—	—

Total Net Contract Transactions	(6)	(10)	430	619	(753)	(122)

	T. Rowe Price Blue Chip Growth Portfolio		T. Rowe Price Equity Income Portfolio		T. Rowe Price Health Sciences Portfolio
	2016	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	—	10	—	16	—	3
Transfers between funds or (to) from General Account	(3)	14	(10)	(13)	(13)	—
Surrenders and terminations	(14)	(8)	(5)	(11)	(4)	(3)
Rescissions	—	—	—	—	—	—
Bonus	—	—	—	—	—	—
Contract Maintenance Charges	—	—	—	—	—	—
Rider charge	—	—	—	—	—	—

Total Net Contract Transactions	(17)	16	(15)	(8)	(17)	—

	Templeton Foreign VIP Fund		Templeton Global Bond VIP Fund		Templeton Growth VIP Fund
	2016 (A)	2015	2016	2015	2016	2015
Contract Transactions
Purchase payments	89	109	190	540	366	550
Transfers between funds or (to) from General Account	(4,240)	(99)	531	315	(574)	(856)
Surrenders and terminations	(1,772)	(742)	(1,376)	(1,422)	(1,940)	(2,222)
Rescissions	—	—	(2)	(5)	(1)	—
Bonus	—	—	1	3	—	1
Contract Maintenance Charges	(1)	(2)	(5)	(4)	(4)	(4)
Rider charge	—	—	(197)	(181)	(20)	(23)

Total Net Contract Transactions	(5,924)	(734)	(858)	(754)	(2,173)	(2,554)

82	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	Total All Funds
	2016	2015
Contract Transactions
Purchase payments	140,594	112,828
Transfers between funds or (to) from General Account	4,804	(20,647)
Surrenders and terminations	(163,231)	(148,044)
Rescissions	(1,024)	(718)
Bonus	281	604
Contract Maintenance Charges	(399)	(377)
Rider charge	(14,833)	(13,149)

Total Net Contract Transactions	(33,808)	(69,503)

(A)	Fund terminated. See Footnote 2 for further details
(B)	Fund commenced in current year. See Footnote 2 for further details
(C)	Fund commenced in prior year. See Footnote 2 for further details

83	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

6.	FINANCIAL HIGHLIGHTS

A summary of units outstanding (in thousands), unit values, net assets (in thousands), ratios, and total returns for variable annuity contracts for the years or periods ended December 31, 2016, 2015, 2014, 2013 and 2012, is as follows:

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Allianz NFJ Dividend Value VIT Portfolio
2016	297	$14.13	to	$15.21	$4,285	1.95%	0.30%	to	2.05%	12.93%	to	14.86%
2015	208	$12.51	to	$13.24	$2,639	1.77%	0.30%	to	2.05%	-10.66%	to	-9.13%
2014[6]	162	$14.02	to	$14.57	$2,288	0.21%	0.30%	to	2.05%	5.54%	to	6.72%
AZL Balanced Index Strategy Fund
2016	29,183	$12.67	to	$14.79	$408,248	2.70%	1.00%	to	3.40%	3.24%	to	5.54%
2015	30,030	$12.38	to	$14.02	$401,551	1.04%	1.00%	to	3.40%	-3.29%	to	-1.13%
2014	29,729	$12.68	to	$14.32	$405,308	1.42%	1.00%	to	3.40%	2.67%	to	4.91%
2013	29,150	$12.43	to	$13.94	$381,862	1.71%	1.00%	to	3.40%	9.37%	to	11.81%
2012	27,380	$11.37	to	$12.16	$323,625	1.41%	1.00%	to	3.15%	6.91%	to	9.19%
AZL DFA Multi-Strategy Fund
2016	68,080	$14.33	to	$16.78	$1,083,839	0.00%	1.00%	to	3.40%	5.72%	to	8.08%
2015	76,962	$13.55	to	$15.85	$1,141,766	1.19%	1.00%	to	3.40%	-3.94%	to	-1.80%
2014	85,046	$14.10	to	$16.48	$1,293,924	1.20%	1.00%	to	3.40%	3.02%	to	5.31%
2013	83,801	$13.77	to	$15.97	$1,219,558	1.22%	1.00%	to	3.40%	17.08%	to	19.69%
2012	70,718	$11.73	to	$12.51	$866,140	1.15%	1.00%	to	3.15%	9.79%	to	12.03%
AZL Emerging Markets Equity Index Fund Class 1
2016	2,210	$9.42	to	$10.17	$17,737	0.89%	1.40%	to	2.20%	7.81%	to	8.68%
2015	2,600	$8.73	to	$9.36	$19,025	1.30%	1.40%	to	2.20%	-14.59%	to	-13.91%
2014	2,931	$10.23	to	$10.87	$24,258	0.85%	1.40%	to	2.20%	-7.03%	to	-6.28%
2013	3,338	$11.00	to	$11.60	$29,590	1.00%	1.40%	to	2.20%	-4.09%	to	-3.32%
2012	3,728	$11.47	to	$12.00	$34,568	1.04%	1.40%	to	2.20%	18.86%	to	19.82%
AZL Emerging Markets Equity Index Fund Class 2
2016	12,851	$7.78	to	$11.38	$116,793	0.59%	0.00%	to	3.40%	6.32%	to	9.89%
2015	14,576	$7.27	to	$10.36	$123,173	0.97%	0.00%	to	3.40%	-15.71%	to	-12.88%
2014	17,003	$8.57	to	$11.89	$168,550	0.58%	0.00%	to	3.40%	-8.29%	to	-5.22%
2013	19,410	$9.29	to	$12.55	$207,562	0.76%	0.00%	to	3.40%	-5.28%	to	-2.10%
2012	21,422	$9.75	to	$12.81	$238,431	0.77%	0.00%	to	3.15%	17.45%	to	21.04%
AZL Enhanced Bond Index Fund
2016	2,189	$10.72	to	$11.47	$24,543	2.23%	1.15%	to	2.05%	0.21%	to	1.12%
2015	881	$10.70	to	$11.34	$9,795	2.56%	1.15%	to	2.05%	-1.80%	to	-0.90%
2014[6]	171	$10.95	to	$11.45	$1,923	1.44%	1.15%	to	2.05%	1.59%	to	2.15%
AZL Gateway Fund
2016	7,150	$10.60	to	$13.08	$82,553	1.94%	0.00%	to	3.40%	1.59%	to	4.84%
2015	6,956	$10.31	to	$12.48	$78,188	1.12%	0.00%	to	3.40%	-1.38%	to	1.98%
2014	7,267	$10.53	to	$12.24	$81,620	1.15%	0.00%	to	3.40%	-0.16%	to	3.09%
2013	7,414	$10.57	to	$11.87	$82,334	0.91%	0.00%	to	3.40%	5.08%	to	8.44%
2012	5,322	$10.06	to	$10.95	$55,574	0.41%	0.00%	to	3.15%	0.90%	to	4.15%

84	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to hirghest***
AZL Global Equity Index Fund
2016	163	$12.69	to	$14.56	$2,190	2.77%	0.30%	to	2.05%	-2.89%	to	-1.23%
2015	153	$13.07	to	$14.74	$2,117	3.25%	0.30%	to	2.05%	-14.30%	to	-12.83%
2014	74	$15.29	to	$16.90	$1,192	2.70%	0.30%	to	2.05%	-6.86%	to	-5.54%
2013	20	$17.90	to	$17.90	$353	3.16%	0.30%	to	0.30%	11.32%	to	11.32%
2012³	1	$16.08	to	$16.08	$15	0.00%	0.30%	to	0.30%	3.71%	to	3.71%
AZL Government Money Market Fund
2016	65,690	$7.42	to	$12.76	$618,130	0.00%	0.00%	to	3.40%	-3.14%	to	0.01%
2015	69,828	$7.66	to	$12.76	$661,395	0.00%	0.00%	to	3.40%	-3.14%	to	0.01%
2014	68,741	$7.63	to	$12.76	$658,723	0.00%	0.00%	to	3.40%	-3.24%	to	0.01%
2013	78,740	$8.23	to	$12.75	$762,103	0.00%	0.00%	to	3.40%	-3.10%	to	0.00%
2012	83,577	$8.49	to	$12.75	$821,110	0.00%	0.00%	to	3.15%	-3.12%	to	0.00%
AZL International Index Fund Class 1
2016[8]	11,655	$10.01	to	$10.04	$117,030	0.00%	1.15%	to	2.70%	0.12%	to	0.45%
AZL International Index Fund Class 2
2016	52,352	$9.59	to	$14.78	$535,611	1.18%	0.00%	to	3.40%	-2.99%	to	0.54%
2015	7,446	$9.88	to	$13.30	$81,043	4.03%	0.00%	to	3.40%	-4.64%	to	-1.39%
2014	7,074	$10.35	to	$13.93	$79,458	1.79%	0.00%	to	3.40%	-9.27%	to	-6.18%
2013	6,963	$11.41	to	$15.22	$84,676	2.04%	0.00%	to	3.40%	17.36%	to	21.36%
2012	5,790	$9.82	to	$10.79	$58,812	2.02%	0.00%	to	3.15%	14.59%	to	18.04%
AZL MetWest Total Return Bond Fund
2016	2,313	$9.84	to	$10.03	$23,040	1.26%	1.15%	to	2.05%	0.23%	to	1.14%
2015[7]	958	$9.82	to	$9.92	$9,468	0.12%	1.15%	to	2.05%	-3.02%	to	-2.43%
AZL Mid Cap Index Fund Class 1
2016[8]	5,539	$10.85	to	$10.87	$50,249	0.00%	1.15%	to	2.55%	8.49%	to	8.73%
AZL Mid Cap Index Fund Class 2
2016	31,869	$16.85	to	$27.96	$579,168	0.66%	0.00%	to	3.40%	8.37%	to	19.52%
2015	9,392	$14.55	to	$21.26	$147,814	1.09%	0.00%	to	3.40%	-5.83%	to	-2.67%
2014	9,600	$15.43	to	$22.56	$158,052	0.67%	0.00%	to	3.40%	5.66%	to	9.21%
2013	9,970	$14.58	to	$16.37	$152,925	0.69%	0.00%	to	3.40%	28.60%	to	32.71%
2012	8,021	$11.38	to	$12.33	$94,071	0.45%	0.00%	to	3.15%	13.73%	to	17.22%
AZL Moderate Index Strategy Fund
2016	39,563	$14.61	to	$21.36	$679,183	1.89%	0.30%	to	3.40%	5.27%	to	8.58%
2015	46,126	$13.86	to	$19.67	$742,366	2.11%	0.30%	to	3.40%	-5.73%	to	-2.76%
2014	49,158	$14.69	to	$20.23	$828,241	0.77%	0.30%	to	3.40%	4.87%	to	8.17%
2013	47,397	$14.20	to	$18.70	$751,359	0.95%	0.30%	to	3.40%	20.74%	to	24.29%
2012	36,445	$11.75	to	$15.05	$471,097	1.48%	0.30%	to	3.15%	8.42%	to	11.57%

85	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL Morgan Stanley Global Real Estate Fund Class 1
2016[8]	2,479	$10.00	to	$10.02	$24,977	0.00%	1.40%	to	2.20%	0.03%	to	0.20%
AZL Morgan Stanley Global Real Estate Fund Class 2
2016	9,807	$10.00	to	$14.22	$111,750	1.21%	0.00%	to	3.40%	-0.48%	to	3.14%
2015	5,679	$10.02	to	$13.79	$64,088	3.68%	0.00%	to	3.40%	-4.59%	to	-1.34%
2014	6,778	$10.50	to	$13.98	$79,181	0.95%	0.00%	to	3.40%	10.08%	to	13.77%
2013	7,657	$9.64	to	$12.28	$80,311	4.02%	0.00%	to	3.40%	-0.17%	to	3.02%
2012	8,222	$9.76	to	$11.92	$85,291	1.67%	0.00%	to	3.15%	26.00%	to	29.86%
AZL MVP Balanced Index Strategy Fund
2016	21,128	$11.67	to	$13.78	$270,064	2.20%	0.00%	to	3.40%	3.10%	to	6.61%
2015	18,320	$11.47	to	$12.93	$223,397	0.80%	0.00%	to	3.40%	-5.55%	to	2.13%
2014	14,863	$12.21	to	$12.96	$184,352	1.01%	0.00%	to	2.05%	3.99%	to	6.09%
2013	11,709	$11.74	to	$12.21	$138,775	0.00%	0.00%	to	2.05%	10.33%	to	12.56%
2012¹	5,987	$10.64	to	$10.73	$63,989	2.61%	1.40%	to	2.05%	5.32%	to	6.16%
AZL MVP BlackRock Global Strategy Plus Fund
2016	61,247	$11.43	to	$11.95	$720,554	2.65%	1.15%	to	2.05%	1.33%	to	2.26%
2015	63,758	$11.28	to	$11.69	$735,684	1.14%	1.15%	to	2.05%	-3.49%	to	-2.61%
2014	61,669	$11.68	to	$12.00	$732,907	0.05%	1.15%	to	2.05%	-0.06%	to	0.85%
2013	52,536	$11.69	to	$11.90	$621,042	0.00%	1.15%	to	2.05%	11.76%	to	12.77%
2012¹	28,565	$10.46	to	$10.55	$300,335	2.02%	1.40%	to	2.05%	2.92%	to	3.80%
AZL MVP DFA Multi-Strategy Fund
2016	4,940	$10.01	to	$10.16	$49,944	0.00%	1.15%	to	2.05%	6.84%	to	7.81%
2015[7]	2,704	$9.37	to	$9.43	$25,429	0.00%	1.15%	to	2.05%	-6.31%	to	-5.74%
AZL MVP Fusion Dynamic Balanced Fund
2016	72,168	$11.70	to	$16.62	$1,003,300	2.28%	0.30%	to	3.40%	2.38%	to	5.61%
2015	79,955	$11.42	to	$15.73	$1,067,933	1.32%	0.30%	to	3.40%	-5.04%	to	-2.05%
2014	85,074	$12.01	to	$16.06	$1,177,036	1.36%	0.30%	to	3.40%	1.09%	to	4.27%
2013	88,297	$12.03	to	$15.40	$1,188,726	1.79%	0.30%	to	3.40%	7.94%	to	11.12%
2012	77,972	$11.14	to	$13.86	$953,718	2.02%	0.30%	to	3.15%	7.92%	to	11.06%
AZL MVP Fusion Dynamic Conservative Fund
2016	19,076	$11.88	to	$14.64	$251,287	2.31%	0.30%	to	3.40%	2.00%	to	5.00%
2015	19,010	$11.69	to	$13.94	$241,855	1.38%	0.30%	to	3.40%	-3.85%	to	-1.07%
2014	18,790	$12.15	to	$14.09	$245,047	1.49%	0.30%	to	3.40%	1.56%	to	4.49%
2013	19,269	$11.99	to	$13.49	$243,933	2.13%	0.30%	to	3.40%	4.67%	to	7.64%
2012	20,033	$11.48	to	$12.53	$238,943	1.74%	0.30%	to	3.15%	7.91%	to	10.93%

86	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL MVP Fusion Dynamic Moderate Fund
2016	153,140	$11.45	to	$16.26	$2,093,581	2.15%	0.30%	to	3.40%	1.22%	to	4.41%
2015	166,400	$11.30	to	$15.57	$2,210,354	1.25%	0.30%	to	3.40%	-5.39%	to	-2.41%
2014	179,002	$11.94	to	$15.96	$2,470,502	1.27%	0.30%	to	3.40%	0.75%	to	3.93%
2013	187,341	$11.99	to	$15.35	$2,522,035	1.51%	0.30%	to	3.40%	11.60%	to	14.83%
2012	162,202	$10.74	to	$13.37	$1,920,370	1.68%	0.30%	to	3.15%	9.02%	to	12.19%
AZL MVP Growth Index Strategy Fund
2016	145,096	$12.81	to	$15.13	$2,013,691	1.98%	0.00%	to	3.40%	3.24%	to	6.80%
2015	91,257	$12.50	to	$14.17	$1,218,754	0.86%	0.00%	to	3.40%	-6.99%	to	3.44%
2014	71,733	$13.43	to	$14.28	$980,919	0.78%	0.00%	to	2.05%	4.31%	to	6.47%
2013	52,388	$12.88	to	$13.41	$682,445	0.00%	0.00%	to	2.05%	18.40%	to	20.85%
2012¹	20,955	$10.88	to	$10.97	$229,135	2.06%	1.40%	to	2.05%	7.04%	to	7.95%
AZL MVP Moderate Index Strategy Fund
2016	33,159	$13.48	to	$14.10	$460,143	2.21%	1.15%	to	2.05%	3.30%	to	4.24%
2015	34,549	$13.05	to	$13.52	$461,305	0.50%	1.15%	to	2.05%	-5.18%	to	-4.31%
2014	29,991	$13.76	to	$14.13	$419,756	0.38%	1.15%	to	2.05%	6.22%	to	7.19%
2013	21,022	$12.95	to	$13.19	$275,377	0.00%	1.15%	to	2.05%	21.37%	to	22.47%
2012¹	6,781	$10.67	to	$10.77	$72,751	1.81%	1.40%	to	2.05%	5.86%	to	6.75%
AZL MVP Pyramis Multi-Strategy Fund
2016	22,392	$11.09	to	$11.55	$254,860	3.98%	1.15%	to	2.05%	-1.18%	to	-0.33%
2015	23,812	$11.22	to	$11.58	$272,765	1.46%	1.15%	to	2.05%	-8.07%	to	-7.28%
2014	21,620	$12.21	to	$12.49	$267,848	0.95%	1.15%	to	2.05%	0.31%	to	1.17%
2013	15,561	$12.16	to	$12.35	$191,116	0.00%	1.15%	to	2.05%	15.40%	to	16.44%
2012²	4,062	$10.54	to	$10.60	$42,976	2.50%	1.40%	to	2.05%	5.41%	to	6.05%
AZL MVP T. Rowe Price Capital Appreciation Plus Fund
2016	67,646	$11.73	to	$12.05	$806,706	1.56%	1.15%	to	2.05%	5.44%	to	6.40%
2015	53,064	$11.12	to	$11.32	$596,732	0.00%	1.15%	to	2.05%	2.04%	to	2.97%
2014[5]	23,881	$10.90	to	$11.00	$261,656	0.25%	1.15%	to	2.05%	10.76%	to	11.69%
AZL Pyramis Multi-Strategy Fund
2016	26,102	$12.17	to	$19.08	$354,464	1.44%	0.30%	to	3.40%	3.06%	to	6.20%
2015	30,947	$11.81	to	$18.50	$401,045	4.04%	0.30%	to	3.40%	-8.53%	to	-5.75%
2014	33,703	$12.91	to	$20.20	$470,908	1.54%	0.30%	to	3.40%	-1.18%	to	1.83%
2013	34,196	$13.15	to	$20.42	$476,676	1.71%	0.30%	to	3.40%	14.40%	to	17.77%
2012	28,295	$11.48	to	$12.58	$340,380	2.35%	0.30%	to	3.15%	11.20%	to	14.43%
AZL PyramisTotal Bond Fund Class 1
2016[8]	2,654	$9.72	to	$9.74	$23,265	0.00%	1.40%	to	2.20%	-2.76%	to	-2.59%

87	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL Pyramis Total Bond Fund Class 2
2016	21,214	$9.38	to	$10.85	$212,292	2.20%	0.00%	to	3.40%	-3.08%	to	5.19%
2015	4,399	$9.29	to	$10.18	$42,802	1.96%	0.30%	to	3.40%	-3.87%	to	-1.19%
2014	3,500	$9.66	to	$10.31	$34,914	1.69%	0.30%	to	3.40%	2.21%	to	5.06%
2013	1,196	$9.48	to	$9.81	$11,548	0.49%	0.30%	to	3.40%	-4.90%	to	-2.49%
2012³	269	$9.98	to	$10.06	$2,692	0.00%	0.30%	to	3.15%	0.37%	to	1.02%
AZL Russell 1000 Growth Index Fund Class 1
2016[8]	5,752	$10.23	to	$10.25	$45,595	0.00%	1.15%	to	2.55%	2.32%	to	2.55%
AZL Russell 1000 Growth Index Fund Class 2
2016	34,351	$15.78	to	$22.04	$614,437	0.12%	0.00%	to	3.40%	2.04%	to	6.43%
2015	793	$17.77	to	$20.71	$14,988	1.08%	0.00%	to	2.05%	2.78%	to	4.86%
2014	412	$17.28	to	$19.75	$7,763	1.08%	0.00%	to	2.05%	10.77%	to	12.21%
2013	202	$17.43	to	$17.60	$3,537	1.25%	0.00%	to	0.30%	32.08%	to	32.48%
2012	118	$13.19	to	$13.28	$1,568	0.77%	0.00%	to	0.30%	14.05%	to	14.40%
AZL Russell 1000 Value Index Fund Class 1
2016[8]	18,456	$10.73	to	$10.76	$170,485	0.00%	1.15%	to	2.70%	7.28%	to	7.64%
AZL Russell 1000 Value Index Fund Class 2
2016	32,904	$14.89	to	$21.30	$546,355	0.19%	0.00%	to	3.40%	7.03%	to	16.15%
2015	647	$15.42	to	$18.34	$10,843	1.61%	0.00%	to	2.05%	-6.32%	to	-4.42%
2014	481	$16.46	to	$19.18	$8,628	1.69%	0.00%	to	2.05%	7.92%	to	12.59%
2013	178	$16.87	to	$17.04	$3,012	2.26%	0.00%	to	0.30%	31.13%	to	31.52%
2012	99	$12.87	to	$12.96	$1,277	1.85%	0.00%	to	0.30%	16.28%	to	16.63%
AZL S&P 500 Index Fund
2016	66,003	$11.98	to	$18.26	$952,218	1.53%	0.30%	to	3.40%	4.83%	to	11.12%
2015	40,499	$10.96	to	$16.43	$540,346	1.94%	0.30%	to	3.40%	-2.38%	to	0.65%
2014	44,792	$11.07	to	$16.33	$601,514	1.19%	0.30%	to	3.40%	9.39%	to	12.78%
2013	48,245	$9.98	to	$14.48	$582,190	1.23%	0.30%	to	3.40%	27.32%	to	31.26%
2012	46,229	$7.73	to	$11.03	$429,178	1.14%	0.30%	to	3.15%	11.99%	to	15.07%
AZL Small Cap Stock Index Fund Class 1
2016[8]	4,946	$11.31	to	$11.35	$53,646	0.00%	1.15%	to	2.70%	13.16%	to	13.52%
AZL Small Cap Stock Index Fund Class 2
2016	33,643	$15.60	to	$21.46	$586,193	0.75%	0.00%	to	3.40%	13.03%	to	25.71%
2015	11,722	$12.82	to	$17.08	$167,013	0.99%	0.00%	to	3.40%	-5.66%	to	-2.49%
2014	13,621	$13.59	to	$17.51	$203,055	0.58%	0.00%	to	3.40%	1.82%	to	5.23%
2013	16,205	$13.35	to	$16.64	$234,313	0.97%	0.00%	to	3.40%	36.05%	to	40.62%
2012	16,559	$9.98	to	$11.83	$173,176	0.38%	0.00%	to	3.15%	12.37%	to	15.82%
AZL T. Rowe Price Capital Appreciation Fund
2016	31,990	$13.94	to	$21.97	$524,502	0.73%	0.30%	to	3.40%	4.29%	to	7.52%
2015	31,709	$13.36	to	$20.44	$496,178	0.55%	0.30%	to	3.40%	1.60%	to	4.75%
2014	32,165	$13.14	to	$19.51	$492,424	0.31%	0.30%	to	3.40%	8.14%	to	11.44%
2013	35,310	$12.15	to	$17.51	$497,502	0.83%	0.30%	to	3.40%	25.72%	to	29.55%
2012	36,661	$10.05	to	$13.51	$403,218	0.36%	0.30%	to	3.15%	9.04%	to	11.98%

88	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
BlackRock Equity Dividend V.I. Fund
2016	64	$18.35	to	$18.35	$1,173	1.62%	0.30%	to	0.30%	15.71%	to	15.71%
2015	63	$15.86	to	$15.86	$993	1.44%	0.30%	to	0.30%	-1.11%	to	-1.11%
2014	66	$16.04	to	$16.04	$1,065	1.58%	0.30%	to	0.30%	8.74%	to	8.74%
2013	56	$14.75	to	$14.75	$819	2.23%	0.30%	to	0.30%	23.75%	to	23.75%
2012³	4	$11.92	to	$11.92	$49	0.00%	0.30%	to	0.30%	-0.63%	to	-0.63%
BlackRock Global Allocation V.I. Fund
2016	128,496	$10.12	to	$24.59	$1,481,681	1.18%	0.00%	to	3.40%	0.38%	to	3.80%
2015	145,546	$10.08	to	$24.45	$1,646,122	1.01%	0.00%	to	3.40%	-4.26%	to	-1.00%
2014	165,328	$10.52	to	$25.50	$1,922,760	2.15%	0.00%	to	3.40%	-1.43%	to	1.93%
2013	180,235	$10.76	to	$25.00	$2,092,902	1.05%	0.00%	to	3.40%	10.65%	to	14.42%
2012	186,945	$9.70	to	$18.06	$1,930,836	1.51%	0.00%	to	3.15%	6.54%	to	9.97%
ClearBridge Variable Aggressive Growth Portfolio
2016	71	$20.31	to	$20.31	$1,445	0.38%	0.30%	to	0.30%	0.63%	to	0.63%
2015	95	$20.18	to	$20.18	$1,920	0.08%	0.30%	to	0.30%	-2.23%	to	-2.23%
2014	74	$20.64	to	$20.64	$1,533	0.01%	0.30%	to	0.30%	19.72%	to	19.72%
2013	31	$17.24	to	$17.24	$529	0.09%	0.30%	to	0.30%	46.93%	to	46.93%
2012³	1	$11.73	to	$11.73	$8	0.00%	0.30%	to	0.30%	-2.01%	to	-2.01%
Columbia Variable Portfolio – Seligman Global Technology Fund
2016	61	$14.35	to	$16.01	$930	0.00%	1.15%	to	2.55%	16.96%	to	17.73%
2015	70	$12.26	to	$13.60	$908	0.00%	1.15%	to	2.55%	7.84%	to	8.54%
2014	75	$11.37	to	$12.53	$906	0.00%	1.15%	to	2.55%	22.88%	to	23.68%
2013	90	$9.26	to	$10.20	$875	0.00%	1.15%	to	2.55%	23.28%	to	24.14%
2012	106	$7.51	to	$8.22	$837	0.00%	1.15%	to	2.55%	5.05%	to	5.79%
Davis VA Financial Portfolio
2016	2,659	$12.86	to	$23.13	$51,650	0.97%	1.00%	to	3.40%	10.54%	to	12.94%
2015	3,086	$11.64	to	$20.48	$53,716	0.81%	1.00%	to	3.40%	-1.31%	to	0.84%
2014	3,678	$14.20	to	$20.31	$64,243	1.16%	1.00%	to	3.40%	9.24%	to	11.56%
2013	4,309	$13.00	to	$18.20	$68,263	0.57%	1.00%	to	3.40%	27.06%	to	29.76%
2012	4,622	$11.12	to	$14.30	$56,878	2.01%	1.00%	to	3.15%	15.35%	to	17.64%
Davis VA Real Estate Portfolio
2016	10	$35.21	to	$39.30	$375	1.66%	1.15%	to	2.55%	7.47%	to	8.17%
2015	12	$32.76	to	$36.33	$416	1.59%	1.15%	to	2.55%	-0.41%	to	0.24%
2014	13	$31.46	to	$36.25	$455	1.19%	1.15%	to	2.55%	24.58%	to	25.77%
2013	15	$24.56	to	$28.82	$407	1.15%	1.15%	to	2.55%	-3.81%	to	-2.69%
2012	17	$25.53	to	$29.62	$487	1.05%	1.15%	to	2.55%	14.19%	to	15.51%

89	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Dreyfus VIF Appreciation Portfolio
2016	5	$19.43	to	$19.43	$99	1.31%	0.30%	to	0.30%	7.31%	to	7.31%
2015	10	$18.11	to	$18.11	$174	1.39%	0.30%	to	0.30%	-3.01%	to	-3.01%
2014	18	$18.67	to	$18.67	$339	1.74%	0.30%	to	0.30%	7.50%	to	7.50%
2013	5	$17.36	to	$17.36	$90	1.72%	0.30%	to	0.30%	20.46%	to	20.46%
2012³	2	$14.41	to	$14.41	$36	0.00%	0.30%	to	0.30%	-4.08%	to	-4.08%
Eaton Vance VT Floating-Rate Income Fund
2016	327	$16.13	to	$16.13	$5,276	3.49%	0.30%	to	0.30%	8.63%	to	8.63%
2015	357	$14.84	to	$14.84	$5,305	3.36%	0.30%	to	0.30%	-1.29%	to	-1.29%
2014	482	$15.04	to	$15.04	$7,243	3.16%	0.30%	to	0.30%	0.27%	to	0.27%
2013	321	$15.00	to	$15.00	$4,812	3.42%	0.30%	to	0.30%	3.54%	to	3.54%
2012³	21	$14.48	to	$14.48	$302	1.61%	0.30%	to	0.30%	1.34%	to	1.34%
Fidelity VIP Emerging Markets Portfolio
2016	144	$8.65	to	$8.65	$1,244	0.12%	0.30%	to	0.30%	2.64%	to	2.64%
2015	124	$8.43	to	$8.43	$1,044	0.33%	0.30%	to	0.30%	-10.57%	to	-10.57%
2014	100	$9.42	to	$9.42	$941	0.19%	0.30%	to	0.30%	0.83%	to	0.83%
2013	41	$9.34	to	$9.34	$387	1.01%	0.30%	to	0.30%	3.39%	to	3.39%
2012³	7	$9.04	to	$9.04	$65	0.00%	0.30%	to	0.30%	5.32%	to	5.32%
Fidelity VIP FundsManager 50% Portfolio
2016	2,080	$11.49	to	$14.24	$27,736	1.11%	1.15%	to	3.40%	0.85%	to	2.89%
2015	2,120	$11.45	to	$13.84	$27,660	0.91%	1.15%	to	3.40%	-3.07%	to	-1.16%
2014	2,222	$11.81	to	$14.00	$29,622	0.99%	1.15%	to	3.40%	1.75%	to	3.76%
2013	2,219	$11.61	to	$13.49	$28,631	0.92%	1.15%	to	3.40%	11.16%	to	13.35%
2012	1,893	$10.44	to	$11.90	$21,721	1.18%	1.15%	to	3.15%	6.74%	to	8.86%
Fidelity VIP FundsManager 60% Portfolio
2016	7,539	$11.02	to	$13.48	$95,645	1.10%	1.15%	to	3.40%	1.25%	to	3.46%
2015	8,304	$11.02	to	$13.03	$102,394	0.97%	1.15%	to	3.40%	-2.84%	to	-0.87%
2014	7,656	$11.22	to	$13.15	$96,215	1.09%	1.15%	to	3.40%	1.84%	to	4.06%
2013	7,761	$11.16	to	$12.63	$94,432	1.24%	1.15%	to	3.40%	14.78%	to	17.04%
2012	5,585	$9.72	to	$10.79	$58,571	1.40%	1.15%	to	3.15%	8.05%	to	10.19%
Fidelity VIP Mid Cap Portfolio
2016	41	$52.75	to	$52.75	$2,151	0.84%	0.30%	to	0.30%	11.59%	to	11.59%
2015	14	$47.28	to	$47.28	$677	0.23%	0.30%	to	0.30%	-1.92%	to	-1.92%
2014	11	$48.20	to	$48.20	$530	0.02%	0.30%	to	0.30%	5.71%	to	5.71%
2013	8	$45.60	to	$45.60	$358	0.76%	0.30%	to	0.30%	35.46%	to	35.46%
2012³	1	$33.66	to	$33.66	$18	0.00%	0.30%	to	0.30%	-0.04%	to	-0.04%

90	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Fidelity VIP Strategic Income Portfolio
2016	85	$19.43	to	$19.43	$1,651	4.04%	0.30%	to	0.30%	7.69%	to	7.69%
2015	70	$18.04	to	$18.04	$1,264	2.42%	0.30%	to	0.30%	-2.23%	to	-2.23%
2014	51	$18.45	to	$18.45	$946	3.58%	0.30%	to	0.30%	3.06%	to	3.06%
2013	25	$17.91	to	$17.91	$441	3.80%	0.30%	to	0.30%	-0.27%	to	-0.27%
2012³	19	$17.95	to	$17.95	$347	11.69%	0.30%	to	0.30%	1.75%	to	1.75%
Franklin Founding Funds Allocation VIP Fund
2016	11,344	$9.61	to	$13.54	$120,137	3.92%	0.30%	to	3.40%	9.40%	to	12.84%
2015	12,934	$8.78	to	$12.00	$124,055	2.93%	0.30%	to	3.40%	-9.35%	to	-6.49%
2014	14,937	$9.68	to	$12.83	$156,501	2.78%	0.30%	to	3.40%	-0.59%	to	2.54%
2013	16,605	$9.72	to	$12.51	$173,221	11.83%	0.30%	to	3.40%	19.69%	to	23.40%
2012	18,723	$8.25	to	$10.14	$161,397	2.78%	0.30%	to	3.15%	11.79%	to	14.99%
Franklin Income VIP Fund
2016	22,898	$38.30	to	$88.68	$1,292,378	4.98%	0.30%	to	3.40%	10.27%	to	13.68%
2015	24,497	$34.73	to	$78.00	$1,228,079	4.71%	0.30%	to	3.40%	-10.12%	to	-7.33%
2014	26,701	$38.64	to	$84.18	$1,459,501	4.98%	0.30%	to	3.40%	1.17%	to	4.30%
2013	25,905	$39.16	to	$80.70	$1,355,220	6.38%	0.30%	to	3.40%	10.30%	to	13.60%
2012	23,295	$37.29	to	$71.04	$1,058,439	6.36%	0.30%	to	3.15%	9.19%	to	12.31%
Franklin Mutual Shares VIP Fund
2016	18,891	$21.92	to	$39.99	$487,498	2.01%	0.30%	to	3.40%	12.23%	to	15.71%
2015	21,969	$19.52	to	$34.56	$501,040	3.00%	0.30%	to	3.40%	-8.07%	to	-5.22%
2014	25,862	$21.23	to	$36.46	$641,380	2.01%	0.30%	to	3.40%	3.59%	to	6.80%
2013	29,953	$21.00	to	$34.14	$706,233	2.12%	0.30%	to	3.40%	24.03%	to	27.88%
2012	30,416	$17.32	to	$26.70	$565,581	2.13%	0.30%	to	3.15%	10.85%	to	13.90%
Franklin Rising Dividends VIP Fund
2016	5,308	$45.66	to	$88.10	$233,739	1.49%	0.30%	to	2.70%	12.95%	to	15.69%
2015	5,978	$40.43	to	$76.15	$233,718	1.54%	0.30%	to	2.70%	-6.21%	to	-3.94%
2014	6,869	$43.11	to	$79.27	$290,768	1.41%	0.30%	to	2.70%	5.83%	to	8.40%
2013	7,873	$40.73	to	$73.13	$317,905	1.65%	0.30%	to	2.70%	26.23%	to	29.30%
2012	8,321	$32.27	to	$56.56	$263,032	1.68%	0.30%	to	2.70%	8.96%	to	11.62%
Franklin Strategic Income VIP Fund
2016	39	$24.32	to	$24.32	$958	3.61%	0.30%	to	0.30%	7.62%	to	7.62%
2015	63	$22.60	to	$22.60	$1,425	6.22%	0.30%	to	0.30%	-4.16%	to	-4.16%
2014	57	$23.58	to	$23.58	$1,342	5.54%	0.30%	to	0.30%	1.56%	to	1.56%
2013	21	$23.21	to	$23.21	$478	6.47%	0.30%	to	0.30%	3.01%	to	3.01%
2012³	7	$22.54	to	$22.54	$162	0.00%	0.30%	to	0.30%	2.47%	to	2.47%
Franklin U.S. Government Securities VIP Fund
2016	11,754	$17.50	to	$42.66	$311,288	2.56%	0.00%	to	3.40%	-2.60%	to	0.66%
2015	12,951	$17.97	to	$42.38	$345,628	2.51%	0.00%	to	3.40%	-2.79%	to	0.47%
2014	13,834	$18.48	to	$42.18	$373,386	2.67%	0.00%	to	3.40%	0.03%	to	3.38%
2013	14,559	$19.42	to	$40.80	$386,979	2.90%	0.00%	to	3.40%	-5.22%	to	-2.24%
2012	17,142	$20.49	to	$41.73	$469,379	2.71%	0.00%	to	3.15%	-1.24%	to	1.89%

91	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Invesco V.I. American Value Fund
2016	18	$35.60	to	$35.60	$652	0.12%	0.30%	to	0.30%	14.87%	to	14.87%
2015	16	$30.99	to	$30.99	$484	0.01%	0.30%	to	0.30%	-9.63%	to	-9.63%
2014	9	$34.29	to	$34.29	$310	0.22%	0.30%	to	0.30%	9.15%	to	9.15%
2013	6	$31.41	to	$31.41	$180	0.69%	0.30%	to	0.30%	33.53%	to	33.53%
2012³	1	$23.53	to	$23.53	$13	0.00%	0.30%	to	0.30%	1.37%	to	1.37%
Invesco V.I. Balanced-Risk Allocation Fund
2016	53	$19.12	to	$19.12	$1,017	0.20%	0.30%	to	0.30%	11.18%	to	11.18%
2015	65	$17.20	to	$17.20	$1,125	3.94%	0.30%	to	0.30%	-4.69%	to	-4.69%
2014	73	$18.0	to	$18.04	$1,310	0.00%	0.30%	to	0.30%	5.39%	to	5.39%
2013	63	$17.12	to	$17.12	$1,083	2.10%	0.30%	to	0.30%	1.11%	to	1.11%
2012³	13	$16.93	to	$16.93	$221	1.41%	0.30%	to	0.30%	0.01%	to	0.01%
Ivy Funds VIP Asset Strategy Portfolio
2016	27	$55.58	to	$55.58	$1,484	0.58%	0.30%	to	0.30%	-2.86%	to	-2.86%
2015	38	$57.22	to	$57.22	$2,161	0.40%	0.30%	to	0.30%	-8.62%	to	-8.62%
2014	53	$62.62	to	$62.62	$3,307	0.50%	0.30%	to	0.30%	-5.55%	to	-5.55%
2013	32	$66.30	to	$66.30	$2,122	1.51%	0.30%	to	0.30%	24.76%	to	24.76%
2012³	6	$53.14	to	$53.14	$309	0.00%	0.30%	to	0.30%	3.40%	to	3.40%
Ivy Funds VIP Energy Portfolio
2016	43	$14.01	to	$14.01	$604	0.12%	0.30%	to	0.30%	34.15%	to	34.15%
2015	44	$10.44	to	$10.44	$459	0.05%	0.30%	to	0.30%	-22.38%	to	-22.38%
2014	66	$13.45	to	$13.45	$887	0.00%	0.30%	to	0.30%	-10.83%	to	-10.83%
2013	22	$15.09	to	$15.09	$335	0.00%	0.30%	to	0.30%	27.37%	to	27.37%
2012³	2	$11.84	to	$11.84	$25	0.00%	0.30%	to	0.30%	-3.83%	to	-3.83%
Ivy Funds VIP Global Natural Resources Portfolio
2016	9	$12.48	to	$12.48	$112	0.69%	0.30%	to	0.30%	23.44%	to	23.44%
2015	15	$10.11	to	$10.11	$147	0.14%	0.30%	to	0.30%	-22.63%	to	-22.63%
2014	29	$13.06	to	$13.06	$376	0.00%	0.30%	to	0.30%	-13.30%	to	-13.30%
2013	8	$15.07	to	$15.07	$124	0.00%	0.30%	to	0.30%	7.48%	to	7.48%
2012³	3	$14.02	to	$14.02	$46	0.00%	0.30%	to	0.30%	-3.12%	to	-3.12%
Ivy Funds VIP Growth Portfolio
2016	1	$165.07	to	$165.07	$244	0.02%	0.30%	to	0.30%	0.92%	to	0.92%
2015	2	$163.56	to	$163.56	$359	0.10%	0.30%	to	0.30%	6.85%	to	6.85%
2014	1	$153.08	to	$153.08	$227	0.37%	0.30%	to	0.30%	11.48%	to	11.48%
2013	1	$137.32	to	$137.32	$123	0.44%	0.30%	to	0.30%	36.05%	to	36.05%
2012³	1	$100.94	to	$100.94	$54	0.00%	0.30%	to	0.30%	-1.83%	to	-1.83%
Ivy Funds VIP Mid Cap Growth Portfolio
2016	16	$28.09	to	$28.09	$438	0.00%	0.30%	to	0.30%	5.80%	to	5.80%
2015	22	$26.55	to	$26.55	$579	0.00%	0.30%	to	0.30%	-6.06%	to	-6.06%
2014	22	$28.27	to	$28.27	$635	0.00%	0.30%	to	0.30%	7.55%	to	7.55%
2013	18	$26.28	to	$26.28	$478	0.00%	0.30%	to	0.30%	29.55%	to	29.55%
2012³	1	$20.29	to	$20.29	$14	0.00%	0.30%	to	0.30%	0.74%	to	0.74%

92	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Ivy Funds VIP Science and Technology Portfolio
2016	11	$114.69	to	$114.69	$1,252	0.00%	0.30%	to	0.30%	1.24%	to	1.24%
2015	17	$113.28	to	$113.28	$1,979	0.00%	0.30%	to	0.30%	-3.17%	to	-3.17%
2014	12	$116.99	to	$116.99	$1,437	0.00%	0.30%	to	0.30%	2.60%	to	2.60%
2013	8	$114.03	to	$114.03	$913	0.00%	0.30%	to	0.30%	55.92%	to	55.92%
2012³	—	$73.13	to	$73.13	$11	0.00%	0.30%	to	0.30%	0.01%	to	0.01%
JPMorgan Insurance Trust Core Bond Portfolio
2016	1,231	$7.73	to	$13.84	$15,949	2.59%	0.30%	to	2.05%	-0.18%	to	1.53%
2015	944	$7.61	to	$13.75	$12,194	2.73%	0.30%	to	2.05%	-1.13%	to	0.56%
2014	276	$7.57	to	$13.79	$3,380	0.92%	0.30%	to	2.05%	1.40%	to	4.40%
2013	28	$7.25	to	$7.25	$205	1.92%	0.30%	to	0.30%	-2.03%	to	-2.03%
2012³	4	$7.40	to	$7.40	$31	0.00%	0.30%	to	0.30%	0.77%	to	0.77%
Lazard Retirement International Equity Portfolio
2016	14	$17.73	to	$17.73	$246	0.99%	0.30%	to	0.30%	-4.57%	to	-4.57%
2015	26	$18.58	to	$18.58	$480	1.59%	0.30%	to	0.30%	1.44%	to	1.44%
2014	17	$18.31	to	$18.31	$306	1.89%	0.30%	to	0.30%	-4.49%	to	-4.49%
2013	10	$19.17	to	$19.17	$187	2.91%	0.30%	to	0.30%	20.40%	to	20.40%
2012³	1	$15.92	to	$15.92	$10	0.00%	0.30%	to	0.30%	2.96%	to	2.96%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio
2016	61	$42.07	to	$42.07	$2,545	0.00%	0.30%	to	0.30%	15.44%	to	15.44%
2015	19	$36.44	to	$36.44	$687	0.00%	0.30%	to	0.30%	-2.68%	to	-2.68%
2014	18	$37.44	to	$37.44	$691	0.00%	0.30%	to	0.30%	10.70%	to	10.70%
2013	7	$33.83	to	$33.83	$241	0.00%	0.30%	to	0.30%	34.86%	to	34.86%
2012³	—	$0.00	to	$0.00	$0	0.00%	0.30%	to	0.30%	0.00%	to	0.00%
MFS VIT II International Value Portfolio
2016	125	$14.81	to	$14.81	$1,857	1.14%	0.30%	to	0.30%	3.53%	to	3.53%
2015	141	$14.30	to	$14.30	$2,015	1.77%	0.30%	to	0.30%	6.00%	to	6.00%
2014	113	$13.49	to	$13.49	$1,523	1.85%	0.30%	to	0.30%	0.83%	to	0.83%
2013	69	$13.38	to	$13.38	$929	1.74%	0.30%	to	0.30%	27.25%	to	27.25%
2012³	21	$10.52	to	$10.52	$215	0.00%	0.30%	to	0.30%	1.88%	to	1.88%
MFS VIT Total Return Bond Portfolio
2016	1,290	$16.15	to	$21.46	$22,887	3.93%	0.30%	to	2.05%	1.95%	to	3.70%
2015	1,060	$15.84	to	$20.70	$18,177	3.36%	0.30%	to	2.05%	-2.55%	to	-0.88%
2014	717	$16.25	to	$20.88	$12,363	2.73%	0.30%	to	2.05%	1.30%	to	5.30%
2013	9	$19.83	to	$19.83	$171	1.03%	0.30%	to	0.30%	-1.58%	to	-1.58%
2012³	3	$20.15	to	$20.15	$64	0.00%	0.30%	to	0.30%	1.44%	to	1.44%

93	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
MFS VIT Utilities Portfolio
2016	7	$26.38	to	$26.38	$194	4.84%	0.30%	to	0.30%	10.90%	to	10.90%
2015	14	$23.79	to	$23.79	$341	4.97%	0.30%	to	0.30%	-15.01%	to	-15.01%
2014	30	$27.99	to	$27.99	$846	2.40%	0.30%	to	0.30%	12.13%	to	12.13%
2013	14	$24.96	to	$24.96	$362	2.41%	0.30%	to	0.30%	19.85%	to	19.85%
2012³	3	$20.83	to	$20.83	$70	0.00%	0.30%	to	0.30%	1.63%	to	1.63%
Oppenheimer Global Multi-Alternatives Fund/VA
2016	4	$10.37	to	$10.37	$38	0.82%	0.30%	to	0.30%	3.18%	to	3.18%
2015	6	$10.05	to	$10.05	$60	0.11%	0.30%	to	0.30%	-3.97%	to	-3.97%
2014[6]	6	$10.47	to	$10.47	$60	6.08%	0.30%	to	0.30%	-0.16%	to	-0.16%
Oppenheimer Global Strategic Income Fund/VA
2016	149	$20.27	to	$29.27	$3,698	5.00%	1.15%	to	2.70%	3.69%	to	5.31%
2015	158	$19.55	to	$27.79	$3,709	5.89%	1.15%	to	2.70%	-4.86%	to	-3.38%
2014	197	$20.55	to	$28.76	$4,801	4.36%	1.15%	to	2.70%	0.10%	to	1.66%
2013	245	$20.53	to	$28.29	$5,952	4.77%	1.15%	to	2.70%	-2.79%	to	-1.27%
2012[4]	255	$21.12	to	$28.66	$6,271	0.00%	1.15%	to	2.70%	1.30%	to	1.58%
Oppenheimer International Growth Fund/VA
2016	60	$21.82	to	$21.82	$1,303	0.82%	0.30%	to	0.30%	-3.01%	to	-3.01%
2015	80	$22.50	to	$22.50	$1,805	0.84%	0.30%	to	0.30%	2.80%	to	2.80%
2014	52	$21.89	to	$21.89	$1,131	1.01%	0.30%	to	0.30%	-7.43%	to	-7.43%
2013	43	$23.64	to	$23.64	$1,012	0.43%	0.30%	to	0.30%	25.34%	to	25.34%
2012³	1	$18.86	to	$18.86	$17	0.00%	0.30%	to	0.30%	3.79%	to	3.79%
PIMCO VIT All Asset Portfolio
2016	25,488	$12.60	to	$18.43	$392,444	2.62%	0.30%	to	3.40%	9.21%	to	12.59%
2015	27,802	$11.53	to	$16.37	$386,197	3.19%	0.30%	to	3.40%	-11.99%	to	-9.26%
2014	33,504	$13.10	to	$18.04	$521,382	5.10%	0.30%	to	3.40%	-2.84%	to	0.17%
2013	37,842	$13.67	to	$18.01	$596,231	4.62%	0.30%	to	3.40%	-2.89%	to	-0.03%
2012	38,608	$14.07	to	$18.01	$615,879	5.57%	0.30%	to	3.15%	11.36%	to	14.60%
PIMCO VIT Commodity RealReturn Strategy Portfolio
2016	10,042	$5.20	to	$7.64	$59,609	1.10%	0.00%	to	3.40%	11.36%	to	15.16%
2015	11,550	$4.67	to	$6.64	$60,787	4.61%	0.00%	to	3.40%	-28.15%	to	-25.70%
2014	11,758	$6.49	to	$8.93	$85,039	0.35%	0.00%	to	3.40%	-21.11%	to	-18.42%
2013	13,272	$8.33	to	$10.95	$119,719	1.77%	0.00%	to	3.40%	-17.51%	to	-14.70%
2012	14,753	$10.20	to	$12.84	$158,971	2.75%	0.00%	to	3.15%	2.26%	to	5.39%
PIMCO VIT Emerging Markets Bond Portfolio
2016	8,810	$14.24	to	$29.04	$149,604	5.27%	0.00%	to	3.40%	9.61%	to	13.34%
2015	9,927	$12.98	to	$26.03	$151,518	5.30%	0.00%	to	3.40%	-5.47%	to	-2.25%
2014	10,363	$13.73	to	$27.04	$164,263	5.25%	0.00%	to	3.40%	-1.82%	to	1.52%
2013	11,605	$14.16	to	$27.05	$184,380	5.00%	0.00%	to	3.40%	-9.90%	to	-6.97%
2012	12,792	$15.71	to	$29.53	$221,822	4.92%	0.00%	to	3.15%	14.23%	to	17.90%

94	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
PIMCO VIT Global Advantage Strategy Bond Portfolio
2016	9,851	$8.58	to	$9.54	$91,724	1.69%	1.15%	to	3.40%	3.63%	to	5.57%
2015	9,644	$8.20	to	$9.03	$85,445	1.99%	1.15%	to	3.40%	-8.02%	to	-6.11%
2014	8,913	$9.01	to	$9.62	$84,398	1.94%	1.15%	to	3.40%	-4.36%	to	-2.61%
2013	7,790	$9.42	to	$9.88	$76,097	1.53%	1.15%	to	3.40%	-5.96%	to	-4.25%
2012	5,952	$10.00	to	$10.32	$60,860	1.21%	1.40%	to	3.15%	2.93%	to	4.97%
PIMCO VIT Global Bond Portfolio
2016	6,231	$10.25	to	$18.02	$75,178	1.51%	0.00%	to	3.40%	0.67%	to	4.04%
2015	6,853	$10.19	to	$17.59	$81,007	1.84%	0.00%	to	3.40%	-7.15%	to	-4.03%
2014	7,942	$11.13	to	$18.61	$99,662	2.46%	0.00%	to	3.40%	-0.91%	to	2.26%
2013	8,864	$11.23	to	$18.49	$110,809	1.07%	0.00%	to	3.40%	-11.32%	to	-8.48%
2012	9,946	$12.67	to	$20.51	$138,083	1.63%	0.00%	to	3.15%	3.61%	to	6.95%
PIMCO VIT Global Dividend Portfolio
2016	25,558	$5.04	to	$12.61	$277,104	5.08%	0.30%	to	3.40%	4.25%	to	7.43%
2015	29,644	$4.78	to	$11.74	$302,739	4.98%	0.30%	to	3.40%	-11.97%	to	-9.29%
2014	35,139	$5.37	to	$12.94	$405,078	0.00%	0.30%	to	3.40%	-2.37%	to	0.60%
2013	40,736	$5.44	to	$12.87	$476,338	2.14%	0.30%	to	3.40%	15.44%	to	18.84%
2012	45,670	$10.07	to	$10.83	$445,806	0.86%	0.30%	to	3.00%	6.51%	to	9.44%
PIMCO VIT Global Multi-Asset Managed Allocation Portfolio
2016	16,198	$9.55	to	$11.98	$172,105	2.40%	0.00%	to	3.40%	0.76%	to	4.04%
2015	19,143	$9.39	to	$11.52	$198,490	1.66%	0.00%	to	3.40%	-3.38%	to	-0.14%
2014	21,156	$9.79	to	$11.53	$223,644	2.48%	0.00%	to	3.40%	1.45%	to	4.70%
2013	26,261	$9.67	to	$11.02	$269,541	3.22%	0.00%	to	3.40%	-10.68%	to	-7.87%
2012	29,065	$10.83	to	$11.96	$329,118	3.61%	0.00%	to	3.15%	5.53%	to	8.87%
PIMCO VIT Global Multi-Asset Managed Volatility Portfolio
2016	8,764	$9.42	to	$9.82	$84,834	0.76%	1.15%	to	2.05%	0.85%	to	1.77%
2015	9,088	$9.34	to	$9.65	$86,696	1.41%	1.15%	to	2.05%	-3.07%	to	-2.18%
2014	8,141	$9.63	to	$9.87	$79,643	3.42%	1.15%	to	2.05%	2.75%	to	3.69%
2013	7,399	$9.37	to	$9.52	$70,046	1.94%	1.15%	to	2.05%	-8.02%	to	-7.19%
2012²	2,908	$10.19	to	$10.25	$29,750	3.15%	1.40%	to	2.05%	2.14%	to	2.76%
PIMCO VIT High Yield Portfolio
2016	35,232	$15.63	to	$28.06	$743,025	5.22%	0.00%	to	3.40%	8.78%	to	12.48%
2015	35,057	$14.37	to	$24.94	$666,629	5.27%	0.00%	to	3.40%	-4.89%	to	-1.64%
2014	36,343	$15.11	to	$25.36	$710,595	5.30%	0.00%	to	3.40%	-0.05%	to	3.35%
2013	37,328	$15.12	to	$24.54	$713,827	5.45%	0.00%	to	3.40%	2.26%	to	5.74%
2012	31,163	$15.45	to	$23.21	$565,614	5.78%	0.00%	to	3.15%	10.77%	to	14.33%

95	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
PIMCO VIT Low Duration Portfolio
2016	278	$18.43	to	$18.43	$5,121	1.50%	0.30%	to	0.30%	1.10%	to	1.10%
2015	122	$18.23	to	$18.23	$2,216	3.39%	0.30%	to	0.30%	0.01%	to	0.01%
2014	111	$18.23	to	$18.23	$2,031	1.15%	0.30%	to	0.30%	0.55%	to	0.55%
2013	72	$18.13	to	$18.13	$1,301	1.35%	0.30%	to	0.30%	-0.43%	to	-0.43%
2012³	11	$18.21	to	$18.21	$195	0.00%	0.30%	to	0.30%	0.63%	to	0.63%
PIMCO VIT Real Return Portfolio
2016	28,691	$11.60	to	$21.07	$410,286	2.28%	0.00%	to	3.40%	1.68%	to	5.20%
2015	30,107	$11.61	to	$20.34	$415,245	3.96%	0.00%	to	3.40%	-5.96%	to	-2.71%
2014	32,945	$12.32	to	$21.23	$474,287	1.42%	0.00%	to	3.40%	-0.35%	to	3.10%
2013	35,539	$12.33	to	$20.92	$503,864	1.60%	0.00%	to	3.40%	-12.08%	to	-9.22%
2012	40,380	$14.02	to	$23.40	$637,500	1.05%	0.00%	to	3.15%	5.37%	to	8.76%
PIMCO VIT Total Return Portfolio
2016	56,159	$13.77	to	$25.91	$1,066,912	2.08%	0.00%	to	3.40%	-0.70%	to	2.68%
2015	59,233	$13.86	to	$25.24	$1,112,265	4.91%	0.00%	to	3.40%	-2.86%	to	0.45%
2014	63,374	$14.26	to	$25.12	$1,202,265	2.18%	0.00%	to	3.40%	0.90%	to	4.28%
2013	69,691	$14.13	to	$24.09	$1,286,559	2.20%	0.00%	to	3.40%	-5.14%	to	-1.96%
2012	76,902	$16.36	to	$24.57	$1,460,992	2.57%	0.00%	to	3.15%	6.19%	to	9.60%
PIMCO VIT Unconstrained Bond Portfolio
2016	21,704	$9.27	to	$11.19	$222,561	1.74%	0.00%	to	3.40%	1.34%	to	4.74%
2015	22,055	$9.15	to	$10.68	$219,313	3.38%	0.00%	to	3.40%	-4.88%	to	-1.69%
2014	22,998	$9.68	to	$10.86	$235,849	1.08%	0.00%	to	3.40%	-0.15%	to	3.05%
2013	20,873	$9.69	to	$10.54	$210,810	0.56%	0.00%	to	3.40%	-4.18%	to	-1.12%
2012	10,161	$10.12	to	$10.66	$105,407	0.96%	0.00%	to	3.15%	4.44%	to	7.75%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
2016	16	$12.73	to	$12.73	$202	0.91%	0.30%	to	0.30%	-0.77%	to	-0.77%
2015	22	$12.83	to	$12.83	$277	0.66%	0.30%	to	0.30%	-5.72%	to	-5.72%
2014	32	$13.61	to	$13.61	$431	1.71%	0.30%	to	0.30%	6.05%	to	6.05%
2013	15	$12.84	to	$12.84	$197	1.43%	0.30%	to	0.30%	17.77%	to	17.77%
2012³	—	$0.00	to	$0.00	$0	0.00%	0.30%	to	0.30%	0.00%	to	0.00%
RCM Dynamic Multi-Asset Plus VIT Portfolio
2016	1,049	$9.27	to	$9.41	$9,815	0.72%	1.15%	to	2.05%	1.22%	to	2.09%
2015[7]	619	$9.16	to	$9.22	$5,697	0.00%	1.15%	to	2.05%	-8.35%	to	-7.82%
T. Rowe Price Blue Chip Growth Portfolio
2016	84	$28.22	to	$28.22	$2,372	0.00%	0.30%	to	0.30%	0.24%	to	0.24%
2015	101	$28.16	to	$28.16	$2,849	0.00%	0.30%	to	0.30%	10.47%	to	10.47%
2014	85	$25.49	to	$25.49	$2,175	0.00%	0.30%	to	0.30%	8.51%	to	8.51%
2013	76	$23.49	to	$23.49	$1,782	0.00%	0.30%	to	0.30%	40.43%	to	40.43%
2012³	26	$16.73	to	$16.73	$430	0.00%	0.30%	to	0.30%	-2.74%	to	-2.74%

96	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
T. Rowe Price Equity Income Portfolio
2016	54	$24.65	to	$24.65	$1,335	2.04%	0.30%	to	0.30%	18.50%	to	18.50%
2015	69	$20.81	to	$20.81	$1,441	1.54%	0.30%	to	0.30%	-7.38%	to	-7.38%
2014	77	$22.46	to	$22.46	$1,731	1.51%	0.30%	to	0.30%	6.78%	to	6.78%
2013	71	$21.04	to	$21.04	$1,498	1.47%	0.30%	to	0.30%	29.02%	to	29.02%
2012³	23	$16.31	to	$16.31	$368	2.24%	0.30%	to	0.30%	0.46%	to	0.46%
T. Rowe Price Health Sciences Portfolio
2016	18	$55.92	to	$55.92	$997	0.00%	0.30%	to	0.30%	-10.98%	to	-10.98%
2015	35	$62.82	to	$62.82	$2,213	0.00%	0.30%	to	0.30%	12.13%	to	12.13%
2014	35	$56.02	to	$56.02	$1,942	0.00%	0.30%	to	0.30%	30.83%	to	30.83%
2013	13	$42.82	to	$42.82	$565	0.00%	0.30%	to	0.30%	50.06%	to	50.06%
2012³	3	$28.54	to	$28.54	$76	0.00%	0.30%	to	0.30%	-2.02%	to	-2.02%
Templeton Global Bond VIP Fund
2016	17,662	$28.15	to	$69.46	$784,007	0.00%	0.00%	to	3.40%	-0.40%	to	2.94%
2015	18,520	$28.26	to	$67.48	$808,810	7.89%	0.00%	to	3.40%	-7.41%	to	-4.30%
2014	19,274	$30.53	to	$70.51	$886,197	5.06%	0.00%	to	3.40%	-1.47%	to	1.83%
2013	18,996	$30.98	to	$69.25	$865,674	4.78%	0.00%	to	3.40%	-1.67%	to	1.63%
2012	16,960	$32.66	to	$68.14	$757,251	6.39%	0.00%	to	3.15%	11.48%	to	15.07%
Templeton Growth VIP Fund
2016	13,230	$20.12	to	$39.37	$318,160	2.11%	0.30%	to	3.40%	6.01%	to	9.29%
2015	15,403	$18.97	to	$36.02	$345,140	2.65%	0.30%	to	3.40%	-9.57%	to	-6.77%
2014	17,957	$20.97	to	$38.64	$446,037	1.40%	0.30%	to	3.40%	-6.02%	to	-3.11%
2013	19,932	$22.97	to	$39.88	$522,336	2.75%	0.30%	to	3.40%	26.51%	to	30.43%
2012	19,953	$18.64	to	$30.57	$405,132	2.06%	0.30%	to	3.15%	17.47%	to	20.70%

*	These amounts represent the dividends, excluding distributions of capital gains, received by the subaccount from the underlying fund, net of management fees assessed by the fund manager, divided by the average net assets. These ratios exclude those expenses, such as M&E and administrative charges that result in direct reductions in the unit values. The recognition of investment income by the subaccount is affected by the timing of the declaration of dividends by the underlying fund in which the subaccounts invest. Net investment income ratios may be calculated by applying applicable expense ratios.

**	These ratios represent the annualized contract expenses of the Variable Account, consisting primarily of mortality and expense risk and administrative charges, for each period indicated, based on the products available to the contractholders. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contractholder accounts through the redemption of units such as the contract maintenance charges and rider charges for the optional benefits Investment Protector and Income Protector, the account fee for the Income Advantage Account, and expenses of the underlying funds are excluded. Mortality and expense risk and administrative charges for all funds in annuitized contracts range between 1.40% and 2.20%, and are excluded from the expense ratio.

***	These amounts represent the total return for the periods indicated, including changes in the value of the underlying fund, and reflect contract expenses of the Variable Account for products held at the time by contractholders. The total return does not include any expenses assessed through the redemption of units. Inclusion of these expenses in the calculation would result in a reduction in the total return presented. Funds with a date notation indicate the effective date of that fund in the Variable Account. The total return is calculated for the period indicated or from the effective date through the end of the reporting period. The total return is presented as a range of minimum to maximum values. Based on the product grouping representing the minimum and maximum expense ratio amounts, some individual contract returns are not within the ranges presented and are not annualized.

****	Units Outstanding excludes units for annuitized contracts and Seed Shares. Total Net Assets includes the net assets of the annuitized contracts and Seed Shares. Total net assets of annuitized contracts at December 31, 2016, 2015, 2014, 2013 and 2012, are $9,453, $10,379, $10,039, $10,180, and $6,420, respectively.

1.	Period from January 23, 2012 (fund commencement) to December 31, 2012
2.	Period from April 30, 2012 (fund commencement) to December 31, 2012
3.	Period from September 17, 2012 (fund commencement) to December 31, 2012
4.	Period from October 26, 2012 (fund commencement) to December 31, 2012
5.	Period from January 27, 2014 (fund commencement) to December 31, 2014
6.	Period from April 28, 2014 (fund commencement) to December 31, 2014
7.	Period from April 27, 2015 (fund commencement) to December 31, 2015
8.	Period from October 14, 2016 (fund commencement) to December 31, 2016

97	(Continued)

ALLIANZ LIFE VARIABLE ACCOUNT B

OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Notes to the Financial Statements

December 31, 2016

7. SUBSEQUENT EVENTS

Allianz Life has evaluated subsequent events through March 24, 2017, which is the date the financial statements were issued. No material subsequent events have occurred since December 31, 2016, that require adjustment to the financial statements.

98